As filed with the Securities and Exchange Commission on April 26 , 2022

Registration No. 333-264279

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORIGIN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation or organization)	38487 (Primary Standard Industrial Classification Code Number)	72-1192928 (I.R.S. Employer Identification No.)

500 South Service Road East

Ruston, Louisiana 71270

(318) 255-2222

(Address, including zip code, and telephone number, including area, of registrant’s principal executive offices)

Drake Mills

Chairman, President and Chief Executive Officer

Origin Bancorp, Inc.

500 South Service Road East

Ruston, Louisiana 71270

(318) 255-2222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies of all communications to:

Jonathan S. Hightower Kevin E. Strachan Fenimore Kay Harrison LLP 191 Peachtree Street NE, Suite 849 Atlanta, Georgia 30303 Telephone: (770) 282-5111	Michael G. Keeley Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201 Telephone: (214) 855-3906

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Exchange Act. (check one)

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information in this joint proxy statement/prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This joint proxy statement/prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY – SUBJECT TO COMPLETION, DATED APRIL 26 , 2022

JOINT PROXY STATEMENT/PROSPECTUS

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

To the Shareholders of Origin Bancorp, Inc. and BT Holdings, Inc.:

On February 23, 2022, Origin Bancorp, Inc., or “Origin,” and BT Holdings, Inc., or “BTH,” entered into an Agreement and Plan of Merger, which we refer to as the “merger agreement,” pursuant to which BTH will merge with and into Origin, with Origin surviving the merger. After completion of the merger, BTH’s wholly-owned banking subsidiary, BTH Bank, National Association, or “BTH Bank,” will merge with and into Origin’s wholly-owned banking subsidiary, Origin Bank, a Louisiana state-chartered bank, with Origin Bank as the surviving bank.

Pursuant to the merger agreement, Origin will issue an aggregate of 6,828,390 shares of Origin common stock in exchange for all of the shares of BTH common stock issued and outstanding immediately prior to the effective time of the merger. In addition, each option to purchase shares of BTH common stock outstanding immediately prior to the effective time of the merger shall become fully vested and substituted with an option to purchase Origin common stock. The merger consideration is subject to downward adjustment if BTH’s adjusted tangible equity (as defined in the merger agreement) is less than the minimum amount required by the merger agreement at closing.

Although the aggregate number of shares of Origin common stock that BTH shareholders will receive is fixed (subject to downward adjustment as described above), the market value of the merger consideration will fluctuate with the market price of Origin common stock and will not be known at the time BTH or Origin shareholders vote on the merger. Origin common stock is currently quoted on the Nasdaq Global Select Market under the symbol “OBNK.” Based on the last reported sale price of Origin common stock of $44.52 per share on February 23, 2022, the last full trading day before the public announcement of the merger agreement, the aggregate consideration to be issued to BTH’s shareholders (including holders of BTH options) is valued at approximately $313.5 million, or $29.15 per share of BTH common stock outstanding and options exercisable on such date. Based on the closing sale price of Origin common stock of  $         per share on         , 2022, the latest practicable trading date prior to the printing of this joint proxy statement/prospectus, the aggregate consideration to be issued to BTH’s shareholders is valued at approximately $         million, or $         per share of BTH common stock outstanding or issuable upon options exercise on such date. We urge you to obtain current market quotations for the price of Origin common stock.

Origin will hold a special meeting of its shareholders (which we refer to as the “Origin special meeting”) on Wednesday, June 29 , 2022, at 1:00 p.m. local time, at Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana 71227, where Origin shareholders will be asked to vote on a proposal to approve the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Origin common stock as merger consideration (which we refer to as the “Origin merger proposal”). BTH will hold a special meeting of its shareholders (which we refer to as the “BTH special meeting”) on         , 2022, at          local time, at         , where BTH shareholders will be asked to vote on a proposal to approve the merger agreement and the transactions contemplated thereby, including the merger (which we refer to as the “BTH merger proposal”). The merger cannot be completed unless, among other things, holders of at least two-thirds (2/3) of the outstanding shares of BTH common stock vote to approve the BTH merger proposal and the Origin merger proposal receives more votes in favor of or “FOR” the Origin merger proposal than against, assuming a quorum is present at the Origin special meeting. Origin and BTH are sending you this joint proxy statement/prospectus to ask you to vote in favor of these and other matters described in this joint proxy statement/prospectus.

Each of Origin and BTH expects that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” with the result that the BTH common stock exchanged for Origin common stock will generally be tax-free.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF ORIGIN COMMON STOCK OR BTH COMMON STOCK YOU OWN. To ensure your representation at the Origin special meeting or BTH special meeting, as applicable, please follow the voting instructions in the enclosed joint proxy statement/prospectus and on your proxy card. Please vote promptly whether or not you expect to attend your shareholder meeting. Submitting a proxy now will NOT prevent you from being able to vote in person at your shareholder meeting. If you hold your shares in “street name,” you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you receive from your broker, bank or other nominee.

The Origin board of directors has unanimously (1) determined that the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Origin common stock as merger consideration, are in the best interests of Origin and its shareholders and declared that the merger agreement is advisable and (2) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby. The Origin board of directors unanimously recommends that Origin shareholders vote “FOR” the Origin merger proposal and “FOR” the other matters to be considered at the Origin special meeting.

The BTH board of directors has (1) determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of BTH and its shareholders and declared that the merger agreement is advisable and (2) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby. The BTH board of directors recommends that BTH shareholders vote “FOR” the BTH merger proposal and “FOR” the other matters to be considered at the BTH special meeting.

This joint proxy statement/prospectus provides you with detailed information about the merger agreement and the merger. It also contains or references information about Origin and BTH and certain related matters. You are encouraged to read this joint proxy statement/prospectus carefully. In particular, you should read the “Risk Factors” section beginning on page 28 for a discussion of the risks you should consider in evaluating the proposed merger and how it will affect you. You can also obtain information about Origin from documents that have been filed with the Securities and Exchange Commission that are incorporated in this joint proxy statement/prospectus by reference.

We look forward to a successful completion of the merger and thank you for your prompt attention to this important matter.

Sincerely,

Drake Mills Chairman, President and Chief Executive Officer Origin Bancorp, Inc.	Lori H. Sirman President and Chief Executive Officer BT Holdings, Inc.

Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Louisiana Office of Financial Institutions, the Office of the Comptroller of the Currency, nor any state securities commission or any other bank regulatory agency has approved or disapproved the securities to be issued in the merger or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Origin or BTH, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this joint proxy statement/prospectus is         , 2022, and it is first being mailed or otherwise delivered to Origin shareholders and BTH shareholders on or about         , 2022.

BT HOLDINGS, INC.
412 East Goode Street
Quitman, Texas 75783

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON         , 2022

To the shareholders of BT Holdings, Inc.:

NOTICE IS HEREBY GIVEN that BT Holdings, Inc. (which we refer to as “BTH”) will hold a special meeting of shareholders (which we refer to as the “BTH special meeting”) on         , 2022 at         , at         , local time, to consider and vote upon the following matters:

•	To consider and vote upon a proposal to approve the Agreement and Plan of Merger (which we refer to as the “merger agreement”), dated February 23, 2022, by and between Origin Bancorp, Inc. (“Origin”) and BTH, pursuant to which BTH will merge with and into Origin (which we refer to as the “merger”), with Origin surviving the merger, and approve the merger, each as more fully described in the accompanying joint proxy statement/prospectus (which we refer to as the “BTH merger proposal”); and
•	To consider and vote upon a proposal to adjourn the BTH special meeting, if necessary or appropriate, to solicit additional proxies in favor of the BTH merger proposal (which we refer to as the “BTH adjournment proposal”).

The affirmative vote of at least two-thirds (2/3) of the outstanding shares of BTH common stock entitled to vote thereon is required to approve the BTH merger proposal.

Assuming a quorum is present, approval of the BTH adjournment proposal (if necessary or appropriate) requires that the number of votes cast in favor of or “FOR” the BTH adjournment proposal exceed the number of votes cast “AGAINST” the BTH adjournment proposal. BTH will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement thereof.

BTH shareholders must approve the BTH merger proposal in order for the merger to occur. If BTH’s shareholders fail to approve the BTH merger proposal, the merger will not occur. The joint proxy statement/prospectus accompanying this notice describes the merger agreement and the transactions contemplated thereby. Please review the joint proxy statement/prospectus carefully.

BTH shareholders are entitled to dissenters’ rights under the provisions of the Texas Business Organizations Code (which we refer to as the “TBOC”) in connection with the proposed merger. If the merger is completed, shareholders perfecting their dissenters’ rights are entitled, if they have complied with the provisions of the TBOC regarding rights of dissenting shareholders, to be paid the “fair value” of their shares in cash, as provided in the relevant sections of the TBOC. A copy of the applicable statutory provisions of the TBOC is included with the accompanying joint proxy statement/prospectus as Annex D, and a summary of the provisions can be found under the section of the joint proxy statement/prospectus entitled “The Merger—Dissenters’ Rights.” It is a condition to Origin’s obligation to consummate the merger that holders of no more than 5.0% of the outstanding shares of BTH common stock exercise dissenters’ rights.

The BTH board of directors has fixed the close of business on         , 2022 as the record date for the BTH special meeting. Only BTH shareholders of record as of the record date are entitled to notice of the special meeting, or any adjournment or postponement of the BTH special meeting. All holders of BTH common stock who held shares on the record date are entitled to vote on the proposals at the BTH special meeting. Any shareholder entitled to attend and vote at the BTH special meeting is entitled to appoint a proxy to attend and vote on such shareholder’s behalf.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF BTH COMMON STOCK YOU OWN. Whether or not you plan to attend the BTH special meeting, please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided at your earliest convenience or by email by following the instructions in the enclosed joint proxy statement/prospectus and on your proxy card. If you hold your shares in “street name” through a broker, bank or other nominee, you should direct the vote of your shares in accordance with the voting instruction form received from your broker, bank or other nominee.

The BTH board of directors has approved the merger agreement and the transactions contemplated thereby, including the merger, and recommends that BTH shareholders vote “FOR” the BTH merger proposal and “FOR” the BTH adjournment proposal (if necessary or appropriate).

BY ORDER OF THE BOARD OF DIRECTORS,

Lori H. Sirman
President and Vice Chairman
BT Holdings, Inc.

Origin Bancorp, Inc.
500 South Service Road East
Ruston, Louisiana 71270

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 29 , 2022

To the shareholders of Origin Bancorp, Inc.:

NOTICE IS HEREBY GIVEN that Origin Bancorp, Inc. (which we refer to as “Origin”) will hold a special meeting of its shareholders (which we refer to as the “Origin special meeting”) on Wednesday, June 29 , 2022, at Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana 71227, at 1:00 p.m. , local time, to consider and vote upon the following matters:

•	To consider and vote upon a proposal to approve the Agreement and Plan of Merger (which we refer to as the “merger agreement”), dated as of February 23, 2022, by and between Origin and BT Holdings, Inc. (which we refer to as “BTH”) and the transactions contemplated by the merger agreement, including the merger of BTH with and into Origin (which we refer to as the “merger”) and the issuance of shares of Origin’s common stock as consideration for the merger, each as more fully described in the accompanying joint proxy statement/prospectus (which we refer to as the “Origin merger proposal”); and
•	To consider and vote upon a proposal to adjourn the Origin special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Origin merger proposal (which we refer to as the “Origin adjournment proposal”).

Approval of the Origin merger proposal requires that the number of votes in favor or “FOR” the Origin merger proposal exceed the number of votes “AGAINST” the Origin merger proposal. Approval of the Origin adjournment proposal (if necessary or appropriate) requires that the number of votes cast in favor of or “FOR” the Origin adjournment proposal exceed the number of votes cast “AGAINST” the Origin adjournment proposal. Origin will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement thereof.

Origin shareholders must approve the Origin merger proposal in order for the merger to occur. If the Origin shareholders fail to approve the Origin merger proposal, the merger will not occur. The joint proxy statement/prospectus accompanying this notice explains the merger agreement and the transactions contemplated thereby, as well as the proposals to be considered at the Origin special meeting. Please review the joint proxy statement/prospectus carefully.

The Origin board of directors has fixed the close of business on April 25 , 2022 as the record date for the special meeting. Only Origin shareholders of record as of the record date are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement of the special meeting. Any shareholder entitled to attend and vote at the Origin special meeting is entitled to appoint a proxy to attend and vote on such shareholder’s behalf.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF ORIGIN COMMON STOCK YOU OWN. Whether or not you plan to attend the Origin special meeting, please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided at your earliest convenience. You may also submit a proxy by telephone or via the internet by following the instructions in the enclosed joint proxy statement/prospectus and on your proxy card. If you hold your shares in “street name” through a broker, bank or other nominee, you should direct the vote of your shares in accordance with the voting instruction form received from your broker, bank or other nominee.

The Origin board of directors has unanimously approved the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Origin common stock as merger consideration, and unanimously recommends that Origin shareholders vote “FOR” the Origin merger proposal and “FOR” the Origin adjournment proposal (if necessary or appropriate).

BY ORDER OF THE BOARD OF DIRECTORS,

Drake Mills
Chairman, President and Chief Executive Officer
Origin Bancorp, Inc.

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates important business and financial information about Origin from documents filed with the Securities and Exchange Commission, or SEC, that are not included in or delivered with this joint proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by Origin at no cost from the SEC’s website at http://www.sec.report. Origin has filed a registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. As permitted by SEC rules, this joint proxy statement/prospectus does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may obtain a free copy of the registration statement, including any amendments, schedules and exhibits at http://www.sec.report or the address set forth below. Statements contained in this joint proxy statement/prospectus as to the contents of any contract or other documents referred to in this joint proxy statement/prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. You may also request copies of these documents, including documents incorporated by reference in this joint proxy statement/prospectus, at no cost by contacting Origin at the contact information set forth below:

Origin Bancorp, Inc.
500 South Service Road East
Ruston, Louisiana 71270
Attn: Corporate Secretary
Telephone: (318) 255-2222

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of your respective company’s shareholder meeting, or June 22 , 2022 if you are an Origin shareholder and         , 2022 if you are a BTH shareholder.

If you are an Origin shareholder and have any questions about the merger agreement, the merger, the Origin special meeting or the joint proxy statement/prospectus, would like additional copies of the joint proxy statement/prospectus, need a proxy card or need help voting your shares of Origin common stock, please contact Chris Reigelman, Investor Relations, at Origin by phone at (318) 497-3177 or by email to chris@originbank.com.

If you are a BTH shareholder and have any questions about the merger agreement, the merger, the BTH special meeting or the joint proxy statement/prospectus, would like additional copies of the joint proxy statement/prospectus, need a proxy card or need help voting your shares of BTH common stock, please contact BTH Investor Relations by phone at (903) 561-6617 or by email to InvestorRelations@bthbank.com.

You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated         , 2022, and you should assume that the information in this joint proxy statement/prospectus is accurate only as of such date. You should assume that the information incorporated by reference into this joint proxy statement/prospectus from another document is accurate as of the date of such other document or the date referenced in such other document with respect to particular information contained therein. Neither the mailing of this document to the shareholders of Origin or BTH nor the issuance by Origin of shares of Origin common stock in connection with the merger will create any implication to the contrary.

This document does not constitute an offer to sell, or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding BTH has been provided by BTH and information contained in this document regarding Origin has been provided by Origin. See “Where You Can Find More Information” beginning on page 156 for more details.

ANNEXES

Annex A - Agreement and Plan of Merger	Annex A-1

Annex B - Opinion of Piper Sandler & Co.	Annex B-1

Annex C - Opinion of Stephens Inc.	Annex C-1

Annex D - Subchapter H. of the Texas Business Organizations Code	Annex D-1

QUESTIONS AND ANSWERS

The following are answers to certain questions you may have regarding the merger, the Origin special meeting, and the BTH special meeting. We urge you to carefully read the remainder of this joint proxy statement/prospectus, including the annexes and the documents incorporated by reference into this joint proxy statement/prospectus, because the information in this section may not provide all the information that might be important to you in determining how to vote.

Unless the context otherwise requires, references in this joint proxy statement/prospectus to “Origin” refer to Origin Bancorp, Inc., a Louisiana corporation, and its subsidiaries, including Origin Bank, a Louisiana state-chartered bank and the wholly-owned subsidiary of Origin Bancorp, Inc. Additionally, unless the context otherwise requires, references to “BTH” refer to BT Holdings, Inc., a Texas corporation, and its subsidiaries, including BTH Bank, National Association, a national banking association and the wholly-owned subsidiary of BT Holdings, Inc.

Q:	What is the merger?
A:	Origin and BTH entered into an Agreement and Plan of Merger on February 23, 2022 (which we refer to as the “merger agreement”), pursuant to which BTH will merge with and into Origin, with Origin continuing as the surviving entity (which we refer to as the “merger”) and BTH’s wholly-owned banking subsidiary, BTH Bank, National Association, (which we refer to as “BTH Bank”), a national banking association, continuing as a wholly-owned subsidiary of Origin. Following the merger, BTH Bank will merge with and into Origin’s wholly-owned banking subsidiary, Origin Bank, a Louisiana state-chartered bank, with Origin Bank as the surviving bank (which we refer to as the “bank merger”), pursuant to the terms of the Agreement and Plan of Bank Merger entered into by Origin Bank and BTH Bank on February 23, 2022 (which we refer to as the “bank merger agreement”).
BTH will hold a special meeting of its shareholders (which we refer to as the “BTH special meeting”) and Origin will hold a special meeting of its shareholders (which we refer to as the “Origin special meeting”) to obtain, among other things, the required shareholder approvals in connection with the merger, and you are being provided with this joint proxy statement/prospectus in connection with those shareholder meetings. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A. We urge you to carefully read this joint proxy statement/prospectus and the merger agreement in their entirety.
Q:	Why am I receiving this joint proxy statement/prospectus?
A:	We are delivering this document to you because it is a joint proxy statement being used by the BTH and Origin boards of directors to solicit proxies from their respective shareholders in connection with approval and adoption of the merger agreement and related matters. In order to complete the merger, among other things:
•	BTH shareholders must approve the merger agreement and the transactions contemplated thereby, including the merger; and
•	Origin shareholders must approve the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Origin common stock as merger consideration.
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In order to approve and adopt the merger agreement and related matters, BTH and Origin have each called a meeting of their respective shareholders. This document serves as a joint proxy statement for both the BTH special meeting and the Origin special meeting and describes the proposals to be presented at the meetings.
This document is also a prospectus of Origin that is being delivered to BTH shareholders because Origin is offering shares of its common stock to BTH shareholders in connection with the merger.
This joint proxy statement/prospectus contains important information about the merger and the other proposals being voted on at the meetings. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares voted by proxy without attending your meeting. Your vote is important. We encourage you to submit your proxy as soon as possible.
Q:	What will BTH shareholders receive in the merger?
A:	In exchange for all outstanding shares of BTH common stock, Origin will issue an aggregate of 6,828,390 shares of its common stock to the shareholders of BTH, subject to potential adjustments described below (the “merger consideration”). If the merger is completed, each share of BTH common stock issued and outstanding immediately prior to the effective time of the merger will convert into the right to receive such shares’ pro rata share of the merger consideration (the “per share stock consideration”).
The merger consideration is subject to downward adjustment based on BTH’s adjusted tangible equity at closing. If BTH’s adjusted tangible equity, as defined in the merger agreement, is less than $198,000,000 (the “BTH equity minimum”), the merger consideration and implied value issued to holders of BTH options shall be adjusted downwards dollar-for-dollar by the amount of the deficiency using the average closing price of Origin common stock during the twenty (20) consecutive trading days immediately prior to the fifth (5th) business day before closing (the “average closing price”).
The per share stock consideration is also subject to upward adjustment if each of the following occurs:
•	the average closing price both (a) is less than $34.83 and (b) underperforms the Invesco KBW Nasdaq Regional Banking Index (symbol: KRX) during the comparable time period by more than 20%;
•	upon such a trading price decline, BTH provides notice of its intention to terminate the merger agreement; and
•	after receiving such notice from BTH, Origin elects to adjust the merger consideration to such minimum consideration amount to necessary to avoid the satisfaction of the trading price decline above.
Origin will not issue any fractional shares of Origin common stock in the merger. Instead, a BTH shareholder who otherwise would have received a fraction of a share of Origin common stock will receive an amount in cash (without interest and rounded to the nearest cent) determined by multiplying (1) the fraction of a share (rounded to the nearest one hundredth of a share) of Origin common stock to which such shareholder would otherwise be entitled to receive by (2) the average closing price.
See “Will the value of the merger consideration change between the date of this joint proxy statement/prospectus and the time the merger is completed?” below for important information about the consideration to be received by BTH shareholders in the merger.
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Q:	What happens to outstanding options to purchase shares of BTH common stock in the merger?
A:	At the effective time of the merger, each option to purchase shares of BTH common stock, whether vested or unvested, will accelerate and vest and be converted into an option to purchase a number of shares of Origin common stock equal to the per share stock consideration, with an exercise price equal to the exercise price immediately prior to closing divided by the per share stock consideration. Shares of BTH common stock issued upon exercise of options to purchase BTH common stock after the date of the merger agreement but prior to closing will be exchanged for the per share stock consideration, but the issuance of additional shares of BTH common stock will not increase the number of shares of Origin common stock to be issued in the merger.
Q:	Will the value of the merger consideration change between the date of this joint proxy statement/prospectus and the time the merger is completed?
A:	Yes. Although the aggregate number of shares of Origin common stock that BTH shareholders will receive is fixed (subject to adjustment as described above), the market value of the per share stock consideration and the aggregate merger consideration will fluctuate with the market price of Origin common stock and will not be known at the time BTH shareholders vote on the merger. Origin common stock is currently quoted on the Nasdaq Global Select Market under the symbol “OBNK.”
In addition, Origin and BTH anticipate that BTH will redeem certain shares of BTH common stock held by the B.T. Holdings, Inc. Employee Stock Ownership Plan with 401k Provisions, which we refer to as the “KSOP,” prior to the closing of the merger. Assuming no other adjustments to the number of shares of Origin common stock to be issued in the merger this redemption, if it occurs, would result in an increase in the per share stock consideration. BTH is not obligated to redeem these shares, and any redemption may result in, or increase the magnitude of, a downward adjustment in the event that BTH’s adjusted tangible equity is less than the BTH equity minimum.
Q:	What will happen to shares of Origin common stock in the merger?
A:	Nothing. Each share of Origin common stock outstanding will remain outstanding as a share of Origin common stock following the effective time of the merger.
Q:	When and where are the BTH special meeting and the Origin special meeting?
A:	BTH Special Meeting: The BTH special meeting will be held on , 2022, at , local time, at .
Origin Special Meeting: The Origin special meeting will be held on Wednesday, June 29 , 2022, at Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana 71227, at 1:00 p.m. , local time.
Q:	Who is entitled to vote at each shareholder meeting?
A:	BTH Special Meeting: All holders of BTH common stock who held shares at the close of business on , 2022 (which we refer to as the “BTH record date”) are entitled to receive notice of and to vote on the BTH merger proposal and any other proposals at the BTH, provided that such shares of BTH common stock remain outstanding on the date of the BTH special meeting.
Origin Special Meeting: All holders of Origin common stock who held shares at the close of business on April 25 , 2022 (which we refer to as the “Origin record date”) are entitled to receive notice of and to vote at the Origin special meeting, provided that such shares of Origin common stock remain outstanding on the date of the Origin special meeting.
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Q:	What are BTH shareholders being asked to vote on and why is this approval necessary?
A:	BTH shareholders are being asked to vote on the following proposals at the BTH special meeting:
•	the approval of the merger agreement and the transactions contemplated thereby, including the merger (which we refer to as the “BTH merger proposal”); and

•	the approval of the adjournment of the BTH special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the BTH merger proposal (which we refer to as the “BTH adjournment proposal”).
Shareholder approval of the BTH merger proposal is required for completion of the merger. BTH will transact no other business at the BTH special meeting, except for business properly brought before the BTH special meeting or any adjournment or postponement thereof.
Each director and certain executive officers of BTH and BTH Bank (who collectively constitute approximately % of the outstanding BTH shares based on the shares outstanding as of the BTH record date) have entered into voting agreements with Origin agreeing to, among other things, vote their shares of BTH common stock in favor of the merger agreement and the transactions contemplated thereby and against any acquisition proposals or any actions that would result in a breach of any covenant, representation or warranty of BTH in the merger agreement.
Q:	What are Origin shareholders being asked to vote on and why is this approval necessary?
A:	Origin shareholders are being asked to vote on the following proposals at the Origin special meeting:
•	the approval of the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Origin common stock as merger consideration (which we refer to as the “Origin merger proposal”); and
•	the approval of the adjournment of the Origin special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the Origin merger proposal (which we refer to as the “Origin adjournment proposal”).
Shareholder approval of the Origin merger proposal is required for completion of the merger. Origin will transact no other business at the Origin special meeting, except for business properly brought before the Origin special meeting or any adjournment or postponement thereof.
Each director of Origin and Origin Bank (which collectively constitute approximately 5.69 % of the outstanding shares of Origin common stock based on the shares outstanding as of the Origin record date) have entered into voting agreements with BTH agreeing to, among other things, vote their shares of Origin common stock in favor of the merger agreement and the transactions contemplated thereby, including the issuance of shares of Origin common stock as merger consideration in the merger.
Q:	What constitutes a quorum at each shareholder meeting?
A:	The presence, in person or represented by proxy, of at least a majority of the total number of outstanding shares of BTH or Origin common stock entitled to vote on a proposal is necessary in order to constitute a quorum for purposes of the matters being voted on at the BTH special meeting and Origin special meeting, respectively. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. Broker non-votes, if any, will not be included in determining whether a quorum exists.
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Q:	What vote is required to approve each proposal at the BTH special meeting?
A:	BTH merger proposal: Approval of the BTH merger proposal requires the affirmative vote of at least two-thirds (2/3) of the outstanding shares of BTH common stock entitled to vote thereon. If you fail to vote in person or by proxy or fail to instruct your bank, broker or other nominee to vote, or if you mark “ABSTAIN” on your proxy card, with respect to the BTH merger proposal, it will have the same effect as a vote “AGAINST” the BTH merger proposal. BTH shareholders must approve the BTH merger proposal in order for the merger to occur.
BTH adjournment proposal: Approval of the BTH adjournment proposal, if presented, requires that the number of votes cast in favor of or “FOR” the BTH adjournment proposal exceed the number of votes cast “AGAINST” the BTH adjournment proposal. If you fail to vote in person or by proxy or fail to instruct your bank, broker or other nominee to vote, or if you mark “ABSTAIN” on your proxy card, with respect to the BTH adjournment proposal, you will not be deemed to have cast a vote with respect to such proposal, and it will have no effect on such proposal. BTH’s shareholders are not required to approve the BTH adjournment proposal in order for the merger to occur. If BTH’s shareholders fail to approve the BTH adjournment proposal, but approve the BTH merger proposal, the merger may nonetheless occur.
Q:	What vote is required to approve each proposal at the Origin special meeting?
A:	Origin merger proposal: Approval of the Origin merger proposal requires that the number of votes “FOR” the Origin merger proposal exceed the number of votes “AGAINST” the Origin merger proposal. If you fail to vote in person or by proxy or fail to instruct your bank, broker or other nominee to vote, or if you mark “ABSTAIN” on your proxy card, with respect to the Origin merger proposal, you will not be deemed to have cast a vote with respect to such proposal, and it will have no effect on such proposal. Origin shareholders must approve the Origin merger proposal in order for the merger to occur.
Origin adjournment proposal: Assuming a quorum is present, approval of the Origin adjournment proposal, if presented, requires that the number of votes cast “FOR” the Origin adjournment proposal exceed the number of votes cast “AGAINST” the Origin adjournment proposal. If you fail to vote in person or by proxy or fail to instruct your bank, broker or other nominee to vote, or if you mark “ABSTAIN” on your proxy card, with respect to the Origin adjournment proposal, you will not be deemed to have cast a vote with respect to such proposal, and it will have no effect on such proposal. Origin’s shareholders are not required to approve the Origin adjournment proposal in order for the merger to occur. If Origin’s shareholders fail to approve the Origin adjournment proposal, but approve the Origin merger proposal, the merger may nonetheless occur.
Q:	What are the conditions to completion of the merger?
A:	The obligations of BTH and Origin to complete the merger are subject to the satisfaction or waiver of certain closing conditions contained in the merger agreement, including the receipt of required regulatory approvals, tax opinions, approval of the BTH merger proposal by BTH’s shareholders and the Origin merger proposal by Origin’s shareholders. For more information, see “The Merger Agreement—Conditions to Complete the Merger” beginning on page 106 .
Q:	When will the merger be completed?
A:	We will complete the merger on a date to be determined by Origin in consultation with BTH within 35 days after all of the conditions to completion contained in the merger agreement are satisfied or waived, including the receipt of required regulatory and shareholder approvals. While we currently expect the merger to be completed in the third quarter of 2022, because fulfillment of some of the conditions to completion of the merger is not entirely within our control, we cannot assure you of the actual timing.
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Q:	How does the BTH board of directors and the Origin board of directors recommend that I vote?
A:	The BTH board of directors has approved the merger agreement and the transactions contemplated thereby, including the merger, and recommends that BTH shareholders vote “FOR” the BTH merger proposal and “FOR” the BTH adjournment proposal, if presented.
The Origin board of directors has unanimously approved the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Origin common stock as merger consideration, and recommends that Origin shareholders vote “FOR” the Origin merger proposal and “FOR” the Origin adjournment proposal, if presented.
Q:	What do I need to do now?
A:	After you have carefully read this joint proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly using the instructions below.
Q:	How do I vote?
A:	If you are a holder of record of BTH common stock as of , 2022, the BTH record date, you may submit your proxy before the BTH special meeting in either of the following ways:
•	by completing, signing, dating and returning the enclosed proxy card to BTH using the enclosed postage-paid envelope; or
•	by email, by completing, signing, dating and returning the enclosed proxy card to BTH at InvestorRelations@bthbank.com.
If you are a shareholder of record of Origin as of April 25 , 2022, the Origin record date, you may submit your proxy before the Origin special meeting in any of the following ways:
•	by mail, by completing, signing, dating and returning the enclosed proxy card to Origin using the enclosed postage-paid envelope;
•	by telephone, by calling toll-free (866) 883-3382 and following the recorded instructions; or
•	via the internet, by accessing the website www.proxypush.com/obnk and following the instructions on the website.
If you intend to submit your proxy by mail, your completed proxy card must be received prior to your respective company’s shareholder meeting. Origin shareholders who intend to submit a proxy by telephone or via the internet must do so by 11:59 p.m. Central time on the day before the Origin special meeting.
If you hold your shares in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. If your shares are held in “street name,” you must obtain a legal proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to vote your shares in person at the relevant company’s shareholder meeting.
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You may also cast your vote in person at your respective company’s shareholder meeting. If you plan to attend your respective company’s shareholder meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted to the meeting. Each of BTH and Origin reserves the right to refuse admittance to anyone without proper proof of stock ownership or without proper photo identification. Whether or not you intend to be present at your shareholder meeting, you are urged to complete, sign, date and return the enclosed proxy card to BTH or Origin, as applicable, in the enclosed postage-paid envelope or, if you are an Origin shareholder, to submit a proxy by telephone or via the internet as described on the enclosed instructions as soon as possible. For information about changing your vote or revoking a proxy, see “Can I change my vote?” below.
Q:	What is the difference between a shareholder of record and a “street name” holder?
A:	If your shares of BTH or Origin stock are registered directly in your name, you are considered the shareholder of record with respect to those shares of stock. If your shares of stock are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” If your shares are held in street name, this joint proxy statement/prospectus and the proxy card, as applicable, have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.
Q:	If my shares are held in “street name” by my bank or broker, will my bank or broker automatically vote my shares for me?
A:	No. Your bank or broker cannot vote your shares on any of the proposals at the BTH or Origin shareholder meeting without instructions from you. You should instruct your bank or broker how to vote your shares in accordance with the instructions provided to you. Please check the voting form used by your bank or broker. Please note that you may not vote shares held in street name by returning a proxy card directly to BTH (with respect to BTH shareholders) or Origin (with respect to Origin shareholders) by voting in person at the BTH special meeting or the Origin special meeting, as applicable, unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.
Q:	How are broker non-votes and abstentions treated?
A:	Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. The BTH merger proposal, BTH adjournment proposal, Origin merger proposal and the Origin adjournment proposal are all non-routine matters, and a broker or nominee does not have discretionary voting power with respect to the proposals. As a result, we do not expect any broker non-votes at either the Origin special meeting or the BTH special meeting.
Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the BTH merger proposal because Texas law requires the BTH merger proposal to be approved by the affirmative vote of at least two-thirds of the outstanding shares entitled to vote. However, abstentions and broker non-votes will not have the effect of a vote “AGAINST” the BTH adjournment proposal, the Origin merger proposal, and the Origin adjournment proposal.
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Q:	What will happen if I return my proxy card without indicating how to vote?
A:	If you sign and return your proxy card without indicating how to vote on any particular proposal, the shares of BTH common stock represented by your proxy will be voted as recommended by the BTH board of directors with respect to such proposals or the shares of Origin common stock represented by your proxy will be voted as recommended by the Origin board of directors with respect to such proposals, as the case may be.
Q:	How many votes do I have?
A:	Holders of BTH common stock and holders of Origin common stock are entitled to one vote on each proposal they are entitled to vote on at the respective company’s shareholder meeting for each share of BTH common stock or Origin common stock owned as of the record date for the respective company’s shareholder meeting, as applicable.
Q:	Can I change my vote?
A:	BTH shareholders: Yes. If you are the record holder of your BTH shares, you may revoke your proxy in any one of three ways: (1) you may submit another properly completed proxy card bearing a later date by mail or email which is received prior to the BTH special meeting; (2) you may send a written notice which is received prior to the BTH special meeting that you are revoking your proxy to: BT Holdings, Inc., 6657 Old Jacksonville Highway, Tyler , Texas 75703 , Attention: Corporate Secretary; or (3) you may attend the BTH special meeting and notify the election officials prior to the meeting starting that you wish to revoke your proxy and vote in person. However, your attendance at the BTH special meeting will not, by itself, revoke your proxy.
Origin shareholders: Yes. If you are the record holder of your Origin shares, you may revoke your proxy in any one of four ways: (1) you may submit another properly completed proxy card bearing a later date which is received prior to the special meeting; (2) you may send a written notice which is received prior to the special meeting that you are revoking your proxy to: Origin Bancorp, Inc., 500 South Service Road East, Ruston, Louisiana 71270, Attention: Corporate Secretary; (3) you may cast a new vote by telephone or via the internet at any time before 11:59 p.m. Central time on the day before the Origin special meeting; or (4) you may attend the special meeting and notify the election officials at any time prior to polls closing that you wish to revoke your proxy and vote in person. However, your attendance at the special meeting will not, by itself, revoke your proxy.
If your shares are held in street name by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.
Q:	Will BTH be required to submit the BTH merger proposal to its shareholders even if BTH’s board of directors has withdrawn, modified or qualified its recommendation?
A:	Yes. Unless the merger agreement is terminated before the BTH special meeting, BTH is required to submit the merger proposal to its shareholders even if BTH’s board of directors has withdrawn, modified or qualified its recommendation.
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Q:	Do BTH directors and executive officers have interests in the merger that are different from, or in addition to, the interests of BTH shareholders?
A:	Yes. In considering the recommendation of the BTH board of directors with respect to the merger agreement, you should be aware that BTH’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of BTH’s shareholders generally. Interests of officers and directors that may be different from or in addition to the interests of BTH’s shareholders include, but are not limited to, accelerated vesting and payouts under benefit awards, entry into employment agreement amendments that would provide for continued employment by Origin Bank, appointment to the Origin and Origin Bank board of directors, and continued indemnification and directors’ and officers’ insurance coverage under the merger agreement. For a more complete description of these interests, see “The Merger—Interests of BTH’s Directors and Executive Officers in the Merger” beginning on page 83 .
Q:	Are BTH shareholders entitled to dissenters’ rights?
A:	Yes. Under Texas law, record holders of shares of BTH common stock have the right to demand in writing to receive a payment in cash for the “fair value” of their shares as determined by an appraisal process. To exercise those dissenters’ rights, a BTH shareholder must follow exactly the procedures specified under Texas law. A copy of Chapter 10, Subchapter H of the TBOC is attached as Annex D to this joint proxy statement/prospectus. The value determined in the appraisal process may be more or less than the value a BTH shareholder would receive in the merger under the terms of the merger agreement. Failure to strictly comply with the applicable provisions of Texas law will result in the loss of the right of appraisal. For further information, see “The Merger—Dissenters’ Rights” on page 85 .
Pursuant to the merger agreement, Origin will not be obligated to consummate the merger if dissenters’ rights are properly asserted with respect to 5.0% or more of the outstanding shares of BTH common stock.
Q:	Are Origin shareholders entitled to dissenters’ rights?
A:	No.
Q:	What are the U.S. federal income tax consequences of the merger to BTH shareholders?
A:	The merger is expected to qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming the merger so qualifies, BTH shareholders, except BTH shareholders who exercise their dissenters’ rights, are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of their shares of BTH common stock for shares of Origin common stock pursuant to the merger, other than cash received in lieu of a fractional share of Origin common stock.
The obligations of Origin and BTH to complete the merger are subject to, among other customary closing conditions described in this joint proxy statement/prospectus, the receipt of an opinion from Fenimore Kay Harrison LLP (with respect to Origin) and Norton Rose Fulbright US LLP (with respect to BTH), dated as of the closing date of the merger, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.
See the section of this joint proxy statement/prospectus entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 151 for a general discussion of the material U.S. federal income tax consequences of the merger. The U.S. federal income tax consequences described above may not apply to all BTH shareholders. In addition, you may be subject to state, local or non-U.S. tax laws that are not discussed in this joint proxy statement/prospectus. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. You should therefore consult your own tax advisor to determine the tax consequences of the merger to you.
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Q:	What happens if the merger is not completed?
A:	If the merger is not completed, holders of BTH common stock will not receive any consideration for their shares in connection with the merger. Instead, BTH will remain an independent company. In addition, if the merger agreement is terminated in certain circumstances, BTH may be required to pay a termination fee. See the section of this joint proxy statement/prospectus entitled “The Merger Agreement —Termination Fee” beginning on page 109 for a discussion of the circumstances under which termination fees will be required to be paid.
Q:	What happens if I sell my shares after the applicable record date but before the relevant company’s shareholder meeting?
A:	Each of the BTH record date and the Origin record date is earlier than the date of the BTH special meeting or the Origin special meeting, as applicable, and earlier than the date that the merger is expected to be completed. If you sell or otherwise transfer your shares of BTH common stock or Origin common stock, as applicable, after the applicable record date but before the date of the applicable shareholder meeting, you will retain your right to vote at such shareholder meeting (provided that such shares remain outstanding on the date of such shareholder meeting), but, with respect to BTH common stock, you will not have the right to receive the merger consideration to be received by BTH’s shareholders in connection with the merger. In order to receive the merger consideration, you must hold your shares of BTH common stock through completion of the merger.
Q:	If I am a BTH shareholder, should I send in my BTH common stock certificates now?
A:	No. Please do not send in your BTH common stock certificates with your proxy. Prior to the closing date, Origin’s exchange agent, EQ Shareowner Services, will send you instructions for exchanging your shares of BTH common stock for your portion of the merger consideration. See “The Merger Agreement—Exchange of Certificates for Merger Consideration” beginning on page 93 .
Q:	Who may I contact if I cannot locate my BTH common stock certificate(s)?
A:	If you are unable to locate your original BTH common stock certificate(s), you should contact BT Holdings, Inc., 6657 Old Jacksonville Highway, Tyler, Texas 75703, Attention: Corporate Secretary, by phone at (903) 561-6617 or by email InvestorRelations@bthbank.com. Generally, merger consideration for lost certificates cannot be delivered except upon the making of an affidavit claiming such certificate to be lost, stolen or destroyed and the posting of a bond in such amount as Origin or the exchange agent may determine is reasonably necessary as indemnity against any claim that may be made with respect to such lost certificate.
Q:	What should I do if I receive more than one set of voting materials?
A:	Shareholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold shares of stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of stock and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this joint proxy statement/prospectus to ensure that you vote every share of stock that you own.
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Q:	Whom should I contact with questions?
A:	BTH shareholders: If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting your shares of BTH common stock, please contact BTH Investor Relations by phone at (903) 561-6617 or by email to InvestorRelations@bthbank.com.
Origin shareholders: If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need help voting your shares of Origin common stock, please contact Chris Reigelman, Investor Relations, at Origin by phone at (318) 497-3177 or by email to chris@originbank.com.
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SUMMARY

This summary highlights selected information included in this document and does not contain all of the information that may be important to you. You should read this entire document and its annexes and the other documents to which this document refers before you decide how to vote with respect to the merger agreement. In addition, this document incorporates by reference important business and financial information about Origin. For a description of this information, please see “Where You Can Find More Information” beginning on page 156 . You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled “Additional Information” in the forepart of this document. Each item in this summary includes a page reference directing you to a more complete description of that item.

The Companies (page 114 )

Origin Bancorp, Inc.

Origin Bancorp, Inc. is a financial holding company headquartered in Ruston, Louisiana, and the parent company of Origin Bank, a Louisiana state-chartered bank and community-based financial institution. Origin operates a full-service commercial, consumer, and mortgage borrowing business through 44 locations throughout Texas, Louisiana and Mississippi. As of December 31, 2021, on a consolidated basis, Origin had total assets of $7.9 billion, total net loans of $5.2 billion, total deposits of $6.6 billion and shareholders’ equity of $730.2 million.

Origin’s common stock is listed on the Nasdaq Global Select Market under the symbol “OBNK.”

Origin’s principal office is located at 500 South Service Road East, Ruston, Louisiana 71270, and its telephone number at that location is (318) 255-2222.

BT Holdings, Inc.

BT Holdings, Inc. is a bank holding company headquartered in Quitman, Texas, and the parent company of BTH Bank, a national banking association that offers a full range of banking products and services from 12 full-service branch locations located in East Texas and the Dallas-Fort Worth metroplex. As of December 31, 2021, BTH had $2.0 billion in total assets, total net loans of $1.2 billion, total deposits of $1.7 billion and stockholders’ equity of $216 million.

BTH’s principal office is located at 412 East Goode Street, Quitman, Texas 75783, and its main telephone number is 903-561-6617.

The Merger (page 49 )

Origin and BTH have entered into the merger agreement, pursuant to which BTH will merge with and into Origin, with Origin continuing as the surviving corporation. After completion of the merger, BTH Bank, BTH’s wholly-owned banking subsidiary, will merge with and into Origin Bank, Origin’s wholly-owned banking subsidiary, with Origin Bank as the surviving bank.

The terms and conditions by which BTH will merge with and into Origin are contained in the merger agreement, a copy of which is attached to this document as Annex A. All descriptions in this summary and elsewhere in this joint proxy statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement. We encourage you to read that agreement carefully, as it is the legal document that governs the merger.

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Merger Consideration (page 90 )

If the merger agreement is approved by the respective shareholders of BTH and Origin, all other conditions to consummation of the merger are satisfied or waived and the merger is completed, in exchange for all outstanding shares of BTH common stock, Origin will issue an aggregate of 6,828,390 shares of its common stock to the shareholders of BTH. If the merger is completed, each share of BTH common stock issued and outstanding immediately prior to the effective time of the merger will convert into the right to receive such shares’ pro rata share of the merger consideration. The merger consideration is subject to downward adjustment based on BTH’s adjusted tangible equity at closing, as described below. Following the completion of the merger, assuming no adjustment to the merger consideration, former BTH shareholders will own approximately 22.33 % of the combined company based on the number of shares of Origin common stock outstanding as of April 25, 2022 .

Although the aggregate number of shares of Origin common stock that BTH shareholders will receive is fixed (subject to adjustment as described below), the market value of the per share stock consideration and the aggregate merger consideration will fluctuate with the market price of Origin common stock and will not be known at the time BTH shareholders vote on the merger. Origin common stock is currently quoted on the Nasdaq Global Select Market under the symbol “OBNK.” Based on the last reported sale price of Origin common stock of $44.52 per share on February 23, 2022, the last full trading day before the public announcement of the merger agreement, the aggregate consideration to be issued to BTH’s shareholders is valued at approximately $313.5 million, or $29.15 per share of BTH common stock outstanding or issuable upon options exercise on such date. Based on the closing sale price of Origin common stock of  $         per share on         , 2022, the latest practicable trading date prior to the printing of this joint proxy statement/prospectus, the aggregate consideration to be issued to BTH’s shareholders is valued at approximately $         million, or $         per share of BTH common stock outstanding or issuable upon options exercise on such date.

In addition, Origin and BTH anticipate that BTH will redeem certain shares of BTH common stock held by the KSOP prior to the closing of the merger. Assuming no other adjustments to the number of shares of Origin common stock to be issued in the merger this redemption, if it occurs, would result in an increase in the per share stock consideration. BTH is not obligated to redeem these shares, and any redemption may result in, or increase the magnitude of, a downward adjustment in the event that BTH’s adjusted tangible equity is less than the BTH equity minimum.

Origin will not issue any fractional shares of Origin common stock in the merger. Instead, a BTH shareholder who otherwise would have received a fraction of a share of Origin common stock will receive an amount in cash (without interest and rounded to the nearest cent) determined by multiplying (1) the fraction of a share (rounded to the nearest one hundredth of a share) of Origin common stock to which such shareholder would otherwise be entitled to receive by (2) the average closing price.

Adjustments to Merger Consideration (page 90 )

The merger consideration is subject to downward adjustment based on BTH’s adjusted tangible equity at closing. If BTH’s adjusted tangible equity, as defined in the merger agreement, is less than $198,000,000, the merger consideration and implied value issued to holders of BTH options shall be adjusted downwards dollar-for-dollar by the amount of the deficiency using the average closing price of Origin common stock during the twenty (20) consecutive trading days immediately prior to the fifth (5th) business day before closing.

The per share stock consideration is also subject to upward adjustment if each of the following occurs:

•	the average closing price both (a) is less than $34.83 and (b) underperforms the Invesco KBW Nasdaq Regional Banking Index (symbol: KRX) during the comparable time period by more than 20%;
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•	upon such a trading price decline, BTH provides notice of its intention to terminate the merger agreement; and
•	after receiving such notice from BTH, Origin elects to adjust the merger consideration to such minimum consideration amount to necessary to avoid the satisfaction of the trading price decline above.

Treatment of Options to Purchase Shares of BTH Common Stock (page 92 )

At the effective time of the merger, each option to purchase shares of BTH common stock, whether vested or unvested, will accelerate and vest and be converted into an option to purchase a number of shares of Origin common stock equal to the per share stock consideration, with an exercise price equal to the exercise price immediately prior to closing divided by the per share stock consideration. Shares of BTH common stock issued upon exercise of options to purchase BTH common stock after the date of the merger agreement but prior to closing will be exchanged for the per share stock consideration, but the issuance of additional shares of BTH common stock will not increase the number of shares of Origin common stock to be issued in the merger.

Exchange of Certificates for Merger Consideration (page 93 )

No later than five days prior to the closing date, the exchange agent will mail or otherwise deliver to each BTH shareholder customary and appropriate transmittal materials as well as instructions for the exchange of shares of BTH common stock for each BTH shareholder’s pro rata share of the merger consideration. After the effective time of the merger, the exchange agent shall deliver to each former BTH shareholder (other than holders of shares as to which dissenters’ rights of appraisal have been perfected), upon proper completion of a letter of transmittal and the surrender of such BTH shareholder’s certificates representing all shares of BTH common stock owned at the effective time, the merger consideration that each such BTH shareholder is entitled to receive pursuant to the merger agreement, including the per share stock consideration and any cash in lieu of a fractional share.

Recommendation of the BTH Board of Directors (page 41 )

The BTH board of directors has approved the merger agreement and the transactions contemplated thereby, including the merger, and recommends that BTH’s shareholders vote “FOR” the BTH merger proposal and “FOR” the BTH adjournment proposal, if presented. For the factors considered by the BTH board of directors in reaching its decision to approve the merger agreement, see “The Merger—BTH’s Reasons for the Merger; Recommendation of the BTH Board of Directors” on page 54 .

Opinion of BTH’s Financial Advisor (page 59 and Annex B )

On February 21, 2022, Piper Sandler & Co. (which we refer to as “Piper Sandler”) rendered to the BTH board of directors its oral opinion, which was subsequently confirmed in writing, to the effect that, as of the date thereof, the per share merger consideration to be received in connection with the merger by BTH’s common shareholders pursuant to the terms of the merger agreement was fair to such holders from a financial point of view. Piper Sandler’s opinion was directed to the BTH board of directors and did not address any other aspect or implication of the merger. The references to Piper Sandler’s opinion in this joint proxy statement/prospectus are qualified in their entirety by reference to the full text of Piper Sandler’s written opinion, which is included as Annex B to this joint proxy statement/prospectus, and Piper Sandler’s opinion sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Piper Sandler in preparing its opinion.

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Neither Piper Sandler’s opinion, nor the summary of its opinion and the related analyses set forth in this joint proxy statement/prospectus is intended to be, and they do not constitute, advice or a recommendation to the BTH board of directors or any shareholder of BTH as to how to act or vote with respect to any matter relating to the merger agreement or otherwise. Piper Sandler’s opinion was furnished for the use and benefit of the BTH board of directors (in its capacity as such) in connection with its evaluation of the merger and should not be construed as creating, and Piper Sandler will not be deemed to have, any fiduciary duty to the BTH board of directors, BTH, any security holder or creditor of BTH or any other person, regardless of any prior or ongoing advice or relationships.

Recommendation of the Origin Board of Directors (page 45 )

The Origin board of directors has unanimously approved the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Origin common stock as merger consideration, and unanimously recommends that Origin shareholders vote ” FOR” the Origin merger proposal and “FOR” the Origin adjournment proposal, if presented. For the factors considered by the Origin board of directors in reaching its decision to approve the merger agreement, see “The Merger—Origin’s Reasons for the Merger; Recommendation of the Origin Board of Directors” on page 69 .

Opinion of Origin’s Financial Advisor (page 74 and Annex C)

On February 23, 2022, Stephens Inc. (which we refer to as “Stephens”) rendered to Origin its written opinion letter with respect to the fairness, from a financial point of view, of the merger consideration to be issued in connection with the merger by Origin to BTH’s shareholders pursuant to the terms of the merger agreement, as of the date of the opinion. Stephens’ opinion was directed to the Origin board of directors and did not address any other aspect or implication of the merger. The references to Stephens’ opinion in this joint proxy statement/prospectus are qualified in their entirety by reference to the full text of Stephens’ written opinion, which is included as Annex C to this joint proxy statement/prospectus, and Stephens’ opinion sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Stephens in preparing its opinion.

Neither Stephens’ opinion, nor the summary of its opinion and the related analyses set forth in this joint proxy statement/prospectus is intended to be, and they do not constitute, advice or a recommendation to the Origin board of directors or any shareholder of Origin as to how to act or vote with respect to any matter relating to the merger agreement or otherwise. Stephens’ opinion was furnished for the use and benefit of the Origin board of directors (in its capacity as such) in connection with its evaluation of the merger and should not be construed as creating, and Stephens will not be deemed to have, any fiduciary duty to the Origin board of directors, Origin, any security holder or creditor of Origin or any other person, regardless of any prior or ongoing advice or relationships.

BTH Special Meeting of Shareholders (page 41 )

BTH will hold its special meeting of shareholders on         , 2022, at         , local time, at         . At the special meeting, BTH shareholders will be asked to vote on the BTH merger proposal and the BTH adjournment proposal, if presented.

The BTH board of directors has fixed the close of business on         , 2022 as the record date for determining the holders of BTH common stock entitled to receive notice of, and to vote at, the BTH special meeting. As of the BTH record date, there were          shares of BTH common stock outstanding and entitled to vote at the BTH special meeting held by          holders of record.

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Shareholder approval of the BTH merger proposal is required to complete the merger. BTH will transact no business other than as listed above at the BTH special meeting, except for business properly brought before the BTH special meeting or any adjournment or postponement thereof. Each share of BTH common stock entitles the holder thereof to one vote at the BTH special meeting on each proposal presented.

The presence, in person or represented by proxy, of at least a majority of the total number of outstanding shares of BTH common stock entitled to vote is necessary in order to constitute a quorum for purposes of the matters being voted on at the BTH special meeting.

Approval of the BTH merger proposal requires the affirmative vote of at least two-thirds (2/3) of the outstanding shares of BTH common stock entitled to vote thereon. Assuming a quorum is present, approval of the BTH adjournment proposal, if presented, requires that the number of votes cast in favor of or “FOR” the BTH adjournment proposal exceed the number of votes cast “AGAINST” the BTH adjournment proposal.

BTH shareholders must approve the BTH merger proposal in order for the merger to occur. BTH shareholders are not, however, required to approve the BTH adjournment proposal in order for the merger to occur. If BTH shareholders fail to approve the BTH adjournment proposal, but approve the BTH merger proposal, the merger may nonetheless occur.

Each director and certain executive officers of BTH and BTH Bank (which collectively constitute approximately         % of the outstanding BTH shares as of the BTH record date) have entered into voting agreements with Origin agreeing to, among other things, vote their shares of BTH common stock in favor of the merger agreement and the transactions contemplated thereby and against any acquisition proposals or any actions that would result in a breach of any covenant, representation or warranty of BTH in the merger agreement.

Even if you expect to attend the special meeting of shareholders, BTH recommends that you promptly complete and return your proxy card in the enclosed return envelope as soon as possible. Alternatively, you may email your proxy card to InvestorRelations@bthbank.com.

Origin Special Meeting of Shareholders (page 45 )

Origin will hold a special meeting of its shareholders on Wednesday, June 29 , 2022, at 1:00 p.m. , local time, at Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana 71227. At the special meeting, Origin shareholders will be asked to vote on the Origin merger proposal and the Origin adjournment proposal, if presented.

The Origin board of directors has fixed the close of business on April 25 , 2022 as the record date for determining the holders of Origin common stock entitled to receive notice of, and to vote at, the Origin special meeting. As of the Origin record date, there were 23,753,057 shares of Origin common stock outstanding and entitled to vote at the Origin special meeting held by approximately 661 holders of record.

Shareholder approval of the Origin merger proposal is required to complete the merger. Origin will transact no business other than as listed above at the Origin special meeting, except for business properly brought before the Origin special meeting or any adjournment or postponement thereof. Each share of Origin common stock entitles the holder thereof to one vote at the Origin special meeting on each proposal presented.

The presence, in person or represented by proxy, of at least a majority of the total number of outstanding shares of Origin common stock entitled to vote is necessary in order to constitute a quorum for purposes of the matters being voted on at the Origin special meeting.

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Approval of the Origin merger proposal requires that the number of votes in favor or “FOR” the Origin merger proposal exceed the number of votes “AGAINST” the Origin merger proposal. Assuming a quorum is present, approval of the Origin adjournment proposal, if presented, requires that the number of votes cast in favor of or “FOR” the Origin adjournment proposal exceed the number of votes cast “AGAINST” the Origin adjournment proposal.

Origin shareholders must approve the Origin merger proposal in order for the merger to occur. Origin shareholders are not, however, required to approve the Origin adjournment proposal in order for the merger to occur. If the Origin shareholders fail to approve the Origin adjournment proposal, but approve the Origin merger proposal, the merger may nonetheless occur.

Each director of Origin and Origin Bank (which collectively constitute approximately 5.69 % of the outstanding shares of Origin common stock as of the Origin record date) has entered into a voting agreement with BTH agreeing to, among other things, vote their shares of Origin common stock in favor of the merger agreement and the transactions contemplated thereby.

Even if you expect to attend the special meeting of shareholders, Origin recommends that you promptly complete and return your proxy card in the enclosed return envelope. Alternatively, you may vote through the internet or by telephone prior to 11:59 p.m. Central time on the day before the Origin special meeting. Information for voting by internet or by telephone are set forth in the enclosed proxy card instructions.

Interests of BTH’s Directors and Executive Officers in the Merger (page 83 )

In considering the recommendation of the BTH board of directors with respect to the merger agreement, BTH shareholders should be aware that certain of BTH’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of BTH shareholders generally. Interests of directors and executive officers that may be different from or in addition to the interests of BTH shareholders include:

•	accelerated vesting and payouts under benefit plans;
•	amendments to existing employment agreements with BTH Bank that will provide for continued employment by Origin Bank for certain executive officers;
•	right to continued indemnification and insurance coverage under the merger agreement; and
•	board representation on the board of directors of Origin and Origin Bank for two individuals designated by BTH (as discussed below).

The BTH board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement. For a more complete description of these interests, see “The Merger—Interests of BTH’s Directors and Executive Officers in the Merger” beginning on page 83 .

Board Composition and Management of Origin after the Merger (page 83 )

Effective upon the closing of the merger, Origin will increase the size of the Origin board of directors by two members and two individuals designated by BTH, and reasonably acceptable to Origin, will be appointed to the board of directors of each of Origin and Origin Bank. Origin and BTH currently anticipate that Lori Sirman, President and Chief Executive Officer of BTH, and Jay Dyer, Executive Vice President of BTH, will be the BTH directors appointed to the board of directors of each of Origin and Origin Bank. Otherwise, the current members of the board of directors of Origin and Origin Bank following the effective time shall be the members of the board of directors of Origin and Origin Bank immediately prior to the effective time.

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At the effective time, the executive officers of Origin will remain the same, and Ms. Sirman and Mr. Dyer will become employees of Origin Bank.

Regulatory Approvals Required for the Merger (page 88 )

To complete the merger, the parties must receive the prior approval of the Board of Governors of the Federal Reserve (which we refer to as the “Federal Reserve”) and the Texas Department of Banking (which we refer to as the “TDB”). The bank merger will additionally require the approval of the Federal Reserve and the Louisiana Office of Financial Institutions (which we refer to as the “OFI”). The U.S. Department of Justice is also able to provide input into the approval process of federal banking agencies and will have between 15 and 30 days following any approval of a federal banking agency to challenge the approval on antitrust grounds. Although neither Origin nor BTH knows of any reason why the regulatory approvals cannot be obtained, Origin and BTH cannot be certain when or if they will be obtained, as the length of the review process may vary based on, among other things, comments from the public and requests by regulators for additional information or materials.

Conditions to Complete the Merger (page 106 )

Currently, BTH and Origin expect to complete the merger in the third quarter of 2022. As more fully described in this joint proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. BTH’s and Origin’s respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions, among others:

•	the approval of the merger agreement and merger by the requisite vote of Origin shareholders and BTH shareholders;
•	the receipt of required regulatory approvals, including the approval from the Federal Reserve and the approvals of the OFI and TDB, which are necessary to consummate the merger, and the expiration of all statutory waiting periods without the imposition of any materially burdensome regulatory condition;
•	the absence of any injunction, order or decree restraining, enjoining or otherwise prohibiting the merger or any of the other transactions contemplated by the merger agreement or making the completion of the merger illegal;
•	the effectiveness under the Securities Act of the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part, and the absence of the issuance of a stop order or the initiation or threat by the SEC of proceedings for that purpose;
•	each party’s receipt of a tax opinion from its respective outside legal counsel, dated as of the closing date of the merger, which concludes that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code;
•	receipt of certain consents, approvals, and amendments by BTH to terminate or fully satisfy obligations of BTH under certain BTH employee benefit plans as set forth in the merger agreement;
•	the absence of 5.0% or more of the outstanding shares of BTH’s stock exercising their dissenters’ rights;
•	the absence of any material adverse change in the financial condition, business or results of operations of BTH, BTH Bank, Origin or Origin Bank;
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•	the continued accuracy of the representations and warranties made by the parties in the merger agreement; and
•	the performance by each party of its respective obligations under the merger agreement.

Neither BTH nor Origin can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party, or that the merger will be completed. For more information see “The Merger Agreement—Conditions to Complete the Merger” beginning on page 106 .

Agreement Not to Solicit Other Offers (page 103 )

Under the merger agreement, BTH has agreed that it will not, and will cause its representatives not to, directly or indirectly, (1) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal, (2) participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than Origin) any information or data with respect to BTH or any of its subsidiaries or otherwise relating to an acquisition proposal, (3) release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which BTH is a party, or (4) enter into any agreement, confidentiality agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal.

However, prior to obtaining BTH’s required shareholder approval, BTH may, under certain specified circumstances, participate in negotiations or discussions with any third party making an acquisition proposal and provide confidential information to such third party (subject to a confidentiality agreement). BTH must notify Origin promptly (but in no event later than 24 hours) after the receipt of such acquisition proposal.

Additionally, prior to obtaining BTH’s required shareholder approval, BTH may, under certain specified circumstances, withdraw its recommendation to its shareholders with respect to the merger and/or terminate the merger agreement in order to enter into an acquisition agreement with respect to a superior acquisition proposal if it determines in good faith, after consultation with and having considered the advice of outside legal counsel and financial advisors, that such acquisition proposal is a superior proposal and that failure to take such actions more likely than not would cause it to violate its fiduciary duties to BTH’s shareholders under applicable law. However, BTH cannot take any of those actions in response to a superior proposal unless it provides Origin with a five business day period to negotiate in good faith to enable Origin to adjust the terms and conditions of the merger agreement such that it would cause the superior proposal to no longer constitute a superior proposal.

Termination of the Merger Agreement (page 107 )

The merger agreement can be terminated at any time prior to the effective time of the merger in the following circumstances, whether before or after approval of the BTH merger proposal by the BTH shareholders or approval of the Origin merger proposal by the Origin shareholders:

•	upon the mutual written agreement of the parties if the board of directors of each so determines by a vote of a majority of the members of the entire board;
•	by either party if any requisite regulatory approval is denied by a final, nonappealable action of any governmental authority, an application therefor shall have been permanently withdrawn at the request of a governmental authority, or if Origin makes a reasonable determination that there is a substantial likelihood that any regulatory approval will only be obtained upon the imposition of a burdensome condition;
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•	by either party (1) if the requisite BTH vote shall not have been obtained at the BTH special meeting, or (2) if the requisite Origin vote shall not have been obtained at the Origin special meeting; provided, that no party may terminate the merger agreement if such party has breached in any material respect any of its obligations under the merger agreement that caused the failure to obtain the requisite BTH or Origin shareholder approval at the respective meeting;
•	by either party (provided such party is not then in material breach of the merger agreement) if there has been a material breach of the merger agreement by the other party thereto and such breach either has not been cured within 30 days after notice from the non-breaching party or such breach cannot be cured;
•	by either party if the merger has not been consummated by the close of business on September 30, 2022 (which shall be automatically extended to March 31, 2023 if the only outstanding condition to closing is receipt of only or more of the requisite regulatory approvals), unless a failure to comply with the terms of the agreement or breach of a representation or warranty by the party desiring to terminate the merger agreement has materially contributed to the failure to consummate the merger by either such date;
•	by Origin if (1) BTH has breached its covenant not to solicit acquisition proposals, (2) the BTH board of directors withdraws, qualifies, amends, modifies, withholds, or fails to affirm its recommendation to its shareholders with regard to the BTH merger proposal, (3) the BTH board of directors has materially breached its obligation to call, given notice, and hold a meeting of the shareholders of BTH for the purpose of voting on the BTH merger proposal, (4) the BTH board of directors has resolved to accept or recommends another acquisition proposal, or (5) the BTH board of directors fails to publicly recommend against another publicly announced acquisition proposal or reconfirm its recommendation with regard to the BTH merger proposal within three business days after receipt of notice from Origin;
•	by BTH if the Origin board of directors (1) withdraws, qualifies, amends, modifies, withholds, or fails to affirm its recommendation to its shareholders with regard to the Origin merger proposal or (2) the Origin board of directors has materially breached its obligation to call, given notice, and hold the Origin special meeting; or reconfirm its recommendation with regard to the Origin merger proposal within three business days after receipt of notice from BTH; or
•	by BTH if at any time before the receipt of approval for the merger from BTH’s shareholders, BTH receives an unsolicited proposal for the acquisition of all or substantially all of BTH’s capital stock or assets and the BTH board of directors determines that such acquisition proposal is superior, from a financial point of view, to the merger agreement and it enters into a binding definitive agreement with respect to such acquisition proposal; provided, however, that Origin may renegotiate the terms of the merger agreement such that the BTH board of directors may not accept the third party proposal on the basis that it is superior, from a financial point of view, to the merger agreement.

BTH also may terminate the merger agreement if both of the following conditions are met during any time period beginning on the fifth business day prior to closing (which we refer to as the “determination date”):

•	the number obtained by dividing the average closing price of Origin common stock by $43.54 (the “Origin ratio”) is less than 0.80; and
•	the Origin ratio is less than the ratio obtained by (i) dividing the average of the daily closing value of the KBW Nasdaq Regional Banking Index (symbol: KRX) for the 20 consecutive trading days ending on the determination date (the “index ratio”) by the daily closing value of the KRX index for the 20 consecutive trading days ending on the date of the merger agreement and (ii) subtracting 0.20 from such index ratio.
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If BTH elects to exercise this termination right, prompt written notice must be provided to Origin. Origin then has the option to adjust the merger consideration such that the aggregate value of the merger consideration, based on the average closing price, is equal to or greater than the lesser of (i) an amount equal to eighty percent of the merger consideration multiplied by $43.54, or (ii) an amount equal to the merger consideration multiplied by $43.54, multiplied by the index ratio less 0.20, by giving written notice of such determination to BTH. Once this notice is received by BTH, the merger agreement shall continue in full force and effect.

Termination Fee (page 109 )

If the merger agreement is terminated under certain circumstances, including circumstances involving an alternative acquisition proposal and changes in the recommendation of the BTH board of directors, BTH may be required to pay to Origin a termination fee equal to $12.0 million. This termination fee could discourage other companies from seeking to acquire or merge with BTH. For more information, see “The Merger Agreement—Termination Fee” beginning on page 91 .

Expenses and Fees (page 110 )

Each party will bear all expenses incurred in connection with the merger and the transactions contemplated by the merger agreement.

Amendment, Waiver and Extension of the Merger Agreement (page 110 )

BTH and Origin may jointly amend the merger agreement, and each of BTH and Origin may waive its right to require the other party to comply with particular provisions of the merger agreement. However, BTH and Origin may not amend the merger agreement or waive their respective rights after the BTH shareholders have approved the BTH merger proposal or Origin shareholders have approved the Origin merger proposal if the amendment or waiver would legally require further approval by the BTH shareholders or the Origin shareholders, as applicable, without first obtaining such further approval.

Comparison of Shareholders’ Rights (page 139 )

The rights of BTH’s shareholders will change as a result of the merger due to differences in Origin’s and BTH’s governing documents. See “Comparison of Shareholders’ Rights” beginning on page 139 for a description of the material differences in shareholders’ rights under each of the Origin and BTH governing documents.

Risk Factors (page 28 )

You should consider all the information contained in this joint proxy statement/prospectus in deciding how to vote for the proposals presented in this joint proxy statement/prospectus. In particular, you should consider the factors described under the section of this joint proxy statement/prospectus entitled “Risk Factors” beginning on page 28 .

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Ancillary Agreements to the Merger Agreement (page 111 )

BTH Voting Agreements

As a condition to Origin entering into the merger agreement, each director and certain executive officers of BTH and BTH Bank who have voting power over shares of BTH common stock entered into a voting agreement with Origin in the form attached as Exhibit B to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus . Under the voting agreement, each such person agreed, among other things, to vote the shares of BTH common stock held of record by such person (1) to approve the merger agreement and the merger (or any adjournment or postponement necessary to solicit additional proxies to approve the merger agreement and the merger) and (2) against any acquisition proposals or any actions that would result in a breach of any covenant, representation or warranty of BTH in the merger agreement.

Origin Voting Agreements

As a condition to BTH entering into the merger agreement, each director of Origin who has voting power over shares of Origin common stock entered into a voting agreement with BTH in the form attached as Exhibit C to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus . Under the voting agreement, each such person agreed, among other things, to vote the shares of Origin common stock held of record by such person (1) to approve the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Origin common stock as merger consideration (or any adjournment or postponement necessary to solicit additional proxies to approve the merger agreement) and (2) against any action or agreement that would result in a breach of any covenant, representation or warranty, or any other obligation or agreement of Origin or such director contained in the merger agreement.

Director Support Agreements

At the time of the execution of the merger agreement, each director of BTH and BTH Bank entered into a Director Support Agreement (which we refer to as a “director support agreement”) with Origin. Under the director support agreement, each such director agreed to, among other things, (1) not disclose or use any confidential information or trade secrets of BTH for any purpose for so long as such information remains confidential information or a trade secret, (2) for a period of two years following the closing of the merger, not engage in certain competitive activities with Origin, including not soliciting employees and customers of BTH, and (3) for a period of two years following the closing of the merger, not serve as a director, officer, manager, or employee of another financial institution within 50 miles of any former banking location of BTH Bank.

Claims Letters

At the time of the execution of the merger agreement, each director of BTH and BTH Bank executed a letter agreement with Origin. Under the letter agreement, each such director released and discharged, effective upon the consummation of the merger, BTH and its subsidiaries, their respective directors and officers (in their capacities as such), and their respective successors and assigns (including Origin and Origin Bank), from any and all liabilities or claims that the director and/or officer has or claims to have as of the effective time of the merger, with certain limited exceptions.

Dissenters’ Rights (page 85 )

Under Texas law, record holders of shares of BTH common stock are entitled to exercise statutory rights of dissent and appraisal and receive payment of the fair value of their shares in cash as determined by an appraisal process. To exercise those dissenters’ rights, a BTH shareholder must not vote in favor of the BTH merger proposal and comply with the statutory requirements of Texas law concerning dissenters’ rights of appraisal.

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To be eligible to demand payment for their shares, BTH shareholders must file with BTH, prior to the vote on the BTH merger proposal, a written notice of such holder’s intention to demand payment for the fair value of their shares if the merger is completed. Voting against the BTH merger proposal alone will not entitle a BTH shareholder to cash payment for their shares. Please see “The Merger—Dissenters’ Rights,” beginning on page 85 for a discussion of the statutory requirements BTH shareholders are required to follow to perfect their dissenters’ rights of appraisal.

A copy of Chapter 10, Subchapter H of the TBOC is attached as Annex D to this joint proxy statement/prospectus. Failure to strictly comply with these provisions may result in the loss of appraisal rights. The value determined in the appraisal process may be more or less than the value a BTH shareholder would receive in the merger under the terms of the merger agreement.

Pursuant to the merger agreement, Origin will not be obligated to consummate the merger if rights of dissenters are properly asserted with respect to more than 5.0% of the outstanding shares of BTH common stock.

Accounting Treatment (page 151 )

Origin will account for the merger as a business combination using the acquisition method of accounting for financial reporting purposes.

Material U.S. Federal Income Tax Consequences of the Merger (page 151 )

The merger is expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the respective obligations of Origin and BTH to complete the merger that each of Origin and BTH receives a tax opinion from its respective outside legal counsel, dated as of the closing date of the merger, to the effect that the merger will qualify as a “reorganization.” These opinions, however, will not bind the Internal Revenue Service, which we refer to as the “IRS,” or the courts, which could take a contrary view. Assuming the merger so qualifies, holders of BTH common stock who exchange their shares of BTH common stock for shares of Origin common stock generally will not recognize gain or loss with respect to the receipt of Origin common stock in the merger, except for any cash received instead of fractional shares of Origin common stock.

The U.S. federal income tax consequences described above may not apply to all holders of BTH common stock or to BTH shareholders who exercise their dissenters’ rights. In addition, you may be subject to state, local or non-U.S. tax laws that are not discussed in this joint proxy statement/prospectus. Your tax consequences will depend on your individual situation. Accordingly, Origin and BTH strongly urge you to consult your own tax advisor for a full understanding of the particular tax consequences of the merger to you. See the section of this joint proxy statement/prospectus entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 151 for a general discussion of the material U.S. federal income tax consequences of the merger.

Trading Markets and Dividends (page 84 )

Origin’s common stock is listed on the Nasdaq Global Select Market under the symbol “OBNK.”

BTH is a privately-owned corporation and its common stock is not quoted or traded on any established public trading market.

Under the merger agreement, BTH is prohibited from paying any dividend or distribution to its shareholders before the effective time of the merger without the prior written consent of Origin. BTH’s ability to pay dividends is also subject to state and federal laws and regulations.

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SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this joint proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the financial condition, results of operations, earnings outlook and business plans, goals, expectations and prospects of Origin, BTH, and the combined company following the proposed merger and statements for periods after the merger. Words such as “anticipate,” “believe,” “feel,” “expect,” “estimate,” “indicate,” “seek,” “strive,” “plan,” “intend,” “outlook,” “forecast,” “project,” “position,” “target,” “mission,” “contemplate,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Origin, BTH, the proposed merger, or the combined company following the merger often identify forward-looking statements, although not all forward-looking statements contain such words.

These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of this joint proxy statement/prospectus and do not purport to speak as of any other date. Forward-looking statements may include descriptions of the expected benefits and costs of the transaction; forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; management plans relating to the merger; the expected timing of the completion of the merger; the ability to complete the merger; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future or past operations, including the execution of integration plans; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing.

The forward-looking statements contained or incorporated by reference in this joint proxy statement/prospectus reflect the view of management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those anticipated by the forward-looking statements or historical results. Such risks and uncertainties include, among others, the following possibilities:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require BTH to pay a termination fee to Origin;
•	the inability to complete the merger contemplated by the merger agreement due to the failure to satisfy conditions necessary to close the merger, including the receipt of the requisite approvals of BTH and Origin shareholders;
•	the risk that a regulatory approval that may be required for the merger is not obtained or is obtained subject to conditions that are not anticipated;
•	risks associated with the timing of the completion of the merger;
•	management time and effort may be diverted to the resolution of merger-related issues;
•	the risk that the businesses of Origin and BTH will not be integrated successfully, or such integration may be more difficult, time-consuming or costly than expected;
•	Origin’s ability to achieve the synergies and value creation contemplated by the proposed merger with BTH;
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•	the expected growth opportunities or costs savings from the merger with BTH may not be fully realized or may take longer to realize than expected;
•	revenues following the merger may be lower than expected as a result of losses of customers or other reasons;
•	potential deposit attrition, higher than expected costs, customer loss and business disruption associated with Origin’s integration of BTH, including, without limitation, potential difficulties in maintaining relationships with key personnel;
•	the outcome of any legal proceedings that may be instituted against Origin or BTH or their respective boards of directors;
•	limitations placed on the ability of Origin and BTH to operate their respective businesses by the merger agreement;
•	the effect of the announcement of the merger on Origin’s and BTH’s business relationships, employees, customers, suppliers, vendors, other partners, standing with regulators, operating results and businesses generally;
•	customer acceptance of the combined company’s products and services;
•	the amount of any costs, fees, expenses, impairments and charges related to the merger;
•	fluctuations in the market price of Origin common stock and the related effect on the market value of the merger consideration that BTH shareholders will receive upon completion of the merger;
•	business and economic conditions, particularly those affecting the financial services industry and Origin’s and BTH’s primary market areas;
•	the impact of the COVID-19 pandemic on the business of Origin and BTH, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the U.S. economy (including, without limitations, the CARES Act), and the resulting effect of all of such items on Origin’s operations, liquidity and capital position, and on the financial condition of borrowers and other customers;
•	adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions related to the COVID-19 pandemic, including as a result of participation in and execution of government programs related to the COVID-19 pandemic, including, but not limited to, the Paycheck Protection Program and Main Street Lending Program;
•	factors that can impact the performance of the Origin and BTH loan portfolios, including real estate values and liquidity in their primary market areas, the financial health of borrowers and the success of various projects financed by the respective banks;
•	credit and lending risks associated with the construction and development, commercial real estate, commercial and industrial and residential real estate loan portfolios;
•	the ability of the combined institution to attract and maintain business banking relationships with well-qualified businesses, real estate developers and investors with proven track records in its market areas;
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•	changes in interest rate environment, including changes to the federal funds rate, and competition in the relevant markets may result in increased funding costs or reduced earning assets yields, thus reducing Origin’s margins and net interest income;
•	Origin’s ability to successfully manage its credit risk and the sufficiency of its allowance for credit losses;
•	the adequacy of reserves (including allowance for credit losses) and the appropriateness of the methodology for calculating such reserves;
•	the geographic concentration of the businesses of Origin and BTH within their respective geographic areas of operation;
•	inability of the risk management framework to effectively mitigate credit risk, interest rate risk, liquidity risk, price risk, compliance risk, operational risk, strategic risk and reputational risk;
•	external economic, political and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on the financial condition of the combined institution;
•	continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to different regulations than Origin is;
•	challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services, including the expansion into East Texas;
•	restraints on the ability of Origin Bank to pay dividends to Origin, which could limit Origin’s liquidity;
•	increased capital requirements imposed by banking regulators, which may require Origin to raise capital at a time when capital is not available on favorable terms or at all;
•	a failure in the internal controls we have implemented to address the risks inherent to the business of banking;
•	inaccuracies in the institutions’ assumptions about future events, which could result in material differences between their respective financial projections and actual financial performance;
•	changes in management personnel or Origin’s inability to retain, motivate and hire qualified management personnel, including its ability to retain former BTH employees;
•	disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, information technology systems and those affecting the third-party vendors who perform critical processing functions for each of Origin and BTH;
•	an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies;
•	fraudulent and negligent acts by clients, employees or vendors of Origin or BTH and the ability to identify and address such acts;
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•	compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations;
•	changes in accounting standards;
•	changes in federal tax law or policy; and
•	other risks and factors identified in this joint proxy statement/prospectus under the heading “Risk Factors.”

Any forward-looking statements made in this joint proxy statement/prospectus or in any documents incorporated by reference into this joint proxy statement/prospectus, are subject to the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this joint proxy statement/prospectus or the date of any document incorporated by reference in this joint proxy statement/prospectus. Origin and BTH do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made, unless and only to the extent otherwise required by law. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this joint proxy statement/prospectus and attributable to Origin, BTH or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this joint proxy statement/prospectus.

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RISK FACTORS

Because of the fixed number of shares to be issued and the fluctuation of the market price of Origin common stock, BTH shareholders cannot be certain of the precise value of the per share stock consideration they will be entitled to receive.

Pursuant to the merger agreement, each share of BTH common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive a pro rata share of the merger consideration to be issued by Origin in the merger. The market value of Origin common stock may vary from the market value on the date Origin and BTH announced the merger, on the date that this joint proxy statement/prospectus is mailed, on the date of the BTH shareholder meeting and on the date the merger is completed and thereafter due to fluctuations in the market price of Origin common stock. Any fluctuation in the market price of Origin common stock after the date of this joint proxy statement/prospectus will change the value of the shares of Origin common stock that BTH shareholders may receive. Stock price changes may result from a variety of factors that are beyond the control of Origin and BTH, including but not limited to general market and economic conditions, changes in their respective businesses, operations and prospects and regulatory considerations. Therefore, at the time of the BTH special meeting, BTH shareholders will not know the precise market value of the per share stock consideration they may receive at the effective time of the merger. BTH shareholders should obtain current quotations for shares of Origin common stock before voting their shares at the BTH special meeting.

Because the merger agreement allows for adjustments to the merger consideration, the consideration holders of BTH common stock receive in the merger may be materially diminished.

The merger agreement calls for the consideration payable to holders of shares of BTH common stock and issued to holders of BTH options in the merger to be reduced if the adjusted tangible equity, as defined in the merger agreement, of BTH at closing of the merger is less than $198.0 million. Management of BTH, using information available to it prior to the execution of the merger agreement, believed that BTH would be able to achieve the minimum equity requirement prior to closing. However, the calculation of adjusted tangible equity pursuant to the merger agreement involves a number of factors, including, but not limited to, earnings of BTH prior to closing, changes in accumulated other comprehensive income or loss as a result of unrealized gains or losses in BTH’s securities portfolio, professional fees related to the merger, contract termination fees, compensatory payments, and other accounting adjustments that may be necessary. As of March 31, 2022, based on estimated transaction costs, BTH’s adjusted tangible equity as calculated pursuant to the merger agreement was approximately $186.6 million, which, had the merger closed on such date, would have resulted in a downward adjustment to the merger consideration payable to holders of BTH common stock. See “The Merger Agreement—Merger Consideration” beginning on page 90 for more information on potential adjustments to the merger consideration.

Due to the complexity of the calculation of adjusted tangible equity and the uncertainty of the earnings to BTH prior to closing of the merger, there is no assurance that Origin will issue the full amount of the merger consideration to BTH’s shareholders and optionholders. Moreover, there is no requirement that BTH re-solicit shareholder approval if the aggregate merger consideration is reduced, and there is no limit on the amount by which it may be reduced. By approving the merger agreement, BTH shareholders are approving the completion of the merger with any downward adjustment in the consideration to be paid to holders of BTH common stock consistent with the terms of the merger agreement.

The merger may not be consummated unless important conditions are satisfied.

Origin and BTH expect the merger to close in the third quarter of 2022, but the merger is subject to the satisfaction of a number of closing conditions. Satisfaction of many of these conditions is beyond Origin’s and BTH’s control. If these conditions are not satisfied or waived, the merger will not be completed or may be

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delayed and each of Origin and BTH may lose some or all of the intended benefits of the merger. Certain of the conditions that remain to be satisfied include, but are not limited to:

•	the approval of the merger agreement and merger by the requisite vote of Origin shareholders and BTH shareholders;
•	the receipt of required regulatory approvals, including the approval from the Federal Reserve and the approvals of the OFI and TDB, which are necessary to consummate the merger, and the expiration of all statutory waiting periods without the imposition of any materially burdensome regulatory condition;
•	the absence of any injunction, order or decree restraining, enjoining or otherwise prohibiting the merger or any of the other transactions contemplated by the merger agreement or making the completion of the merger illegal;
•	the effectiveness under the Securities Act of the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part, and the absence of the issuance of a stop order or the initiation or threat by the SEC of proceedings for that purpose;
•	each party’s receipt of a tax opinion from its respective outside legal counsel, dated as of the closing date of the merger, which concludes that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code;
•	receipt of certain consents, approvals, and amendments by BTH to terminate or fully satisfy obligations of BTH under certain BTH employee benefit plans as set forth in the merger agreement;
•	the absence of 5.0% or more of the outstanding shares of BTH’s stock exercising their dissenters’ rights;
•	the absence of any material adverse change in the financial condition, business or results of operations of BTH, BTH Bank, Origin or Origin Bank;
•	the continued accuracy of the representations and warranties made by the parties in the merger agreement; and
•	the performance by each party of its respective obligations under the merger agreement.

As a result, the merger may not close as scheduled or at all. In addition, either Origin or BTH may terminate the merger agreement under certain circumstances. For additional information regarding the conditions to the merger, see “The Merger Agreement—Conditions to Complete the Merger” beginning on page 106 .

Regulatory approvals may not be received, may take longer than expected or may impose conditions that Origin does not anticipate or cannot be met.

Before the transactions contemplated by the merger agreement may be completed, various approvals or consents must be obtained from various federal and state governmental entities. These governmental entities may impose conditions on the completion of the merger or require changes to the terms of the merger. Although Origin and BTH do not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs on or limiting the revenues of Origin following the merger, any of which might have a material adverse effect on Origin following the merger. Neither party is obligated to complete the merger if the regulatory approvals received in connection with the completion of the merger impose certain burdensome conditions on Origin or BTH, as described more fully in “The Merger– Regulatory Approvals Required for the Merger” beginning on page 88 .

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Origin may fail to realize some or all of the anticipated benefits of the merger.

The success of the merger will depend on, among other things, Origin’s ability to successfully combine the businesses of Origin and BTH. If Origin is not able to successfully achieve this objective, the anticipated benefits of the merger may not be realized fully, or at all, or may take longer to realize than expected.

Origin and BTH have operated and, until the consummation of the merger, will continue to operate independently. It is possible that the integration process or other factors could result in the loss or departure of key employees, the disruption of the ongoing business of Origin or inconsistencies in standards, controls, procedures and policies. It is also possible that clients, customers, depositors and counterparties of BTH could choose to discontinue their relationships with the combined company post-merger because they prefer doing business with an independent company or for any other reason, which would adversely affect the future performance of the combined company. These transition matters could have an adverse effect on each of Origin and BTH during the pre-merger period and for an undetermined time after the consummation of the merger.

Origin may be unsuccessful in integrating the operations of the businesses it has acquired or expects to acquire in the future, including BTH.

From time to time, Origin evaluates and acquires businesses that it believes complement its existing business. The acquisition component of Origin’s growth strategy depends on the successful integration of these acquisitions. Origin faces numerous risks and challenges to the successful integration of acquired businesses, including the following:

•	the potential for unexpected costs, delays and challenges that may arise in integrating acquisitions into Origin’s existing business;
•	limitations on Origin’s ability to realize the expected cost savings and synergies from an acquisition;
•	challenges related to integrating acquired operations, including Origin’s ability to retain key employees and maintain relationships with significant customers and depositors;
•	challenges related to the integration of businesses that operate in new geographic areas, including difficulties in identifying and gaining access to customers in new markets; and
•	discovery of previously unknown liabilities following an acquisition associated with the acquired business.

If Origin is unable to successfully integrate the businesses it acquires, Origin’s business, financial condition and results of operations may be materially adversely affected.

BTH’s officers and directors have interests in the merger in addition to or different from the interests that they share with you as a BTH shareholder.

Some of BTH’s executive officers participated in negotiations of the merger agreement with Origin, and the BTH board of directors approved the merger agreement and is recommending that BTH shareholders vote to approve the merger agreement. In considering these facts and the other information included in or incorporated by reference into this joint proxy statement/prospectus, you should be aware that certain of BTH’s executive officers and directors have economic interests in the merger that are different from or in addition to the interests that they share with you as a BTH shareholder. These interests include, as a result of the merger, accelerated vesting and payouts under benefit plans, the potential for new or amended employment agreements with Origin and Origin Bank for certain BTH executive officers, right to continued indemnification and insurance coverage under the merger agreement, and board representation on the board of directors of Origin and Origin Bank. These

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interests and arrangements may create potential conflicts of interest and may influence or may have influenced the directors and executive officers of BTH to support or approve the merger and the merger agreement. For further discussion of the interests of BTH’s directors and officers in the merger, see “The Merger—Interests of BTH’s Directors and Executive Officers in the Merger” beginning on page 83 .

The fairness opinions delivered by the respective financial advisors to Origin and BTH will not reflect changes in circumstances between the date of such opinions and the completion of the merger.

The Origin board of directors received a fairness opinion from Stephens on February 23, 2022. The BTH board of directors received an opinion from Piper Sandler on February 21, 2022 to the effect that, as of such date and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken by Piper Sandler as set forth therein, the per share merger consideration set forth in the merger agreement was fair, from a financial point of view, to the holders of BTH common stock. Such opinions have not been updated as of the date of this joint proxy statement/prospectus and will not be updated at, or prior to, the time of the completion of the merger. Changes in the operations and prospects of Origin and BTH, general market and economic conditions and other factors that may be beyond the control of Origin and BTH may alter the value of Origin or BTH or the prices of shares of Origin common stock or BTH common stock by the time the merger is completed. The opinions do not speak as of the time the merger is completed or as of any date other than the date of the opinions, nor do they contemplate any adjustments to the merger consideration. Management of Origin is not aware of any material changes in Origin’s operations or performance since the delivery of the Stephens opinion or that are anticipated to occur before the Origin shareholder meeting takes place or before the merger is completed. Management of BTH is not aware of any material changes in BTH’s operations or performance since the delivery of the Piper Sandler opinion or that are anticipated to occur before the BTH shareholder meeting takes place or before the merger is completed. A copy of the Stephens and Piper Sandler fairness opinions are included as Annex B and Annex C, respectively, to this joint proxy statement/prospectus. For a description of the opinion that Origin received from its financial advisor, please refer to “The Merger - Opinion of Origin’s Financial Advisor” beginning on page 74 . For a description of the opinion that BTH received from its financial advisor, please refer to “The Merger - Opinion of BTH’s Financial Advisor” beginning on page 59 .

The merger agreement contains provisions granting both Origin and BTH the right to terminate the merger agreement in certain circumstances.

The merger agreement contains certain termination rights, including the right, subject to certain exceptions, of either party to terminate the merger agreement if the merger is not completed on or prior to September 30, 2022 (subject to extension to March 31, 2023 if the only outstanding condition to closing is the receipt of regulatory approvals) and the right of BTH to terminate the merger agreement, subject to certain conditions, to accept a business combination transaction deemed to be superior to the merger by the BTH board of directors. If the merger is not completed, the ongoing business of BTH could be adversely affected and BTH will be subject to several risks, including the risks described elsewhere in this “Risk Factors” section. In addition, BTH may provide Origin with notice of its intention to terminate the merger agreement as a result of certain changes in the trading price of Origin common stock relative to the price of KBW Nasdaq Regional Banking Index; however, Origin has the option to increase the merger consideration to prevent such a termination of the merger agreement. See “The Merger Agreement –Termination of the Merger Agreement” beginning on page 107 .

Termination of the merger agreement could negatively impact BTH and Origin.

If the merger agreement is terminated before closing there may be various consequences. For example, BTH’s business may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Also, BTH will have incurred substantial expenses in connection with the proposed merger without realizing the benefits of the merger. If the merger agreement is terminated and the BTH board of directors seeks another merger or business combination, BTH shareholders cannot be certain that BTH will be able to find

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a party willing to pay the equivalent or greater consideration than that which Origin has agreed to pay in the merger, and the reputation of BTH as a potential acquisition target may be impaired. In addition, if the merger agreement is terminated under certain circumstances, BTH may be required to pay Origin a termination fee. See “The Merger Agreement – Effect of Termination” beginning on page 109 .

Further, if the merger agreement is terminated and the merger is not consummated, Origin’s stock price may decline to the extent that its current market price reflects a market assumption that the merger will be completed. In addition, the reputation of Origin as an acquirer may be harmed and, as a result, it may make it more difficult for Origin to consummate future acquisitions.

Origin and BTH will incur significant, non-recurring merger-related transaction and integration costs in connection with the merger, which could adversely affect either company’s financial condition and results of operations.

Origin and BTH each have incurred and expect to continue to incur substantial costs in connection with the negotiation and completion of the merger and combining the businesses and operations of the two companies, and additional unanticipated transaction- and merger-related costs may be incurred prior to or following the consummation of the merger. Whether or not the merger is consummated, Origin and BTH expect to continue to incur substantial expenses associated with planning for and completing the merger and combining the operations of the two companies, including such non-recurring expenses as legal, accounting and financial advisory fees, printing fees, data processing and other fees related to formulating integration and conversion plans. Anticipated elimination or reduction of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may not be achieved in the near term, or at all. The costs described above, as well as other unanticipated costs and expenses, could have a material adverse effect on the financial condition and operating results of Origin following completion of the merger or on either party if the merger is not consummated.

The termination fees and the restrictions on third party acquisition proposals set forth in the merger agreement may discourage others from trying to acquire BTH and limit BTH’s ability to pursue alternatives to the merger.

The merger agreement prohibits BTH from initiating, soliciting, encouraging or facilitating certain third-party acquisition proposals. In addition, BTH has agreed to pay Origin a termination fee of $12.0 million if the merger agreement is terminated under certain conditions, including because BTH decides to enter into or close another acquisition transaction. These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of BTH from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share value than that proposed in the merger, or might result in a potential competing acquirer proposing to pay a lower per share price to acquire BTH than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the merger agreement.

Origin and BTH will be subject to business uncertainties and BTH will be subject to contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Origin and BTH. These uncertainties may impair the ability of Origin or BTH to attract, retain and motivate strategic personnel until the merger is consummated, and could cause customers and others that deal with Origin or BTH to seek to change existing business relationships. Experienced employees in the financial services industry are in high demand, and competition for their talents can be intense. Employees of BTH and Origin may experience uncertainty about their future role with the surviving corporation until, or even after, strategies with regard to the combined company are announced or executed. If any key employees of Origin or BTH depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the surviving corporation, BTH’s and Origin’s respective businesses could be harmed whether or not the merger is

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ultimately consummated. In addition, subject to certain exceptions, BTH has agreed to operate its business in the ordinary course, and to comply with certain other operational restrictions, prior to closing the merger. See “The Merger Agreement – Covenants and Agreements – Conduct of Business Prior to the Completion of the Merger” beginning on page 98 for a description of the restrictive covenants applicable to BTH.

The merger with BTH may distract Origin’s management from its other responsibilities.

The acquisition of BTH could cause Origin’s management to focus its time and energies on matters related to the acquisition that otherwise would be directed to the business and operations of Origin. Any such distraction on the part of management, if significant, could affect its ability to service existing business and develop new business and adversely affect the business and earnings of Origin.

The combined company may be unable to retain Origin and/or BTH personnel successfully after the merger is completed.

The success of the merger will depend in part on the combined company’s ability to retain the talents and dedication of key employees currently employed by Origin and BTH. It is possible that these employees may decide not to remain with Origin and BTH, as applicable, while the merger is pending or with the combined company after the merger is consummated. If key employees terminate their employment or if an insufficient number of employees is retained to maintain effective operations, the combined company’s business activities may be adversely affected, and management’s attention may be diverted from successfully integrating BTH to hiring suitable replacements, all of which may cause the combined company’s business to suffer. In addition, Origin and BTH may not be able to locate suitable replacements for any key employees who leave either company or to offer employment to potential replacements on reasonable terms.

Origin and BTH may waive one or more of the conditions to the merger without re-soliciting shareholder approval for the merger.

Each of the conditions to the obligations of Origin and BTH to complete the merger may be waived, in whole or in part, to the extent permitted by applicable law, by agreement of Origin and BTH if the condition is a condition to both parties’ obligation to complete the merger, or by the party for which such condition is a condition of its obligation to complete the merger. Similarly, Origin may agree to certain modifications to the items included in the calculation of the BTH closing equity. The boards of directors of Origin and BTH may evaluate the materiality of any such waiver to determine whether amendment of this joint proxy statement/prospectus and re-solicitation of proxies are necessary. Origin and BTH, however, generally do not expect any such waiver to be significant enough to require re-solicitation of shareholders. In the event that any such waiver is not determined to be significant enough to require re-solicitation of shareholders, the companies will have the discretion to complete the merger without seeking further shareholder approval.

BTH shareholders will experience a reduction in percentage ownership and voting power of their shares as a result of the merger and will have less influence on the management and policies of Origin than they had on BTH before the merger.

BTH shareholders will have a much smaller percentage ownership interest and effective voting power in Origin compared to their ownership interest and voting power in BTH prior to the merger. Consequently, BTH shareholders will have significantly less influence on the management and policies of Origin after the merger than they now have on the management and policies of BTH. If the merger is consummated, current BTH shareholders will own approximately 22.33 % of the combined company based upon the number of Origin shares outstanding as of April, 25, 2022 , assuming no adjustment. Accordingly, former BTH shareholders will own significantly less of the outstanding voting stock of the combined company than current Origin shareholders and would, as a result, be outvoted by current Origin shareholders if such current Origin shareholders voted together as a group.

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Future capital needs could result in dilution of shareholder investment.

Origin’s board of directors may determine from time to time there is a need to obtain additional capital through the issuance of additional shares of its common stock or other securities. These issuances would dilute the ownership interests of its shareholders and may dilute the per share book value of Origin common stock. Origin may also grant future investors certain rights, preferences and privileges senior to Origin’s shareholders, which may adversely impact Origin’s shareholders.

Shares of Origin common stock to be received by holders of BTH common stock as a result of the merger will have rights different from the shares of BTH common stock.

Upon completion of the merger, the rights of former BTH shareholders will be governed by the Articles of Incorporation, as amended, and Amended and Restated Bylaws of Origin. Accordingly, certain rights associated with BTH common stock may differ from the rights associated with Origin common stock. See ” Comparison of Shareholders’ Rights” beginning on page 139 for a discussion of the different rights associated with Origin common stock.

Origin’s and BTH’s historical and pro forma condensed combined consolidated financial information may not be representative of Origin’s results as a combined company.

The unaudited pro forma condensed combined financial statements in this joint proxy statement/prospectus are presented for illustrative purposes only and are not necessarily indicative of what Origin’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma condensed combined financial statements reflect adjustments to illustrate the effect of the merger had they been completed on the dates indicated. Such unaudited pro forma condensed combined financial statements are based upon preliminary estimates to record the BTH identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation for the merger reflected in this joint proxy statement/prospectus is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the identifiable assets and identifiable liabilities of BTH as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this joint proxy statement/prospectus. For more information, see the section of this joint proxy statement/prospectus entitled “ Unaudited Pro Forma Condensed Combined Consolidated Financial Statements” beginning on page 37 .

The unaudited prospective financial information regarding Origin and BTH is based on various assumptions that may not prove to be correct.

The unaudited prospective financial information set forth in the financial forecasts included under “The Merger—Certain Unaudited Prospective Financial Information Considered by BTH’s Financial Advisor” and “The Merger—Certain Unaudited Prospective Financial Information Considered by Origin’s Financial Advisor” is based on assumptions of, and information available to, Origin and BTH at the time such information was prepared and provided to Piper Sandler and Stephens for their consideration in connection with their respective analyses. Neither Origin nor BTH know whether the assumptions made will prove correct. Any or all of such information may turn out to be wrong. Such information can be adversely affected by inaccurate assumptions or by known or unknown risks and uncertainties, many of which are beyond Origin’s and BTH’s control. Many factors mentioned in this joint proxy statement/prospectus, including the risks outlined in “Risk Factors,” the events and/or circumstances described under “Special Cautionary Note Regarding Forward-Looking Statements” and the information with respect to Origin provided in the reports that Origin files with the SEC from time to time will be important in determining the future results of Origin. As a result of these contingencies, actual future results may vary materially from Origin’s estimates. In view of these uncertainties, the inclusion of certain Origin and BTH unaudited prospective financial information in this joint proxy statement/prospectus is not and should not be viewed as a representation that the forecasted results will be achieved.

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The unaudited prospective financial information presented herein was prepared solely for internal use and not prepared with a view toward public disclosure or toward compliance with published guidelines of any regulatory or professional body. Further, any forward-looking statement speaks only as of the date on which it is made. Neither Origin nor BTH undertakes any obligation to update the unaudited prospective financial information herein to reflect events or circumstances after the date such unaudited prospective financial information was prepared or to reflect the occurrence of anticipated or unanticipated events or circumstances.

The unaudited prospective financial information included in this joint proxy statement/prospectus has been prepared by management of Origin and BTH. Neither Origin’s nor BTH’s independent accountants have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The reports of the independent accountants related to the Origin and BTH financial statements and related notes for the year ended December 31, 2021, which for Origin is included in its Annual Report on Form 10-K for the year ended December 31, 2021, that is incorporated herein by reference, and for BTH is included in its audited consolidated financial statements for the year ended December 31, 2021, that are included in this joint proxy statement/prospectus, relate to the historical financial information of Origin and BTH. They do not extend to the unaudited prospective financial information and should not be read to do so. See “The Merger—Certain Unaudited Prospective Financial Information Considered by BTH’s Financial Advisor” and “The Merger—Certain Unaudited Prospective Financial Information Considered by Origin’s Financial Advisor” for more information.

The market price of Origin common stock after the merger may be affected by factors different from those affecting BTH common stock or Origin common stock currently.

The results of operations of the combined company, as well as the market price of shares of the common stock of the combined company after the merger, may be affected by factors in addition to those currently affecting Origin’s or BTH’s results of operations and the market prices of shares of Origin common stock. Accordingly, the historical financial results of Origin and BTH and the historical market prices of shares of Origin common stock may not be indicative of these matters for the combined company after the merger. For a discussion of the businesses of Origin and of certain factors to consider in connection with that business, see the documents incorporated by reference by Origin into this joint proxy statement/prospectus referred to under “Where You Can Find More Information” beginning on page 156 .

The market price of the combined company’s common stock may decline as a result of the merger.

The market price of the combined company’s common stock may decline as a result of the merger if the combined company does not achieve the perceived benefits of the merger or the effect of the merger on the combined company’s financial results is not consistent with the expectations of financial or industry analysts. In addition, upon completion of the merger, Origin and BTH shareholders will own interests in a combined company operating an expanded business with a different mix of assets, risks and liabilities. Current Origin and BTH shareholders may not wish to continue to invest in the combined company, or for other reasons may wish to dispose of some or all of their shares of the combined company.

The merger may fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Each of Origin and BTH intends and expects the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the obligation of each of Origin and BTH to complete the merger is conditioned upon the receipt, by each company, of a U.S. federal income tax opinion from Origin’s and BTH’s respective legal counsels that concludes that the merger will qualify as a reorganization. These tax opinions represent the legal judgment of counsel rendering the opinion and are not binding on the IRS or the courts. If the merger were to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, then the

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consequences to holders of BTH common stock would be materially different than as described in this joint proxy statement/prospectus. Therefore, we strongly urge you to consult your own tax advisor to determine the particular tax consequences to you if the merger fails to qualify as a reorganization.

BTH and/or Origin may be subject to claims and litigation pertaining to the merger that could prevent or delay the completion of the merger.

Any lawsuits filed in connection with the proposed merger could prevent or delay completion of the merger and result in substantial costs to BTH and Origin, including any costs associated with indemnification of individuals subject to such lawsuits. The defense or settlement of any lawsuit or claim that may be filed seeking remedies against BTH, its board of directors or Origin or its board of directors in connection with the merger that remains unresolved at the effective time of the merger may adversely affect Origin’s business, financial condition, results of operations and cash flows.

The increase in Origin Bank’s total assets resulting from the merger may cause its total assets to exceed $10 billion, and the increased costs and decreased revenue resulting from exceeding such threshold may have a negative impact on Origin’s operating results.

Banks with total assets of more than $10.0 billion as of December 31 of any calendar year are subject to certain requirements not applicable to smaller institutions. Among these requirements are limitations on interchange fees received from customer debit card transactions, enhanced capital monitoring, and direct examination by an additional federal regulator, the Consumer Financial Protection Bureau, or CFPB. Origin’s most recent estimates indicate that the various additional requirements will result in increased annual after-tax expenses and revenue losses of approximately $5.9 million. Management of Origin anticipated that its growth in assets without the merger would cause it to exceed the $10 billion asset threshold, but the merger may accelerate the date on which Origin would begin to incur such expenses and losses of revenue. While management of Origin believes that the other financial benefits of its growth will offset these increased expenses and losses in revenue, there is no guarantee that these financial benefits will be realized, and, if they are not, the increased expenses and decreased revenue would have a negative impact on Origin’s operating results on a net basis.

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UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of the merger based on the historical financial statements and accounting records of Origin and BTH after giving effect to the merger, including the expected issuance of 6,828,390 shares of Origin common stock to BTH’s shareholders pursuant to the merger agreement, and the merger-related pro forma adjustments as described in the notes below. The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting. Under this method, BTH’s assets and liabilities as of the date of the acquisition will be recorded at their respective fair values and added to those of Origin. Any difference between the purchase price for BTH and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. The goodwill resulting from the acquisition will not be amortized to expense, but instead will be reviewed for impairment at least annually. Any core deposit intangible and other intangible assets with estimated useful lives to be recorded by Origin in connection with the acquisition will be amortized to expense over their estimated useful lives. The financial statements of Origin issued after the acquisition will reflect the results attributable to the acquired operations of BTH beginning on the date of completion of the acquisition.

The unaudited pro forma combined condensed financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020, which requires the depiction of the accounting for the transaction, which we refer to as “transaction accounting adjustments,” and allows, but does not require, presentation of the reasonably estimable cost savings and revenue enhancements and other transaction effects that have occurred or are reasonably expected to occur, which we refer to as “management’s adjustments.” Origin has elected not to present management’s adjustments and will only be presenting transaction accounting adjustments in the following unaudited pro forma condensed combined financial information. Pro forma adjustments are included only to the extent they are (1) directly attributable to the merger, (2) factually supportable and (3) with respect to the unaudited pro forma combined statement of income, expected to have a continuing impact on the combined results. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma statements and are described in the accompanying notes. Origin’s management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.

The unaudited pro forma combined consolidated balance sheet combines the historical consolidated balance sheets of Origin and BTH, giving effect to the merger as if it had been consummated on December 31, 2021. The unaudited pro forma combined consolidated statement of income for the year ended December 31, 2021 combines the historical consolidated statements of income of Origin and BTH, giving effect to the merger as if it had been consummated on January 1, 2021 (including assuming all related merger expenses had been incurred on or prior to such date).

The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after further valuation analyses under generally accepted accounting principles, or GAAP, are performed with respect to the fair values of certain tangible and intangible assets and liabilities as of the date of acquisition. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein. In addition, the pro forma income statement information does not include anticipated cost savings or revenue enhancements, which management believes will result from combining certain operating procedures.

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Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact Origin’s consolidated statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities, including any accretion of the investment securities discount resulting from the fair value adjustment of the investment securities portfolio at closing. This adjustment has been omitted due to the recent significant changes in the interest rate environment. Any changes to BTH’s shareholders’ equity, including results of operations from January 1, 2022 through the date the merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited transaction accounting adjustments presented herein. The pro forma calculations, shown herein, assume a closing price for Origin common stock of $        , which represents the closing price of Origin common stock on         , 2022.

The unaudited pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results, which could be affected by the factors discussed under the heading “Special Cautionary Note Regarding Forward-Looking Statements” beginning on page 24 . It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during this period.

The unaudited pro forma condensed combined consolidated financial information has been derived from, and should be read in conjunction with, the historical consolidated financial statements and related notes of Origin and BTH which are included with this joint proxy statement/prospectus or incorporated by reference herein.

The unaudited pro forma data are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Origin common stock or the actual or future results of operations of Origin for any period. Actual results may be materially different than the pro forma information presented.

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UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2021

	Origin	BTH	Pro Forma		Pro Forma
(dollars in thousands)	Historical	Historical	Adjustments	Notes	Combined
Assets
Cash & equivalents	$705,618	$260,619	$(18,000)	A	$948,237
Total securities	1,580,184	463,853	—		2,044,037
Loans held for sale	80,387	609	—		80,996
Loans	5,231,331	1,249,161	(17,572)	B	6,462,920
Allowance for credit losses	(64,586)	(15,492)	(11,535)	C	(91,613)
Total loans held for investment, net	5,166,745	1,233,669	(29,107)		6,371,307

Goodwill	34,368	14,191	103,370	D	151,929
Core deposit intangible & other intangibles	16,962	—	6,519	E	23,481
Other assets	277,021	29,114	8,271	F	314,406

Total Assets	$7,861,285	$2,002,055	$71,053		$9,934,393

Liabilities and Stockholders’ Equity
Total deposits	$6,570,693	$1,724,707	$—		$8,295,400
FHLB borrowings	309,801	—	—		309,801
Other borrowings	—	9,795	—		9,795
Junior subordinated debentures	9,735	7,217	—		16,952
Subordinated debt	147,682	40,200	—		187,882
Other liabilities	93,163	4,158	—		97,321

Total stockholders’ equity	730,211	215,978	71,053	G	1,017,242

Total Liabilities & Stockholders’ Equity	$7,861,285	$2,002,055	$71,053		$9,934,393

A.	Reflects one-time, nonrecurring transaction expenses incurred by both Origin and BTH, net of the tax effect of such expenses.
B.	Reflects purchase accounting adjustment to record BTH’s loans at fair value
C.	Elimination of BTH’s allowance for loan losses and establishment of allowance for credit losses under current expected credit losses methodology, or “CECL”.
D.	Write-off of historical BTH goodwill and creation of estimated goodwill associated with the merger.
E.	Record an estimated core deposit intangible of $6.5 million related to the merger.
F.	Net deferred tax asset entries associated with merger.
G.	Adjustments to (i) eliminate BTH equity, (ii) record the issuance of Origin common stock, (iii) reflect the effect on equity of the transaction expenses and purchase accounting adjustments included herein.
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UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2021

	Origin	BTH	Pro Forma		Pro Forma
(in thousands, other than per share amounts)	Historical	Historical	Adjustments	Notes	Combined
Interest Income	$241,656	$65,711	$7,029	A	$314,396
Interest Expense	25,404	10,105	54	B	35,563
Net Interest Income	216,252	55,606	6,975		278,833

Provision for Credit Losses	(10,765)	6,225	(5,199)	D	(9,739)

Noninterest Income	62,193	2,914	—		65,107
Noninterest Expense	156,779	24,649	570	C	181,998

Pre-Tax Earnings	132,431	27,646	11,604		171,681
Income Tax Expense	23,885	4,983	2,437	E	31,305
Net Income	$108,546	$22,663	$9,167		$140,376

Basic EPS	$4.63	N/A	N/A		$4.64
Diluted EPS	4.60	N/A	N/A		4.60
OBNK Weighted Average Common Shares	23,432	N/A	6,828	F	30,260
OBNK Weighted Average Diluted Common Shares	23,609	N/A	6,928	F	30,537

A.	Adjustment to interest income to record the estimated accretion for the net discount on acquired loans and leases.
B.	Adjustment to interest expense to record the interest cost of cash used in the transaction.
C.	Estimate of amortization of the core deposit intangible based on the estimated CDI for BTH, amortized on an accelerated basis over 10 years.
D.	The BTH provision for loan losses is eliminated and included in the loan fair value adjustment. Provision based on new loan production is established.
E.	Income taxes on the Pro Forma Adjustments were calculated at the standard rate of 21%.
F.	Adjustments to weighted-average shares of common stock and options outstanding to eliminate weighted-average shares of BTH common stock and options outstanding during 2021 and reflect issuance of 6,828,390 shares of Origin common stock and approximately 610,000 OBNK options in the merger.
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BTH SPECIAL MEETING OF SHAREHOLDERS

Date, Time and Place of BTH Special Meeting

The BTH special meeting of shareholders will be held on         , 2022 at         , at          local time. On or about         , 2022, BTH commenced mailing this document and the enclosed forms of proxy cards to its shareholders entitled to vote at the BTH special meeting.

Matters to be Considered

At the BTH special meeting, the holders of BTH common stock will be asked to consider and vote upon the BTH merger proposal, and, if necessary, the BTH adjournment proposal. Completion of the merger is conditioned on, among other things, BTH shareholder approval of the BTH merger proposal. No other business may be conducted at the BTH special meeting.

Recommendation of the BTH Board of Directors

On February 21, 2022, the BTH board of directors approved the merger agreement and the transactions contemplated thereby. Based on BTH’s reasons for the merger described in the section of this joint proxy statement/prospectus entitled “The Merger—BTH’s Reasons for the Merger; Recommendation of the BTH Board of Directors” beginning on page 54 , the BTH board of directors believes that the merger is in the best interests of BTH shareholders.

Accordingly, the BTH board of directors recommends that its shareholders vote “FOR” the BTH merger proposal and, if necessary, that holders of BTH common stock vote “FOR” the BTH adjournment proposal.

Record Date and Quorum

The BTH board of directors has fixed the close of business on         , 2022 as the BTH record date, which is the date for determining the holders of BTH common stock entitled to receive notice of and to vote at the BTH special meeting. As of the BTH record date, there were an aggregate of          shares of BTH common stock entitled to vote at the BTH special meeting or any adjournment thereof. Such outstanding shares of BTH common stock were held by an aggregate of          holders of record.

The presence, in person or represented by proxy, of at least a majority of the total number of outstanding shares of BTH common stock entitled to vote is necessary in order to constitute a quorum for purposes of the matters being voted on at the BTH special meeting. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. Broker non-votes, if any, will not be included in determining whether a quorum exists. No business may be transacted by the holders of BTH common stock at the BTH special meeting unless a quorum is present.

Required Vote; Treatment of Abstentions; Broker Non-Votes and Failure to Vote

The BTH Merger Proposal. The affirmative vote of the holders of at least two thirds (2/3) of the outstanding shares of BTH common stock is required to approve the BTH merger proposal. If you fail to vote in person or by proxy or fail to instruct your bank, broker or other nominee to vote, or if you mark “ABSTAIN” on your proxy card, with respect to the BTH merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

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The BTH Adjournment Proposal. Approval of the BTH adjournment proposal, if presented, requires that the number of votes cast in favor of or “FOR” the BTH adjournment proposal exceed the number of votes cast “AGAINST” the BTH adjournment proposal. If you fail to vote in person or by proxy or fail to instruct your bank, broker or other nominee to vote, or if you mark “ABSTAIN” on your proxy card, with respect to the BTH adjournment proposal, you will not be deemed to have cast a vote with respect to such proposal, and it will have no effect on such proposal.

The BTH board of directors encourages you to complete, date and sign the enclosed proxy card that is applicable to your shares of BTH common stock and return it promptly in the enclosed postage-paid envelope, or by email to InvestorRelations@bthbank.com, so that your voice is heard on these matters.

Voting and Revocation of Proxies

Proxies, in the form enclosed, which are properly executed and returned and not subsequently revoked, will be voted in accordance with the instructions indicated on the proxies. Any properly executed proxy on which voting instructions are not specified will be voted ” FOR” the BTH merger proposal and ” FOR” the BTH adjournment proposal, if applicable.

If you are a shareholder of record of BTH as of         , 2022, the BTH record date, you may submit your proxy before the BTH special meeting by either of the following ways:

•	completing, signing, dating and returning the enclosed proxy card to BTH using the enclosed postage-paid envelope; or
•	completing, signing, dating and returning the enclosed proxy card to BTH at InvestorRelations@bthbank.com.

Whether you intend to submit your proxy by mail or email, your completed proxy card must be received prior to the BTH special meeting.

If you are the record holder of your BTH shares, you may revoke your proxy by:

•	submitting another properly completed proxy card bearing a later date by mail or email which is received prior to the BTH special meeting;
•	sending a written notice which is received prior to the special meeting that you are revoking your proxy to: BT Holdings, Inc., 6657 Old Jacksonville Highway, Tyler, Texas 75703, Attention: Corporate Secretary; or
•	attending the special meeting and notifying the election officials prior to the start of the meeting that you wish to revoke your proxy and vote in person.

Attendance at the BTH special meeting will not, by itself, revoke your proxy. If you hold your shares in street name with a bank or broker, you must contact such bank or broker for instructions as to how to revoke your proxy.

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Shares Held in “Street Name”; Broker Non-Votes

Banks, brokers and other nominees who hold shares of BTH common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank or other nominee that are represented at the BTH special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal.

If your broker, bank or other nominee holds your shares of BTH common stock in “street name,” your broker, bank or other nominee will vote your shares of BTH common stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this joint proxy statement/prospectus.

Shares Subject to Voting Agreement; Shares Held by Directors and Executive Officers

Each director and certain executive officers of BTH and BTH Bank, solely in their capacity as shareholders of BTH, have entered into voting agreements with Origin pursuant to which they have agreed to vote their shares of BTH common stock in favor of the approval of the merger agreement and the merger and against the approval or adoption of any proposal made in opposition to the merger. As of the BTH record date,          shares of BTH common stock, or approximately         % of the outstanding shares of BTH common stock entitled to vote at the BTH special meeting, are bound by the voting agreements.

Solicitation of Proxies; Expenses

This proxy solicitation is made by the BTH board of directors. BTH is responsible for its expenses incurred in preparing, assembling, printing, and mailing this joint proxy statement/prospectus to BTH shareholders. Proxies will be solicited through the mail. Additionally, directors and officers of BTH intend to solicit proxies personally or by telephone or other means of communication. The directors and officers will not be additionally compensated for any such solicitation. BTH will reimburse banks, brokers, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners. In addition, BTH retains the discretion to engage a third-party proxy solicitor to assist BTH in soliciting proxies from the BTH shareholders.

Dissenters’ Rights

BTH shareholders are entitled to assert dissenters’ rights with respect to the merger proposal. These dissenters’ rights are conditioned on strict compliance with the requirements of Chapter 10, Subchapter H of the Texas Business Organizations Code, or TBOC. Please see “The Merger—Dissenters’ Rights,” beginning on page 85 , and the full text of Chapter 10, Subchapter H of the TBOC, which is reproduced in full in Annex D to this joint proxy statement/prospectus, for additional information.

Attending the BTH Special Meeting

All shareholders of BTH as of the BTH record date, including shareholders of record and shareholders who hold their shares in “street name” through banks, brokers, nominees or any other holder of record as of the BTH record date, are invited to attend the BTH special meeting. Shareholders of record of BTH common stock can vote in person at the BTH special meeting. If you are not a shareholder of record as of the BTH record date, you must obtain a proxy card, executed in your favor, from the record holder of your shares, such as a broker, bank

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or other nominee, to be able to vote in person at the BTH special meeting. If you plan to attend the BTH special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, all BTH shareholders must bring a form of personal photo identification with you in order to be admitted. BTH reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the BTH special meeting is prohibited without BTH’s express written consent.

BTH Merger Proposal

BTH is asking its shareholders to approve the BTH merger proposal. Holders of BTH common stock should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A. In addition, holders of BTH common stock should read the documents incorporated by reference herein for further information about Origin.

After careful consideration, the BTH board of directors, by a vote of a majority of its directors, approved the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger, to be advisable and in the best interest of BTH and its shareholders. See “The Merger—BTH’s Reasons for the Merger; Recommendation of the BTH Board of Directors” beginning on page 54 of this joint proxy statement/prospectus for a more detailed discussion of the BTH board of directors’ recommendation.

The BTH board of directors recommends a vote “FOR” the BTH merger proposal.

BTH Adjournment Proposal

The BTH special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the BTH special meeting to approve the BTH merger proposal.

If, at the BTH special meeting, the number of shares of BTH common stock present or represented and voting in favor of the BTH merger proposal is insufficient to approve the BTH merger proposal, BTH intends to move to adjourn the BTH special meeting in order to enable the BTH board of directors to solicit additional proxies for approval of the BTH merger proposal. In that event, BTH will ask the holders of BTH common stock to vote upon the BTH adjournment proposal, but not the BTH merger proposal.

In this proposal, BTH is asking the holders of BTH common stock to authorize the holder of any proxy solicited by the BTH board of directors on a discretionary basis to vote in favor of adjourning the BTH special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from BTH shareholders who have previously voted.

The BTH board of directors recommends a vote “FOR” the BTH adjournment proposal.

Assistance

If you need assistance in completing your proxy card, have questions regarding BTH’s special meeting or would like additional copies of this joint proxy statement/prospectus, please contact BTH Investor Relations by phone at (903) 561-6617 by email to InvestorRelations@bthbank.com.

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ORIGIN SPECIAL MEETING OF SHAREHOLDERS

Date, Time and Place of Origin Special Meeting

The Origin special meeting of shareholders will be held on Wednesday, June 29 , 2022, at Squire Creek Country Club, 289 Squire Creek Parkway, Choudrant, Louisiana 71227, at 1:00 p.m. local time. On or about May 6 , 2022, Origin commenced mailing this document and the enclosed forms of proxy card to its shareholders entitled to vote at the Origin special meeting.

Matters to be Considered

At the Origin special meeting, the holders of Origin common stock will be asked to consider and vote upon the Origin merger proposal and, if necessary, the Origin adjournment proposal. Completion of the merger is conditioned on, among other things, Origin shareholder approval of the Origin merger proposal. No other business may be conducted at the Origin special meeting.

Recommendation of the Origin Board of Directors

On February 23, 2022, the Origin board of directors unanimously approved the merger agreement and the transactions contemplated thereby. Based on Origin’s reasons for the merger described in the section of this joint proxy statement/prospectus entitled “The Merger—Origin’s Reasons for the Merger; Recommendation of the Origin Board of Directors” beginning on page 69 , the Origin board of directors believes that the merger and the issuance of shares of Origin common stock as merger consideration is in the best interests of Origin shareholders. Accordingly, the Origin board of directors unanimously recommends that its shareholders vote “FOR” the Origin merger proposal and, if necessary, vote “FOR” the Origin adjournment proposal.

Record Date and Quorum

The Origin board of directors has fixed the close of business on April 25 , 2022 as the Origin record date, which is the date for determining the holders of Origin common stock entitled to receive notice of and to vote at the Origin special meeting. As of the Origin record date, there were 23,753,057 shares of Origin common stock outstanding and entitled to notice of, and to vote at, the Origin special meeting or any adjournment thereof, and such outstanding shares of Origin common stock were held by approximately 661 holders of record. Each share of Origin common stock entitles the holder to one vote at the Origin special meeting on each proposal to be considered at the Origin special meeting.

The holders of a majority of the shares of Origin common stock issued and outstanding and entitled to vote at the Origin special meeting must be present, either in person or by proxy, to constitute a quorum at the Origin special meeting. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. Broker non-votes, if any, will not be included in determining whether a quorum exists. No business may be transacted by the holders of Origin common stock at the Origin special meeting unless a quorum is present.

Required Vote; Treatment of Abstentions; Broker Non-Votes and Failure to Vote

The Origin Merger Proposal. Approval of the Origin merger proposal requires that the number of votes cast in favor of or “FOR” the Origin merger proposal exceed the number of votes cast “AGAINST” the Origin merger proposal. If you fail to vote in person or by proxy or fail to instruct your bank, broker or other nominee to vote, or if you mark “ABSTAIN” on your proxy card, with respect to the Origin merger proposal, you will not be deemed to have cast a vote with respect to such proposal, and it will have no effect on such proposal.

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The Origin Adjournment Proposal. Approval of the Origin adjournment proposal, if presented, requires that the number of votes cast in favor of or “FOR” the Origin adjournment proposal exceed the number of votes cast “AGAINST” the Origin adjournment proposal. If you fail to vote in person or by proxy or fail to instruct your bank, broker or other nominee to vote, or if you mark “ABSTAIN” on your proxy card, with respect to the Origin adjournment proposal, you will not be deemed to have cast a vote with respect to such proposal, and it will have no effect on such proposal.

The Origin board of directors encourages you to complete, date and sign the enclosed proxy card that is applicable to your shares of Origin common stock and return it promptly in the enclosed postage-paid envelope, or vote by phone or internet, so that your voice is heard on these matters.

Voting and Revocation of Proxies

Proxies, in the forms enclosed, which are properly executed and returned and not subsequently revoked, will be voted in accordance with the instructions indicated on the proxies. Any properly executed proxy on which voting instructions are not specified will be voted “FOR” the Origin merger proposal and “FOR” the Origin adjournment proposal, if applicable.

If you are a shareholder of record of Origin as of April 25 , 2022, the Origin record date, you may submit your proxy before the Origin special meeting in any of the following ways:

•	by mail, by completing, signing, dating and returning the enclosed proxy card to Origin using the enclosed postage-paid envelope;
•	by telephone, by calling toll-free (866) 883-3382 and following the recorded instructions; or
•	via the internet, by accessing the website www.proxypush.com/obnk and following the instructions on the website.

If you intend to submit your proxy by telephone or via the internet, you must do so by 11:59 p.m. Central time on the day before the Origin special meeting. If you intend to submit your proxy by mail, your completed proxy card must be received prior to the Origin special meeting.

If you are the record holder of your Origin shares, you may revoke your proxy at any time before it is voted at the special meeting by:

•	giving written notice to the Corporate Secretary of Origin;
•	submitting another properly completed proxy bearing a later date which is received prior to the Origin special meeting;
•	casting a new vote by telephone or via the internet at any time before 11:59 p.m. Central time on the day before the Origin special meeting; or
•	attending the Origin special meeting in person, notifying the election official that you wish to revoke your proxy and voting in person prior to polls closing.
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All written notices of revocation and other communications with respect to revocation or proxies should be sent to: Origin Bancorp, Inc., 500 South Service Road East, Ruston, Louisiana 71270, Attn: Corporate Secretary. Attendance at the Origin special meeting will not, by itself, revoke your proxy. If you hold your shares in street name with a bank or broker, you must contact such bank or broker for instructions as to how to revoke your proxy.

Shares Held in “Street Name”; Broker Non-Votes

Banks, brokers and other nominees who hold shares of Origin common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank or other nominee that are represented at the Origin special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. As a result, we do not expect any broker non-votes at the Origin special meeting.

If your broker, bank or other nominee holds your shares of Origin common stock in “street name,” your broker, bank or other nominee will vote your shares of Origin common stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this joint proxy statement/prospectus.

Shares Subject to Voting Agreement; Shares Held by Directors and Executive Officers

Each director of Origin and Origin Bank, solely in their capacity as shareholders of Origin, have entered into voting agreements with Origin pursuant to which they have agreed to vote their shares of Origin common stock in favor of the approval of the merger agreement and the merger and against the approval or adoption of any proposal made in opposition to the merger. As of the Origin record date, 1,352,193 shares of Origin common stock, or approximately 5.69 % of the outstanding shares of Origin common stock entitled to vote at the Origin special meeting, are bound by the voting agreements.

Solicitation of Proxies; Expenses

This proxy solicitation is made by the Origin board of directors. Origin is responsible for its expenses incurred in preparing, assembling, printing, and mailing this joint proxy statement/prospectus to Origin shareholders. Proxies will be solicited through the mail. Additionally, directors and officers of Origin intend to solicit proxies personally or by telephone or other means of communication. The directors and officers will not be additionally compensated for any such solicitation. Origin will reimburse banks, brokers, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners. In addition, Origin retains the discretion to engage a third-party proxy solicitor to assist Origin in soliciting proxies from the Origin shareholders.

Attending the Origin Special Meeting

All shareholders of Origin as of the Origin record date, including shareholders of record and shareholders who hold their shares in “street name” through banks, brokers, nominees or any other holder of record as of the Origin record date, are invited to attend the Origin special meeting. Shareholders of record of Origin common stock can vote in person at the Origin special meeting. If you are not a shareholder of record as of the Origin record date, you must obtain a proxy card, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the Origin special meeting. If you plan to attend

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the Origin special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, all Origin shareholders must bring a form of personal photo identification with you in order to be admitted. Origin reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the Origin special meeting is prohibited without Origin’s express written consent.

Origin Merger Proposal

Origin is asking its shareholders to approve the Origin merger proposal. Holders of Origin common stock should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A.

After careful consideration, the Origin board of directors, by a unanimous vote of all directors, approved the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger and the issuance of shares of Origin common stock as merger consideration, to be advisable and in the best interest of Origin and its shareholders. See “The Merger—Origin’s Reasons for the Merger; Recommendation of the Origin Board of Directors” beginning on page 69 of this joint proxy statement/prospectus for a more detailed discussion of the Origin board of directors’ recommendation.

The Origin board of directors unanimously recommends a vote “FOR” the Origin merger proposal.

Origin Adjournment Proposal

The Origin special meeting may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Origin special meeting to approve the Origin merger proposal.

If, at the Origin special meeting, the number of shares of Origin common stock present or represented and voting in favor of the Origin merger proposal is insufficient to approve the Origin merger proposal, Origin intends to move to adjourn the Origin special meeting in order to enable the Origin board of directors to solicit additional proxies for approval of the Origin merger proposal. In that event, Origin will ask the holders of Origin common stock to vote upon the adjournment proposal, but not the Origin merger proposal.

In this proposal, Origin is asking the holders of Origin common stock to authorize the holder of any proxy solicited by the Origin board of directors on a discretionary basis to vote in favor of adjourning the Origin special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from Origin shareholders who have previously voted.

The Origin board of directors unanimously recommends a vote “FOR” the Origin adjournment proposal.

Assistance

If you need assistance in completing your proxy card, have questions regarding Origin’s special meeting or would like additional copies of this joint proxy statement/prospectus, please contact Chris Reigelman, Investor Relations, at Origin by phone at (318) 497-3177 or by email to chris@originbank.com.

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THE MERGER

The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this joint proxy statement/prospectus and incorporated herein by reference, and Origin and BTH urge you to carefully read this entire joint proxy statement/prospectus, including the merger agreement, for a more complete understanding of the merger.

Terms of the Merger

Each of the boards of directors of Origin and BTH has approved the merger agreement and the transactions contemplated thereby including, in the case of the Origin board of directors, the issuance of shares of Origin common stock as merger consideration. The merger agreement provides that, subject to the terms and conditions set forth in the merger agreement, BTH will merge with and into Origin, with Origin continuing as the surviving entity. Following the merger, BTH Bank, BTH’s wholly-owned banking subsidiary, will merge with and into Origin Bank, Origin’s wholly-owned banking subsidiary, with Origin Bank as the surviving bank.

If the merger is completed, in exchange for all outstanding shares of BTH common stock, Origin will issue an aggregate of 6,828,390 shares of its common stock to the shareholders of BTH. Each share of BTH common stock issued and outstanding immediately prior to the effective time of the merger will convert into the right to receive such shares’ pro rata share of the merger consideration. The merger consideration is subject to downward adjustment based on BTH’s adjusted tangible equity at closing. Following the completion of the merger, assuming no adjustment to the merger consideration, former BTH shareholders will own approximately 22.33 % of the combined company based on the number of shares of Origin common stock outstanding as of April 25, 2022 .

Origin’s shareholders and BTH’s shareholders are being asked to approve the Origin merger proposal and the BTH merger proposal, respectively. For more information regarding the terms of the merger agreement, including the consideration to be issued to BTH’s shareholders and potential adjustments thereto, see “The Merger Agreement” beginning on page 90 , and the copy of the merger agreement attached as Annex A to this joint proxy statement/prospectus and incorporated herein by reference.

Background of the Merger

As part of the ongoing consideration and evaluation of their respective long-term prospects and strategies, each of Origin’s and BTH’s board of directors (which we refer to in this section as the “Origin board of directors” and the “BTH board of directors,” respectively) and the senior management of Origin and BTH have regularly reviewed and assessed their respective business strategies and objectives, including assessments of strategic growth opportunities potentially available to Origin and BTH. These strategic discussions have focused on, among other things, prospects and developments in the financial services industry, the regulatory environment, the economy and the financial markets generally, and the implications of such developments for financial institutions generally and Origin and BTH, in particular. These strategic discussions were part of the respective continuous efforts of Origin and BTH to enhance value for their respective shareholders and deliver the best possible services to their respective customers and communities.

These strategic reviews have also included assessments of ongoing consolidation in the financial services industry and the benefits and risks to Origin and BTH, respectively, and their respective shareholders of strategic combinations compared to the benefits and risks of continued operation as a stand-alone company. Factors assessed in connection with these reviews have included the benefits and risks of operating in existing and new markets, competition, potential expense and revenue synergies, regulatory requirements, the interest rate environment, scale and diversification, credit risk, market risk and the impacts of rapidly changing technology and the delivery channels for products and services.

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BTH’s historical strategy to building a successful organization and business has been based on the fundamental idea that the business’s foundation and infrastructure must be equipped to manage risk and deliver profitable growth for the long term. Since inception, BTH’s business model has been to accept necessary risks to generate a more desirable, long-term reward. These same attributes apply to the consideration of any business combination transaction.

In early 2019, Drake Mills, President and Chief Executive Officer of Origin, reached out to Bob Dyer, the Chairman and Chief Executive Officer of BTH at that time, to introduce himself and to express an interest in discussing a potential business combination transaction between the two institutions. While Mr. Dyer was interested in meeting Mr. Mills and exploring a potential transaction, due to Mr. Dyer’s cancer diagnosis soon thereafter a potential visit with Mr. Mills was placed on hold. Ultimately, no meeting was arranged due to Mr. Dyer’s passing away in October 2020.

On January 29, 2021, Mr. Mills telephoned Jay Dyer, Bob Dyer’s son and Executive Vice President of BTH, to discuss the possibility of a meeting to discuss their respective companies.

On February 8, 2021, Lori Sirman, President and Vice Chairman of BTH, and Jay Dyer met with Mr. Mills and other Origin officers in Dallas, Texas, where they discussed their respective companies, the similarity in their cultures and the potential synergies between their respective companies.

As a continuation of their previous conversations and to continue their socialization efforts, on May 5-6, 2021, Jay Dyer met with Mr. Mills and other Origin officers in Choudrant, Louisiana to continue discussions about the similarity in their cultures and the potential synergies between their respective companies.

On July 12, 2021, Ms. Sirman and Jay Dyer continued their discussions regarding a possible strategic business combination with Mr. Mills and other Origin officers in Choudrant, Louisiana, which discussions continued into July 13, 2021 in Ruston, Louisiana.

On August 13, 2021, BTH and Origin entered into a mutual Confidentiality Agreement and began to share information about each organization for due diligence purposes.

On September 13, 2021, Ms. Sirman and Jay Dyer met with Mr. Mills and other Origin officers in Dallas, Texas to continue their discussions regarding the potential synergies between the companies and the logistical and business questions surrounding a possible merger. They also discussed general structure and valuation thoughts about a business combination transaction between the organizations.

On September 20, 2021, at a special meeting of the BTH board of directors, BTH management advised the BTH board of directors of the preliminary discussions with Origin and the potential similarities in their cultures and approach to banking. BTH management also described the potential financial terms of a business combination with Origin on a preliminary basis.

From September 23 to September 26, 2021, the parties continued their discussions when Jay Dyer met with Mr. Mills and other Origin officers in Choudrant, Louisiana to further explore the possibility business combination, the customer service philosophies and cultures of each business, and the potential synergies.

On September 30, 2021, BTH engaged Piper Sandler as the financial advisor to the BTH board of directors.

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On October 19, 2021, at a regular meeting of the BTH board of directors, Ms. Sirman and Jay Dyer advised the board of Origin’s interest in pursuing a business combination transaction and the preliminary discussions. Also present at the meeting were representatives of Piper Sandler and Norton Rose Fulbright US LLP, which we refer to as “Norton Rose Fulbright,” legal counsel to BTH. At the meeting, BTH management briefed directors on due diligence undertaken to date as well as the discussions that had taken place between BTH and Origin since the prior BTH board of directors meeting. Ms. Sirman updated the BTH board of directors on the discussions regarding the potential strategic combination and provided a proposed timeline for due diligence and further evaluation of the potential transaction. Representatives of Norton Rose Fulbright described preliminary legal remarks to the BTH board of directors regarding its role, responsibilities and obligations. Representatives of Piper Sandler presented a preliminary financial analysis of the potential transaction to the BTH board of directors. Additionally, representatives of Piper Sandler discussed the assumptions used in Piper Sandler’s preliminary analysis, which would be adjusted as necessary after the completion of due diligence; the projected financial implications of the merger; and historical exchange ratios in precedent transactions of similar size. The BTH board of directors discussed the analysis of the economics and risks of the merger with the representatives of Piper Sandler and Norton Rose Fulbright. At the conclusion of the meeting, the BTH board of directors approved proceeding with negotiations with Origin.

On November 2, 2021, Ms. Sirman and Jay Dyer met with Mr. Mills and other Origin officers in Dallas, Texas to further discuss the prospective merger between Origin and BTH.

On November 4, 2021, Origin delivered a draft of a letter of intent to representatives of Piper Sandler.

On November 5, 2021, management of Origin met with representatives of Piper Sandler and Norton Rose Fulbright to review the terms of the letter of intent.

From November 6 to November 24, 2021, BTH and Origin negotiated the terms of the letter of intent.

At a special meeting of the BTH board of directors on November 15, 2021, BTH management updated the BTH board of directors on the due diligence process and the terms of the draft letter of intent received on November 4, 2021. After a fulsome discussion of BTH’s strategic plan and the potential benefits and risks of proceeding with discussions with Origin about a business combination transaction, the BTH board of directors authorized management to continue its dialogue with Origin regarding the potential transaction as generally outlined in the letter of intent and to report back to the BTH board of directors.

The November 4 draft of the letter of intent contemplated, among other things, the issuance of 6,671,936 shares of Origin common stock in exchange for all of the issued and outstanding shares of BTH common stock as of the effective time of the merger. The draft letter of intent did not provide a minimum adjusted tangible equity concept, a termination right for BTH upon a decline in Origin’s stock price, or board representation for the legacy BTH shareholders.

The parties continued to negotiate the terms of the letter of intent, including the number of shares of Origin common stock to be issued. On November 24, 2021, Origin delivered a revised draft of the letter of intent in which Origin agreed to increase the number of shares of Origin common stock to be issued to BTH common shareholders to 6,828,390. The November 24 draft of the letter of intent included a deal protection mechanism for Origin that would allow Origin to terminate the merger agreement if BTH’s tangible common equity at closing, after giving effect to BTH’s expenses of the transaction, was less than $204 million, as well as deal protection mechanism for BTH that would allow BTH to terminate the merger agreement upon a specified decline in Origin’s stock price (subject to Origin’s ability to deliver a minimum amount of merger consideration). In addition, the revised letter of intent provided that Origin would, at the effective time of the merger, increase the size of the Origin board of directors by two and appoint two outside directors mutually agreeable to Origin and BTH.

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On November 26, 2021, the board of directors of BTH held a special meeting. Also present at the meeting were representatives of Piper Sandler and Norton Rose Fulbright. At the meeting, management of BTH described the revised letter of intent to the BTH board of directors and the representatives of Piper Sandler and Norton Rose Fulbright answered questions about the letter of intent. After a lengthy discussion, the BTH board of directors approved further negotiations with Origin regarding the letter of intent specifically to address concerns associated with the termination right regarding the amount of tangible adjusted equity that would be required at closing and representation on the Origin board of directors for legacy BTH shareholders.

Following the delivery by Origin of the November 24 draft letter of intent, BTH and Origin continued to negotiate the terms of the letter of intent, particularly around the amount of tangible adjusted equity that BTH would be required to deliver at closing, a potential adjustment to the exchange ratio if BTH delivered less than the stated amount of adjusted tangible equity (rather than a termination right), and the mechanics associated with determining such adjustment to the exchange ratio.

On December 3, 2021, Origin delivered a revised draft letter of intent to Origin. As a result of the discussions between the parties and their respective advisors, the December 3 draft letter of intent removed the termination right associated with BTH’s tangible common equity and replaced it with a purchase price adjustment in the event BTH’s Adjusted Tangible Equity, as defined in the letter of intent, was less than $201 million at closing. The December 3rd letter of intent also provided that Ms. Sirman and Jay Dyer would be appointed to serve on the Origin board of directors as of the closing of the merger and for the two annual meetings of Origin shareholders thereafter.

After December 3, 2021, Origin and BTH continued to discuss the Adjusted Tangible Equity purchase price adjustment, particularly as it related to the impact of fluctuations in the value of BTH’s securities portfolio on that calculation.

As a result of those discussions, on December 20, 2021, Origin delivered a revised letter of intent providing for a minimum Adjusted Tangible Equity of $198 million. The December 20 draft letter of intent also provided that BTH would designate its two Origin board representatives, who would be appointed to the board of Origin if reasonably acceptable to Origin.

At a BTH board of directors meeting on December 20, 2021, management of BTH as well as representatives of Piper Sandler and Norton Rose Fulbright described the changes to the letter of intent since the last BTH board meeting as well as BTH management’s expectation regarding BTH’s Adjusted Tangible Equity at closing. At the conclusion of the meeting, the BTH board of directors approved the letter of intent and authorized management of BTH to execute and deliver it to Origin.

On December 21, 2021, BTH and Origin executed the letter of intent.

Following execution of the letter of intent, the parties and their respective representatives conducted further due diligence. Origin engaged a third-party loan review firm to provide an analysis of BTH’s loan portfolio.

The parties continued their discussions surrounding a potential business combination, the benefits for the respective companies and their shareholders, and the cultural impact on the businesses on January 5, 2022, when Ms. Sirman and Jay Dyer met with Mr. Mills and other Origin officers in Dallas, Texas.

On January 12, 2022, Ms. Sirman and Jay Dyer strategized with Mr. Mills and other Origin officers in Dallas, Texas, regarding the possible transaction structure and social issues associated with the combined company.

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On January 18, 2022, Messrs. Mills and Reigelman met with the board of directors for BTH in Tyler, Texas to discuss the potential merger, consider potential risks related to the transaction, and discuss the potential expected benefits of the proposed strategic business combination.

On January 24, 2022, Fenimore Kay Harrison LLP, legal counsel to Origin, delivered a draft of the merger agreement to Norton Rose Fulbright. Between January 24 and February 23, 2022, representatives of BTH and Origin, along with their respective financial and legal advisors negotiated the terms of the merger agreement and the ancillary documents including, the method to calculate an adjustment to the merger consideration in the event that BTH’s Adjusted Tangible Equity at closing is less than $198 million and providing that the maximum amount of accumulated other comprehensive loss resulting from unrealized securities losses (defined in the merger agreement as “Securities AOCI”), that would be included in BTH’s Adjusted Tangible Equity is $5 million.

The parties met in Ruston, Louisiana on February 10, 2022, to discuss the logistics and details surrounding the proposed merger among Ms. Sirman, Jay Dyer, other BTH officers and Mr. Mills and other Origin officers.

On February 11, 2022, Origin engaged Stephens Inc., which we refer to as “Stephens,” as the financial advisor to the Origin board of directors.

On February 21, 2022, the BTH board of directors held a special meeting to analyze and further consider the negotiated terms of the proposed merger and entry into the merger agreement by BTH. Members of BTH management and representatives of Norton Rose Fulbright and Piper Sandler also attended this meeting. Piper Sandler reviewed its financial analysis of the proposed merger with the BTH board of directors and rendered to the BTH board of directors an oral opinion, which was subsequently confirmed by delivery of a written opinion, to the BTH board of directors to the effect that, as of the date of such written opinion and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in such written opinion, the per share merger consideration provided for pursuant to the merger agreement was fair, from a financial point of view, to holders of BTH common stock. Representatives of Norton Rose Fulbright then provided an updated summary of the proposed terms of the merger agreement and the ancillary agreements, reviewed the BTH board of directors’ fiduciary duties in connection with its evaluation of the potential merger and described the resolutions the directors of BTH would be asked to consider if they were to approve the merger. At the conclusion of the meeting, after careful review and discussion by the BTH board of directors, including consideration of the factors described below under “The Merger- BTH’s Reasons for the Merger; Recommendation of BTH’s Board of Directors,” the BTH board of directors determined that the merger agreement and the transactions contemplated thereby were advisable and in the best interests of BTH and its shareholders, and approved the merger agreement and the transactions contemplated thereby and entry into the merger agreement by BTH.

On February 23, 2022, the Origin board of directors held a meeting, which was attended by representatives of Stephens and Fenimore Kay Harrison LLP. Representatives of Fenimore Kay Harrison LLP reviewed the final terms of the proposed merger agreement and related transaction documents with the Origin board of directors. Also at this meeting, Stephens reviewed with the Origin board of directors its financial analysis of the merger consideration delivered to the Origin board of directors its written opinion, dated February 23, 2022, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the consideration to be given by Origin in the transaction, is fair, from a financial point of view, to Origin. See “The Merger—Opinion of Origin’s Financial Advisor.” After taking into consideration the matters discussed during this meeting and prior meetings of the Origin board of directors, including the factors described under the section of this joint proxy statement/prospectus entitled “The Merger—Origin’s Reasons for the Merger; Recommendation of the Origin Board of Directors,” the Origin board of directors unanimously approved the merger agreement and related actions and recommended the adoption and approval of the merger agreement and transactions to the Origin shareholders. On February 23, 2022, BTH and Origin executed the merger agreement.

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The transaction was announced the morning of Thursday, February 24, 2022, before the opening of the financial markets in New York, in a press release jointly issued by Origin and BTH.

BTH’s Reasons for the Merger; Recommendation of the BTH Board of Directors

The BTH board of directors believes that the merger is in the best interests of BTH and the shareholders. Accordingly, the BTH board of directors has approved the merger agreement and recommends that the BTH shareholders vote “FOR” approval of the BTH merger proposal.

In reaching its decision to approve the merger agreement and to recommend its approval to BTH shareholders, the BTH board of directors evaluated the merger and the merger agreement in consultation with its executive management, Piper Sandler, BTH’s outside financial advisor, and BTH’s legal counsel. In arriving at its recommendation, the BTH board of directors considered a number of factors, including the following:

•	the BTH board of directors’ familiarity with and review of the information concerning the business, results of operations, financial condition, competitive position and future prospects of BTH;
•	the belief of the BTH board of directors that the value of the merger consideration to be received by BTH’s shareholders pursuant to the merger agreement represents a fair price for the shares of BTH’s common stock;
•	the financial terms of recent business combinations in the financial services industry and a comparison of the multiples of selected combinations with the terms of the proposed transition with Origin;
•	the treatment of the merger as a “reorganization” within the meaning of Section 368(a) of the Code with the result that the BTH common stock exchanged for Origin common stock is generally tax-free, depending on each BTH shareholder’s individual circumstances;
•	the current and prospective environment in which BTH operates, including overall local and regional economic conditions, the competitive environment for banks and other financial institutions, the increased regulatory burdens on financial institutions and the trend toward consolidation in the banking industry;
•	the results that BTH could expect to achieve operating independently, and the likely risks and benefits to shareholders of that course of action, as compared with the value of the merger consideration;
•	the opportunities and prospects of BTH for future organic growth and/or future growth through acquisitions;
•	the limited liquidity that BTH shareholders have with respect to their investment in BTH, for which there is no active public market, and that shareholders of BTH will receive merger consideration in shares of Origin common stock, which is publicly traded on the NASDAQ Global Select Market, which would be expected to provide such shareholders with increased liquidity of their investment;
•	the resources required to keep pace with technology and cybersecurity risks;
•	that a merger with a larger bank holding company could provide the opportunity to realize economies of scale, add infrastructure and operational support and enhance customer products and services;
•	the belief of the BTH board of directors that Origin emphasizes many of the same values embraced by BTH in the conduct of its business, such as, excellent customer service, employee development and delivering value to shareholders;
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•	the prospects for continued growth and enhanced performance of the combined company;
•	the opinion rendered to the BTH board of directors by Piper Sandler to the effect that, as of February 21, 2022, and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Piper Sandler as described in such written opinion, the per share merger consideration provided for pursuant to the merger agreement was fair, from a financial point of view, to holders of BTH common stock;
•	the historical performance of Origin;
•	the anticipated likelihood of Origin to receive the requisite regulatory approvals in a timely manner;
•	the belief that the proposed merger enables BTH to maintain meaningful influence in the direction of the newly combined company;
•	the potential effect of the merger on BTH’s employees, including the prospects for continued employment and the severance and other benefits agreed to be provided by Origin to BTH’s employees; and
•	the terms and conditions of the merger agreement, including the parties’ respective representations, warranties, covenants and other agreements, the conditions to closing and the limitations on BTH’s ability to pursue other merger opportunities.

The BTH board of directors also considered the risks and potential negative factors outlined below, but concluded that the anticipated benefits of combining with Origin were likely to outweigh substantially these risks and factors. These risks included:

•	the lack of control of the BTH board of directors and BTH’s shareholders over future operations and strategy of the combined company as compared to remaining independent;
•	the requirement that BTH conduct its business in the ordinary course and the other restrictions on the conduct of BTH’s business before completion of the merger, which could delay or prevent BTH from undertaking business opportunities that may arise before completion of the merger;
•	the possibility that BTH may not be able to deliver $198 million in adjusted tangible equity at closing which would result in a reduction of the merger consideration;
•	the fact that the value of the merger consideration will fluctuate between the date of the merger agreement and the closing date and will not be known at the time the BTH shareholders vote on the BTH merger proposal;
•	the fact that certain benefits of the merger are reliant on the successful operation of Origin in the future as opposed to selling BTH entirely for cash, which would deliver all value to BTH shareholders upon closing of such a sale;
•	that under the merger agreement, BTH may not solicit competing proposals for the acquisition of BTH; and
•	BTH’s obligation to pay Origin a termination fee of $12.0 million in certain circumstances.

The reasons set out above for the merger are not intended to be exhaustive but are believed to include material factors considered by the BTH board of directors in approving the merger. In reaching its determination, the BTH board of directors did not assign any relative or specific weights to different factors, and individual directors may have given different weights to different factors.

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The BTH board of directors conducted an overall analysis of the factors described above as a whole, including thorough discussions with, and questioning of, its executive management and outside financial and legal advisors. Based on the reasons stated, the BTH board of directors believed that the merger was in the best interest of BTH’s shareholders and approved the merger agreement and the merger. All directors present at the meeting of the BTH board of directors voted to approve the merger agreement and the merger.

The foregoing explanation of the BTH board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Special Cautionary Note Regarding Forward-Looking Statements” beginning on page 24 .

The BTH board of directors determined that the merger and the merger agreement are in the best interests of BTH and its shareholders. Accordingly, the BTH board of directors approved the merger and the merger agreement and unanimously recommends that BTH shareholders vote “FOR” approval of the BTH merger proposal and “FOR” the BTH Adjournment Proposal.

Certain Unaudited Prospective Financial Information Considered by BTH’s Financial Advisor

BTH and Origin do not, as a matter of course, publicly disclose forecasts or internal projections as to their respective future performance, earnings or other results given, among other reasons, the inherent uncertainty of the underlying assumptions and estimates, other than, from time to time with respect to Origin, estimated ranges of certain expected financial results and operational metrics for the current year and certain future years in its regular earnings press releases and other investor materials.

However, in connection with the merger, (a) Origin’s management prepared certain unaudited prospective financial information with respect to Origin for the calendar years 2024 through 2026 on a standalone basis without giving effect to the merger, which unaudited information was provided to Piper Sandler for the purposes of its analysis performed in connection with its fairness opinion, and (b) BTH’s management prepared certain unaudited prospective financial information with respect to BTH for the calendar years 2022 through 2026 on a standalone basis without giving effect to the merger, which unaudited information was provided to Piper Sandler for the purposes of its analysis performed in connection with its fairness opinion. The fairness opinion issued by Piper Sandler is described in more detail in this joint proxy statement/prospectus under “—Opinion of BTH’s Financial Advisor.” In this section, we refer to this information considered by Piper Sandler collectively as the “prospective financial information.”

The prospective financial information was not prepared for the purposes of, or with a view toward, public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, published guidelines of the SEC regarding forward-looking statements or GAAP. A summary of certain significant elements of this information is set forth below, and is included in this joint proxy statement/prospectus solely for the purpose of providing BTH shareholders access to certain nonpublic information made available to Piper Sandler, BTH’s financial advisor for the purpose of performing financial analyses in connection with its fairness opinion.

Although presented with numeric specificity, the prospective financial information reflects numerous estimates and assumptions made by BTH’s senior management or Origin’s senior management, as applicable, at the time such prospective financial information was prepared or approved for use by the financial advisors and represent BTH senior management’s or Origin senior management’s respective evaluation of BTH’s expected future financial performance on a stand-alone basis, without reference to the merger, and Origin senior management’s evaluation of Origin’s expected future financial performance on a stand-alone basis, without reference to the merger. These and the other estimates and assumptions underlying the prospective financial information involve judgments with respect to, among other things, economic, competitive, regulatory and financial market conditions, and future business decisions that may not be realized and that are inherently subject

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to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industry in which BTH and Origin operate and the risks and uncertainties described under “Risk Factors,” and “Special Cautionary Statement Regarding Forward-Looking Statements,” all of which are difficult to predict and many of which are outside the control of BTH and Origin and will be beyond the control of the combined company. There can be no assurance that the underlying assumptions would prove to be accurate or that the projected results would be realized, and actual results could differ materially from those reflected in the prospective financial information, whether or not the merger is completed. Further, these assumptions do not include all potential actions that the senior management of BTH or Origin could or might have taken during these time periods.

The inclusion in this joint proxy statement/prospectus of the unaudited prospective financial information below should not be regarded as an indication that BTH, Origin, or their respective boards of directors or financial advisors, considered, or now consider, this prospective financial information to be material information to any BTH shareholders or Origin shareholders, as the case may be, particularly in light of the inherent risks and uncertainties associated with such prospective financial information. The prospective financial information is not fact and should not be relied upon as being necessarily indicative of actual future results. The prospective financial information also reflects numerous variables, expectations and assumptions available at the time it was prepared as to certain business decisions that are subject to change and do not take into account any circumstances or events occurring after the date they were prepared. No assurances can be given that if the prospective financial information and the underlying assumptions had been prepared as of the date of this joint proxy statement/prospectus, similar assumptions would be used. In addition, the prospective financial information may not reflect the manner in which Origin would operate the combined company after the merger.

Henry & Peters, PC (BTH’s independent auditor) and BKD, LLP (Origin’s independent registered public accounting firm) have not examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these prospective financial information and, accordingly, Henry & Peters, PC and BKD, LLP have not expressed any opinion or given any other form of assurance with respect thereto and they assume no responsibility for the prospective financial information. The reports of Henry & Peters, PC and BKD, LLP included or incorporated by reference in this joint proxy statement/prospectus relate to the historical financial information of BTH and Origin, respectively. Such reports do not extend to the prospective financial information and should not be read to do so. No independent auditor or independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these prospective financial information and, accordingly, no independent auditor or independent registered public accounting firm has expressed any opinion or given any other form of assurance with respect thereto and no independent auditor or independent registered public accounting firm assumes any responsibility for the prospective financial information.

Prospective Financial Information Considered by BTH’s Financial Advisor

The following table presents select unaudited financial forecasts of BTH for the years ending December 31, 2022 through December 31, 2026, as confirmed by the senior management of BTH, which was used by BTH’s financial advisor in connection with its financial analysis.

BTH Internal Financial Projections (Unaudited)

	For the Year Ended December 31,
	2022	2023	2024	2025	2026
Net income (in thousands)	$25,399	$30,428	$32,247	$37,420	$39,261
Earnings per share	$2.42	$2.90	$3.07	$3.57	$3.74
Common dividends per share	$0.00	$0.00	$0.00	$0.00	$0.00
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Origin Prospective Financial Information

The following table presents select unaudited financial forecasts of Origin. Piper Sandler used publicly available mean analyst net income estimates for Origin for the years ending December 31, 2022 and 2023, as well as an estimated growth rate for Origin for the years ending December 31, 2024 through December 31, 2026, and estimated dividends per share for Origin for the years ending December 31, 2022 through December 31, 2026, confirmed by the senior management of Origin.

Origin Internal Financial Projections (Unaudited)

	For the Year Ended December 31,
Origin Bancorp, Inc.	2022	2023	2024	2025	2026
Net income (in thousands)	$82,076	$89,201	$93,661	$98,344	$103,262
Earnings per share	$3.47	$3.77	$3.96	$4.16	$4.37
Common dividends per share	$0.53	$0.58	$0.63	$0.68	$0.73

General

The prospective financial information considered by Piper Sandler was prepared separately using, in some cases, different assumptions as between BTH and Origin, and the different estimates are not intended to be added together. Adding the prospective financial information together for the two companies is not intended to represent the results the combined company will achieve if the merger is completed and is not intended to represent forecasted financial information for the combined company if the merger is completed. In addition, the prospective financial information considered by Piper Sandler was prepared separately from the prospective financial information considered by Stephens in connection with its financial analysis. See “—Prospective Financial Information Considered by Origin’s Financial Advisor.”

By including in this joint proxy statement/prospectus a summary of the prospective financial information, neither Origin nor BTH nor any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of Origin or BTH compared to the information contained in the prospective financial information. Neither Origin, BTH, nor, after completion of the merger, the combined company, undertakes any obligation to update or otherwise revise the prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of subsequent or unanticipated events, even in the event that any or all of the underlying assumptions are shown to be inappropriate, or to reflect changes in general economic or industry conditions. None of Origin, BTH or their respective advisors or other representatives has made, makes or is authorized in the future to make any representation to any shareholder of Origin or BTH or other person regarding Origin’s or BTH’s ultimate performance compared to the information contained in the prospective financial information or that the results reflected in the prospective financial information will be achieved. The prospective financial information included above is provided because it was made available to and considered by BTH, its board of directors and its financial advisor in connection with the merger.

In light of the foregoing, and considering that the Origin and BTH special meetings will be held several months after the prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Origin shareholders and BTH shareholders are cautioned not to place undue reliance on such information, and are urged to review BTH’s audited financial statements for the year ended December 31, 2021 contained herein and Origin’s most recent SEC filings. See the section entitled “Where You Can Find More Information.” The prospective financial information summarized in this section is not included in this joint proxy statement/prospectus in order to induce any holder of Origin common stock to vote in favor of the Origin merger proposal or any of the other proposals to be voted on at the Origin special meeting or to induce any holder of BTH common stock to vote in favor of the BTH merger proposal or any of the other proposals to be voted on at the BTH special meeting.

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Opinion of BTH’s Financial Advisor

BTH retained Piper Sandler to act as financial advisor to BTH’s board of directors in connection with BTH’s consideration of a possible business combination with Origin. BTH selected Piper Sandler to act as its financial advisor because Piper Sandler is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Piper Sandler is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Piper Sandler acted as financial advisor to BTH’s board of directors in connection with the proposed merger and participated in certain of the negotiations leading to the execution of the merger agreement. At the February 21, 2022 meeting at which BTH’s board of directors considered the merger and the merger agreement, Piper Sandler delivered to the board of directors its oral opinion, which was subsequently confirmed in writing on February 21, 2022, to the effect that, as of such date, the per share merger consideration was fair to the holders of BTH’s common stock from a financial point of view. The full text of Piper Sandler’s opinion is attached as Annex B to this joint proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Piper Sandler in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of BTH common stock are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

Piper Sandler’s opinion was directed to the board of directors of BTH in connection with its consideration of the merger and the merger agreement and does not constitute a recommendation to any shareholder of BTH as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the merger and the merger agreement. Piper Sandler’s opinion was directed only to the fairness, from a financial point of view, of the per share merger consideration to the holders of BTH common stock and did not address the underlying business decision of BTH to engage in the merger, the form or structure of the merger or any other transactions contemplated in the merger agreement, the relative merits of the merger as compared to any other alternative transactions or business strategies that might exist for BTH or the effect of any other transaction in which BTH might engage. Piper Sandler also did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by any officer, director or employee of BTH, or any class of such persons, if any, relative to the compensation to be received in the merger by any other shareholder. Piper Sandler’s opinion was approved by Piper Sandler’s fairness opinion committee.

In connection with its opinion, Piper Sandler reviewed and considered, among other things:

•	A draft of the merger agreement, dated February 21, 2022;
•	certain publicly available financial statements and other historical financial information of BTH that Piper Sandler deemed relevant;
•	certain publicly available financial statements and other historical financial information of Origin that Piper Sandler deemed relevant;
•	net income estimates for BTH for the years ending December 31, 2022 through December 31, 2026, as confirmed by the senior management of BTH;
•	publicly available mean analyst net income estimates for Origin for the years ending December 31, 2022 and December 31, 2023, as well as an estimated net income growth rate for Origin for the years ending December 31, 2024 through December 31, 2026 and estimated dividends per share for Origin for the years ending December 31, 2022 through December 31, 2026, as confirmed by the senior management of Origin;
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•	the pro forma financial impact of the Merger on Origin based on certain assumptions relating to transaction expenses, purchase accounting adjustments, cost synergies and savings, as well as the loss of a certain amount of interchange revenue in the years ending December 31, 2023 through December 31, 2026, as provided by the senior management of Origin and confirmed by the senior management of BTH;
•	the publicly reported historical price and trading activity for Origin common stock, including a comparison of certain stock trading information for Origin common stock and certain stock indices, as well as similar publicly available information for certain other companies, the securities of which are publicly traded;
•	a comparison of certain financial and market information for BTH and Origin with similar financial institutions for which information is publicly available;
•	the financial terms of certain recent business combinations in the bank and thrift industry (on a nationwide basis), to the extent publicly available;
•	the current market environment generally and the banking environment in particular; and
•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Piper Sandler considered relevant.

Piper Sandler also discussed with certain members of the senior management of BTH and its representatives the business, financial condition, results of operations and prospects of BTH and held similar discussions with certain members of the senior management of Origin and its representatives regarding the business, financial condition, results of operations and prospects of Origin.

In performing its review, Piper Sandler relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by Piper Sandler from public sources, that was provided to Piper Sandler by BTH or Origin or their respective representatives, or that was otherwise reviewed by Piper Sandler, and Piper Sandler assumed such accuracy and completeness for purposes of rendering its opinion without any independent verification or investigation. Piper Sandler further relied on the assurances of the respective senior managements of BTH and Origin that they were not aware of any facts or circumstances that would have made any of such information inaccurate or misleading in any respect material to Piper Sandler’s analysis. Piper Sandler was not asked to and did not undertake an independent verification of any of such information and Piper Sandler did not assume any responsibility or liability for the accuracy or completeness thereof. Piper Sandler did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of BTH or Origin, nor was Piper Sandler furnished with any such evaluations or appraisals. Piper Sandler rendered no opinion or evaluation on the collectability of any assets or the future performance of any loans of BTH or Origin. Piper Sandler did not make an independent evaluation of the adequacy of the allowance for loan or credit losses of BTH or Origin, or of the combined entity after the merger, and Piper Sandler did not review any individual credit files relating to BTH or Origin. Piper Sandler assumed, with BTH’s consent, that the respective allowances for loan or credit losses for both BTH and Origin were adequate to cover such losses and would be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Piper Sandler used net income estimates for BTH for the years ending December 31, 2022 through December 31, 2026, as confirmed by the senior management of BTH. In addition, Piper Sandler used publicly available mean analyst net income estimates for Origin for the years ending December 31, 2022 and December 31, 2023, as well as an estimated net income growth rate for Origin for the years ending December 31, 2024 through December 31, 2026 and estimated dividends per share for Origin for the years ending December 31, 2022 through December 31, 2026, as confirmed by the senior management of Origin. Piper Sandler also received and used in its pro forma analyses certain assumptions relating to transaction expenses, purchase

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accounting adjustments, cost synergies and savings, as well as the loss of a certain amount of interchange revenue in the years ending December 31, 2023 through December 31, 2026 (based on the assumption that Origin would cross the $10 billion total asset threshold prior to December 31, 2023), as provided by the senior management of Origin and confirmed by the senior management of BTH. With respect to the foregoing information, the respective senior managements of BTH and Origin confirmed to Piper Sandler that such information reflected (or, in the case of the publicly available analyst estimates referred to above, were consistent with) the best currently available estimates and judgments of those respective managements as to the future financial performance of BTH and Origin, respectively, and the other matters covered thereby, and Piper Sandler assumed that the future financial performance reflected in such information would be achieved. Piper Sandler expressed no opinion as to such information, or the assumptions on which such information was based. Piper Sandler also assumed that there had been no material change in the respective assets, financial condition, results of operations, business or prospects of BTH or Origin since the date of the most recent financial statements made available to Piper Sandler. Piper Sandler assumed in all respects material to its analyses that BTH and Origin would remain as going concerns for all periods relevant to its analyses.

Piper Sandler also assumed, with BTH’s consent, that (i) each of the parties to the merger agreement would comply in all material respects with all material terms and conditions of the merger agreement and all related agreements, that all of the representations and warranties contained in such agreements were true and correct in all material respects, that each of the parties to such agreements would perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements were not and would not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on BTH, Origin, the merger or any related transactions, and (iii) the merger and any related transactions would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with BTH’s consent, Piper Sandler relied upon the advice that BTH received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement. Piper Sandler expressed no opinion as to any such matters.

Piper Sandler’s opinion was necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to Piper Sandler as of, the date thereof. Events occurring after the date thereof could materially affect Piper Sandler’s opinion. Piper Sandler has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date thereof. Piper Sandler expressed no opinion as to the trading value of Origin common stock at any time or what the value of Origin common stock would be once it is actually received by the holders of BTH common stock.

In rendering its opinion, Piper Sandler performed a variety of financial analyses. The summary below is not a complete description of all the analyses underlying Piper Sandler’s opinion or the presentation made by Piper Sandler to BTH’s board of directors, but is a summary of the material analyses performed and presented by Piper Sandler. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Piper Sandler believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Piper Sandler’s comparative analyses described below is identical to BTH or Origin and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other

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factors that could affect the public trading values or transaction values, as the case may be, of BTH and Origin and the companies to which they were compared. In arriving at its opinion, Piper Sandler did not attribute any particular weight to any analysis or factor that it considered. Rather, Piper Sandler made qualitative judgments as to the significance and relevance of each analysis and factor. Piper Sandler did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion, rather, Piper Sandler made its determination as to the fairness of the per share merger consideration to the holders of BTH common stock on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

In performing its analyses, Piper Sandler also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of BTH, Origin, and Piper Sandler. The analyses performed by Piper Sandler are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Piper Sandler prepared its analyses solely for purposes of rendering its opinion and provided such analyses to BTH’s board of directors at its February 21, 2022 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Piper Sandler’s analyses do not necessarily reflect the value of BTH common stock or Origin common stock or the prices at which BTH or Origin common stock may be sold at any time. The analyses of Piper Sandler and its opinion were among a number of factors taken into consideration by BTH’s board of directors in making its determination to approve the merger agreement and the analyses described below should not be viewed as determinative of the decision of BTH’s board of directors with respect to the fairness of the per share merger consideration.

Summary of Proposed Merger Consideration and Implied Transaction Metrics

Piper Sandler reviewed the financial terms of the proposed merger. Pursuant to the terms of the merger agreement, at the effective time of the merger each share of BTH common stock issued and outstanding immediately prior to the effective time of the transaction, except for certain shares as set forth in the merger agreement, shall be converted into the right to receive the per share merger consideration. Piper Sandler calculated an aggregate implied transaction value of approximately $315.7 million and an implied purchase price per share of $29.70 consisting of the implied value of 10,429,681 shares of BTH common stock, net of 136,631 shares extinguished pursuant to the termination of the KSOP and 928,423 BTH options outstanding with a weighted average strike price of $18.94, based on the $44.77 closing price of Origin common stock on February 18, 2022. For purposes of its analysis, Piper Sandler assumed, with BTH’s consent, an exchange ratio of 0.6634, which is the quotient of the number of shares of Origin common stock to be issued in the proposed merger divided by 10,293,050 (the number of shares of BTH common stock outstanding as of the date of its opinion less the shares extinguished in terminating the KSOP). Based upon financial information for BTH as of or for the last twelve months (“LTM”) ended December 31, 2021 and the closing price of Origin’s common stock on February 18, 2022, Piper Sandler calculated the following implied transaction metrics:

Transaction Price / Tangible Book Value Per Share	154%
Transaction Price / LTM Earnings Per Share	20.8	x
Transaction Price / 2022E EPS¹	12.6	x
Transaction Price / 2023E EPS¹	10.5	x
Core Deposit Premium²	8.2%
Core Deposit Premium³	6.6%

Note: As of December 31, 2021 unless otherwise indicated

1	Confirmed by BTH senior management
2	Core deposits defined as total deposits less time deposits with balances greater than $100,000
3	Core deposits defined as total deposits less time deposits with balances greater than $250,000
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Stock Trading History

Piper Sandler reviewed the publicly available historical reported trading price of Origin common stock for the one-year and three-year periods ended February 18, 2022. Piper Sandler then compared the relationship between the movements in the price of Origin common stock to movements in its peer group (as described below) as well as certain stock indices.

Origin’s One-Year Stock Performance

	Beginning Value February 18, 2021	Ending Value February 18, 2022
Origin	100%	136.1%
Origin Peer Group	100%	123.7%
S&P 500 Index	100%	111.1%
Nasdaq Bank Index	100%	117.9%

Origin’s Three-Year Stock Performance

	Beginning Value February 18, 2019	Ending Value February 18, 2022
Origin	100%	126.1%
Origin Peer Group	100%	130.5%
S&P 500 Index	100%	156.7%
Nasdaq Bank Index	100%	124.1%

Comparable Company Analyses

Piper Sandler used publicly available information to compare selected financial information for BTH with a group of financial institutions selected by Piper Sandler. The BTH peer group included: major exchange-traded (NYSE, NYSEAM, Nasdaq) bank holding companies headquartered in Arkansas, Mississippi, Louisiana, Oklahoma and Texas with total assets between $1 billion and $5 billion, but excluded targets of announced merger transactions (the “BTH Peer Group”). The BTH Peer Group consisted of the following companies:

Bank7 Corporation
Business First Bancshares, Inc.
Citizens Holding Company
First Guaranty Bancshares, Inc.
Guaranty Bancshares, Inc.
Home Bancorp, Inc.
Investar Holding Corporation
Red River Bancshares, Inc.
South Plains Financial, Inc.
Third Coast Bancshares, Inc.

The analysis compared publicly available financial information for BTH with corresponding data for the BTH Peer Group as of or for the year ended December 31, 2021 (unless otherwise noted) with pricing data as of February 18, 2022. The table below sets forth the data for BTH and the median, mean, low and high data for the BTH Peer Group. Certain financial data prepared by Piper Sandler, as referenced in the table presented below, may not correspond to the data presented in BTH’s historical financial statements as a result of the different periods, assumptions and methods used by Piper Sandler to compute the financial data presented.

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BTH Comparable Company Analysis

		BTH	BTH	BTH	BTH
		Peer Group	Peer Group	Peer Group	Peer Group
	BTH	Median	Mean	Low	High

Total assets ($M)	2,003	2,908	2,848	1,350	4,726
Loans/Deposits (%)	72.6	75.6	75.7	51.4	96.6
Loan loss reserves/Gross loans (%)	1.37	1.11	1.14	0.79	1.67
Non-performing assets¹/Total assets (%)	0.75	0.54	0.59	0.14	1.45
Tangible common equity/Tangible assets (%)	10.15	8.76	8.66	6.04	11.28
Tier 1 Leverage Ratio (%)	10.16	9.43	9.68	8.12	13.01
Total RBC Ratio[2] (%)	N/A	14.03	14.48	11.22	18.40
MRQ Net interest margin (%)	2.97	3.56	3.65	2.51	5.03
LTM Return on average assets (%)	0.75	1.16	1.15	0.31	2.15
LTM Efficiency ratio (%)	39.0	62.4	61.6	35.2	78.9
Price/Tangible book value (%)	N/A	127	132	105	183
Price/Annualized LTM EPS (x)	N/A	10.7	12.3	7.0	26.5
Price/Annualized 2022[3] EPS (x)	N/A	11.2	11.5	7.9	20.5
Price/Annualized 2023[3] EPS (x)	N/A	9.4	9.4	6.8	11.2
Current Dividend Yield (%)	—	2.03	2.27	.54	5.34
Market value ($M)	N/A	329	325	101	547

1	Nonperforming assets defined as nonaccrual loans and leases, renegotiated loans and leases, and real estate owned
2	BTH has adopted the Community Bank Leverage Ratio (“CBLR”) and does not report risk-based capital or risk-weighted assets. Analysis of the BTH Peer Group excludes any companies that have similarly elected CBLR.
[3]	Based on median analyst consensus estimates where available

Piper Sandler used publicly available information to perform a similar analysis for Origin by comparing selected financial information for Origin with a group of financial institutions selected by Piper Sandler. The Origin peer group included major exchange-traded (NYSE, NYSEAM, Nasdaq) banks headquartered in the Southwest and Southeast regions (as defined by S&P Capital IQ Pro) with total assets between $5 billion and $10 billion, but excluded targets of announced merger transactions (the “Origin Peer Group”). The Origin Peer Group consisted of the following companies:

Amerant Bancorp, Inc.
BancFirst Corporation
City Holding Company
National Bank Holdings Corporation
Seacoast Banking Corporation of Florida
Southside Bancshares, Inc.
The First Bancshares, Inc.
Veritex Holdings, Inc.

The analysis compared publicly available financial information for Origin with corresponding data for the Origin Peer Group as of or for the year ended December 31, 2021 (unless otherwise noted) with pricing data as of February 18, 2022. The table below sets forth the data for Origin and the median, mean, low and high data for the Origin Peer Group.

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Origin Comparable Company Analysis

		Origin	Origin	Origin	Origin
		Peer Group	Peer Group	Peer Group	Peer Group
	Origin	Median	Mean	Low	High

Total assets ($M)	7,861	7,449	7,880	6,004	9,757
Loans/Deposits (%)	79.6	72.3	74.4	56.6	100.3
Loan loss reserves/Gross loans (%)	1.22	1.06	1.08	0.51	1.40
Non-performing assets¹/Total assets (%)	0.46	0.58	0.55	0.16	0.82
Tangible common equity/Tangible assets (%)	8.69	10.06	9.91	8.32	10.87
Tier 1 Leverage Ratio (%)	9.20	9.89	10.08	9.05	11.70
Total RBC Ratio (%)	14.8	17.0	16.4	11.6	18.6
MRQ Net interest margin (%)	3.04	3.16	3.13	2.89	3.39
LTM Return on average assets (%)	1.45	1.48	1.43	1.17	1.59
LTM Efficiency ratio (%)	58.1	54.3	56.1	46.8	74.7
Price/Tangible book value (%)	157	201	199	146	253
Price/Annualized LTM EPS (x)	9.7	14.3	13.9	11.0	16.9
Price/Annualized 2022² EPS (x)	12.9	15.8	15.7	12.0	19.6
Price/Annualized 2023² EPS (x)	11.9	14.0	14.1	10.9	17.9
Current Dividend Yield (%)	1.18	1.95	2.07	1.09	3.27
Market value ($B)	1.1	1.4	1.6	0.8	2.5

[1]	Nonperforming assets include nonaccrual loans and leases and foreclosed or repossessed assets; excludes TDRs
[2]	Based on median analyst consensus estimates where available

Analysis of Precedent Transactions

Piper Sandler reviewed a group of recent merger and acquisition transactions. The group consisted of bank and thrift transactions, where financial terms were disclosed, announced between January 1, 2021 and February 21, 2022 for nationwide targets with total assets between $1.5 billion and $2.5 billion and return on average assets greater than zero (the “Nationwide Precedent Transactions”).

The Nationwide Precedent Transactions group was composed of the following transactions:

Acquiror	Target
OceanFirst Financial Corporation	Partners Bancorp

Lakeland Bancorp, Inc.	1st Constitution Bancorp

Columbia Banking System, Inc.	Bank of Commerce Holdings

First Foundation Inc.	TGR Financial, Inc.

United Bankshares, Inc.	Community Bankers Trust Corporation

First Bancorp	Select Bancorp, Inc.

FirstSun Capital Bancorp	Pioneer Bancshares, Inc.

Nicolet Bankshares, Inc.	Mackinac Financial Corporation

VyStar Credit Union	Heritage Southeast Bancorporation, Inc.

Peoples Bancorp Inc.	Premier Financial Bancorp, Inc.

Banc of California, Inc.	Pacific Mercantile Bancorp
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Using the latest publicly available information prior to the announcement of the relevant transaction, Piper Sandler reviewed the following transaction metrics: transaction price to last-twelve-months earnings per share, transaction price to tangible book value per share, transaction price to adjusted tangible book value per share and core deposit premium. Piper Sandler compared the indicated transaction metrics for the merger to the median, mean, low and high metrics of the Nationwide Precedent Transactions group.

		Nationwide Precedent Transactions
	Origin/ BTH	Median	Mean	Low	High
Transaction Price / LTM Earnings Per Share (x)	20.8	17.2	19.9	11.5	33.7
Transaction Price / Tangible Book Value Per Share (%)¹	154	166	162	137	185
Transaction Price / Adjusted Tangible Book Value Per Share (%)	157	158	162	133	201
Tangible Book Value Premium to Core Deposits[2] (%)	6.6	6.7	7.5	5.6	11.7

[1]	Price / Adjusted Tangible Book Value reflects 10.0% Tangible common equity/Tangible assets
[2]	Core deposits defined as total deposits less time deposits with balances greater than $100,000

Net Present Value Analyses

Piper Sandler performed an analysis that estimated the net present value of a share of BTH common stock assuming BTH performed in accordance with net income estimates for BTH for the years ending December 31, 2022 through December 31, 2026, as confirmed by the senior management of BTH. To approximate the terminal value of a share of BTH common stock at December 31, 2026, Piper Sandler applied price to 2026 earnings multiples ranging from 9.0x to 16.5x and multiples of 2026 tangible book value ranging from 110% to 160%. The terminal values were then discounted to present values using different discount rates ranging from 11.0% to 15.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of BTH common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of BTH common stock of $17.89 to $37.35 when applying multiples of earnings and $19.81 to $33.28 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount
Rate	9.0x	10.5x	12.0x	13.5x	15.0x	16.5x
11.0%	$21.14	$24.38	$27.62	$30.87	$34.11	$37.35
12.0%	20.26	23.36	26.46	29.56	32.66	35.77
13.0%	19.43	22.40	25.36	28.33	31.29	34.26
14.0%	18.64	21.48	24.32	27.16	30.00	32.83
15.0%	17.89	20.61	23.33	26.05	28.76	31.48

Tangible Book Value Per Share Multiples

Discount
Rate	110%	120%	130%	140%	150%	160%
11.0%	$23.35	$25.31	$27.28	$29.25	$31.31	$33.28
12.0%	22.44	24.33	26.21	28.10	29.99	31.87
13.0%	21.52	23.32	25.13	26.93	28.74	30.54
14.0%	20.64	22.37	24.09	25.82	27.55	29.27
15.0%	19.81	21.46	23.11	24.77	26.42	28.07
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Piper Sandler also considered and discussed with the BTH board of directors how this analysis would be affected by changes in the underlying assumptions, including variations with respect to earnings. To illustrate this impact, Piper Sandler performed a similar analysis, assuming BTH’s earnings varied from 20.0% above estimates to 20.0% below estimates. This analysis resulted in the following range of per share values for BTH’s common stock, applying the price to 2026 earnings multiples range of 9.0x to 16.5x referred to above and a discount rate of 13.18%.

Earnings Per Share Multiples

Annual Estimate
Variance	9.0x	10.5x	12.0x	13.5x	15.0x	16.5x
(20.0%)	$22.71	$26.23	$29.74	$33.25	$36.77	$40.28
(10.0%)	20.95	24.18	27.40	30.62	33.84	37.06
0.0%	19.20	22.13	25.05	27.98	30.91	33.84
10.0%	17.44	20.08	22.71	25.35	27.98	30.62
20.0%	15.68	18.03	20.37	22.71	25.05	27.40

Piper Sandler also performed an analysis that estimated the net present value per share of Origin common stock, assuming Origin performed in accordance with publicly available mean analyst net income estimates for Origin for the years ending December 31, 2022 and December 31, 2023, as well as an estimated net income growth rate for Origin for the years ending December 31, 2024 through December 31, 2026 and estimated dividends per share for Origin for the years ending December 31, 2022 through December 31, 2026, as confirmed by the senior management of Origin. To approximate the terminal value of a share of Origin common stock at December 31, 2026, Piper Sandler applied price to 2026 earnings multiples ranging from 12.0x to 17.0x and multiples of 2026 tangible book value ranging from 150% to 225%. The terminal values were then discounted to present values using different discount rates ranging from 10.0% to 14.0%, which were chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Origin common stock. As illustrated in the following tables, the analysis indicated an imputed range of values per share of Origin common stock of $29.31 to $48.42 when applying multiples of earnings and $37.76 to $66.26 when applying multiples of tangible book value.

Earnings Per Share Multiples

Discount
Rate	12.0x	13.0x	14.0x	15.0x	16.0x	17.0x
10.0%	$34.86	$37.57	$40.29	$43.00	$45.71	$48.42
11.0%	33.36	35.95	38.54	41.14	43.73	46.32
12.0%	31.94	34.42	36.89	39.37	41.85	44.33
13.0%	30.59	32.96	35.33	37.70	40.07	42.44
14.0%	29.31	31.58	33.85	36.11	38.38	40.65

Tangible Book Value Per Share Multiples

Discount
Rate	150%	165%	180%	195%	210%	225%
10.0%	$44.96	$49.22	$53.48	$57.74	$62.00	$66.26
11.0%	43.01	47.08	51.16	55.23	59.30	63.37
12.0%	41.17	45.06	48.95	52.85	56.74	60.63
13.0%	39.42	43.14	46.87	50.59	54.31	58.04
14.0%	37.76	41.32	44.88	48.45	52.01	55.58
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Piper Sandler also considered and discussed with the BTH board of director how this analysis would be affected by changes in the underlying assumptions, including variations with respect to earnings. To illustrate this impact, Piper Sandler performed a similar analysis assuming Origin’s earnings varied from 20.0% above estimates to 20.0% below estimates. This analysis resulted in the following range of per share values for Origin common stock, applying the price to 2026 earnings multiples range of 12.0x to 17.0x referred to above and a discount rate of 11.40%.

Earnings Per Share Multiples

Annual Estimate
Variance	12.0x	13.0x	14.0x	15.0x	16.0x	17.0x
(20.0%)	$38.89	$41.95	$45.00	$48.05	$51.11	$54.16
(10.0%)	35.84	38.64	41.44	44.24	47.03	49.83
0.0%	32.78	35.33	37.87	40.24	42.96	45.51
10.0%	29.73	32.02	34.31	36.60	38.89	41.18
20.0%	26.68	28.71	30.75	32.78	34.82	36.86

Piper Sandler noted that the net present value analysis is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, and the results thereof are not necessarily indicative of actual values or future results.

Pro Forma Transaction Analysis

Piper Sandler analyzed certain potential pro forma effects of the merger on Origin assuming the merger closes on June 30, 2022. Piper Sandler utilized certain assumptions relating to transaction expenses, purchase accounting adjustments, cost synergies and savings, as well as the loss of a certain amount of interchange revenue in the years ending December 31, 2023 through December 31, 2026, as provided by the senior management of Origin and confirmed by the senior management of BTH. The analysis indicated that the transaction could be accretive to Origin’s estimated earnings per share in the years ending December 31, 2023 through December 31, 2026 and dilutive to Origin’s estimated tangible book value per share at close and for the years ending December 31, 2022 to December 31, 2023.

In connection with this analysis, Piper Sandler considered and discussed with the BTH board of directors how the analysis would be affected by changes in the underlying assumptions, including the impact of final purchase accounting adjustments determined at the closing of the transaction, and noted that the actual results achieved by the combined company may vary from projected results and the variations may be material.

Piper Sandler’s Relationship

Piper Sandler is acting as BTH’s financial advisor in connection with the merger and will receive a fee for such services in an amount equal to 1.30% of the aggregate purchase price, which fee is contingent upon the closing of the merger. Piper Sandler’s fee was approximately $4,101,500 based on the aggregate purchase price based on the value of Origin common stock immediately prior to announcement of the merger. Piper Sandler also received a $300,000 fee from BTH upon rendering its opinion, which opinion fee will be credited in full towards the advisory fee payable to Piper Sandler upon closing of the merger. BTH has also agreed to indemnify Piper Sandler against certain claims and liabilities arising out of Piper Sandler’s engagement and to reimburse Piper Sandler for certain of its out-of-pocket expenses incurred in connection with Piper Sandler’s engagement up to $50,000 without BTH’s prior written approval.

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Piper Sandler has not provided any other investment banking services to BTH in the two years preceding the date of its opinion, nor did Piper Sandler provide any investment banking services to Origin in the two years preceding the date thereof. In the ordinary course of Piper Sandler’s business as a broker-dealer, Piper Sandler may purchase securities from and sell securities to BTH and Origin. Piper Sandler may also actively trade the equity and debt securities of Origin for Piper Sandler’s account and for the accounts of Piper Sandler’s customers.

Origin’s Reasons for the Merger; Recommendation of the Origin Board of Directors

After careful consideration, the Origin board of directors determined that the merger agreement and the transactions contemplated thereby, including the merger, the issuance of shares of Origin common stock as merger consideration, and the substitution of Origin options for BTH options, are in the best interests of Origin and its shareholders. Accordingly, the Origin board of directors unanimously approved the merger agreement and the transactions contemplated thereby.

In evaluating the merger agreement and the transactions contemplated thereby, including the merger, the issuance of shares of Origin common stock as merger consideration, and the substitution of Origin options for BTH options, the Origin board of directors consulted with Origin’s management and legal and financial advisors and, in reaching its decision to approve the merger agreement and the transactions contemplated thereby, the Origin board of directors considered a number of factors, including the following material factors:

•	the merger consideration and the other consideration, including the substitution of Origin options for BTH options, to be paid or incurred in connection with the merger;
•	the impact of the issuance of Origin common stock in the merger on the existing shareholders of Origin, including the projected impact on earnings per share and tangible book value dilution;
•	Origin’s pro forma capital position, which is expected to remain strong;
•	each of Origin’s, BTH’s, and the combined company’s business, operations, financial condition, asset quality, earnings, and prospects;
•	opportunities for the combined company’s organic growth in new and existing markets;
•	BTH’s complementary management team and the compatible corporate cultures of BTH and Origin, which Origin believes should facilitate successful integration of the two companies and retention of key BTH employees;
•	Origin’s opportunity to enter and expand East Texas markets served by BTH, as well as the opportunity to add seasoned bankers and strengthen Origin’s presence throughout the Dallas-Fort Worth marketplace;
•	the expectation of annual cost savings resulting from the merger;
•	the current and prospective industry and economic conditions facing the financial services industry, including national, state, and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of these factors on Origin both with and without the merger;
•	the review and discussions with Origin’s management concerning the due diligence investigation of BTH, including its review of BTH’s financial and regulatory condition, results of operation, asset quality, market areas, growth potential, and quality of senior management;
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•	the other terms of the merger agreement, including the expected tax treatment, the deal protection and termination fee provisions, and restrictions on the conduct of BTH’s business between the date of the merger agreement and the date of completion of the merger;
•	the opinion of Stephens; and
•	other alternatives to the merger.

The Origin board of directors also considered the potential risks related to the merger but concluded that the anticipated benefits of the merger were likely to outweigh these risks. These potential risks include:

•	potential difficulties in employee and customer retention due to difficulties in the integration process related to the merger;
•	the possibility of encountering difficulties in achieving anticipated cost synergies and savings in the amounts estimated or in the timeframe contemplated, particularly in light of Origin’s desire to provide autonomy to current BTH management to continue to successfully operate BTH’s current banking operations;
•	the impact of the dilution resulting from the stock issuance on Origin’s current shareholders, and the ability of Origin to realize the benefits of the Merger in a reasonable timeframe to offset the effects of such dilution;
•	the possibility of encountering difficulties in completing the merger;
•	the possibility of encountering difficulties in successfully integrating BTH’s business, operations, and workforce with those of Origin;
•	certain anticipated merger-related costs;
•	the diversion of management attention and resources from the operation of Origin’s business towards the completion of the merger;
•	the regulatory and other approvals required in connection with the merger, including the impact of potential public comments or protests on the regulatory applications, and the risk that such regulatory approvals will not be received in a timely manner or may impose unacceptable conditions;
•	the possibility of litigation in connection with the merger;
•	the possibility of negative investor perception of the merger, including as a result of the perceived heightened risk associated with execution of a merger transaction;
•	the ability of BTH to terminate the merger agreement in certain circumstances; and
•	other risks associated with business combinations in the financial services industry, including those set forth in this joint proxy statement/prospectus under the heading “Risk Factors” beginning on page 28 .

The foregoing discussion of the factors considered by the Origin board of directors is not intended to be exhaustive, but, rather, includes the material factors primarily considered by the Origin board of directors. In reaching its decision to approve the merger agreement and the transactions contemplated thereby, including the merger, the issuance of shares of Origin common stock as merger consideration, and the substitution of Origin

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options for BTH options, the Origin board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Origin board of directors considered all of these factors as a whole and overall considered the factors to be favorable to, and to support, its determination. It should be noted that this explanation of the Origin board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Special Cautionary Note Regarding Forward-Looking Statements” beginning on page 24 .

THE ORIGIN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
ORIGIN SHAREHOLDERS VOTE “FOR” THE ORIGIN MERGER PROPOSAL
AT THE ORIGIN SPECIAL MEETING.

Certain Unaudited Prospective Financial Information Considered by Origin’s Financial Advisor

BTH and Origin do not, as a matter of course, publicly disclose forecasts or internal projections as to their respective future performance, earnings or other results given, among other reasons, the inherent uncertainty of the underlying assumptions and estimates, other than, from time to time with respect to Origin, estimated ranges of certain expected financial results and operational metrics for the current year and certain future years in its regular earnings press releases and other investor materials.

However, in connection with the merger, (a) Origin’s management prepared certain unaudited prospective financial information with respect to Origin for the calendar years 2024 through 2025 on a standalone basis without giving effect to the merger, which unaudited information was provided to Stephens for the purposes of its analysis performed in connection with its fairness opinion, and (b) BTH’s management prepared certain unaudited prospective financial information with respect to BTH for the calendar years 2022 through 2025 on a standalone basis without giving effect to the merger, which unaudited information was provided to Stephens for the purposes of its analysis performed in connection with its fairness opinion. The fairness opinion issued by Stephens is described in more detail in this joint proxy statement/prospectus under ”—Opinion of Origin’s Financial Advisor.” In this section, we refer to this information reviewed by Stephens collectively as the “prospective financial information.”

The prospective financial information was not prepared for the purposes of, or with a view toward, public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, published guidelines of the SEC regarding forward-looking statements or GAAP. A summary of certain significant elements of this information is set forth below, and is included in this joint proxy statement/prospectus solely for the purpose of providing Origin shareholders access to certain nonpublic information made available to Stephens, Origin’s financial advisor for the purpose of performing financial analyses in connection with its fairness opinion.

Although presented with numeric specificity, the prospective financial information reflects numerous estimates and assumptions made by BTH’s senior management or Origin’s senior management, as applicable, at the time such prospective financial information was prepared or approved for use by the financial advisors and represent BTH senior management’s or Origin senior management’s respective evaluation of BTH’s or Origin’s expected future financial performance on a stand-alone basis, without reference to the merger, and Origin senior management’s evaluation of Origin’s expected future financial performance on a stand-alone basis, without reference to the merger. These and the other estimates and assumptions underlying the prospective financial information involve judgments with respect to, among other things, economic, competitive, regulatory and financial market conditions, and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industry in

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which BTH and Origin operate and the risks and uncertainties described under “Risk Factors,” and “Special Cautionary Statement Regarding Forward-Looking Statements,” all of which are difficult to predict and many of which are outside the control of BTH and Origin and will be beyond the control of the combined company. There can be no assurance that the underlying assumptions would prove to be accurate or that the projected results would be realized, and actual results could differ materially from those reflected in the prospective financial information, whether or not the merger is completed. Further, these assumptions do not include all potential actions that the senior management of BTH or Origin could or might have taken during these time periods.

The inclusion in this joint proxy statement/prospectus of the unaudited prospective financial information below should not be regarded as an indication that BTH, Origin, or their respective boards of directors or financial advisors, considered, or now consider, this prospective financial information to be material information to any BTH shareholders or Origin shareholders, as the case may be, particularly in light of the inherent risks and uncertainties associated with such prospective financial information. The prospective financial information is not fact and should not be relied upon as being necessarily indicative of actual future results. The prospective financial information also reflects numerous variables, expectations and assumptions available at the time it was prepared as to certain business decisions that are subject to change and do not take into account any circumstances or events occurring after the date they were prepared. No assurances can be given that if the prospective financial information and the underlying assumptions had been prepared as of the date of this joint proxy statement/prospectus, similar assumptions would be used. In addition, the prospective financial information may not reflect the manner in which Origin would operate the combined company after the merger.

Henry & Peters, PC (BTH’s independent auditor) and BKD, LLP (Origin’s independent registered public accounting firm) have not examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these prospective financial information and, accordingly, Henry & Peters, PC and BKD, LLP have not expressed any opinion or given any other form of assurance with respect thereto and they assume no responsibility for the prospective financial information. The reports of Henry & Peters, PC and BKD, LLP included or incorporated by reference in this joint proxy statement/prospectus relate to the historical financial information of BTH and Origin, respectively. Such reports do not extend to the prospective financial information and should not be read to do so. No independent auditor or independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these prospective financial information and, accordingly, no independent auditor or independent registered public accounting firm has expressed any opinion or given any other form of assurance with respect thereto and no independent auditor or independent registered public accounting firm assumes any responsibility for the prospective financial information.

Prospective Financial Information Considered by Origin’s Financial Advisor

The following table presents select unaudited financial forecasts of BTH for the years ending December 31, 2022 through December 31, 2025, as confirmed by the senior management of BTH, which was used by Origin’s financial advisor in connection with its financial analysis.

BTH Internal Financial Projections (Unaudited)

	For the Year Ended December 31,
	2022	2023	2024	2025
Net income (in thousands)	$24,827	$29,857	$31,678	$36,851
Basic Earnings per share	$2.38	$2.86	$3.04	$3.53
Common dividends per share	$0.00	$0.00	$0.00	$0.00

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Origin Prospective Financial Information

The following table presents select unaudited financial forecasts of Origin. Stephens used publicly available consensus analyst estimates for Origin for the years ending December 31, 2022 and 2023. Origin basic earnings per share estimates for the years ended December 31, 2024 and 2025 assume a 5% growth rate, and common dividends per share assume a $0.04 annual growth rate, in each case confirmed by the senior management of Origin.

Origin Internal Financial Projections (Unaudited)

	For the Year Ended December 31,
	2022	2023	2024	2025
Net income (in thousands)	$82,465	$89,923	$94,419	$99,140
Diluted Earnings per share	$3.47	$3.77	$3.96	$4.16
Common dividends per share	$0.53	$0.57	$0.61	$0.65

General

The prospective financial information considered by Stephens was prepared separately using, in some cases, different assumptions as between BTH and Origin, and the different estimates are not intended to be added together. Adding the prospective financial information together for the two companies is not intended to represent the results the combined company will achieve if the merger is completed and is not intended to represent forecasted financial information for the combined company if the merger is completed. In addition, the prospective financial information considered by Stephens was prepared separately from the prospective financial information considered by Piper Sandler in connection with its financial analysis. See ”—Prospective Financial Information Considered by BTH’s Financial Advisor.”

By including in this joint proxy statement/prospectus a summary of the prospective financial information, neither Origin nor BTH nor any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of Origin or BTH compared to the information contained in the prospective financial information. Neither Origin, BTH, nor, after completion of the merger, the combined company, undertakes any obligation to update or otherwise revise the prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of subsequent or unanticipated events, even in the event that any or all of the underlying assumptions are shown to be inappropriate, or to reflect changes in general economic or industry conditions. None of Origin, BTH or their respective advisors or other representatives has made, makes or is authorized in the future to make any representation to any shareholder of Origin or BTH or other person regarding Origin’s or BTH’s ultimate performance compared to the information contained in the prospective financial information or that the results reflected in the prospective financial information will be achieved. The prospective financial information included above is provided because it was made available to and considered by Origin, its board of directors and its financial advisor in connection with the merger.

In light of the foregoing, and considering that the Origin and BTH special meetings will be held several months after the prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, Origin shareholders and BTH shareholders are cautioned not to place undue reliance on such information, and are urged to review BTH’s audited financial statements for the year ended December 31, 2021 contained herein and Origin’s most recent SEC filings. See the section entitled “Where You Can Find More Information.” The prospective financial information summarized in this section is not included in this joint proxy statement/prospectus in order to induce any holder of Origin common stock to vote in favor of the Origin merger proposal or any of the other proposals to be voted on at the Origin special meeting or to induce any holder of BTH common stock to vote in favor of the BTH merger proposal or any of the other proposals to be voted on at the BTH special meeting.

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Opinion of Origin’s Financial Advisor

On February 11, 2022, Origin engaged Stephens to act as its financial adviser in connection with the proposed acquisition of BTH by Origin, which we refer to as the “merger.” As part of the engagement, Stephens was asked to assess the fairness to Origin, from a financial point of view, of the consideration to be given by Origin in the merger. Origin engaged Stephens because, among other factors, Stephens is a nationally recognized investment banking firm with substantial experience in similar transactions. As part of its investment banking business, Stephens is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of Stephens’ engagement, representatives of Stephens attended meetings of the Origin board of directors in which the Origin board of directors evaluated the proposed merger, including, among others, a meeting of the Origin board of directors held on February 23, 2022. At this meeting, the Origin board of directors requested and received reports, discussion and commentary from its advisors, management and members regarding the proposed merger. As Origin’s financial advisor at that meeting, Stephens reviewed the financial aspects of the proposed merger and rendered its oral opinion, which was confirmed by delivery of a written opinion to the Origin board of directors dated February 23, 2022, that, as of such date, the consideration to be given by Origin in the merger was fair to Origin from a financial point of view, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion.

The full text of Stephens’ written opinion letter (the “Opinion Letter”) is attached as Annex C to this joint proxy statement/prospectus. The Opinion Letter outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens in rendering its opinion. The summary of the opinion set forth in this document is qualified in its entirety by reference to the full text of such written Opinion Letter. Investors are urged to read the entire Opinion Letter carefully in connection with their consideration of the proposed merger. Origin did not give any instruction to or impose any limitations on Stephens as it related to the issuance of its opinion.

Stephens’ opinion speaks only as of the date of the opinion, and Stephens has undertaken no obligation to update or revise its opinion. The opinion was directed to the Origin board of directors (solely in its capacity as such) in connection with, and for purposes of, its consideration of the merger. The opinion only addresses whether the consideration to be given by Origin in the merger was fair, from a financial point of view, to Origin as of the date of the opinion. The opinion does not address the underlying business decision of Origin to engage in the merger or any other term or aspect of the merger agreement or the transactions contemplated thereby. Stephens’ opinion does not constitute a recommendation to the Origin board of directors or any of Origin’s shareholders as to how such person should vote or otherwise act with respect to the merger or any other matter. Origin and BTH determined the merger consideration through a negotiation process.

In connection with developing its opinion, Stephens:

(i)             reviewed certain publicly available financial statements and reports regarding Origin and BTH;

(ii)           reviewed certain audited financial statements regarding Origin and BTH;

(iii)          reviewed certain internal financial statements, management reports and other financial and operating data concerning Origin and BTH prepared by management of Origin and BTH, respectively;

(iv)         reviewed, on a pro forma basis, in reliance upon consensus research estimates and upon financial projections and other information and assumptions concerning Origin and BTH provided by the management teams of Origin and BTH, respectively, the effect of the merger on the balance sheet, capitalization ratios, earnings and tangible book value both in the aggregate and, where applicable, on a per share basis of Origin;

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(v)           reviewed the reported prices and trading activity for the common stock of Origin;

(vi)         compared the financial performance of Origin and BTH with that of certain other publicly-traded companies and their securities that Stephens deemed relevant to Stephens’ analysis of the merger;

(vii)        reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that Stephens deemed relevant to Stephens’ analysis of the merger;

(viii)      reviewed the then most recent draft of the merger agreement and related documents provided to Stephens by Origin;

(ix)         discussed with management of Origin and BTH the operations of and future business prospects for Origin and BTH and the anticipated financial consequences of the merger to Origin and BTH;

(x)           assisted in Origin’s deliberations regarding the material terms of the merger and Origin’s negotiations with BTH; and

(xi)         performed such other analyses and provided such other services as Stephens deemed appropriate.

Stephens relied on the accuracy and completeness of the information, financial data and financial forecasts provided to Stephens by Origin and BTH and of the other information reviewed by Stephens in connection with the preparation of Stephens’ opinion, and the opinion is based upon such information. Stephens did not independently verify or undertake any responsibility to independently verify the accuracy or completeness of any of such information, data or forecasts. The respective management of Origin and BTH assured Stephens that they were not aware of any relevant information that had been omitted or remained undisclosed to Stephens. Stephens did not assume any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of Origin or of BTH, and Stephens was not furnished with any such evaluations or appraisals; nor did Stephens evaluate the solvency or fair value of Origin or of BTH under any laws relating to bankruptcy, insolvency or similar matters. Stephens did not assume any obligation to conduct any physical inspection of the properties, facilities, assets or liabilities (contingent or otherwise) of Origin or BTH. Stephens did not review any individual loan or credit files nor did Stephens make an independent evaluation of the adequacy of the allowance for loan or credit losses of Origin or BTH. Stephens did not make an independent analysis of the effects of the COVID-19 pandemic or related market developments or disruptions, or of any other disaster or adversity, on the business or prospects of Origin or BTH. With respect to the financial forecasts prepared by Origin and BTH, including the forecasts of potential cost synergies and savings, Stephens also assumed that such financial forecasts had been reasonably prepared and reflected the best then currently available estimates and judgments of the respective management of Origin and BTH as to the future financial performance of Origin and BTH and provided a reasonable basis for Stephens’ analysis. Stephens recognizes that such financial forecasts were based on numerous variables, assumptions and judgments that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and that actual results could vary significantly from such forecasts, and Stephens expresses no opinion as to the reliability of such financial projections and estimates or the assumptions upon which they were based.

Stephens does not provide legal, accounting, regulatory, or tax advice or expertise, and Stephens relied solely, and without independent verification, on the assessments of Origin and its other advisors with respect to such matters. Stephens assumed, with Origin’s consent, that the merger will not result in any materially adverse legal, regulatory, accounting or tax consequences for Origin and that any reviews of legal, accounting, regulatory or tax issues conducted as a result of the merger will be resolved favorably to Origin. Stephens does not express any opinion as to any tax or other consequences that might result from the merger.

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Stephens’ opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on the date of the opinion, and on the information made available to Stephens as of the date of the opinion. It should be understood that subsequent developments may affect the opinion and that Stephens did not undertake any obligation to update, revise or reaffirm the opinion or otherwise comment on events occurring after the date of the opinion. Stephens further noted that the current volatility and disruption in the credit and financial markets relating to, among other things, the COVID-19 pandemic, may or may not have an effect on Origin or BTH, and Stephens did not express an opinion as to the effects of such volatility or such disruption on the merger or any party to the merger. Stephens further expressed no opinion as to the prices at which shares of BTH’s or Origin’s common stock may trade at any time subsequent to the announcement of the merger.

In connection with developing its opinion, Stephens assumed that, in all respects material to its analyses:

(i)             the merger and any related transactions will be consummated on the terms of the latest draft of the merger agreement provided to Stephens, without material waiver or modification;

(ii)           the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

(iii)          each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

(iv)         all conditions to the completion of the merger will be satisfied within the time frames contemplated by the merger agreement without any waivers;

(v)           that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the merger and any related transactions, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the merger to Origin;

(vi)         there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of Origin or BTH since the date of the most recent financial statements made available to Stephens, and that no legal, political, economic, regulatory or other development has occurred that will adversely impact Origin or BTH; and

(vii)        the merger will be consummated in a manner that complies with applicable law and regulations.

Stephens’ opinion is limited to whether the consideration to be given by Origin in the merger is fair to Origin from a financial point of view. Stephens was not asked to, and it did not, offer any opinion as to the terms of the merger agreement or the form of the merger or any aspect of the merger, other than the fairness, from a financial point of view, of the consideration to be given in the merger by Origin. The opinion did not address the merits of the underlying decision by Origin to engage in the merger, the merits of the merger as compared to other alternatives potentially available to Origin or the relative effects of any alternative transaction in which Origin might engage, nor is it intended to be a recommendation to any person or entity as to any specific action that should be taken in connection with the merger, including with respect to how to vote or act with respect to the merger. Moreover, Stephens did not express any opinion as to the fairness of the amount or nature of the compensation to any of Origin’s officers, directors or employees, or to any group of such officers, directors or employees, whether relative to the compensation to other shareholders of Origin or otherwise.

The following is a summary of the material financial analyses performed and material factors considered by Stephens in connection with its opinion. Stephens performed certain procedures, including each of the financial analyses described below, and reviewed with Origin’s executive management and Origin board of directors the assumptions upon which the analyses were based, as well as other factors. Although this summary does not

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purport to describe all of the analyses performed or factors considered by Stephens within this regard, it does set forth those considered by Stephens to be material in arriving at its opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. The order of the summaries of analyses described does not represent the relative importance or weight given to those analyses by Stephens. It should be noted that in arriving at its opinion, Stephens did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Stephens believes that its analysis must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. Accordingly, Stephens’ analyses and the summary of its analyses must be considered as a whole, and selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

Summary of Proposed Transaction:

The merger agreement entered into by and between Origin and BTH provided that the merger consideration will consist of 6,828,390 shares of Origin’s common stock to be issued in exchange for all of the outstanding common stock of BTH and the substitution of approximately 610,000 Origin options for all outstanding BTH options, in each case subject to certain adjustments and as set forth in the merger agreement, resulting in an aggregate transaction value of approximately $314 million based upon the trading price of Origin common stock on the day immediately prior to deal announcement. Based upon that aggregate transaction value and the unaudited financial information of BTH as of and for the twelve months ended December 31, 2021, Stephens calculated the following transaction multiples:

Transaction Value / Tangible Book Value:	1.51	x
Transaction Value / LTM Net Income:	13.8	x
Transaction Value / 2022 Estimated Net Income:	12.6	x
Core Deposit Premium:	8.0%

Note: BTH estimated 2022 net income based on BTH management estimates.

The merger agreement provides for an implied per share value of Origin’s common stock of $44.52. Based upon the unaudited financial information of Origin as of and for the twelve months ended December 31, 2021, Stephens calculated the following issuance multiples:

Issuance Value / Tangible Book Value:	1.56	x
Issuance Value / LTM Net Income:	9.7	x
Issuance Value / 2022 Estimated Net Income:	12.8	x
Core Deposit Premium:	6.4%

Note: Estimated OBNK 2022 net income based on analyst consensus estimates.

Relevant Public Companies Analysis:

Stephens compared the financial condition, operating statistics and market valuation of BTH to select relevant public companies and their stock trading prices. Stephens selected the companies outlined below because their relative asset size and financial performance, among other factors, were reasonably similar to BTH; however, no selected company below was identical or directly comparable to BTH. A complete analysis involves complex

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considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading values of the relevant public companies. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using relevant public company data.

Relevant Companies – BT Holdings, Inc.:

Stephens selected the following relevant public companies based on the following criteria:

Includes select NASDAQ, NYSE and NYSEAM traded banks headquartered in LA, OK and TX with between $1.0 billion and $4.0 billion in most recent quarter total assets, excluding merger targets and mutuals (total assets noted parenthetically):

•	South Plains Financial, Inc. ($3.9 billion)
•	Red River Bancshares, Inc. ($3.2 billion)
•	Guaranty Bancshares, Inc. ($3.1 billion)
•	Home Bancorp, Inc. ($2.9 billion)
•	First Guaranty Bancshares, Inc. ($2.9 billion)
•	Investar Holding Corporation ($2.5 billion)
•	Bank7 Corp. ($1.3 billion)

To perform this analysis, Stephens examined publicly available financial information as of and for the last twelve month period ended December 31, 2021, or the most recently reported period available, and the market trading multiples of the relevant public companies based on February 22, 2022 closing prices. The financial data included in the table presented below may not correspond precisely to the data reported in historical financial statements as a result of the assumptions and methods used by Stephens to compute the financial data presented. The table below contains selected information utilized by Stephens in its analysis:

	BT Holdings, Inc.	25th Percentile		Median		75th Percentile
Total Assets	$2,003	$2,696		$2,938		$3,155
TCE/TA(1)	12.6%	8.4%		8.8%		9.5%
NPAs/Assets(1)(2)	0.75%	0.74%		0.49%		0.19%
LTM NCOs / Avg. Loans(1)	0.79%	0.47%		0.09%		0.07%
MRQ ROAA(1)	1.69%	1.12%		1.21%		1.45%
Price / Tangible Book Value	N/A	1.22	x	1.29	x	1.45	x
Price / 2022 Estimated EPS	N/A	8.7	x	10.5	x	11.7	x
Price / 2023 Estimated EPS	N/A	7.9	x	8.8	x	10.9	x

Source: S&P Global Market Intelligence

Note: Dollars in millions.

(1) Reflects bank-level data.

(2) NPAs/Assets excludes performing restructured loans from nonperforming assets.

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Relevant Transactions Analysis:

Relevant Nationwide Transactions:

Stephens reviewed publicly available selected transaction multiples and related financial data for relevant transactions nationwide announced since January 1, 2021 with a disclosed deal value, where target assets were between $1.0 billion and $3.0 billion. The following transactions were considered by Stephens because each acquired company’s relative asset size, financial performance and markets of operation, among other factors, was reasonably similar to BTH; however, no selected company below was identical or directly comparable to BTH (in each transaction, the acquirer is listed first, the acquired company is listed second and the transaction announcement date is noted parenthetically):

•	QCR Holdings, Inc. | Guaranty Federal Bancshares, Inc. (11/9/2021)
•	OceanFirst Financial Corporation | Partners Bancorp (11/4/2021)
•	First Merchants Corporation | Level One Bancorp, Inc. (11/4/2021)
•	BancPlus Corporation | First Trust Corporation (9/29/2021)
•	German American Bancorp, Inc. | Citizens Union Bancorp of Shelbyville, Inc. (9/20/2021)
•	Stock Yards Bancorp, Inc. | Commonwealth Bancshares, Inc. (8/3/2021)
•	CVB Financial Corp. | Suncrest Bank (7/27/2021)
•	TriCo Bancshares | Valley Republic Bancorp (7/27/2021)
•	Old Second Bancorp, Inc. | West Suburban Bancorp, Inc. (7/26/2021)
•	F.N.B. Corporation | Howard Bancorp, Inc. (7/13/2021)
•	Lakeland Bancorp, Inc. | 1st Constitution Bancorp (7/12/2021)
•	Mid Penn Bancorp, Inc. | Riverview Financial Corporation (6/30/2021)
•	Valley National Bancorp | The Westchester Bank Holding Corporation (6/29/2021)
•	Columbia Banking Systems, Inc. | Bank of Commerce Holdings (6/23/2021)
•	Nicolet Bankshares, Inc. | County Bancorp, Inc. (6/22/2021)
•	Simmons First National Corporation | Landmark Community Bank (6/7/2021)
•	United Bankshares, Inc. | Community Bankers Trust Corporation (6/3/2021)
•	First Foundation, Inc. | TGR Financial, Inc. (6/3/2021)
•	First Bancorp | Select Bancorp, Inc. (6/1/2021)
•	FirstSun Capital Bancorp | Pioneer Bancshares, Inc. (5/11/2021)
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•	Enterprise Financial Services Corporation | First Choice Bancorp (4/26/2021)
•	Nicolet Bankshares, Inc. | Mackinac Financial Corporation (4/12/2021)
•	VyStar Credit Union | Heritage Southeast Bancorporation Inc. (3/31/2021)
•	Peoples Bancorp Inc. | Premier Financial Bancorp, Inc. (3/29/2021)
•	Banc of California, Inc. | Pacific Mercantile Bancorp (3/22/2021)
•	Stock Yards Bancorp, Inc. | Kentucky Bancshares, Inc. (1/27/2021)
•	First Busey Corporation | Cummins-American Corp. (1/19/2021)

Stephens considered these selected transactions to be reasonably similar, but not identical or directly comparable, to the merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions to which the merger is being compared. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using selected transaction data. Stephens compared certain proposed transaction multiples of the merger to the 25th percentile, median and 75th percentile transaction multiples of the selected transactions:

	BT Holdings, Inc.		25th Percentile		Median		75th Percentile
Target Total Assets	$2,002		$1,295		$1,588		$1,831
Target TCE/TA(1)	12.6%		8.1%		9.3%		10.0%
Target NPAs/Assets(1)	0.75%		0.89%		0.56%		0.33%
Target LTM ROAA(1)	1.28%		0.76%		0.99%		1.19%
Transaction Value / Tangible Book Value	1.51	x	1.46	x	1.57	x	1.69	x
Transaction Value / LTM Earnings	13.8	x	12.3	x	14.6	x	17.1	x

Source: S&P Global Market Intelligence

Note: Dollars in millions.

(1) Reflects bank-level data.

Relevant Texas Transactions:

Stephens reviewed publicly available selected transaction multiples and related financial data for relevant transactions with a Texas-based target announced since January 1, 2019 with a disclosed deal value, where target assets were between $300 million and $10.0 billion. The following transactions were considered by Stephens because each acquired company’s relative asset size, financial performance and markets of operation, among other factors, was reasonably similar to BTH; however, no selected company below was identical or directly comparable to BTH (in each transaction, the acquirer is listed first, the acquired company is listed second and the transaction announcement date is noted parenthetically):

•	Home Bancorp, Inc. | Friendswood Capital Corporation (12/15/2021)
•	Simmons First National Corporation | Spirit of Texas Bancshares, Inc. (11/19/2021)
•	Business First Bancshares, Inc. | Texas Citizens Bancorp, Inc. (10/21/2021)
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•	Home Bancshares, Inc. | Happy Bancshares, Inc. (9/15/2021)
•	FirstSun Capital Bancorp | Pioneer Bancshares, Inc. (5/11/2021)
•	BancorpSouth Bank | National United Bancshares, Inc. (12/2/2020)
•	Heartland Financial USA, Inc. | AIM Bancshares, Inc. (2/11/2020)
•	BancorpSouth Bank | Texas First Bancshares, Inc. (9/23/2019)
•	First Financial Bankshares, Inc. | TB&T Bancshares, Inc. (9/19/2019)
•	South Plains Financial, Inc. | West Texas State Bank (7/25/2019)
•	Spirit of Texas Bancshares, Inc. | Chandler Bancorp, Inc. (7/24/2019)
•	Prosperity Bancshares, Inc. | LegacyTexas Financial Group, Inc. (6/17/2019)
•	BancFirst Corporation | Pegasus Bank (4/24/2019)
•	BancorpSouth Bank | Van Alstyne Financial Corporation (3/5/2019)

Stephens considered the selected transactions to be reasonably similar, but not identical or directly comparable, to the merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions to which the merger is being compared. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using selected transaction data. Stephens compared certain proposed transaction multiples of the merger to the 25th percentile, median and 75th percentile transaction multiples of the selected transactions:

	BT Holdings, Inc.		25th Percentile		Median		75th Percentile
Target Total Assets	$2,002		$433		$624		$1,777
Target TCE/TA(1)	12.6%		9.3%		10.1%		11.0%
Target NPAs/Assets(1)	0.75%		0.80%		0.34%		0.14%
Target LTM ROAA(1)	1.28%		0.95%		1.22%		1.53%
Transaction Value / Tangible Book Value	1.51	x	1.56	x	1.66	x	2.11	x
Transaction Value / LTM Earnings	13.8	x	12.7	x	15.8	x	16.6	x
Source: S&P Global Market Intelligence

Note: Dollars in millions.

(1) Reflects bank-level data.

Discounted Cash Flow Analysis – BT Holdings, Inc.:

Stephens performed discounted cash flow analyses using projections developed by BTH’s executive management both inclusive and exclusive of estimated cost synergies. Stephens calculated a range of implied per share equity values for BTH based upon the discounted net present value of the projected after-tax free cash flows for the projected period (2022 through 2026) both inclusive and exclusive of cost synergies. Stephens determined the amount of cash flow assuming (i) a terminal earnings multiple of 11.0x based on 2027 estimated earnings, and

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(ii) dividend payments for earnings and excess capital above a tangible common equity to tangible asset ratio of 9.0% for the projected period. To calculate an implied per share equity value range, Stephens considered discount rates of 9.0% to 13.0% and terminal earnings multiples of 9.0x to 13.0x. Based on this analysis, Stephens derived a range for the implied equity value of BTH from $284.7 million to $428.0 million exclusive of cost synergies and from $330.3 million to $496.3 million inclusive of cost synergies.

Miscellaneous:

The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Stephens considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the results from any particular analysis described above should not be taken to be the view of Stephens.

In performing its analyses, Stephens made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Origin. The analyses performed by Stephens are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty.

Stephens is serving as financial adviser to Origin in connection with the merger and is entitled to receive a fee from such services in an amount equal to $2,750,000, a significant portion of which is contingent upon the consummation of the merger. Stephens also received a $500,000 fee from Origin upon rendering its fairness opinion, which opinion fee will be credited in full against the fee which will become payable to Stephens upon the closing of the merger. Stephens would also be entitled to a fee under certain circumstances following a termination of the merger agreement. Origin has also agreed to indemnify Stephens against certain claims and liabilities arising out of Stephens’ engagement.

Within the two years preceding the date of Stephens’ Opinion Letter, Stephens received fees of $1,050,000 in connection with its service as a sole placement agent for Origin Bank’s issuance of $70 million of subordinated notes due 2030 and $1,200,000 for its service as sole book-running manager for Origin’s issuance of $80 million of subordinated notes due 2030. Stephens also provided securities brokerage services to Origin Bank in the ordinary course of business, and Stephens received customary fees and commissions in connection with such transactions. Prior to the two years preceding the date of Stephens’ Opinion Letter, Stephens received fees for its service as sole placement agent in Origin’s private placement of common stock and Series D preferred stock in 2016, and underwriting discounts in connection with serving as joint bookrunner for Origin’s initial public offering in 2018. Stephens did not receive any fees for providing investment banking or other services to BTH within the two years preceding the date of Stephens’ Opinion Letter.

In the ordinary course of its business, Stephens Inc. and its affiliates and employees at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of participants in the merger.

Each Origin shareholder is encouraged to read Stephens’ fairness opinion in its entirety. The full text of this fairness opinion is included as Annex C to this joint proxy statement/prospectus.

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Board Composition and Management of Origin after the Merger

Board of Directors of Origin

Effective upon the closing of the merger, Origin will increase the size of the Origin board of directors by two members and two individuals designated by BTH, and reasonably acceptable to Origin, will be appointed to the board of directors of Origin and Origin Bank. Origin and BTH currently anticipate that Lori Sirman, President and Chief Executive Officer of BTH, and Jay Dyer, Executive Vice President of BTH, will be the BTH directors appointed to the board of directors of Origin and Origin Bank. The newly-appointed board of directors will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. Otherwise, the current members of the board of directors of Origin following the effective time shall be the members of the board of directors of Origin immediately prior to the effective time.

Executive Officers of Origin

At the effective time, the executive officers of Origin will remain the same. Information regarding the executive officers and directors of Origin is contained in documents filed by Origin with the SEC and incorporated by reference into this joint proxy statement/prospectus, including Origin’s Annual Report on Form 10-K for the year ended December 31, 2021 and its definitive proxy statement on Schedule 14A for its 2022 annual meeting, filed with the SEC on February 23, 2022 and March 16, 2022, respectively. See “Where You Can Find More Information” and “Additional Information.”

Interests of BTH’s Directors and Executive Officers in the Merger

In the merger, the directors and executive officers of BTH will receive the same merger consideration for their shares of BTH common stock as other BTH shareholders. In considering the recommendation of the BTH board of directors with respect to the merger agreement, BTH shareholders should be aware that certain of BTH’s directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of BTH shareholders generally. Interests of directors and executive officers that may be different from or in addition to the interests of BTH shareholders include the following, which are described in further detail below:

•	Accelerated vesting of options to purchase BTH common stock, and substitution of options to purchase Origin common stock therefore;
•	Employment agreement amendments to be executed by certain BTH executive officers and BTH Bank that would provide for employment by Origin Bank following completion of the merger;
•	Indemnification by Origin of BTH directors and officers of BTH; and
•	The appointment of two individuals, currently expected to be officers of BTH, to the boards of Origin and Origin Bank.

The BTH board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement.

Treatment of Equity Awards

At the effective time of the merger, each option to purchase shares of BTH common stock, whether vested or unvested, will accelerate and vest and be converted into an option to purchase a number of shares of Origin common stock equal to the per share stock consideration, with an exercise price equal to the exercise price immediately prior to closing divided by the per share stock consideration. However, the exercise price, number of shares of Origin common stock underlying such awards, and terms of the substitute options may be determined

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in a manner required to retain the original tax and accounting treatment of the BTH option, including options intended to qualify as incentive stock options, and to not be treated as a change in the form of payment or as nonqualified deferred compensation under Section 409A of the Code.

Employment Agreement Amendments

The merger agreement requires BTH to use commercially reasonable efforts to obtain an amendment to certain employment agreements between BTH Bank and its executive officers, which amendments would be binding on Origin Bank following completion of the merger. These amendments have not yet been executed.

Indemnification of BTH Directors and Officers

Origin has agreed to indemnify the directors and officers of BTH and its subsidiaries following the effective time of the merger. Origin has also agreed to maintain in effect a directors’ and officers’ liability insurance policy for a period of six years after the effective time of the merger with respect to claims arising from facts, events or actions which occurred prior to the effective time of the merger and covering persons who are currently covered by such insurance. The insurance policy must contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the directors and officers as currently provided, subject to a cap on the cost of such policy equal to 200% of the last annual premium paid by BTH.

Board Appointments

The merger agreement provides that two individuals designated by BTH and reasonably acceptable to Origin will be appointed to the board of directors of each of Origin and Origin Bank. As a director of Origin and Origin Bank, each such person will be entitled to compensation and benefits on the same basis as all other directors of Origin and Origin Bank, respectively. Origin and BTH currently anticipate that Lori Sirman, President and Chief Executive Officer of BTH, and Jay Dyer, Executive Vice President of BTH, will be the BTH directors appointed to the board of directors of Origin and Origin Bank. Because Ms. Sirman and Mr. Dyer will be employees of Origin Bank following the merger, they would receive no additional compensation for their service on the board of directors of Origin or Origin Bank.

Trading Markets and Dividends

Origin

Origin’s common stock is listed for trading on Nasdaq Global Select Market under the symbol “OBNK” and will continue to be listed under that symbol following the merger. Under the terms of the merger agreement, Origin will cause the shares of common stock to be issued to BTH’s shareholders in the merger to be approved for listing on the Nasdaq Stock Market.

The following table sets forth the closing sale prices of Origin common stock as reported on the Nasdaq Global Select Market on February 23, 2022, the last full trading day before the public announcement of the merger agreement, and on         , 2022, the latest practicable trading date before the date of this joint proxy statement/prospectus.

	Origin Closing Price		Implied Value of Per Share Merger Consideration[1]
February 23, 2022		$44.52		$29.15
, 2022	$		$

[1]	Assumes (i) no adjustments to the merger consideration, and (ii) 10,429,681 shares of BTH common stock outstanding on applicable date.
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As of April 25 , 2022, there were (i) 23,753,057 shares of Origin common stock outstanding, which were held by approximately 661 holders of record.

BTH

As of         , 2022, there were 10,430,087 shares of BTH common stock outstanding, which were held by approximately          holders of record.

BTH is a privately-owned corporation and its common stock is not quoted or traded on any established public trading market. BTH common stock trades only sporadically with limited volume. The following table sets forth, for the periods indicated, the high and low sale prices per share of BTH common stock and the volume of common stock exchanged in such quarter, in each case to the extent known to BTH. The market for BTH’s common stock has been illiquid and irregular, and historical transactions in its stock have been sporadic.

Period	Low	High	Volume
2020
First quarter	$24.00	$26.00	48,410
Second quarter	15.00	25.00	29,370
Third quarter	20.00	25.00	26,379
Fourth quarter	19.79	24.00	28,985
2021
First quarter	19.00	22.00	45,071
Second quarter	21.50	23.50	48,325
Third quarter	20.00	24.00	13,200
Fourth quarter	21.50	25.00	79,326
2022
First quarter (through February 23, 2022)	24.00	26.00	27,485

Under the merger agreement, BTH is prohibited from paying any dividend or distribution to its shareholders before the effective time of the merger without the prior written consent of Origin. BTH’s ability to pay dividends is also subject to state and federal laws and regulations.

Restrictions on Resale of Origin Common Stock

The shares of Origin common stock to be issued in connection with the merger will be registered under the Securities Act, and will be freely transferable, except for shares issued to any shareholder who may be deemed to be an “affiliate” of Origin for purposes of Rule 144 under the Securities Act. Persons who may be deemed to be affiliates of Origin include individuals or entities that control, are controlled by, or are under common control with Origin and may include the executive officers, directors and significant shareholders of Origin.

Dissenters’ Rights

The following discussion is not a complete description of the law relating to dissenters’ rights available under Texas law. This description is qualified in its entirety by the full text of Chapter 10, Subchapter H of the TBOC which is reprinted in its entirety as Annex D to this joint proxy statement/prospectus. If you desire to exercise your appraisal rights, you should review carefully the TBOC and are urged to consult a legal advisor before electing or attempting to exercise these rights.

BTH shareholders who are entitled to vote on the merger have a right to demand payment in cash of the “fair value” of their shares of BTH common stock in accordance with the procedures established by Texas law. Shareholders who receive a fair value cash payment will not be entitled to receive any shares of Origin common

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stock offered in the merger. Chapter 10, Subchapter H of the TBOC (§§ 10.351-10.368) sets forth the rights of BTH shareholders who wish to demand fair value payments for their shares. The following is a summary of the material terms of the statutory procedures to be followed by a BTH shareholder to perfect appraisal rights under the TBOC. Shareholders who do not properly follow the appraisal rights procedures will receive the merger consideration provided for in the merger agreement if the merger is consummated. A copy of the applicable provisions is attached as Annex D to this joint proxy statement/prospectus.

How to exercise and perfect the right to dissent

To be eligible to exercise the right to dissent to the merger, a BTH shareholder must:

•	prior to the BTH special meeting, provide BTH with a written objection to the merger that states the shareholder’s intent to exercise his, her or its right to dissent if the merger is completed and provides an address to which BTH may send a notice if the merger is completed;
•	vote such shareholder’s shares of BTH common stock against the BTH merger proposal at the BTH special meeting;
•	not later than the 20th day after Origin sends to the dissenting shareholder notice that the merger was completed, provide Origin with a written demand for fair payment of the fair value of such shareholder’s shares of BTH common stock that states: (i) the number and class of shares of BTH common stock owned, (ii) the estimate of the fair value of such stock, and (iii) an address to which a notice relating to the dissent and appraisal procedures may be sent; and
•	not later than the 20th day after the date on which the shareholder makes the written demand for payment from Origin, submit to Origin the certificates representing the shares of BTH common stock to which the demand relates, for purposes of making a notation on the certificates that a demand for the payment of the fair value of the shares has been made.

If you intend to dissent from the merger, you should send your written objection, prior to the BTH special meeting, to BTH at the following address:

BT Holdings, Inc.

412 East Goode St.

Quitman, Texas 75783

Attention: Lori H. Sirman, President & CEO and Jason McCrary, Secretary

BTH shareholders who fail to vote their shares of BTH common stock at the BTH special meeting against the approval of the BTH merger proposal will lose their right to dissent from the merger. Such shareholders will instead receive shares of Origin common stock, as described in the merger agreement. If the merger is consummated, shareholders who comply with the first two items above will receive a written notice from Origin advising them that the merger has been completed.

Demand for payment

If you wish to receive the fair value of your shares of BTH common stock in cash, you must, within 20 days of the date the notice of consummation was delivered or mailed to you by Origin, send a written demand to Origin for payment of the fair value of your shares of BTH common stock. The fair value of your shares of BTH common stock will be the value of the shares on the day immediately preceding the effective time of the merger, excluding any appreciation or depreciation in anticipation of the merger. Your written demand and any notice addressed to Origin must be sent to:

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Origin Bancorp, Inc.

500 South Service Road East

Ruston, Louisiana 71270

Attention: Corporate Secretary

Your written demand must state how many shares of BTH common stock you own and your estimate of the fair value of your shares of BTH common stock. If you fail to send this written demand to Origin within 20 days of Origin’s delivery or mailing of notice that the merger was completed, you will be bound by the merger and you will not be entitled to receive a cash payment representing the fair value of your shares of BTH common stock. Instead, you will receive shares of Origin common stock as described in the merger agreement.

In addition, no later than the 20th day after the date on which you make written demand for payment, you must submit to Origin your certificates representing the shares of BTH common stock to which the demand relates for purposes of making a notation on the certificate that a demand for the payment of the fair value of your shares of BTH common stock has been made. If you fail to submit your certificates within the required period, it will have the effect of terminating, at the option of Origin, your right to dissent and appraisal unless a court, for good cause shown, directs otherwise.

Action upon receipt of your demand for payment

Within 20 days after Origin receives your demand for payment and your estimate of the fair value of your shares of BTH common stock, Origin must send you written notice stating whether it accepts your estimate of the fair value of your shares claimed in the demand or rejects the demand.

If Origin accepts your estimate, Origin will notify you that it will pay the amount of your estimated fair value within 90 days of the merger being completed. Origin will make this payment to you only if you have surrendered the certificates representing your shares of BTH common stock, duly endorsed for transfer, to Origin.

If Origin rejects your estimate, Origin will notify you of this fact and will make an offer of an alternative estimate of the fair value of your shares that it is willing to pay you. You will have 90 days from the date of the completion of the merger to accept or decline Origin’s offer. If you accept the offer, Origin must pay the agreed amount within 120 days of the merger being completed, but only if you have surrendered the certificates representing your shares of BTH common stock, duly endorsed for transfer, to Origin.

Payment of the fair value of your shares of BTH common stock upon agreement of an estimate

If you and Origin reach an agreement on the fair value of your shares of BTH common stock within 90 days after the merger is completed, Origin must pay you the agreed amount within 120 days after the merger is completed, but only if you have surrendered the share certificates representing your shares of BTH common stock, duly endorsed for transfer, to Origin.

Commencement of legal proceedings if a demand for payment remains unsettled

If you and Origin are unable to reach an agreement as to the fair market value of your shares of BTH common stock within 90 days after the merger is completed, you or Origin may, within 60 days after the expiration of the 90-day period, commence proceedings in Wood County, Texas, asking the court to determine the fair value of your shares of BTH common stock. The court will determine if you have complied with the dissenters’ rights provisions of Chapter 10, Subchapter H of the TBOC and if you have become entitled to a valuation of and payment for your shares of BTH common stock. The court will appoint one or more qualified persons to act as appraisers to determine the fair value of your shares. The appraisers will be entitled to a reasonable fee payable from court costs, which the court shall allocate between Origin and the dissenting shareholders as the court determines to be fair and equitable.

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The appraisers will determine the fair value of your shares and will report this value to the court. The court will consider the report, and both you and Origin may object to all or part of the appraisal report. The court will determine the fair value of your shares and direct Origin to pay that amount, plus interest accruing from the 91st day after the merger is completed until the date of the court’s judgment. Origin must pay the amount of the judgment to you immediately after you surrender to Origin the certificates representing your shares of BTH common stock, duly endorsed for transfer, to Origin.

Rights as a shareholder

If you have demanded payment for your shares of BTH common stock pursuant to the procedures described above, you will not thereafter be entitled to vote or exercise any other rights as a BTH or Origin shareholder except the right to receive payment for your shares as described above and the right to bring an appropriate action to obtain relief on the ground that the merger would be or was fraudulent.

Exclusive remedy

In the absence of fraud, your right to dissent and receive payment for the fair value of your shares of BTH common stock under the dissenters’ rights provisions described herein is the exclusive remedy for the recovery of the value of your shares or money damages with respect to the merger.

Withdrawal of demand

If you have made a written demand to Origin for payment of the fair value of your shares of BTH common stock, you may withdraw such demand at any time before payment for your shares has been made or before a petition has been filed with a court for determination of the fair value of your shares. After either such time, withdrawal requires the consent of Origin.

Termination of right to dissent

If you do not perfect your dissenters’ rights, withdraw your demand, or are otherwise unsuccessful in asserting your dissenters’ rights, your right to be paid the fair value of your shares of BTH common stock in cash will cease and you will be entitled to receive the same consideration received by other BTH shareholders in the merger. Your status as a shareholder will be restored and you will be entitled to receive any dividends or distributions made after the date of your payment demand.

If you do not follow the prescribed procedures, you will not be entitled to dissenters’ rights with respect to your shares. Because of the complexity of the procedures necessary to exercise dissenters’ rights of appraisal, any shareholder wishing to exercise the right to appraisal should consult with her, her or its own legal counsel.

Regulatory Approvals Required for the Merger

Federal Reserve Board

The merger of BTH with and into Origin is subject to approval by, or a waiver of the applicable approval requirements from, the Federal Reserve Board under Section 3 of the Bank Holding Company Act of 1956, or the “BHC Act,” and its implementing regulations. In considering the approval of a transaction such as the merger, the BHC Act and related laws require the Federal Reserve Board to review, with respect to the parent holding companies and the bank concerned: (1) the competitive impact of the transaction; (2) financial, managerial and other supervisory considerations, including capital positions and managerial resources of the subject entities; (3) the record of the insured depository institution subsidiaries of the bank holding companies under the Community Reinvestment Act and fair lending laws; (4) the extent to which the proposal would result in greater

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or more concentrated risks to the stability of the U.S. banking or financial system; and (5) additional public benefits of the proposal, such as the benefits to the customers of the subject entities. In connection with its review, the Federal Reserve Board will provide an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if it determines that would be appropriate. Origin filed an application with the Federal Reserve for the merger of BTH with and into Origin on April 22 , 2022.

Additionally, as a member bank of the Federal Reserve, Origin Bank is required to seek the approval of the Federal Reserve Board to consummate the merger of BTH Bank with and into Origin Bank. Origin filed an application with the Federal Reserve for the merger of BTH Bank with and into Origin Bank on April 22 , 2022.

The U.S. Department of Justice has between 15 and 30 days following approvals by the Federal Reserve to challenge the approval on antitrust grounds. While Origin and BTH do not know of any reason that the Department of Justice would challenge regulatory approval or waiver, as applicable, by the Federal Reserve and FDIC and believe that the likelihood of such action is remote, there can be no assurance that the Department of Justice will not initiate such a proceeding, or if such a proceeding is initiated, as to the result of any such challenge.

Texas Department of Banking

The merger of BTH with and into Origin requires the approval of commissioner of the TDB pursuant to Chapter 202 of the Texas Finance Code. Under Texas law, the commissioner of the TDB shall consider the financial and managerial resources and future prospects of BTH and Origin and the combined company and whether the convenience and needs of the community will be served by the merger. The application to the TDB with respect to the merger is also subject to public comment. Origin filed an application for approval of the merger with the TDB on April 22 , 2022. The companies are not aware of any reason why the TDB would fail to approve the merger as contemplated under this joint proxy statement/prospectus.

Louisiana Office of Financial Institutions

The merger of BTH Bank into Origin Bank requires the approval of the commissioner of the OFI pursuant to LA Rev Stat. § 6:351 and 6:352. Under Louisiana law, the commissioner of the OFI shall consider the financial and managerial resources and future prospects of the existing and proposed institutions and whether the convenience and needs of the community will be served. If the commissioner finds that the public interest will not be served by permitting such merger or consolidation, the commissioner shall refuse to issue the certificate of merger. Origin filed an application for approval of the bank merger with the OFI on April 22 , 2022. The companies are not aware of any reason why the OFI would fail to approve the merger or the bank merger.

Notifications and/or applications requesting approval of the merger, or other transactions contemplated by the merger agreement, may be submitted to various other federal and state regulatory authorities and self-regulatory organizations.

The approval of any notice or application merely implies satisfaction of regulatory criteria for approval, and does not include review of the merger from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approval does not constitute an endorsement or recommendation of the proposed merger.

Origin and BTH are not aware of any material governmental approvals or actions that are required prior to the parties’ completion of the merger other than those described in this joint proxy statement/prospectus. If any additional governmental approvals or actions are required, the parties presently intend to seek those approvals or actions. However, the parties cannot assure you that any of these additional approvals or actions will be obtained.

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THE MERGER AGREEMENT

The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this joint proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Structure of the Merger

Each of the boards of directors of Origin and BTH has approved the merger agreement. Under the merger agreement, BTH will merge with and into Origin, with Origin continuing as the surviving entity. Following the merger, BTH Bank, BTH’s wholly-owned banking subsidiary, will merge with and into Origin Bank, Origin’s wholly-owned banking subsidiary.

Prior to the effective time, Origin may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated by the merger agreement, so long as no modification would (i) alter the nature or reduce the amount of consideration to be issued to holders of BTH common stock; (ii) reasonably be expected to materially impede or delay consummation of the transactions contemplated by the merger agreement; (iii) adversely affect the intention for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code; or (iv) require submission to or approval of BTH’s shareholders after the merger agreement has already been approved by BTH’s shareholders.

Merger Consideration

If the merger is approved and completed, Origin will issue an aggregate of 6,828,390 shares of Origin common stock in exchange for all of the issued and outstanding shares of BTH common stock, subject to certain adjustments described below. The per share stock consideration payable in respect of each share of BTH common stock (which we refer to as the “per share stock consideration”) will equal (a) 6,828,390 divided by (b) the total number of shares of BTH common stock outstanding immediately prior to the effective time of the merger, excluding any BTH cancelled shares (the “exchange ratio”). “BTH cancelled shares” means each share of BTH common stock owned directly by Origin, BTH or any of their respective subsidiaries, excluding shares held in trust accounts, managed accounts, or shares held as collateral for outstanding debt previously contracted. As of the date of the merger agreement, Origin was not aware of any BTH cancelled shares.

The exchange ratio, and thus the number of shares of Origin common stock to be issued by Origin, may be adjusted downward if BTH’s adjusted tangible equity at closing is less than $198.0 million, such that the aggregate merger consideration, based on the average closing price, is reduced dollar for dollar by the amount of the deficiency. “Adjusted tangible equity” means the sum of BTH’s equity capital stock, capital surplus, and retained earnings, including the impact of other comprehensive income (loss) resulting from unrealized securities gains or loss (subject to certain limitations set forth in the merger agreement, less goodwill and intangible assets, on a consolidated basis with BTH Bank, as determined pursuant to generally accepted accounting principles in the United States of America, and adjusted to reflect certain merger-related expenses described in the merger agreement. “Average closing price” means the average closing price of Origin common stock during the 20 consecutive trading days immediately prior to the fifth business day before closing.

The following table presents the aggregate merger consideration, the exchange ratio and the implied per share value of the merger consideration to be received by BTH shareholders under the following three scenarios: (1) BTH’s adjusted tangible equity, calculated in accordance with the merger agreement, is $198.0 million or above; (2) BTH’s adjusted tangible equity is $195.0 million, and (3) BTH’s adjusted tangible equity is $192.0 million. These are scenarios and not predictions or projections; the actual adjusted tangible equity as determined

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pursuant to the merger agreement could be materially different than the scenarios presented. As of December 31, 2021, BTH’s adjusted tangible equity, calculated in accordance with the merger agreement after estimating total transaction costs, was approximately $192.0 million. As of March 31, 2022, BTH’s adjusted tangible equity, calculated in accordance with the merger agreement after estimating total transaction costs, was approximately $186.8 million. Pursuant to the terms of the merger agreement, the calculation of BTH’s adjusted tangible equity is impacted by, among other things, changes in accumulated other comprehensive income (loss) resulting from unrealized securities gains and losses. To the extent that BTH’s accumulated other comprehensive loss exceeds $5.0 million, the merger agreement limits such loss, for purposes of calculating BTH’s adjusted tangible equity, to $5.0 million. As of March 31, 2022, BTH had accumulated other comprehensive loss of approximately $8.4 million. As a result of the limitation in the merger agreement, the impact on BTH’s calculated adjusted tangible equity was limited to $5.0 million, and further unrealized losses in BTH’s securities portfolio will not reduce BTH’s adjusted tangible equity further for purposes of the calculation in the merger agreement. In addition, the March 31, 2022 adjusted tangible equity calculation does not reflect BTH’s anticipated earnings subsequent to March 31, 2022 and prior to closing, which is currently expected to occur in the third quarter. BTH expects its adjusted tangible equity to increase between March 31, 2022 and the closing date to reflect earnings until such date. If the merger closes on or after August 31, 2022, BTH believes that it should be able to deliver $198.0 million of adjusted tangible equity such that no adjustment would be triggered. For additional discussion of the risks related to a potential downward adjustment, see “Risk Factors—Because the merger agreement allows for adjustments to the merger consideration, the consideration holders of BTH common stock receive in the merger may be materially diminished.”

BTH Adjusted Tangible Equity	Aggregate merger consideration(1)	Adjusted Exchange Ratio(2)	Implied value per share of BTH common stock(1)(2)
$198,000,000 or above
$195,000,000
$192,000,000

(1)	Based on an Origin trading price of $ , the last practicable trading date before the date of this joint proxy statement/prospectus.
(2)	Assumes 10,430,097 shares of BTH common stock outstanding on applicable date.
The per share stock consideration is also subject to upward adjustment if each of the following occurs:
•	the average closing price both (a) is less than $34.83 and (b) underperforms the Invesco KBW Nasdaq Regional Banking Index (symbol: KRX) during the comparable time period by more than 20%;
•	upon such a trading price decline, BTH provides notice of its intention to terminate the merger agreement; and
•	after receiving such notice from BTH, Origin elects to adjust the merger consideration to such minimum consideration amount to necessary to avoid the satisfaction of the trading price decline above.

In addition, Origin and BTH anticipate that BTH will redeem certain shares of BTH common stock held by the KSOP prior to the closing of the merger in order to retire the KSOP debt at BTH. Assuming no other adjustments to the number of shares of Origin common stock to be issued in the merger this redemption, if it occurs, would result in an increase in the per share stock consideration.

Following the completion of the merger and assuming no adjustments as described above are made, former BTH shareholders will own approximately 22.33 % of the combined company based upon the number of Origin shares outstanding as of April 25, 2022 .

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Origin will not issue any fractional shares of Origin common stock in the merger. Instead, a BTH shareholder who otherwise would have received a fraction of a share of Origin common stock will receive an amount in cash (without interest and rounded to the nearest cent) determined by multiplying (1) the average closing price by (2) the fraction of a share (rounded to the nearest one hundredth of a share) of Origin common stock to which such shareholder would otherwise be entitled to receive.

Anti-Dilutive Adjustments

The consideration to be received by BTH shareholders is subject to an anti-dilutive adjustment only if the number of shares of Origin common stock or BTH common stock issued and outstanding prior to the effective time are increased or decreased, or changed into or exchanged for a different number or kind of shares or securities, in any such case as a result of a stock split, reverse stock split, stock combination, stock dividend, recapitalization, reclassification, or similar transaction, or there will be any extraordinary dividend or distribution with respect to such stock, and the record date therefor will be prior to the effective time. In that case, an appropriate and proportionate adjustment will be made to the merger consideration to give holders of BTH common stock the same economic effect as contemplated by the merger agreement prior to such event. There are no other adjustments to the merger consideration contemplated under the merger agreement.

Fractional Shares

Origin will not issue any fractional shares of Origin common stock in the merger. Instead, a BTH shareholder who otherwise would have received a fraction of a share of Origin common stock will receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying (1) the fractional share interest in Origin common stock to which such shareholder would otherwise be entitled by (2) the average closing price.

Treatment of Options to Purchase Shares of BTH Common Stock

At the effective time of the merger, each option to purchase BTH common stock will become fully vested and be converted into an option to purchase a number of shares of Origin common stock (each, a “substitute option”) equal to the product of (i) the total number of shares of BTH common stock subject to such option immediately prior to the effective time of the merger multiplied by (ii) the exchange ratio. Each converted option will have an exercise price per share of Origin common stock equal to (a) the per share exercise price for the shares of BTH common stock subject to such option immediately prior to the effective time of the merger divided by (b) the exchange ratio. The exercise price and the number of shares of Origin common stock issuable upon exercise of a substitute option will be determined in a manner consistent with Sections 424 or 409A of the Code so as not to be considered a modification of any BTH option, to retain, where applicable and possible, the tax and accounting treatment of each BTH option (including any BTH options that are meant to qualify as incentive stock options within the meaning of Section 422 of the Code), and not to be treated as a change in the form of payment or as nonqualified deferred compensation under Section 409A of the Code.

If a holder of options to purchase BTH common stock exercises such option after the date of the merger agreement but prior to the effective time of the merger, the shares of BTH common stock issued upon such exercise will be exchanged for the per share stock consideration at the effective time. However, the issuance of additional shares of BTH common stock upon the exercise of options shall not result in any change in the aggregate merger consideration or the adjustment to the number of shares of Origin common stock to be issued. As a result, the issuance of additional shares of BTH common stock upon the exercises of options prior to the effective time shall result in a reduction of the exchange ratio, and thus the per share stock consideration to be issued in exchange for each share of BTH common stock outstanding on the date of the merger agreement.

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Closing and Effective Time

Unless otherwise mutually agreed by Origin and BTH, the effective time of the merger will occur on a date to be determined by Origin in consultation with BTH within 35 days of the date that all of the conditions to the closing set forth in Article VI of the merger agreement and discussed below in “The Merger Agreement – Conditions to Complete the Merger” beginning on page 106 have been satisfied or waived in accordance with the terms of the merger agreement. The merger will become effective on the date and time specified in the certificate of merger issued by the Louisiana Secretary of State. It is currently anticipated that the merger will be completed in the third quarter of 2022, subject to receipt of regulatory approvals and the satisfaction of other closing conditions set forth in the merger agreement, but neither Origin nor BTH can guarantee when or if the merger will be completed.

Exchange of Certificates for Merger Consideration

No later than five days prior to the closing date, the exchange agent will mail or otherwise deliver to each BTH shareholder customary and appropriate transmittal materials as well as instructions for the exchange of such BTH shareholder’s certificates representing shares of BTH common stock for the per share stock consideration to be issued in respect of such shares of BTH common stock represented by such certificate.

After the effective time of the merger, the exchange agent shall deliver to each former BTH shareholder (other than holders of shares as to which dissenters’ rights of appraisal have been perfected), upon proper completion of a letter of transmittal and the surrender of such BTH shareholder’s certificates representing all shares of BTH common stock owned at the effective time, the merger consideration that each such BTH shareholder is entitled to receive pursuant to the merger agreement, including the per share stock consideration and any cash in lieu of fractional shares.

No interest will be paid or accrued on any amount payable upon surrender of a BTH stock certificate. Any portion of the exchange fund that remains unclaimed by former BTH shareholders one year after the effective time of the merger shall, subject to applicable abandoned property, escheat or similar laws, be paid to Origin, or its successor in interest.

If a certificate for BTH common stock has been lost, stolen or destroyed, the exchange agent will issue the merger consideration deliverable in respect of BTH common stock represented by such certificate upon receipt of an appropriate affidavit of loss and indemnity agreement and/or a bond in such amount as may be reasonably required in each case by Origin or the exchange agent.

After the effective time, there will be no transfers on the share transfer books of BTH of shares of BTH common stock that were outstanding immediately before such effective time.

Organizational Documents of the Surviving Company

At the effective time of the merger, the Articles of Incorporation, as amended, and the Amended and Restated Bylaws of Origin in effect immediately prior to the effective time will be the articles of incorporation and bylaws of the surviving company until thereafter amended in accordance with their respective terms and applicable laws.

Rights as Shareholders; Stock Transfers

At the effective time of the merger, all shares of BTH common stock, when converted into the right to receive the per share stock consideration, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist. Each stock certificate or book-entry share previously evidencing such shares

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will thereafter represent only the right to receive for each such share of BTH common stock the per share stock consideration, any cash in lieu of fractional shares of Origin common stock, and any dividends or distributions to which such former BTH shareholder is entitled. At the effective time of the merger, holders of BTH common stock will cease to be and have no rights, as shareholders of BTH, other than the right to receive the per share stock consideration, cash in lieu of any fractional shares of Origin common stock, and any dividends or distributions to which such shareholder is entitled. At the effective time of the Merger, the stock transfer books of BTH will be closed and there will be no registration of transfer on the stock transfer books of BTH of shares of BTH common stock.

Withholding

Origin or the exchange agent, as applicable, will be entitled to deduct and withhold from the consideration otherwise payable to any holder of BTH common stock or otherwise payable pursuant to the merger agreement, such amounts as Origin or the exchange agent is required to deduct and withhold under applicable laws. If any such amounts are withheld and paid over to the appropriate governmental authority, these amounts will be treated for all purposes of the merger agreement as having been paid to the person or entity from whom they were withheld.

Dividends and Distributions

No dividends or other distributions declared with respect to Origin common stock will be paid to the holder of any unsurrendered certificates of BTH common stock until the holder surrenders such certificate in accordance with the merger agreement. After the surrender of a certificate in accordance with the merger agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest, which had previously become payable with respect to the shares of Origin common stock represented by such certificate.

Representations and Warranties

The representations, warranties and covenants described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of Origin and BTH, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between Origin and BTH rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to investors. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Origin, BTH or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Origin or BTH. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this joint proxy statement/prospectus.

The merger agreement contains customary representations and warranties of each of Origin and BTH relating to their respective businesses. The representations and warranties in the merger agreement do not survive the effective time.

The merger agreement contains representations and warranties made by BTH relating to a number of matters, including the following:

•	corporate matters, including due organization and good standing;
•	capitalization;
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•	subsidiaries;
•	books and records;
•	authority relative to execution and delivery of the merger agreement and consummation of the transactions contemplated thereby;
•	the absence of conflicts with, or violations of, organizational documents, contracts or other obligations as a result of the merger;
•	authorization of the merger agreement and the transactions contemplated thereby by all necessary corporate action;
•	ability to obtain required governmental and other regulatory filings and consents and approvals in connection with the merger agreement and the transactions contemplated thereby;
•	financial statements and internal controls;
•	regulatory compliance matters;
•	the absence of certain changes or events;
•	legal proceedings;
•	compliance with applicable federal, state, local and foreign laws;
•	certain contracts, leases and agreements;
•	receipt by the BTH board of directors of an opinion from its financial advisor;
•	employee benefit plans, including the B.T. Holdings, Inc. Employee Stock Ownership Plan with 401k Provisions, which we refer to as the “KSOP”;
•	labor matters;
•	compliance with COVID-19 measures;
•	environmental matters;
•	certain tax matters;
•	investment securities and commodities;
•	the absence of derivative transactions to which BTH or its Subsidiaries is a party;
•	regulatory capitalization;
•	loan portfolio;

•	adequacy of allowance for loan and lease losses;
•	the absence of trust business and the administration of fiduciary accounts;
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•	the absence of certain business practices;
•	deposit matters;
•	transactions with affiliates;
•	title to properties and tangible assets;
•	condition of properties and tangible assets;
•	intellectual properties;
•	insurance matters;
•	the lack of any antitakeover provisions applicable to the transaction;
•	the accuracy of representations and warranties and due diligence materials; and
•	information technology matters.

The merger agreement contains representations and warranties made by Origin relating to a more limited number of matters, including the following:

•	corporate matters, including due organization and good standing;
•	capitalization;
•	authority relative to execution and delivery of the merger agreement and consummation of the transactions contemplated thereby;
•	the absence of conflicts with, or violations of, organizational documents, contracts or other obligations as a result of the merger;
•	SEC filings, financial statements, internal controls and accounting matters;
•	the ability to obtain required governmental and other regulatory filings and consents and approvals in connection with the merger;
•	the accuracy of representations and warranties and due diligence materials;
•	the absence of certain changes or events;
•	compliance with all applicable federal, state, local and foreign laws;
•	regulatory compliance matters;
•	legal proceedings;
•	certain tax matters; and
•	regulatory capitalization.
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Definition of  “Material Adverse Effect”

Certain representations and warranties of Origin and BTH are qualified as to “materiality” or “Material Adverse Effect.” For purposes of the merger agreement, a “Material Adverse Effect” with respect to either party means (1) any change, development or effect that individual or in the aggregate is, or is reasonably likely to be, material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties, or business of such party and its subsidiaries, taken as a whole, or (2) any change, development or effect that individually or in the aggregate would, or would reasonably be likely to, materially impair the ability of such party to perform its obligations under the merger agreement or otherwise materially impairs, or is reasonably likely to materially impair, the ability of such party to consummate the merger and the transactions contemplated by the merger agreement; provided however, that, in the case of clause (1) only, a Material Adverse Effect will not be deemed to include the impact of (A) a change in laws of generally applicability to companies in the industries in which such party and its subsidiaries operate or interpretations thereof by governmental authorities (except to the extent that such change disproportionately adversely affects either of the parties and their subsidiaries compared to other companies of similar size operating in the same industry in which the parties operate, in which case only the disproportionate effect will be taken into account), (B) changes in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally, (except to the extent that such change disproportionately adversely affects either of the parties and their subsidiaries compared to other companies of similar size operating in the same industry in which the parties operate, in which case only the disproportionate effect will be taken into account), (C) changes in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions in the United States or the State of Louisiana or Texas affecting the financial services industry generally (except to the extent that such change adversely affects either of the parties and their subsidiaries compared to other companies of similar size operating in the same industry in which the parties operate, in which case only the disproportionate effect will be taken into account), (D) public disclosure, pendency or completion of the transactions contemplated hereby or actions expressly required by the merger agreement or actions or missions that are taken with the prior written consent of or at the written request of the other party, or as otherwise expressly permitted or contemplated by this agreement, (E) any failure by either party to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been a Material Adverse Effect), (F) changes in the trading price or trading volume of Origin common stock (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been a Material Adverse Effect), (G) the merger agreement and the transactions contemplated thereby on relationships with customers or employees (including the loss of personnel subsequent to the date of the merger agreement), and (H) any local, regional, national or global health conditions (including any epidemic, pandemic or disease outbreak (including COVID-19), including any material worsening of such conditions or any law, directive, guidelines or recommendations issued by a governmental authority, the Centers for Disease Control and Prevention, the World Health Organization, or any other governmental authority providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19), or any change in such law, directive, guidelines, recommendations or interpretations thereof (except to the extent that such condition disproportionately adversely affects either party of the parties and its subsidiaries compared to other companies of similar size operating in the same industry in which the parties operate, in which case only the disproportionate effect will be taken into account).

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Covenants and Agreements

Conduct of Business Prior to the Completion of the Merger

Pursuant to the merger agreement, Origin and BTH have agreed to certain restrictions on their activities until the effective time of the merger. Origin has agreed that it will carry on its business, including the business of each of its subsidiaries, in the ordinary course of business in all material respects and consistent with prudent banking practices and in compliance in all material respects with applicable laws. BTH has agreed to carry on its business, including the business of each of its subsidiaries, in the ordinary course of business in all material respects and consistent with prudent banking practice. In addition, BTH has agreed that it will use commercially reasonable efforts to:

•	preserve its business organization and assets intact;
•	keep available to itself and Origin the present services of the current officers and employees of BTH and its subsidiaries;
•	preserve for itself and Origin the goodwill of its customers, employees, lessors and others with whom business relationships exists; and
•	continue diligent collection efforts with respect to any delinquent loans.

Origin has also agreed that until the effective time of the merger, it and its subsidiaries will not:

•	amend its articles of incorporation or bylaws in a manner that would materially and adversely affect the economic benefits of the merger to BTH shareholders;
•	adopt or publicly propose a plan of complete or partial liquidation or dissolution;
•	take any action or knowingly fail to take any action that is intended or would reasonably be expected to result in the merger failing to qualify as a “reorganization” under Section 368(a) of the Code;
•	take any action or knowingly fail to take any action that is reasonably likely to prevent, delay or impair its ability to consummate the merger or the transactions contemplated by the merger agreement or Origin Bank’s ability to consummate the bank merger or perform any of its obligations under the bank merger agreement; or
•	agree to take, commit to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by the merger agreement.

BTH has agreed that, prior to the closing date and subject to specified exceptions, it will not, without the prior written consent of Origin:

•	issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its stock, or permit new shares of its stock to become subject to new grants under any BTH benefit plan;
•	accelerate the vesting of any existing warrants, options, rights, or convertible securities;
•	directly or indirectly change, adjust, split, combine, redeem, reclassify, exchange, purchase or otherwise acquire any shares of its capital stock or any other securities convertible or exchangeable for any additional shares of stock, including any warrants, options, rights, or convertible securities issued and outstanding prior to the effective time of the merger;
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•	make, declare, pay or set aside for payment dividends or declare or make any distribution on any shares of its capital stock, except for dividends from wholly-owned subsidiaries to BTH;
•	enter into or amend or renew any employment, consulting, compensatory, severance, retention or similar agreements or arrangements with any director, officer or employee of BTH or any of its subsidiaries, or grant any salary, wage fee increase or increase any employee benefit or pay any incentive or bonus payments, except (i) as specifically provided for by the merger agreement, (ii) as may be required by law, (iii) to satisfy contractual obligations, or (iv) as previously disclosed to Origin;
•	hire any person as an employee or officer of BTH or any of its subsidiaries, except for at-will employees at an annual rate of salary not to exceed $150,000;
•	enter into, establish, adopt, amend, modify or terminate any BTH benefit plan, except (i) as may be required by or to make consistent with applicable law, or (ii) to satisfy contractual obligations existing as of February 23, 2022;
•	except pursuant to agreements or arrangements in effect as of February 23, 2022 and as previously disclosed to Origin, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliate or associate of any of its officers or directors other than compensation or business expense advancements, or reimbursements in the ordinary course of business;
•	except in the ordinary course of business, sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business or properties or cancel or release any indebtedness owed to BTH or any of its subsidiaries;
•	acquire, other than by way of foreclosure or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business, all or any material portion of the assets, debt, business, deposits or properties of any other entity or person, except for purchase specifically approved by Origin;
•	make any capital expenditures in amounts exceeding $50,000 individually or $250,000 in the aggregate;
•	amend its certificate of formation or bylaws or any equivalent documents of BTH’s subsidiaries;
•	implement or adopt any changes in its accounting principles, practices or methods, except as may be required by applicable laws or GAAP or applicable accounting requirements of any governmental authority, in each case, including changes in the interpretation or enforcement thereof;
•	except for any amendments or modifications or terminations reasonably requested by Origin and except as previously disclosed to Origin, enter into, amend, modify, terminate, renew, extend or waive any material provision of any material contract, lease or insurance policy, or make any change in any instrument or make any change in any instrument or agreement governing the terms of any of its securities, or material lease, license or contract, other than normal renewals of contracts, licenses and leases without material adverse changes of term with respect to BTH or any of its subsidiaries, or enter into any contract that would constitute a material contract if it were in effect as of February 23, 2022;
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•	other than settlement of foreclosure actions in the ordinary course of business (except for settlements in any case in which counterclaims have been asserted), (i) enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which BTH or any of its subsidiaries is a party or becomes a party after February 23, 2022, which settlement or agreement involves payment by BTH or any of its subsidiaries of an amount which exceeds $50,000 individually or $150,000 in the aggregate and/or would impose any material restriction on the business of BTH or any of its subsidiaries or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

•	(i) enter into any material new line of business, introduce any new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangement, (ii) change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable law, regulation or policies imposed by any governmental authority, (iii) make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying and selling rights to service loans, its hedging practices and policies, and (iv) incur any material liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the ordinary course of business;
•	enter into any derivative transaction;
•	incur any indebtedness for borrowed money other than in the ordinary course of business with a term not in excess of twelve (12) months (other than creation of deposit liabilities or sales of certificates of deposit in the ordinary course of business), or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) of any other person, other than the issuance of letters of credit in the ordinary course of business;
•	make or change any material tax election, file any material amended tax return, enter into any material closing agreement with respect to taxes, settle or compromise any material liability with respect to taxes, agreement to any material adjustment of any tax attribute, file any claim for a material refund of taxes, or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment, with “material” meaning relating to $50,000 or more in taxes or $150,000 or more of taxable income;
•	commit any act or omission which constitutes a material breach or default by BTH or any of subsidiaries under any agreement with any governmental authority or under any material contract, lease or other material agreement or material license to which BTH or any of its subsidiaries is a party or by which any of them or their respective properties are bound or under which any of them or their respective assets, business, or operations receive benefits;
•	foreclose or take deed or title to any real estate other than single-family residential properties without first conducting an ASTM International (“ASTM”) E1527-13 Phase I Environmental Site Assessment (or any applicable successor standard) of the property that satisfies the requirements of 40 C.F.R. Part 312 (“Phase I”), or foreclose on or take a deed or title to any real estate other than single-family residential properties if such environmental assessment indicates the presence or likely presence of any hazardous substances under conditions that indicate an existing release, a past release, or a material threat of a release of any hazardous substances into the structure on the property of into the ground, ground water, or surface water of the property;
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•	directly or indirectly purchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except as contemplated by the merger agreement;
•	except as required by applicable law, file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility or automated banking facility, except for any change that may be requested by Origin;
•	merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries;
•	take any action or knowingly fail to take any action not contemplated by the merger agreement that is intended or is reasonably likely to (i) prevent, delay or impair BTH’s ability to consummate the merger or the transactions contemplated by the merger agreement, or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of any of the actions prohibited by the merger agreement; or
•	enter into any contract with respect to, or otherwise agree or commit to do, or adopt any resolutions of its board of directors or similar governing body in support of any of the foregoing or (ii) take any action that is intended to or expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time of the merger, or in any of the conditions to the merger not being satisfied in any material respect or in a violation of any provision of the merger agreement, except, in every case, as may be required by applicable law.

Regulatory Matters

Each party will cooperate and use commercially reasonable efforts to prepare and file or cause to be filed applications for all regulatory approvals required to be obtained in connection with the merger agreement and the transactions contemplated thereby, including the necessary application for the prior approval of the merger, or waiver thereof, by the Federal Reserve, TDB and OFI. Each party will have the right to review and approve in advance all characterizations of the information relating to such party and any of its subsidiaries that appear in any filing made in connection with the transactions contemplated by the merger agreement. Each party will also furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by the merger agreement prior to its filing. Each party will use its commercially reasonable best efforts to obtain all such regulatory approvals and any other approvals from third parties at the earliest practicable time. Each party has agreed to keep the other party reasonably informed as to the status of such applications and filings, and to promptly furnish the other party and its counsel with copies of all such regulatory filings and all correspondence for which confidential treatment has not been requested.

Shareholder Meeting and Recommendation of Origin’s and BTH’s Board of Directors

Origin has agreed to submit to its shareholders the Origin merger proposal and BTH has agreed to submit to its shareholders the BTH merger proposal as soon as practicable after the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part is declared effective by the SEC. Origin has agreed to recommend to its shareholders to vote in favor of the Origin merger proposal, and BTH has agreed to recommend to its shareholders to vote in favor of the BTH merger proposal.

However, should BTH receive an unsolicited acquisition proposal from a third party that it deems to be superior to the terms of the merger agreement, then under certain conditions, the BTH board of directors may change its recommendation. Please see “The Merger Agreement—Covenants and Agreements—Agreement Not

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to Solicit Other Offers” below. Additionally, a change in recommendation by the BTH board of directors may permit Origin to terminate the merger agreement, in which case BTH may have to pay a termination fee of $12.0 to Origin. Please see “The Merger Agreement —Termination of the Merger Agreement” and “The Merger Agreement—Termination Fee” below.

Employee Matters

Following the effective time of the merger, Origin or its subsidiaries must maintain employee benefit plans for the benefit of employees who are full-time employees of BTH or its subsidiaries on the closing date of the merger (referred to below as “covered employees”) that provide employee benefits and case-based compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of Origin, except that no covered employee may participate in any closed or frozen plan of Origin or its subsidiaries. Origin or its subsidiaries will also give the covered employees credit for their prior service with BTH or its subsidiaries for purposes of eligibility and vesting under any employee benefit plan maintained by Origin and in which covered employees may be eligible to participate.

With respect to any Origin health, dental, vision or other welfare plan in which any covered employee is eligible to participate, for the plan year that includes the closing date of the merger, if the covered employee is eligible to participate in such plans, Origin must use its commercially reasonable efforts to cause any pre-existing condition limitations, eligibility waiting periods or evidence of insurability requirements under such Origin plan to be waived with respect to the covered employee and his or her covered dependents to the extent that such condition was or would have been covered under the comparable BTH benefit plan in which such covered employee participated immediately prior to the effective time of the merger.

Covered employees will be credited with an amount of paid time off equal to such covered employee’s accrued but unused paid time off at BTH Bank, provided, however, that such accrued but unused paid time off will be forfeited if not used in accordance with the terms of Origin Bank’s policies with respect to paid time off.

Except for employees whose terms of employment are governed by an agreement with BTH, BTH Bank, Origin or Origin Bank containing provisions related to severance benefits, any employee of BTH or BTH Bank that becomes an employee of Origin or Origin Bank at the effective time of the merger who is terminated within one year following the effective time (other than for cause, death, disability, normal retirement or voluntary resignation) will receive a severance pay calculated in accordance with the Origin Bank severance policy.

Prior to the effective time of the merger, BTH will effectuate the termination or discontinuation of certain benefits plans maintained by BTH, as requested by Origin.

Indemnification and Directors’ and Officers’ Insurance

For a period of six years from and after the effective time of the merger, Origin has agreed to indemnify the former and present directors and officers of BTH and its subsidiaries to the same extent as such persons have the right to be indemnified pursuant to the organizational documents of BTH in effect as of the date of the merger agreement. Origin has also agreed to maintain in effect a directors’ and officers’ liability insurance policy for a period of six years after the effective time of the merger with respect to claims arising from facts, events or actions which occurred prior to the effective time of the merger and covering the current and former officers and directors of BTH. The insurance policy must contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the directors and officers of BTH as currently provided, subject to a cap on the cost of such policy equal to 200% of the annual premiums paid by BTH for such insurance in effect as of the date of the merger agreement. If the cost of such directors’ and officers’ liability insurance policy exceeds the 200% cap, Origin will obtain an insurance coverage with the greatest coverage available for a cost not exceeding the cap.

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Agreement Not to Solicit Other Offers

BTH has agreed that, from the date of the merger agreement it will not, and will cause its subsidiaries and each of their respective officers, directors and employees not to, and will not authorize or permit its investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents of BTH or any of its subsidiaries to, directly or indirectly, (1) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal; (2) participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than Origin) any information or data with respect to BTH or any of its subsidiaries or otherwise relating to an acquisition proposal; (3) release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which BTH is a party; or (4) enter into any agreement, confidentiality agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal.

For purposes of the merger agreement, an “acquisition proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal from Origin), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. For purposes of the merger agreement, an “acquisition transaction” means (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving BTH or any of its subsidiaries, (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, a significant portion of the assets of BTH or any of its subsidiaries, (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty percent (20%) or more of the votes attached to the outstanding securities of BTH or any of its subsidiaries, (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty percent (20%) or more of any class of equity securities of BTH or any of its subsidiaries, or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

However, at any time prior to the BTH special meeting, BTH may take any of the actions described in the first paragraph of this “The Merger Agreement—Covenants and Agreements—Agreement Not to Solicit Other Offers” section if, but only if  (1) BTH receives a bona fide unsolicited acquisition proposal that did not result from a breach of the first paragraph of this section, (2) the BTH board of directors reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal and the failure to take such actions more likely than not would cause it to violate its fiduciary duties to BTH’s shareholders under applicable law, (3) BTH has provided Origin with at least three business days prior notice of such determination, and (4) prior to furnishing or affording access to any information or data with respect to BTH or any of its subsidiaries or otherwise relating to an acquisition proposal, BTH receives from such person a confidentiality agreement with terms no less favorable to BTH than those contained in the confidentiality agreement with Origin. BTH must promptly provide to Origin any non-public information regarding BTH or any of its subsidiaries provided to any other person which was not previously provided to Origin, and such additional information must be provided no later than the date of provision of such information to such other party.

For purposes of the merger agreement, “superior proposal” means bona fide, unsolicited acquisition proposal (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and BTH or any of its subsidiaries, the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding BTH common stock or more than 50% of the assets of BTH and its subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (ii) that the board of directors of BTH reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel,

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(A) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such acquisition proposal, and (B) taking into account any changes to the merger agreement proposed by Origin in response to such Acquisition Proposal, as contemplated by the merger agreement, and all financial, legal, regulatory and other aspects of such takeover proposal, including all conditions contained therein and the person making such proposal, is more favorable to the shareholders of BTH from a financial point of view than the merger.

BTH must promptly (and in any event within twenty-four hours) notify Origin in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, BTH or its representatives, in each case in connection with any acquisition proposal, and such notice must indicate the name of the person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications). BTH has agreed that it will keep Origin informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

Except as provided below, neither the board of directors of BTH nor any committee thereof will (1) fail to make or withdraw, qualify, amend or modify, or propose to withdraw, qualify, amend or modify, in a manner adverse to Origin in connection with the transactions contemplated by the merger agreement (including the merger) the BTH recommendation fail to reaffirm the BTH recommendation within three business days following a request by Origin, or make any statement, filing or release in connection with the BTH meeting or otherwise, inconsistent with the BTH recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal will be considered an adverse modification of the BTH recommendation), (2) approve, recommend or propose to approve or recommend, an acquisition proposal, or (3) enter into, or cause BTH to enter into, any letter of intent, agreement in principle, acquisition agreement or other agreement related to an acquisition transaction or requiring BTH to abandon, terminate or fail to consummate the merger or any transaction contemplated by the merger agreement.

Notwithstanding the foregoing, prior to the date of the BTH special meeting, the board of directors of BTH may withdraw, qualify, amend or modify the BTH recommendation (which we refer to as a “BTH subsequent determination”) or cause or permit BTH to terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal after the fifth business day following Origin’s receipt of a notice (the “notice of superior proposal”) from BTH advising Origin that the board of directors of BTH has decided (in good faith after consultation with its outside legal counsel and financial advisor) that a bona fide unsolicited written acquisition proposal that it received (that did not result from a breach of the merger agreement) constitutes a superior proposal if, but only if, (1) the board of directors of BTH has determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that the failure to take such actions more likely than not would cause it to violate its fiduciary duties to BTH’s shareholders under applicable law, (2) during the five business day period after receipt of the notice of superior proposal by Origin (the “notice period”), BTH and the board of directors of BTH will have cooperated and negotiated in good faith with Origin to make such adjustments, modifications or amendments to the terms and conditions of the merger agreement as would enable BTH to proceed with the BTH recommendation in favor of the merger with Origin without a BTH subsequent determination; provided, however, that Origin does not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of the merger agreement and (3) at the end of the notice period, after taking into account any such adjusted, modified or amended terms as may have been proposed by Origin since its receipt of such notice of superior proposal, the board of directors of BTH has again in good faith made the determination that such acquisition proposal constitutes a superior proposal. In the event of any material revisions to the superior proposal, BTH is required to deliver a new notice of superior proposal to Origin and again comply with the foregoing requirements, except that the notice period will be reduced to three business days.

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Notwithstanding any BTH subsequent determination, unless the merger agreement has been terminated in accordance with its terms, the merger agreement will be submitted to BTH’s shareholders at the BTH special meeting for the purpose of voting on the approval of the merger proposal and nothing contained in the merger agreement will be deemed to relieve BTH of such obligation; provided, however, that if the board of directors of BTH makes a BTH subsequent determination with respect to a superior proposal, then the board of directors of BTH may recommend approval of such superior proposal by the shareholders of BTH and may submit the merger proposal to BTH’s shareholders without recommendation, in which event the board of directors of BTH will communicate the basis for its recommendation of such superior proposal and the basis for its lack of a recommendation with respect to the merger proposal to BTH’s shareholders in an appropriate amendment or supplement to this joint proxy statement/prospectus.

Other Agreements

In addition to the covenants and agreements described above, the parties made certain other customary covenants and agreements in the merger agreement, including but not limited to the following:

•	each party will keep the proprietary information of the other confidential;
•	each party will notify the other of certain events and circumstances, including material litigation, a material adverse change, or other events and circumstances specified in the merger agreement;
•	BTH will terminate certain employee benefit plans;
•	Origin and BTH will use their commercially reasonable efforts to facilitate the integration of BTH with the business of Origin following consummation of the merger and shall meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic informational systems of BTH and its subsidiaries;
•	BTH will terminate certain material contracts;
•	BTH will repay certain debts;
•	each party will execute and deliver one or more supplemental indentures and/or other documents as may be required for the due and full assumption by Origin at the effective time of the merger of BTH’s obligations in respect of certain trust preferred and subordinated debt securities;
•	BTH will terminate the KSOP effective as of the day immediately preceding the closing date of the merger;
•	BTH will cause all outstanding indebtedness of the Employee Stock Ownership Plan, or ESOP, component of the KSOP to be satisfied in full at least five business days prior to the closing date of the merger; and
•	Origin will use its commercially reasonable efforts to cause the shares of its common stock to be issued in connection with the merger to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the effective time of the merger.
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Conditions to Complete the Merger

Origin’s and BTH’s respective obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	the approval of the Origin common stock issuance and merger proposal by the requisite vote of Origin shareholders and the approval of the BTH merger proposal by the requisite vote of the BTH shareholders;
•	the receipt of all required regulatory approvals upon terms agreeable to the parties, and no such regulatory approvals containing any burdensome condition;
•	no judgment, order, injunction or decree issued by any court or agency or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated by the merger agreement;
•	no statute, rule, regulation, order, injunction or decree promulgated or enforced by any governmental authority that prohibits or makes illegal the consummation of any of the transactions contemplated by the merger agreement;
•	the effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part with respect to the Origin common stock to be issued upon consummation of the merger and the absence of any stop order or proceedings to suspend the effectiveness of the registration statement
•	the receipt of opinions from Fenimore Kay Harrison LLP and Norton Rose Fulbright US LLP that the merger will qualify as a reorganization under Section 368(a) of the Code;
•	the assumption of or discharge of all of BTH’s obligations by Origin with respect to indebtedness as contemplated by the merger agreement;
•	the parties’ agreement on the calculation of adjusted tangible equity;
•	the approval for listing on Nasdaq of the shares of Origin common stock to be issued upon consummation of the merger; and
•	the receipt by Origin of all necessary consents and approvals from all non-governmental third parties which are required to be obtained under any contract, agreement or instrument to which Origin or any of its subsidiaries is a party.

In addition to the conditions applicable to both parties, Origin’s obligations to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	all representations and warranties of BTH remain accurate, as of the date of the merger agreement and the closing date (except to the extent expressly made as of an earlier date);
•	BTH having performed or observed, in all material respects, the covenants and obligations to be performed on or before the closing date by BTH;
•	receipt of all documents and instruments required to be delivered by BTH at or prior to closing;
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•	no change or event has occurred which has resulted in BTH or any of its subsidiaries being subject to a material adverse effect and no condition, event, fact, circumstance or other occurrence has occurred that may reasonably be expected to have or result in BTH or any of its subsidiaries being subject to a material adverse effect;
•	execution and delivery of the bank merger agreement;
•	holders of no more than 5.0% of the issued and outstanding shares of BTH common stock have properly exercised dissenters’ rights under the TBOC; and
•	receipt of certain consents, approvals, and amendments by BTH to terminate or fully satisfy obligations of BTH under certain BTH employee benefit plans as set forth in the merger agreement;

In addition to the conditions applicable to both parties, BTH’s obligations to complete the merger are also subject to the satisfaction or waiver of the following conditions:

•	all representations and warranties of Origin remain accurate, as of the date of the merger agreement and the closing date (except to the extent expressly made as of an earlier date);
•	Origin having performed or observed, in all material respects, the covenants and obligations to be performed on or before the closing date by Origin;
•	receipt of all documents and instruments required to be delivered by Origin at or prior to closing; and
•	no change or event has occurred which has resulted in Origin or any of its subsidiaries being subject to a material adverse effect and no condition, event, fact, circumstance or other occurrence has occurred that may reasonably be expected to have or result in BTH or any of its subsidiaries being subject to a material adverse effect.

Neither BTH nor Origin can provide assurance as to when or if all the conditions to the merger can or will be satisfied or waived by the appropriate party, or that the merger will be completed.

Termination of the Merger Agreement

The merger agreement can be terminated under the following circumstances:

•	at any time upon the mutual written agreement of the parties if the board of directors of each so determines by a vote of a majority of the members of the entire board;
•	by either party if either of their respective boards of directors determine by a vote of a majority of the members of the entire board in the event that (1) any requisite regulatory approval is denied by a final, nonappealable action of any governmental authority, (2) an application for regulatory approval is permanently withdrawn at the request of a governmental authority, (3) Origin makes a reasonable determination, after consultation with its counsel, that there is a substantial likelihood that any regulatory approval will be obtained only upon the imposition of a burdensome condition, or (4) any governmental authority has issued a final nonappealable law or order or permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger or the bank merger, unless in each case the failure to obtain a regulatory approval is due to the failure of the party seeking to terminate the merger agreement;
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•	by either party (provided such party is not then in material breach of its obligations relating to its meeting) (1) if the requisite BTH vote shall not have been obtained at the BTH special meeting, or (2) if the requisite Origin vote shall not have been obtained at the Origin special meeting;
•	by either party if the merger has not been consummated by the close of business on September 30, 2022 (which shall be automatically extended to March 31, 2023 if the only outstanding condition to closing is receipt of one or more of the requisite regulatory approvals, which we refer to as the “expiration date”), unless the failure of the closing to occur by the expiration date is due to a material breach of the merger agreement by the party seeking to terminate;
•	by either party (provided such party is not then in material breach of the merger agreement) if there has been a material breach of the merger agreement by the other party thereto and such breach either (1) has not been cured prior to the earlier of (y) 30 days after notice from the non-breaching party or (z) two business days prior to the expiration date, or (2) such breach cannot be cured prior to the closing date of the merger;
•	by Origin if (1) BTH has breached its covenant not to solicit acquisition proposals, (2) the BTH board of directors withdraws, qualifies, amends, modifies, withholds or fails to reaffirm the BTH recommendation or makes any statement, filing or release in connection with the BTH meeting or otherwise, inconsistent with the BTH recommendation, (3) the BTH board of directors has materially breached its obligation to call, given notice, and hold a meeting of the shareholders of BTH for the purpose of voting on the BTH merger proposal, (4) the BTH board of directors approves or recommends another acquisition proposal, (5) the BTH board of directors fails to publicly recommend against another publicly announced acquisition proposal within three days after receipt of notice from Origin, or (6) the BTH board of directors resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions;
•	by BTH if the Origin board of directors (1) withdraws, qualifies, amends, modifies, withholds, or fails to affirm the Origin recommendation or makes any statement, filing or release in connection with the Origin meeting or otherwise, inconsistent with the Origin recommendation, (2) the Origin board of directors has materially breached its obligation to call, given notice, and hold the Origin special meeting, or (3) the Origin board of directors resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions; or
•	by BTH if at any time before the receipt of approval for the merger from BTH’s shareholders, BTH receives an unsolicited proposal for the acquisition of all or substantially all of BTH’s capital stock or assets and the BTH board of directors determines that such acquisition proposal is superior, from a financial point of view, to the merger agreement and it enters into a binding definitive agreement with respect to such acquisition proposal; provided that BTH has otherwise complied with its obligations under the merger agreement, including those described in the section titled “The Merger Agreement—Covenants and Agreements—Agreement Not to Solicit Other Offers” above and its obligation to pay any termination fee under the merger agreement; provided, however, that BTH must negotiate in good faith and take into account any adjustments to the terms of the merger agreement proposed by Origin in response to such acquisition proposal.

BTH also may terminate the merger agreement if both of the following conditions are met during any time period beginning on the fifth business day prior to closing (which we refer to as the “determination date”):

•	the number obtained by dividing the average of the daily closing prices of Origin common stock for the 20 consecutive full trading days ending on the trading date immediately prior to the determination date on which such shares are actually traded on Nasdaq (which ratio we refer to as the “Origin ratio”) is less than 0.80; and
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•	the Origin ratio is less than the index ratio, which is the number obtained by dividing (i) the average of the index prices for the 20 consecutive full trading days ending on the determination date (or the trading day immediately prior to the determination date if the determination date is not a trading day) by (ii) the average of the index prices for the 20 consecutive full trading ends ending on the trading day immediately prior to February 23, 2022, or $131.06, and subtracting 0.20 from such index ratio.

If BTH elects to exercise this termination right, prompt written notice must be provided to Origin. Origin then has the option, within five business days following its receipt of such written notice, to adjust the exchange ratio such that the aggregate value of the merger consideration is equal to or greater than the lesser of (i) an amount equal to the product of (w) $43.54, (x) the exchange ratio (including any downward adjustment thereto), (y) the number of shares of BTH common stock, excluding dissenting shares and BTH cancelled shares, issued and outstanding immediately prior to the effective time of the merger, and (z) 0.80; or (ii) an amount equal to the product of (w) $43.54, (x) the exchange ratio (including any downward adjustment thereto), (y) the number of shares of BTH common stock, excluding dissenting shares and BTH cancelled shares, issued and outstanding immediately prior to the effective time of the merger, and (z) the amount obtained by subtracting 0.20 from the index ratio. If Origin elects to make this adjustment, Origin must provide prompt written notice to BTH, which notice shall contain the revised exchange ratio. Once this notice is received by BTH, the merger agreement shall continue in full force and effect subject to these adjustments to the merger consideration and per share stock consideration.

Effect of Termination

If the merger agreement is terminated, it will become void and have no effect, except that (1) designated provisions of the merger agreement will survive the termination, including those relating to the effect of termination of the merger agreement, the confidential treatment of information and certain other provisions specified in the merger agreement, and (2) each of Origin and BTH will remain liable for any liabilities or damages arising out of fraud or its willful and material breach of any provision of the merger agreement.

Termination Fee

Provided that Origin is not in material breach of the merger agreement, BTH may be required to pay a termination fee of $12.0 million to Origin if:

•	the merger agreement is terminated by Origin because (1) the BTH board of directors withdraws, qualifies, amends, modifies, withholds or fails to reaffirm the BTH recommendation or makes any statement, filing or release in connection with the BTH meeting or otherwise, inconsistent with the BTH recommendation, (2) the BTH board of directors has materially breached its obligation to call, given notice, and hold a meeting of the shareholders of BTH for the purpose of voting on the BTH merger proposal, (3) the BTH board of directors approves or recommends another acquisition proposal, (4) the BTH board of directors fails to publicly recommend against another publicly announced acquisition proposal within three days after receipt of notice from Origin, or (5) the BTH board of directors resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions;

•	the merger agreement is terminated by BTH to enter into a binding definitive agreement with respect to an unsolicited proposal that the BTH board of directors determines to be a superior proposal to the merger agreement; or
•	(1) a competing acquisition proposal was made known to BTH after the date of the merger agreement and prior to the termination of the merger agreement, (2) the merger agreement is terminated by either party if the BTH’s shareholder approval has not been obtained at the BTH meeting or by Origin because of BTH’s breach of its representations and warranties or obligations under the merger agreement, and (3) BTH enters into an agreement relating to or consummates a transaction with respect to another acquisition proposal within 12 months after such termination.

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Expenses and Fees

Except as specifically provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement and all agreements and documents contemplated thereby, and the consummation of the transactions contemplated thereby, will be paid by the party incurring such costs or expenses.

Amendment, Waiver and Extension of the Merger Agreement

Origin and BTH may jointly amend the merger agreement, and each of Origin and BTH may waive its right to require the other party to comply with particular provisions of the merger agreement. However, Origin and BTH may not amend the merger agreement or waive their respective rights after the Origin shareholders have approved the Origin merger proposal or the BTH shareholders have approved the BTH merger proposal if applicable law requires that the amendment or waiver be approved by the Origin shareholders or the BTH shareholders, as applicable, without first obtaining such further approval. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

At any time before the closing date, the parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and waive compliance with any of the agreements or satisfaction of any conditions contained in the merger agreement. Any agreement on the part of a party to the merger agreement to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party in the manner provided above.

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ANCILLARY AGREEMENTS TO THE MERGER AGREEMENT

BTH Voting Agreements

In connection with, and as a condition to, Origin entering into the merger agreement, each director and certain executive officers of BTH and BTH Bank entered into a voting agreement with Origin in their capacity as a shareholder of BTH. The following summary of the voting agreements is subject to, and qualified in its entirety by reference to, the form of voting agreement attached as Exhibit B to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus.

Under the voting agreements, each such director and officer has agreed to appear at the BTH special meeting (in person or by proxy) and to vote his or her shares of BTH common stock:

•	in favor of the approval and adoption of the merger agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the BTH board of directors);
•	in favor of any proposal to adjourn or postpone such meeting, if necessary, to solicit additional proxies to approve and adopt the merger agreement;

•	against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of BTH contained the merger agreement or the voting agreement; and
•	against any acquisition proposal or other action, agreement, or transaction that is intended or could reasonably be expected, to impede, interfere, or be inconsistent with, delay, postpone, discourage, or materially and adversely affect consummation of the merger.

In addition, the voting agreements provide that each such director and officer will not directly or indirectly, without the prior written consent of Origin sell, transfer, pledge, assign or otherwise dispose of or encumber prior to the record date for the BTH special meeting, any or all of his or her shares of BTH common stock, subject to limited exceptions.

Each such director and officer also agreed, subject to certain exceptions, not to:

•	vote or execute any written consent to rescind or amend, in any manner, any prior vote or written consent, as a shareholder of BTH, to approve or adopt the merger agreement unless the voting agreement is terminated;
•	initiate, solicit, induce or knowingly encourage or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes or could reasonably be expected to lead to an acquisition proposal;
•	participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise provide access, to any person other than Origin any information or data with respect to BTH or otherwise relating to an acquisition proposal;
•	enter into any agreement, agreement in principle or letter of intent with respect to an acquisition proposal or approve or resolve to approve any acquisition proposal;
•	solicit proxies with respect to an acquisition proposal (other than the merger agreement); and
•	initiate a shareholders’ vote or action by consent of BTH’s shareholders with respect to an acquisition proposal.

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The voting agreements will automatically terminate upon the earlier of (1) the effective time of the merger, (2) the amendment of the merger agreement in a manner that materially and adversely affects the shareholder’s rights set forth in the merger agreement, (3) termination of the merger agreement, (4) March 31, 2023 (provided, however, that such date will be automatically extended to the expiration date without further action by the shareholder upon any amendment to the merger agreement that extends the expiration date therein), or (5) three years from the date of the voting agreement.

In addition, the voting agreements provide that, until the earlier of the termination of the voting agreement or the receipt of the requisite Origin shareholder approval, each such shareholder party will not directly or indirectly sell, transfer, pledge, assign or otherwise dispose of or encumber any or all of his or her shares of Origin common stock, subject to limited exceptions.

As of the BTH record date, BTH directors and officers who are party to the voting agreements beneficially owned and were entitled to vote an aggregate of approximately          shares of BTH common stock, which represented approximately         % of the shares of BTH common stock outstanding on that date.

Origin Voting Agreements

In addition, in connection with, and as a condition to, BTH entering into the merger agreement, each director of Origin entered into a voting agreement with BTH. The following summary of the Origin voting agreements is subject to, and qualified in its entirety by reference to, the form of voting agreement attached as Exhibit C to the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus.

Under the voting agreements, each such director has agreed to appear at the Origin special meeting (in person or by proxy) and to vote his or her shares of Origin common stock: (1) to approve the merger agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Origin board of directors); (2) to approve any adjournment or postponement necessary to solicit additional proxies to approve the merger agreement; (3) against any action or agreement that would result in a breach of any covenant, representation or warranty, or any other obligation or agreement of Origin or such director contained in the merger agreement; and (4) against any action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the merger agreement.

As of the Origin record date, the Origin directors, all of whom are party to the voting agreements, beneficially owned and were entitled to vote an aggregate of approximately 1,352,193 shares of Origin common stock, which represented approximately 5.69 % of the shares of Origin common stock outstanding on that date.

Director Support Agreements

At the time of the execution of the merger agreement, each director of BTH and BTH Bank entered into a Director Support Agreement (which we refer to as a “director support agreement”) with Origin.

Under the director support agreement, each such director has agreed to, among other things:

•	refrain from knowingly and intentionally harming the goodwill of any of Origin, Origin Bank, BTH and BTH Bank and their respective subsidiaries, and their respective customer and client relationships;
•	from and after the effective time of the merger, not disclose or use any confidential information or trade secrets of BTH for any purpose for so long as such information remains confidential information or a trade secret, except as required by law; and
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•	for a period of two years following the effective time of the merger (the “protection period”), (i) except on behalf of or with the prior written consent of Origin, either directly or indirectly solicit or attempt to solicit any customer of Origin, Origin Bank, BTH, or BTH Bank (each a “protected party”) for the purpose of providing products or services that are competitive with those offered by any protected party; (ii) subject to limited exceptions, take any action to invest in, own, manage, operate, control, participate in, be employed or engaged by, be a director of, or otherwise be connected in any manner with any person engaging in a business that is competitive anywhere within the protected territory, which is defined as the area within 50 miles of any banking location operated by BTH or BTH Bank at any time during the 12 month period immediately prior to the effective time of the merger; and (iii) solicit or recruit, or attempt to solicit or recruit, directly or by assisting others, any employee of any protected party.

The restrictions in the director support agreements will automatically terminate upon the earlier of (1) the termination of the merger agreement prior to the consummation of the merger or (b) the expiration of the protected period.

Claims Letters

At the time of the execution of the merger agreement, each director of BTH and BTH Bank executed a letter agreement with Origin. Under the letter agreement, each such director released and discharged, effective upon the consummation of the merger, BTH and its subsidiaries, their respective directors and officers (in their capacities as such), and their respective successors and assigns (including Origin and Origin Bank), from any and all liabilities or claims that the director and/or officer has or claims to have as of the effective time of the merger, with certain exceptions.

Under the letter agreement, each such director, effective upon consummation of the merger, irrevocably and unconditionally released, waived and forever discharged BTH and BTH Bank (each, a “BTH entity”) and each of their respective directors and officers, and their respective successors and assigns (individually and collectively the “released parties”) from any and all liabilities, claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, or causes of action of every nature, character or description (collectively, “claims”) which the undersigned director has or previously had or claimed to have as of the effective time of the merger against any of the released parties, except for: (1) compensation for services that have accrued but have not yet been paid in the ordinary course of business consistent with past practice or other contract rights relating to severance, employment, stock options and restricted stock grants which have been disclosed in writing to Origin on or prior to February 23, 2022; (2) any claims that the undersigned may have in any capacity other than as an officer, director or employee of any BTH entity, including but not limited to (a) claims as a borrower under written loan commitments between the undersigned and BTH Bank, (b) claims as a depositor under any deposit account with BTH Bank, (c) claims as a holder of any certificate of deposit issued by BTH Bank, (d) claims on account of any services rendered by the undersigned in a capacity other than as an officer, director or employee of any BTH entity, (e) claims in his or her capacity as a shareholder of BTH, and (f) claims as a holder of any check issued by any other depositor of BTH Bank; (3) any claims the undersigned may have under the merger agreement; and (4) any right to indemnification that the undersigned may have under the certificate of formation and bylaws or equivalent organizational documents of any BTH entity under Texas or Louisiana law or under the merger agreement.

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THE COMPANIES

Origin Bancorp, Inc.

Origin Bancorp, Inc. is a financial holding company headquartered in Ruston, Louisiana, and the parent company of Origin Bank, a Louisiana state-chartered bank and community-based financial institution. Origin operates a full-service commercial, consumer, and mortgage borrowing business through 44 locations throughout Texas, Louisiana and Mississippi. As of December 31, 2021, on a consolidated basis, Origin had total assets of $7.9 billion, total net loans of $5.2 billion, total deposits of $6.6 billion and shareholders’ equity of $730.2 million.

Origin’s common stock is listed on the Nasdaq Global Select Market under the symbol “OBNK.”

Origin’s principal office is located at 500 South Service Road East, Ruston, Louisiana 71270, and its telephone number at that location is (318) 255-2222. Information relating to Origin, including with respect to its business, executive compensation, various benefit plans, the principal holders of voting securities, relationships and related transactions and other related matters is included in documents incorporated by reference in this joint proxy statement/prospectus, including Origin’s Annual Report on Form 10-K for the year ended December 31, 2021 and its definitive proxy statement on Schedule 14A for its 2022 special meeting, filed with the SEC on February 23, 2022 and March 16, 2022, respectively. See ” Where You Can Find More Information” on page 156 .

BT Holdings, Inc.

General

BTH is a Texas corporation and registered bank holding company headquartered in Quitman, Texas. BTH has no material business operations at the holding company level other than owning and managing its wholly-owned banking subsidiary, BTH Bank. BTH’s primary activities are to provide assistance in the management and coordination of the financial resources of BTH Bank. BTH’s principal asset is the outstanding capital stock of BTH Bank, and BTH derives its revenues primarily from the operations of BTH Bank in the form of dividends received from BTH Bank.

BTH Bank is a national association, chartered under the laws of the United States, which offers a broad range of commercial and consumer banking services to small and mid-sized businesses and individuals in its market areas. Headquartered in Quitman, Texas, BTH Bank operates 13 offices located in communities throughout the DFW metroplex and East Texas in the communities of Quitman, Carthage, Dallas, Fort Worth, Hawkins, Henderson, Kilgore, Lindale, Longview, McKinney, Mineola, Plano, and Tyler, Texas.

As a bank holding company, BTH is subject to supervision and regulation by the Federal Reserve. As a national bank, BTH Bank is subject to supervision and regulation by the Office of the Comptroller of the Currency.

As of December 31, 2021, BTH reported total assets of $2.0 billion, total net loans of $1.2 billion, total deposits of $1.7 billion and total stockholders’ equity of $216 million.

BTH’s website is www.bthbank.com. The information on BTH’s website is not part of this joint proxy statement/prospectus, and the reference to the BTH website address does not constitute incorporation by reference of any information on that website into this joint proxy statement/prospectus.

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Products and Services

BTH Bank is a community-oriented, full-service financial institution that is engaged in substantially all of the business operations customarily conducted by independent financial institutions in Texas. BTH Bank offers a full complement of deposit, loan and cash management products, including savings accounts, checking accounts, money market accounts, certificates of deposit, commercial loans, real estate loans, agriculture loans and other installment and term loans and lines of credit, and a host of electronic products. The terms of these loans vary by purpose and by type of underlying collateral, if any. Loan products are designed to meet the needs of the community while providing an appropriate risk-adjusted return to the bank. The bank does a substantial amount of business with individuals, as well as with customers in small to medium-sized commercial, industrial and professional businesses.

Deposits represent BTH Bank’s primary source of funds to support its earning assets. The bank offers traditional depository products, including checking, savings, money market and certificates of deposit with a variety of rates. Deposit products are structured to be competitive with rates, fees, and features offered by other local institutions. For the convenience of its customers, the bank also offers drive-through banking facilities, automated teller machines, credit cards, debit cards, night depositories, personalized checks and safe deposit boxes.

Market Area and Competition

The markets in which BTH operates are highly competitive. In addition to competing with other commercial banks within and outside its primary service area, BTH competes with other financial institutions engaged in the business of making loans or accepting deposits, such as savings and loan associations, credit unions, industrial loan associations, insurance companies, small loan companies, financial companies, mortgage companies, real estate investment trusts, certain governmental agencies, credit card organizations and other enterprises. Banks and other financial institutions with which BTH competes may have capital resources and legal loan limits substantially higher than those maintained by BTH. Many of BTH’s competitors have greater resources, have broader geographic markets, have higher lending limits than those maintained by BTH, and many of BTH’s non-bank competitors have fewer regulatory constraints and may have lower cost structures.

The following table lists BTH Bank’s deposit market share as of June 30, 2021 for each county in which BTH Bank has a branch, as reported in the FDIC’s most recent Summary of Deposits.

County	Market Rank	No. of Institutions in Market	Deposits In Market (in 000’s)	Market Share
Collin County, Texas	21	64	$225,252	0.65%
Dallas County, Texas	40	115	$380,002	0.13%
Gregg County, Texas	4	20	$308,877	7.68%
Panola County, Texas	3	6	$65,783	9.27%
Rusk County, Texas	5	6	$25,710	2.35%
Smith County, Texas	10	24	$256,551	3.19%
Tarrant County, Texas	55	70	$39,758	0.06%
Wood County, Texas	1	7	$351,323	32.08%
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Legal proceedings

From time to time, BTH or its subsidiaries may become a party to various litigation matters incidental to the conduct of its business. However, neither BTH or any of its subsidiaries is presently party to any legal proceeding the resolution of which, in the opinion of BTH’s management, would be expected to have a material adverse effect on BTH’s business, operating results, financial condition or prospects.

Employees

As of March 31, 2022, BTH and BTH Bank employed 118 full-time equivalent employees. No employees of BTH or BTH Bank are covered by a collective bargaining agreement. BTH considers its relationship with its employees to be good.

Description of Property

The principal executive offices of BTH and BTH Bank are located at 412 East Goode Street, Quitman, Texas 75783. BTH Bank operates 12 additional branch locations throughout the DFW metroplex and East Texas. All banking locations are set forth on the table below:

Office Location	Type of Location	Owned or Leased
412 East Goode Street Quitman, Texas 75783	Headquarters	Owned
505 West Panola Carthage, Texas 75633	Branch office	Leased
6925 Preston Road Dallas, Texas 75205	Branch office	Leased
5001 El Campo Avenue, Suite 400 Fort Worth, Texas 76017	Branch office	Leased
2365 South FM 2869 Hawkins, Texas 75765	Branch office	Owned
1580 US 79 South Henderson, Texas 75654	Branch office	Owned
205 North Kilgore Kilgore, Texas 75662	Branch office	Leased
3222 South Main, Building A Lindale, Texas 75771	Branch Office	Owned
3805 North Spur 63 Longview, Texas 75605	Branch office	Owned
2550 Eldorado Parkway McKinney, Texas 75070	Branch office	Leased
1825 North Pacific Street Mineola, Texas 75773	Branch office	Owned
1801 Preston Road, Suite C Plano, Texas 75093	Branch office	Leased
6657 Old Jacksonville Highway Tyler, Texas 75703	Branch office	Owned
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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS OF BT HOLDINGS, INC.

This section presents the perspective of management of BT Holdings, Inc. on its financial condition and results of operations. The following discussion and analysis is intended to highlight and supplement data and information presented elsewhere in this joint proxy statement/prospectus, including the consolidated financial statements and related notes, and should be read in conjunction with the accompanying tables and the annual audited financial statements of BTH. To the extent that this discussion describes prior performance, the descriptions relate only to the periods listed, which may not be indicative of future financial outcomes. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties and assumptions that could cause results to differ materially from management’s expectations. Factors that could cause such differences are discussed in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Special Considerations and Risk Factors.” BTH assumes no obligation to update any of these forward-looking statements. As used in this section, unless the context otherwise requires, references to “BTH,” “we,” “us” and “our” refer to BT Holdings, Inc. and its consolidated subsidiaries, including BTH Bank, N.A., unless the context indicates otherwise.

General

BT Holdings, Inc., or BTH, is a bank holding company headquartered in Quitman, Texas. Through its wholly-owned bank subsidiary, BTH Bank N.A., or BTH Bank, it provides a wide range of relationship-driven banking products and services tailored to meet the needs of small to mid-sized businesses, professionals and individuals residing or doing business in its market areas. The following discussion and analysis relates to BTH on a consolidated basis. BTH operates through 13 offices located throughout North Texas and East Texas. It seeks to develop comprehensive, long-term banking relationships by cross-selling loans and core deposits, offering an array of products and services and delivering high quality customer service. Its products and services, particularly the structure of its loans and deposit services, are tailored to the needs of its targeted customers.

As a bank holding company operating through one segment, community banking, BTH generates most of its revenues from interest income on loans, deposit service and loan fees, and interest income from securities. It incurs interest expense on deposits and other borrowed funds and noninterest expense, such as salaries and employee benefits and occupancy expenses. Net interest income is the difference between interest income on earning assets such as loans and securities and interest expense on liabilities, such as deposits and borrowings, which are used to fund those assets. Net interest income is the organization’s largest source of revenue. To evaluate net interest income, BTH measures and monitors (1) yields on loans and other interest-earning assets, (2) the costs of deposits and other funding sources, (3) net interest spread and (4) net interest margin. Net interest spread is the difference between rates earned on interest-earning assets and rates paid on interest-bearing liabilities. Net interest margin is calculated as net interest income divided by average interest-earning assets. Because noninterest-bearing sources of funds, such as noninterest-bearing deposits and shareholders’ equity, also fund interest-earning assets, net interest margin includes the benefit of these noninterest-bearing sources.

Changes in the market interest rates and interest rates earned on interest-earning assets or paid on interest-bearing liabilities, as well as the volume and types of interest-earning assets, interest-bearing and noninterest-bearing liabilities and stockholders’ equity, are usually the largest drivers of periodic changes in net interest spread, net interest margin and net interest income. Fluctuations in market interest rates are driven by many factors, including governmental monetary policies, inflation, deflation, macroeconomic developments, changes in unemployment, the money supply, political and international conditions and conditions in domestic and foreign

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financial markets. Periodic changes in the volume and types of loans in BTH’s loan portfolio are affected by, among other factors, economic and competitive conditions in Texas and specifically in the markets in which it operates, as well as developments affecting the real estate, financial services, insurance, transportation, manufacturing and energy sectors within its target markets and throughout Texas.

Results of Operations

Net Income

For the year ended December 31, 2021, net income was $22.7 million, compared to $17.2 million in 2020, an increase of $5.5 million, or 31.7%. The increase in net income was primarily due to a $2.0 million improvement in net interest income to $55.6 million for 2021, compared to $53.6 million in 2020. Lower deposit rates resulted in a $9.0 million decrease in interest expense to $10.1 million, compared to $19.1 million in 2020. This was partially offset by a $7.0 million decline in interest income to $65.7 million, compared to $72.7 million in 2020. Operating performance for the year ended December 31, 2021, as compared to 2020, was also impacted by a decrease of $5.9 million in the provision for loan losses.

Net Interest Income and Net Interest Margin Analysis

The following table shows the average balance of each principal category of assets, liabilities, and stockholders’ equity and the average yields on interest-earning assets and average rates on interest-bearing liabilities for the twelve-month periods ended December 31, 2021 and 2020. The yields and rates are calculated by dividing annualized income or annualized expense by the average daily balances of the associated assets or liabilities.

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Average Balance Sheets and Net Interest Analysis

	For the Twelve Months Ended December 31,
	2021			2020
(Dollars in thousands)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(3)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(3)
Interest-earning assets:
Loans(1)	$1,282,743	$58,476	4.56%	$1,365,730	$65,231	4.78%
Taxable securities	119,175	1,112	0.93%	138,271	1,475	1.07%
Nontaxable securities	264,005	5,477	2.07%	233,070	5,371	2.30%
Federal funds sold and other	300,210	646	0.22%	142,211	596	0.42%
Total interest-earning assets	1,966,133	65,711	3.34%	1,879,282	72,673	3.87%
Non-interest-earning assets:
Other real estate owned, net	200			200
Premises and equipment, net	18,351			19,237
Other non-interest-earning assets	29,258			32,761
Total assets	$2,013,942			$1,931,480
Interest-bearing liabilities:
Interest-bearing demand deposits	57,440	221	0.14%	119,761	426	0.36%
Savings and money market	712,509	3,109	0.44%	527,901	3,566	0.68%
Interest-bearing demand, savings and money market	869,949	3,330	0.38%	647,662	3,992	0.62%
Certificates of deposit	482,972	4,217	0.87%	675,726	12,084	1.79%
Total interest-bearing deposits	1,352,921	7,547	0.56%	1,323,388	16,076	1.21%
Securities sold under repurchase agreements	3,853	1	0.03%	4,361	1	0.02%
Junior subordinated debentures	7,217	131	1.82%	7,217	174	2.41%
Notes payable and other borrowings	54,996	2,426	4.41%	58,833	2,828	4.81%
Total interest-bearing liabilities	1,418,987	10,105	0.71%	1,393,799	19,079	1.37%
Non-interest-bearing liabilities and stockholders’ equity:
Non-interest-bearing deposits	373,917			324,841
Non-interest-bearing liabilities	9,128			8,454
Stockholders’ equity	211,910			204,386
Total liabilities and stockholders’ equity	$2,013,942			$1,931,480
Net interest income		$55,606			53,594
Interest rate spread			2.63%			2.50%
Net interest margin(2)			2.83%			2.85%
Total cost of deposits, including non-interest bearing deposits	$1,726,838	$7,547	0.44%	$1,648,229	$16,076	0.98%
Average interest-earning assets to interest-bearing liabilities			138.56%			134.83%

(1)	Average loan balances include nonaccrual loans.
(2)	Net interest margin is calculated by dividing annualized net interest income by average interest-earnings assets for the period.
(3)	Tax exempt income is not included in the above table on a tax equivalent basis.
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The following table analyzes the change in volume variances and yield/rate variances for the twelve-month periods ended December 31, 2021 and 2020:

Analysis of Changes in Net Interest Income

2021 vs. 2020

	Increase (Decrease) Due to:		Total Increase /
(Dollars in thousands)	Volume(1)	Yield/Rate(1)	(Decrease)
Interest-earning assets:
Loans	$(3,860)	$(2,895)	$(6,755)
Taxable securities	(190)	(173)	(363)
Nontaxable securities	673	(567)	106
Federal funds sold and other	438	(388)	50
Total interest-earning assets	$(2,939)	$(4,023)	$(6,962)
Interest-bearing liabilities:
Interest-bearing demand deposits	106	(311)	(205)
Savings and money market	1,028	(1,485)	(457)
Certificates of deposit	$(2,816)	$(5,051)	$(7,867)
Total interest-bearing deposits	(1,682)	(6,847)	(8,529)
Securities sold under repurchase agreements	0	0	0
Junior subordinated debentures	0	(43)	(43)
Notes payable	(177)	(255)	(402)
Total interest-bearing liabilities	(1,859)	(7,115)	(8,974)
Net Interest Income	$(1,080)	$3,092	$2,012

(1)	The effect of changes in volume is determined by multiplying the change in volume by the previous year’s average rate. Similarly, the effect of rate changes is calculated by multiplying the change in average rate by the prior year’s volume. The changes attributable to both volume and rate, which cannot be segregated, have been allocated to the volume variance and the rate variance in proportion to the relationship of the absolute dollar amount of the change in each.

Net interest income before the provision for loan losses for the twelve months ended December 31, 2021 was $55.6 million compared with $53.6 million for the twelve months ended December 31, 2020. Interest income decreased in 2021 from 2020 in loans and in the investment securities portfolio, primarily due to lower interest rates. Interest expense decreased in 2021 from 2020 for deposits and notes payable. The primary driver for both categories was lower interest rates, as well as lower average balances for notes payable.

Interest income on loans, which includes fees for loan origination, renewal, prepayment, covenant breakage and loan modification, was $58.5 million for the twelve months ended December 31, 2021, a decrease of $6.7 million from $65.2 million for 2020. This was due to lower rates on loans as a result of a lower interest rate environment.

Interest income on all securities was $6.6 million for the year ended December 31, 2021, down $0.2 million when compared to $6.8 million for the year ended December 31, 2020. Average securities balances increased in 2021, but interest on these securities decreased due to the purchase of lower yielding securities.

Interest expense was $10.1 million for the twelve months ended December 31, 2021, a decrease of $9.0 million from interest expense of $19.1 million for the twelve months ended December 31, 2020. The change in interest expense was primarily due to a lower interest rate environment and a decrease in average promissory notes and other borrowings.

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Net interest margin was 2.83% for the twelve months ended December 31, 2021; a decrease of 0.02% when compared with net interest margin of 2.85% for the twelve months ended December 31, 2020. The decline in BTH’s net interest margin in 2021 is primarily due to yields on earning assets declining slightly more than the cost of total interest-bearing liabilities.

Provision for Loan Losses

The provision for loan losses for the twelve months ended December 31, 2021 was $6.2 million compared with $12.1 million for the twelve months ended December 31, 2020. Net charge-offs for the twelve months ended December 31, 2021 were $11.8 million compared to net charge-offs of $4.5 million for the twelve months ended December 31, 2020. The decrease in loan loss provision is largely due to decreased required reserves driven by management’s evaluation of environmental conditions and credit quality improvements. For additional discussion see “ — Allowance for Loan Losses.”

Non-Interest Income

The following table provides a comparison of the major components of non-interest income for the twelve months ended December 31, 2021 and 2020:

Non-Interest Income

For the Twelve Months Ended December 31 2021 and 2020

			2021 vs. 2020
(Dollars in thousands)	2021	2020	Change	%
Service charges and fees on deposits	$2,473	$2,071	$402	19.4%
Other	441	410	31	7.6%
Total non-interest income	$2,914	$2,481	$433	17.5%

For the twelve months ended December 31, 2021, non-interest income totaled $2.9 million, an increase of $0.4 million, or 17.5%, compared with the twelve months ended December 31, 2020. This increase was due primarily to increases in debit card interchange fees and service charges on deposit accounts.

Non-Interest Expense

For the twelve months ended December 31, 2021, non-interest expense totaled $24.6 million, an increase of $1.0 million, or 4.3%, compared with $23.6 million for the twelve months ended December 31, 2020. The overall increase was primarily due to a $0.4 million increase in salaries and benefits, and a $0.5 million increase in legal and professional fees. These items and other changes in the various components of non-interest expense are discussed in more detail below.

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The following table provides a comparison of the major components of non-interest expense for the twelve months ended December 31, 2021 and 2020.

Non-Interest Expense

For the Twelve Months Ended December 31, 2021 and 2020

			2021 vs. 2020
(Dollars in thousands)	2021	2020	Change	%
Salaries and employee benefits	$13,606	$13,209	$397	3.0%
Occupancy and equipment expense	3,811	3,859	(48)	(1.2)%
Legal and professional fees	1,149	674	475	70.6%
Software Maintenance	1,099	992	107	10.8%
ATM Expenses	665	626	39	6.3%
Data Processing	639	635	4	0.7%
FDIC Assessment	511	335	176	52.5%
Telephone	397	445	(48)	(10.9)%
Examination & Compliance	374	388	(14)	(3.7)%
Directors’ fees	319	335	(16)	(4.8)%
Other	2,079	2,135	(58)	(2.7)%
Total non-interest expense	$24,649	$23,633	$1,016	4.3%

Efficiency Ratio

BTH’s efficiency ratio was 41.3% for the twelve months ended December 31, 2021, which was unchanged from 41.3% for the twelve months ended December 31, 2020.

Income Taxes

For the twelve months ended December 31, 2021, income tax expense was $5.0 million compared with $3.1 million for the twelve months ended December 31, 2020. The increase in income tax expense was primarily attributable to increased pre-tax income in 2021. BTH’s effective tax rate for 2021 was 18.0% on income before income taxes as compared to 15.3% for 2020. The U.S. statutory rate was 21% for both periods.

Impact of Inflation

BTH’s consolidated financial statements and related notes included elsewhere in this joint proxy statement/prospectus have been prepared in accordance with GAAP, which requires the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative value of money over time due to inflation or recession.

Unlike many industrial companies, substantially all of BTH’s assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on BTH’s performance than the effects of general levels of inflation. Interest rates may not necessarily move in the same direction or in the same magnitude as the prices of goods and services. However, other operating expenses do reflect general levels of inflation.

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Financial Condition

BTH’s total assets increased $14.9 million, or 0.7%, from $1,987.2 million at December 31, 2020, to $2,002.1 million at December 31, 2021. The increase in total assets was primarily from an increase of $84.5 million in investment securities available for sale, offset by decreases in loans, net of allowances of $47.8 million and cash and due from banks of $21.9 million. Total liabilities increased $5.7 million, or 0.3%, from $1,780.3 million at December 31, 2020 to $1,786.1 million at December 31, 2021. The increase in total liabilities was primarily from an increase in total deposits of $15.8 million, partially offset by a decrease in notes payable of $10.8 million. Total stockholders’ equity increased $9.1 million, or 4.4%, from $206.8 million at December 31, 2020 to $216.0 million at December 31, 2021. The increase in total stockholders’ equity was primarily from an increase in retained earnings of $12.2 million, partially offset by a decrease in accumulated other comprehensive income of $3.9 million.

Loan Portfolio

Loans are BTH’s largest category of earning assets and typically provide higher yields than other types of earning assets. At December 31, 2021, gross loans held for portfolio totaled $1,251.6 million, a decrease of $53.9 million, or 4.1%, compared with December 31, 2020. The overall decrease in loan volume primarily consisted of decreases in commercial (including PPP) loans of $62.7 million, or 9.4%, and from residential real estate loans of $16.5 million or 4.9%. This was partially offset by an increase in nonresidential real estate loans of $28.8 million, or 10.1%.

As of December 31, 2021, there was no concentration of loans to any one type of industry exceeding 10% of total loans.

At December 31, 2021, gross total loans were 72.6% of deposits and 62.5% of total assets. At December 31, 2020, gross total loans were 76.4% of deposits and 65.7% of total assets.

The following table summarizes BTH’s loan portfolio by type of loan as of the dates indicated:

Composition of Loan Portfolio

	December 31,		December 31,
	2021		2020
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
Residential	$320,666	26.0%	$338,505	26.4%
Non-residential	308,682	25.0%	279,992	21.8%
Consumer	10,210	0.8%	11,320	0.9%
Commercial	594,291	48.2	651,742	50.7%
Agricultural	328	0.0%	952	0.1%
Total net loans(1)	$1,234,278	100.0%	$1,238,238	100.0%

(1)	Includes total gross loans less unearned discounts, fees, interest on nonaccrual loans, and allowance for loan losses.
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The contractual maturity ranges of loans in BTH’s loan portfolio and the amount of such loans with predetermined interest rates and floating rates in each maturity range as of December 31, 2021 are summarized in the following table:

Loan Maturity and Sensitivity to Changes in Interest Rates

	As of December 31, 2021
	One year or less	After one year through five years	After five years	Total
	(Dollars in thousands)
Real Estate:
Residential	$84,670	$125,107	$114,706	$324,483
Non-residential	27,021	115,954	170,802	313,777
Consumer	8,590	2,865	207	11,662
Commercial	369,879	198,549	32,699	601,127
Agricultural	416	75	—	491
Other	101	—	—	101
Total	$490,677	$442,550	$318,414	$1,251,641
Loans with a predetermined fixed interest rate	119,920	55,972	95,561	271,453
Loans with an adjustable/floating interest rate	370,757	386,578	222,853	980,188
Total	$490,677	$442,550	$318,414	$1,251,641

Credit Quality Indicators

The risk category of loans by class is as follows as of December 31, 2021:

Risk Category of Loans by Class

	As of December 31, 2021
	Pass	Watch	Substandard	Doubtful	Total
	(Dollars in thousands)
Real estate:
Residential	$324,336	$110	$38	$—	$324,484
Non-Residential	309,482	1,007	3,288	—	313,777
Consumer	11,662	—	—	—	11,662
Commercial	592,530	—	7,111	1,486	601,127
Agricultural	491	—	—	—	491
Other	101	—	—	—	101
Total	$1,238,602	$1,117	$10,437	$1,486	$1,251,642
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The risk category of loans by class is as follows as of December 31, 2020:

Risk Category of Loans by Class

	As of December 31, 2020
	Pass	Watch	Substandard	Doubtful	Total
	(Dollars in thousands)
Real estate:
Residential	$338,179	$282	$3,672	$—	$342,133
Non-Residential	274,406	1,714	8,842	—	284,962
Consumer	12,649	20	155	—	12,824
Commercial	620,362	1,856	40,580	1,000	663,798
Agricultural	610	505	—	—	1,115
Other	727	—	—	—	727
Total	$1,246,933	$4,377	$53,249	$1,000	$1,305,559

 At December 31, 2021, loans considered pass rated credits increased to 99.0% of total loans, up from 95.5% of total loans at December 31, 2020. Classified loans were $13.0 million at December 31, 2021, a decrease of $45.6 million, or 77.8%, from $58.6 million at December 31, 2020. The decrease primarily resulted from BTH’s continued focus on resolving classified loans in a timely manner as well as economic improvement in BTH’s principal markets.

Nonperforming Assets

The following table presents information regarding nonperforming assets at the dates indicated:

Nonperforming Assets

	December 31, 2021	December 31, 2020
	(Dollars in thousands)
Nonaccrual loans	$21,608	$45,478
Accruing loans 90 or more days past due	17	23
OREO	200	200
Total nonperforming assets	$21,825	$45,701
Ratios:
Nonperforming assets to total assets	1.1%	2.3%
Nonperforming assets to total loans plus OREO	1.7%	3.5%

BTH had $21.6 million in nonperforming loans at December 31, 2021, compared with $45.5 million at December 31, 2020. The nonperforming loans at December 31, 2021 consisted of ten separate credits and four separate borrowers. BTH had three non-performing loan relationships with an outstanding balance in excess of $1.0 million as of December 31, 2021.

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Allowance for Loan Losses

At December 31, 2021, the allowance for loan losses totaled $15.5 million, or 1.24% of total loans. At December 31, 2020 the allowance for loan losses aggregated $21.1 million, or 1.61% of total loans.

The allowance for loan losses on loans collectively evaluated for impairment totaled $12.8 million, or 1.0% of the $1,242.0 million in loans collectively evaluated for impairment at December 31, 2021, compared to an allowance for loan losses of $16.7 million, or 1.3% of the $1,284.2 million in loans collectively evaluated for impairment at December 31, 2020. The decrease in the allowance for loan losses as a percentage of total loans and of loans collectively evaluated for impairment principally reflect management’s evaluation of current environmental conditions and changes in the composition and quality of BTH’s loan portfolio. Also considered by management in evaluating the allowance for loan losses are applied loss factors which are based in part on historical loss experience.

Net losses as a percentage of average loans increased to 0.8% for the twelve months ended December 31, 2021, as compared to 0.3% for the twelve months ended December 31, 2020.

The following table presents, as of and for the periods indicated, an analysis of the allowance for loan losses and other related data:

Allowance for Loan Losses

	As of and for the Twelve Months Ended December 31,
	2021	2020
	(Dollars in thousands)
Gross loans outstanding at end of period(1)	$1,251,033	$1,303,834

Allowance for loan losses at beginning of the period	$21,061	$13,431
Provision for loan losses	6,225	12,115
Charge-offs:
Real estate:
Residential	0	(51)
Non-Residential	0	(692)
Consumer	(155)	(538)
Commercial	(11,883)	(3,497)
Agricultural	0	0
Other	(14)	(19)
Total charge-offs	(12,052)	(4,797)
Recoveries:
Real estate:
Residential	51	0
Non-Residential	125	129
Consumer	10	1
Commercial	65	175
Agricultural	0	0
Other	7	7
Total recoveries	258	312
Net recoveries (charge-offs)	(11,794)	(4,485)
Allowance for loan losses at end of the period	$15,492	$21,061
Ratio of allowance to period-ended loans	1.24%	1.62%

(1)	Excluding loans held for sale.
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The following table shows the allocation of the allowance for loan losses among BTH’s loan categories and certain other information as of the dates indicated. The total allowance is available to absorb losses from any loan category.

Analysis of the Allowance for Loan Losses

	December 31,		December 31,
	2021		2020
	Amount	% of Total Allowance	Amount	% of Total Allowance
	(Dollars in thousands)
Balance of allowance for loan losses applicable to:
Real estate:
Residential	$3,549	$22.9%	$3,498	$16.6%
Non-residential	5,095	32.9%	4,970	23.6%
Consumer	1,452	9.4%	1,504	7.1%
Commercial(2)	5,176	33.4%	10,871	51.6%
Agricultural	162	1.0%	162	0.8%
Other	58	0.4%	56	0.3%
Total allowance for loan losses	$15,492	$100.0%	$21,061	$100.0%

(2)	Includes allocation for municipal loans.

Management believes that the allowance for loan losses at December 31, 2021 was adequate to cover probable losses in the loan portfolio as of such date. There can be no assurance, however, that we will not sustain losses in future periods, which could be substantial in relation to the size of the allowance at December 31, 2021.

Securities

BTH uses its securities portfolio to provide a source of liquidity, to provide an appropriate return on funds invested, to manage interest rate risk, to meet pledging requirements and to meet regulatory capital requirements. At December 31, 2021, the carrying amount of investment securities totaled $458.0 million, an increase of $84.3 million, or 22.6%, compared with December 31, 2020. At December 31, 2021, securities represented 22.9% of total assets compared with 18.8% at December 31, 2020.

The following table summarizes the amortized cost and fair value by classification of available-for-sale securities as of the dates shown:

Available-For-Sale Securities

	December 31, 2021		December 31, 2020
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(Dollars in thousands)
U.S. Treasury & agency bonds	$98,144	$97,342	$99,983	$99,951
Municipal securities	336,236	347,732	246,942	262,679
Mortgage-backed securities	4,886	4,948	6,956	7,090
Corporate bonds	7,789	7,958	4,000	4,008
Total available-for-sale securities	$447,055	$457,980	$357,881	$373,728

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At December 31, 2021 and December 31, 2020, BTH did not own any security with an aggregate adjusted cost exceeding 10% of the consolidated stockholders’ equity at the reporting dates noted.

The following table summarizes the contractual maturity of debt securities and their weighted average yields as of December 31, 2021. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Available-for-sale securities are shown at fair value.

	December 31, 2021
	Due in one year or less		Due after one year through five years		Due after five years through 10 years		Due after 10 years		Total
	Carrying Value	Yield	Carrying Value	Yield	Carrying Value	Yield	Carrying Value	Yield	Carrying Value	Yield
	(Dollars in thousands)
Available-for-sale securities:
U.S. Treasury & agency bonds	$—	n/a	$53,960	0.59%	$43,383	1.26%	$—	n/a	$97,343	0.89%
Municipal securities(1)	7,052	1.60%	57,877	1.32%	164,344	2.18%	118,458	2.97%	347,731	2.33%
Mortgage-backed securities	—	n/a	4,948	1.41%	—	n/a	—	n/a	4,948	1.41%
Corporate bonds	—	n/a	4,728	3.77%	3,230	4.31%	—	n/a	7,958	3.99%
Total debt securities	$7,052	1.60%	$121,513	1.10%	$210,957	2.00%	$118,458	2.97%	$457,980	2.04%

(1)	The calculated yield is not presented on a tax equivalent basis.

The contractual maturity of mortgage-backed securities is not a reliable indicator of their expected lives because borrowers have the right to prepay their obligations at any time. Monthly pay downs on mortgage-backed securities cause the average lives of these securities to be different than their stated lives.

Deposits

The following table shows BTH’s composition of deposits at December 31, 2021 and December 31, 2020:

Composition of Deposits

	December 31,		December 31,
	2021		2020
	Amount	Percent of Total	Amount	Percent of Total
	(Dollars in thousands)
Noninterest-bearing demand	$381,418	22.1%	$344,562	20.1%
Interest-bearing demand	778,274	45.1%	671,190	39.3%
Savings	157,919	9.2%	122,838	7.2%
Certificates of deposit	407,096	23.6%	570,277	33.4%
Total deposits	$1,724,707	100.0%	$1,708,867	100.0%
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Total deposits at December 31, 2021 were $1,724.7 million, an increase of $15.8 million, or 0.9%, compared to total deposits of $1,708.9 million at December 31, 2020. The increase in total deposits is primarily due to increases in noninterest-bearing demand deposits of $36.9 million, or 10.7%, interest-bearing demand deposits of $107.1 million, or 16.0%, and savings deposits of $35.1 million, or 28.6%. These increases were partially offset by a decrease in time deposits of $163.2 million, or 28.6%. The increase in non-maturity deposit categories is due primarily to a migration from time deposits in this low interest rate environment, as our customers prefer to remain liquid.

The following table provides information on the maturity distribution of certificates of deposit as of December 31, 2021 and December 31, 2020:

	December 31, 2021	December 31, 2020
	(Dollars in thousands)
1 year or less	$369,040	$453,761
Over 1 through 2 years	30,625	92,310
Over 2 through 3 years	3,365	20,679
Over 3 through 4 years	948	1,070
Over 5 through 6 years	2,939	2,280
Over 6 years	179	177
Total Time Deposits	$407,096	$570,277

Other Borrowed Funds

BTH utilizes borrowings to supplement deposits to fund its lending and investing activities. Short-term borrowings and long-term borrowings include retail repurchase agreements, junior subordinated debentures, FHLB advances, and notes payable.

Retail repurchase agreements are secured by investment securities held by BTH totaling $4.4 million at December 31, 2021 and $4.8 million at December 31, 2020.

At December 31, 2021 and December 31, 2020, there were no FHLB advances outstanding. BTH’s FHLB borrowings are collateralized by certain qualifying loans totaling $372.3 million at December 31, 2021. Based on this collateral and BTH’s holdings of FHLB stock, BTH was eligible to borrow up to $372.3 million at December 31, 2021.

BTH had balances of subordinated debentures of $7.2 million at both December 31, 2021 and December 31, 2020.

At December 31, 2021 BTH had $45.6 million in notes payable outstanding. This balance decreased $10.8 million from $56.4 million as of December 31, 2020.

Liquidity and Capital Resources

During the twelve-month periods ended December 31, 2021 and December 31, 2020 BTH’s liquidity needs have primarily been met by core deposits, security and loan maturities and amortizing investment and loan portfolios. Other contingent funding sources include lines of credit with the FHLB and FRB discount window, two federal funds lines of credit with correspondent banks, reciprocal deposits, and public funds.

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BTH’s largest sources of funds are its core deposits and largest uses of funds are loans and securities. Cash and due from banks was $260.6 million at December 31, 2021, a decrease of $21.9 million from the $282.5 million cash and due from banks at December 31, 2020. The net cash provided by operating activities of $35.9 million was offset by the net cash used of $52.0 million from investing activities and $5.8 million from financing activities. This resulted in a net use of cash and cash equivalents of $21.9 million. BTH believes its daily funding needs can be met through cash provided by operating activities, payments and maturities on loans and investment securities, core deposit base and FHLB advances and other borrowing relationships.

Off-Balance Sheet Items

BTH’s commitments associated with outstanding standby and performance letters of credit and commitments to extend credit expiring by period as of December 31, 2021 are summarized below. Since commitments associated with letters of credit and commitments to extend credit may expire unused, the amounts shown do not necessarily reflect the actual future cash funding requirements:

Credit Extensions Commitments

As of December 31, 2021

	December 31, 2021	December 31, 2020
	(Dollars in thousands)
Commitments to extend credit	$498,335	$448,370
Letters of credit	11,366	5,397
Total	$509,701	$453,767

Capital Resources

As of December 31, 2021, BTH and BTH Bank met all capital adequacy requirements to which they are subject.

In 2019, the federal banking agencies jointly issued a final rule that provides for an optional, simplified measure of capital adequacy, the community bank leverage ratio framework, which we refer to as the CBLR framework, for qualifying community banking organizations, consistent with Section 201 of the Economic Growth, Regulatory Relief, and Consumer Protection Act. The final rule became effective on January 1, 2020 and was elected by BTH Bank as of December 31, 2020. The federal banking agencies issued an interim final rule in April 2020 that made temporary changes to the CBLR framework pursuant to section 4012 of the Coronavirus Aid, Relief, and Economic Security (CARES) Act, and a second interim final rule in October 2020 that provides a graduated increase in the community bank leverage ratio requirement after the expiration of the temporary changes implemented pursuant to section 4012 of the CARES Act.

The community bank leverage ratio removes the requirement for qualifying banking organizations to calculate and report risk-based capital. Instead, a qualifying bank that maintains a leverage ratio, calculated as Tier 1 capital divided by average assets, above the applicable threshold will be deemed to have satisfied the risk-based capital adequacy requirements. Qualifying banking organizations that elect to use the community bank leverage ratio framework and that maintain a leverage ratio of greater than required minimums will be considered to have satisfied the generally applicable risk based and leverage capital requirements in the agencies’ capital rules (generally applicable rule) and, if applicable, will be considered to have met the well capitalized ratio requirements for purposes of section 38 of the Federal Deposit Insurance Act. Under the interim final rules, the community bank leverage ratio minimum requirement is 8% as of December 31, 2020, 8.5% for calendar year 2021, and 9% for calendar year 2022 and beyond. The interim rule allows for a two-quarter grace period to

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correct a ratio that falls below the required amount, provided that the bank maintains a leverage ratio of 7% as of December 31, 2020, 7.5% for calendar year 2021, and 8% for calendar year 2022 and beyond.

Under the final rule, an eligible banking organization can opt out of the CBLR framework and revert back to the risk-weighting framework without restriction. As of December 31, 2021, BTH was a qualifying community banking organization as defined by the federal banking agencies and elected to measure capital adequacy under the CBLR framework. BTH meets the criteria to be “well capitalized” for prompt corrective action under the CBLR framework.

The following table provides information relating to BTH’s and BTH Bank’s leverage ratios as of December 31, 2021.

Capital Adequacy Analysis

As of December 31, 2021

(dollars in thousands)

	Actual		Minimum Required For Capital Adequacy Purposes		To be Categorized as Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
BTH
Leverage ratio	$200,373	10.17%	$78,805	4.00%	N/A	N/A

BTH Bank
Leverage ratio	$242,721	12.23%	$79,358	4.00%	$168,635	8.50%

Total stockholders’ equity was $216.0 million at December 31, 2021, an increase of $9.1 million, or 4.4%, compared to $206.8 million at December 31, 2020. The increase was principally attributable to an increase in retained earnings.

Management utilizes static balance sheet rate shocks to estimate the potential impact on various rate scenarios. This analysis estimates a percentage of change in the metric from the stable rate base scenario versus alternative scenarios of rising and falling market interest rates by instantaneously shocking a static balance sheet. The following table summarizes the simulated immediate change in net interest income for twelve months as of the dates indicated:

Market Risk

(dollars in thousands)

	Impact on Net Interest Income
Change in prevailing interest rates	December 31, 2021	December 31, 2020
+300 basis points	$6,632	$4,652
+200 basis points	4,289	2,782
+100 basis points	1,911	929
0 basis points	1,398	298
-100 basis points	2,354	1,144

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	Impact on Economic Value of Equity
Change in prevailing interest rates	December 31, 2021	December 31, 2020
+300 basis points	$9,038	$(8,472)
+200 basis points	12,619	545
+100 basis points	5,356	2,338
0 basis points	0	0
-100 basis points	15,565	11,322

Quantitative and Qualitative Disclosures About Market Risk

BTH manages market risk, which for BTH is primarily interest rate risk related to the operations of its subsidiary bank, through the Asset-Liability Committee of BTH. This committee is composed of certain members of the BTH board of directors in accordance with asset, liability and funds management policies approved by the full BTH board of directors.

BTH uses an interest rate risk simulation model and shock analysis to test the interest rate sensitivity of net interest income and fair value of equity, and the impact of changes in interest rates on other financial metrics.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

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SECURITY OWNERSHIP OF CERTAIN BTH BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the record date for the BTH special meeting, the beneficial ownership of BTH common stock by each of BTH’s directors and executive officers, by BTH’s directors and executive officers as a group, and by each person known to BTH to beneficially own more than 5.0% ownership of the issued and outstanding BTH common stock. Unless otherwise indicated, the address of each listed BTH shareholder is c/o BT Holdings, Inc., 412 East Goode Street, Quitman, Texas 75783.

The percentages of beneficial ownership in the following table are calculated in relation to the          shares of BTH common stock that were issued and outstanding as of the record date for the BTH special meeting. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities. Unless otherwise indicated, and subject to the voting agreements entered into with Origin in connection with entering into the merger agreement, to BTH’s knowledge, the persons or entities identified on the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

	Shares Beneficially Owned
Name of Beneficial Owner	Number(1)	Percentage(2)
5% Shareholders
B.T. Holdings ESOP	574,685	5.23%

Directors and Executive Officers
William L. Adamson, III(3)	42,632	*
Gary Cornelius(4)	583	*
Donna K. James(5)	5,904	*
Ben J. Kerr, III(6)	54,602	*
Beth H. Medlin(7)	24,062	*
Marshall W. Mitchell(8)	33,265	*
Richard E. Roberts(9)	70,585	*
Lori H. Sirman(10)	231,539	2.20%
Jay Dyer(11)	216,310	2.06%
James Bloodgood(12)	82,971	*
Cynthia Simmons(13)	54,143	*
Jason McCrary(14)	15,676	*
Total Directors and Executive Officers	832,272	7.79%

*      Indicates less than 1%.

(1)    Except as otherwise noted, may include shares held by or with such person’s spouse or minor children; shares held by any other relative of such person has the same home; shares held by a family trust as to which such person is a trustee with sole voting power (or shared with spouse); or shares held by an individual retirement account or qualified plan as to which such person has pass-through voting rights and investment powers.

(2)    The percentage are based on 10,430,081 shares outstanding as of March 31, 2022.

(3)    Includes 13,177 shares owned by Mr. Adamson individually, 15,000 held by Adamson Investment Partnership, and 14,455 shares held by Twenty-Nine Ventures, LLC. Mr. Adamson is a partner of Adamson Investment Partnership and exercises voting power with respect to shares held by this entity. Mr. Adamson is a managing member of Twenty-Nine Ventures, LLC.

(4)    Includes 250 shares owned by Mr. Cornelius individually, and 333 shares held in Mr. Cornelius’ wife’s trust.

(5)    Includes 4,000 shares owned by Ms. James individually, and 1,904 shares held in Ms. James individual retirement account.

(6)    Includes 43,859 shares owned by Mr. Kerr individually, and 10,743 shares held in Mr. Kerr’s individual retirement account.

(7)    Includes 3,063 shares owned by Ms. Medlin individually, and 20,999 shares held jointly by Ms. Medlin and her husband.

(8)    Includes 11,193 shares held individually by Mr. Mitchell, 1,273 shares owned jointly by Mr. Mitchell and his wife, 12,295 shares held in Mr. Mitchell’s individual retirement accounts, 8,504 shares held by Mr. Mitchell’s wife in individual retirement accounts, and stock options to purchase 1,111 shares which are either currently exercisable or exercisable within 60 days.

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(9)    Includes 56,289 shares owned by Mr. Roberts individually, 5,226 held in an individual retirement account by Mr. Roberts, 3,847 shares held jointly by Mr. Roberts and his wife, and 5,223 shares held in an individual retirement account by Mr. Roberts’ wife.

(10)  Includes 82,973 shares owned Ms. Sirman individually, 13,336 shares held in Ms. Sirman’s individual retirement account, stock options to purchase 106,883 shares which are either currently exercisable or exercisable within 60 days, and 28,347 shares held by the ESOP and allocated to Ms. Sirman’s account.

(11)  Includes 26,013 shares owned by Mr. Dyer individually, 5,773 shares held in Mr. Dyer’s individual retirement account, 148 shares held in the name of Mr. Dyer’s minor children, stock options to purchase 75,034 shares which are either currently exercisable or exercisable within 60 days, 21,876 shares held by the ESOP and allocated to Mr. Dyer’s account, and 87,466 shares held by SBSPBL, LP. Mr. Dyer is President and 33% owner of SBSPBL, LP and exercises voting power with respect to shares held by this entity.

(12)  Includes 17,000 shares owned by Mr. Bloodgood individually, 13,793 shares held in Mr. Bloodgood’s individual retirement account, stock options to purchase 34,750 shares which are either currently exercisable or exercisable within 60 days, and 17,428 shares held by the ESOP and allocated to Mr. Bloodgood’s account.

(13)  Includes 12,500 shares owned by Ms. Simmons individually, stock options to purchase 25,001 shares which are either currently exercisable or exercisable within 60 days, and 16,642 shares held by the ESOP and allocated to Ms. Simmons’ account.

(14)  Includes 2,500 shares owned by Mr. McCrary individually, 1,806 shares held in Mr. McCrary’s individual retirement account, stock options to purchase 7,778 shares which are either currently exercisable or exercisable within 60 days, and 3,592 shares held by the ESOP and allocated to Mr. McCrary’s account.

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DESCRIPTION OF CAPITAL STOCK OF ORIGIN

As a result of the merger, holders of BTH common stock who receive shares of Origin common stock in the merger will become shareholders of Origin. The rights of Origin shareholders are governed by Louisiana law and the Articles of Incorporation, as amended, and Amended and Restated Bylaws of Origin. The following briefly summarizes the material terms of Origin common stock. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding Origin’s capital stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Louisiana Business Corporation Act, and the Origin Articles of Incorporation, as amended, and Amended and Restated Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law, which Origin and BTH urge you to read. Copies of Origin’s governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, as well as to obtain copies of BTH’s governing documents, see “Where You Can Find More Information” beginning on page 156 . As used in this section, unless the context otherwise requires, references to “Origin,” “we,” “us” and “our” refer to Origin Bancorp, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.

Overview

Origin is incorporated in the state of Louisiana. Accordingly, the rights of its shareholders are generally covered by Louisiana law, including the Louisiana Business Corporation Act, or “LBCA,” and its Articles of Incorporation, as amended, and Amended and Restated Bylaws, as the same may be amended from time to time.

Origin’s Articles of Incorporation authorize the issuance of up to 50,000,000 shares of common stock, par value $5.00 per share, and up to 2,000,000 shares of preferred stock, no par value per share. The authorized but unissued shares of Origin capital stock are available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.

As of April 25 , 2022, 23,753,057 shares of Origin common stock were issued and outstanding and held by approximately 661 shareholders of record. Also, as of April 25 , 2022, there were outstanding stock options to purchase 34,400 shares of Origin common stock held by its employees, officers and directors. Origin has also reserved an additional 597,304 shares for issuance in connection with share-based payment awards that may be granted under the Origin Bancorp, Inc. 2012 Incentive Plan.

Description of Common Stock

Voting Rights. Each holder of Origin common stock is entitled to one vote for each share on all matters submitted to a vote of shareholders, except as otherwise required by law and subject to the rights and preferences of the holders of any shares of preferred stock that Origin may issue. Origin’s Articles of Incorporation, as amended, do not provide for cumulative voting in the election of directors. Directors are elected by the affirmative vote of a majority of the shares represented at the special meeting of shareholders.

Dividend Rights. Subject to certain regulatory restrictions discussed in or incorporated by reference into this joint proxy statement/prospectus and to the rights of holders of any preferred stock that Origin may issue, all shares of Origin common stock are entitled to share equally in dividends from legally available funds, when, as, and if declared by the board of directors.

No Preemptive Rights. No holder of Origin common stock has a right under the LBCA, or Origin’s Articles of Incorporation or Amended and Restated Bylaws, to purchase shares of common stock upon any future issuance.

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Liquidation Rights. In the event of Origin’s liquidation, dissolution or winding up, whether voluntarily or involuntarily, the holders of its common stock are entitled to share in the distribution of assets remaining after payment of debts and expenses and after required payments to holders of Origin preferred stock, if any such shares are outstanding. There are no redemption or sinking fund provisions applicable to Origin common stock.

Other Rights. Holders of Origin common stock have no conversion rights or other subscription rights.

Action by Written Consent. Under the LBCA, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders without the unanimous written consent of all shareholders entitled to vote on the action unless the articles of incorporation specifically allows action to be taken by the written consent of shareholders holding at least the minimum number of shares necessary to take the action that is subject to that consent at a meeting of shareholders, even though the consent is not signed by all of the corporation’s shareholders. Origin’s Articles of Incorporation do not provide for shareholder action by less than unanimous written consent.

Certain Articles of Incorporation and Bylaw Provisions Potentially Having an Anti-Takeover Effect

Certain provisions of Origin’s Articles of Incorporation, as amended, and Amended and Restated Bylaws, and the corporate and banking laws applicable to Origin, may be deemed to have anti-takeover effects and may delay, prevent or make more difficult unsolicited tender offers or takeover attempts that a shareholder may consider to be in his or her best interests, including those attempts that might result in a premium over the market price for the shares held by shareholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management.

Authorized but Unissued Shares. The corporate laws and regulations applicable to Origin enable its board of directors to issue, from time to time and at its discretion, but subject to the rules of any applicable securities exchange, any authorized but unissued shares of Origin’s common or preferred stock. Any such issuance of shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The ability of the board of directors to issue authorized but unissued shares of Origin’s common or preferred stock at its sole discretion may enable Origin’s board to sell shares to individuals or groups who the board perceives as friendly with management, which may make more difficult unsolicited attempts to obtain control of Origin. In addition, the ability of the board of directors to issue authorized but unissued shares of Origin capital stock at its sole discretion could deprive the shareholders of opportunities to sell their shares of common stock or preferred stock for prices higher than prevailing market prices.

Preferred Stock. Origin’s Articles of Incorporation, as amended, contain provisions that permit the board of directors to issue, without any further vote or action by the shareholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Board Size and Vacancies. Origin’s Amended and Restated Bylaws provide that the size of the board of directors shall not be less than three, nor more than 25 persons, with the exact number within such minimum and maximum lists to be fixed and determined from time to time by resolution of the board of directors, or by resolution of the shareholders at any annual or special meeting of shareholders. As a result, the board of directors is able to increase the size of the board between annual meetings. Origin’s Amended and Restated Bylaws

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provide that the board of directors, even if less than a quorum, may fill a vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors. In addition, Section 14-2-810 of the TBOC provides that the shareholders may fill a vacancy on the board of directors. The TBOC also provides that if the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy.

Removal of Directors. Origin’s Amended and Restated Bylaws allow for the removal of the entire board of directors or any individual director from the board with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors.

No Cumulative Voting. The TBOC does not permit cumulative voting in the election of directors, unless expressly provided in a corporation’s articles of incorporation, and Origin’s articles do not provide for such authority. In the absence of cumulative voting, the holders of a majority of the shares of Origin common stock may elect all of the directors standing for election, if they should so choose.

Special Meetings of Shareholders. The Amended and Restated Bylaws of Origin require that special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders be called by Origin upon the written request of the holders of 25% or more of all the shares of capital stock entitled to vote in an election of directors. Special meetings of the shareholders may be called at any time by the Chief Executive Officer, Chairman of the Board, or the board of directors. The notice of a special meeting must state the general nature of the business to be transacted.

Advance Notice Procedures for Director Nominations and Shareholder Proposals. The Amended and Restated Bylaws of Origin require shareholders to provide timely notice in proper form of their intent to bring a matter for shareholder action at an annual meeting of the shareholders. To be timely given, a shareholder’s notice must be delivered to, or mailed and received by, the Secretary of Origin not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. To be in proper form, a shareholder’s notice to the Secretary shall be in writing and shall set forth: (a) the name and record address of the shareholder who intends to propose the business and the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the shareholder in such business; and (e) any other information that is required to be provided by the shareholder under Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Under Rule 14a-8 of the Securities Exchange Act, a shareholder proposal must be received by the subject company at least 120 days before the anniversary of the date on which the company first mailed the previous year’s proxy statement to shareholders. If, however, the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before the subject company begins to print and mail its proxy materials.

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Amendment of the Articles of Incorporation or Bylaws. The Origin Articles of Incorporation may be amended in accordance with the TBOC, which generally requires the approval of the Origin board of directors and the holders of a majority of the votes entitled to be cast on the amendment. Origin’s Amended and Restated Bylaws may be altered or amended and new bylaws may be adopted by the shareholders or by the board of directors; provided, however, that if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the bylaws shall be given in the notice of meeting. The shareholders may provide by resolution that any bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the board of directors. Except as otherwise provided in the Articles of Incorporation, action by the shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the board of directors with respect to bylaws shall be taken by an affirmative vote of a majority of all directors then holding office.

Notice and Approval Requirements. Federal banking laws also impose notice, approval and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or “indirect” control of an FDIC-insured depository institution. These laws include the Bank Holding Company Act of 1956 and the Change in Bank Control Act.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposals that a majority of Origin’s shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of Origin common stock at that time. In addition, these provisions may have the effect of assisting the board of directors and management in retaining their respective positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of Origin’s business.

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COMPARISON OF SHAREHOLDERS’ RIGHTS

Origin is incorporated under Louisiana law and is subject to the Louisiana Business Corporation Act, or “LBCA,” whereas BTH is incorporated under Texas law and is subject to the Texas Business Organizations Code, or “TBOC”. Upon completion of the merger, the Articles of Incorporation, as amended, and Amended and Restated Bylaws of Origin in effect immediately prior to the effective time of the merger will be the articles of incorporation and bylaws of the combined company. Because Origin and BTH are organized under the laws of different states, differences in the rights of holders of Origin common stock and the rights of holders of BTH common stock arise from differences in the laws in their respective states of incorporation and from differing provisions of their respective corporate governing documents. The material differences between the rights of holder of Origin common stock and the rights of holders of BTH common stock resulting from any differing provisions of the laws of the state of their incorporation or their corporate governing documents are summarized below.

The following summary does not purport to be a complete statement of the rights of Origin shareholders and BTH shareholders. The summary is necessarily general and is not intended to be a complete statement of all differences affecting the rights of shareholders of Origin or BTH, respectively, or a complete description of the specific provisions referred to below. This summary contains a list of the material differences but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by reference to the LBCA, the TBOC, and the governing documents of Origin and BTH, to which the shareholders of BTH are referred. Copies of the governing documents of Origin are available, without charge, to any person, including any beneficial owner of BTH common stock to whom this joint proxy statement/prospectus is delivered, by following the instructions listed under “Where You Can Find More Information” beginning on page 156 .

	ORIGIN SHAREHOLDER RIGHTS	BTH SHAREHOLDER RIGHTS
Corporate Governance

Origin is a Louisiana corporation.

The rights of Origin shareholders are governed by the LBCA, the Origin Articles of Incorporation, as amended (which we refer to as the “Origin articles,” and the Amended and Restated Bylaws of Origin (which we refer to as the “Origin bylaws”).

BTH is a Texas corporation.

The rights of BTH shareholders are governed by the TBOC, the BTH Certificate of Formation, as amended (which we refer to as the “BTH certificate,” and the BTH Amended and Restated Bylaws (which we refer to as the “BTH bylaws”).

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	ORIGIN SHAREHOLDER RIGHTS	BTH SHAREHOLDER RIGHTS
Authorized Capital Stock

The Origin articles authorize it to issue 50,000,000 shares of common stock, par value $5.00 per share, and 2,000,000 shares of preferred stock, no par value per share.

The Origin articles authorize Origin’s board of directors to issue shares of preferred stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations or restrictions of the shares of Origin preferred stock in each series.

As of April 25 , 2022, the record date for the Origin special meeting, there were 23,753,057 shares of Origin common stock issued and outstanding and no shares of its preferred stock were issued and outstanding.

The BTH certificate authorizes it to issue 15,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, no par value per share.

The BTH certificate authorizes BTH’s board of directors to issue shares of preferred stock in one or more series and to fix the designations, powers, preferences, rights, qualifications, limitations or restrictions of the shares of BTH preferred stock in each series.

As of        , 2022, the record date for the BTH special meeting, there were        shares of BTH common stock issued and outstanding and no shares of preferred stock outstanding.

Preemptive Rights	No holder of Origin common stock has a right under the LBCA, or the Origin articles or the Origin bylaws to purchase shares of common stock upon any future issuance.	No holder of BTH common stock has a right under the TBOC, or the BTH certificate or the BTH bylaws, to purchase shares of common stock upon any future issuance.

Voting Rights	Each holder of Origin common stock is entitled to one vote for each share on all matters submitted to a vote of shareholders, except as otherwise required by law.	Each holder of BTH common stock is entitled to one vote for each share on all matters submitted to a vote of shareholders, except as otherwise required by law.

Cumulative Voting	The Origin articles do not provide for cumulative voting in the election of directors. Accordingly, cumulative voting in the election of directors is not permitted.	The BTH certificate does not provide for cumulative voting in the election of directors. Accordingly, cumulative voting in the election of directors is not permitted.

Restrictions on Transfers	Origin shareholders are not subject to any agreements restricting transfer of shares.	BTH shareholders are not subject to any agreements restricting transfer of shares.

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	ORIGIN SHAREHOLDER RIGHTS	BTH SHAREHOLDER RIGHTS

Size of the board of directors	The Origin articles provide for a board of directors consisting of no fewer than three and no more than 25 directors as determined in the manner provided in the Origin bylaws, which provide for the number of directors to be determined by Origin’s board of directors. In the merger agreement, Origin has agreed to appoint two directors designated by BTH to its board of directors.	The BTH bylaws provide for a board of directors consisting of not less than one nor more than twelve directors, divided into three classes. Currently there are nine directors on BTH’s board of directors.

Independent Directors	A majority of the Origin board of directors must be comprised of independent directors as defined in the listing rules of the Nasdaq Stock Market.	BTH is not subject to any requirement with respect to independent directors.

Term of Directors and Classified Board	Origin’s directors are elected at each annual meeting of shareholders, and each director holds office from his or her election or appointment until his or her successor is elected and qualified or until his or her earlier death, resignation or removal, except that in the case of an uncontested election of directors, a director nominee who receives more votes “against” than “for” his or her election will continue to serve for a term that ends on the earlier of 90 days from the date on which the voting results were determined or the date on which an individual is selected by the directors to fill the office held by such director.	The BTH bylaws provide for a classified board of directors divided into three classes, which are intended to consist, as nearly as possible, of one-third (1/3) of the total number of directors serving on the board of directors. The elections of the directors are staggered such that one class of directors will be elected in each year to a three year term. Each elected BTH director holds office for the term for which he or she was elected and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Election of Directors	Each Origin director is elected by the affirmative vote of a majority of the votes actually cast by the shareholders entitled to vote at any meeting for the election of directors at which a quorum is present, provided that if the number of director nominees exceeds the numbers of directors to be elected at such meeting, the directors are elected by a plurality of the votes cast by the shareholders entitled to vote at such meeting.	Under the TBOC, BTH’s directors are elected by plurality of the votes actually cast by the shareholders entitled to vote in the election of directors at a meeting at which a quorum is present.

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	ORIGIN SHAREHOLDER RIGHTS	BTH SHAREHOLDER RIGHTS

Removal of Directors	The Origin articles allow for the removal of any director with or without cause by the affirmative vote of at least a majority of the votes entitled to be cast in the election of directors, subject to the rights of the holders of any class or series of stock to elect a director by vote solely of the holders of such class or series of stock.	Because BTH’s directors serve staggered terms of three years, under the TBOC, directors of BTH may only be removed for cause at a meeting call for that purpose by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of directors.

Filling Vacancies of Directors	The Origin bylaws provide that any vacancy occurring on the board of directors may be filled by the shareholders or board of directors, even if the remaining directors in office constitute less than a quorum. Additionally, the Origin bylaws provide that the majority of the directors then in office have the power to elect a new director to fill any position resulting from an increase in the number of directors.	Any vacancy occurring on BTH’s board of directors may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum. However, any vacancy in the board of directors resulting from the removal of a director by the shareholders can only be filled by the shareholders entitled to vote at an annual meeting or a special meeting called for that purpose.

Amendments to Articles	The Origin articles may be amended in accordance with the provisions of the Origin articles and the LBCA, which generally requires the approval of the Origin board of directors and the holders of a majority of the votes entitled to be cast on the amendment and, if any class or series of shares is entitled to vote as a separate group on the amendment, the approval of at least a majority of the votes entitled to be cast on the amendment by each such separate voting group.	Under the TBOC, the BTH certificate may be amended by the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares entitled to vote on the amendment, and, if entitled to vote by class or series of shares, by the holders of two-thirds (2/3) of the outstanding shares of each class or series entitled to vote on the amendment.

Bylaw Amendments	The Origin bylaws may be altered, amended or repealed or new bylaws may be adopted by the board of directors or by the shareholders by the affirmative vote of a majority of the votes actually cast by the holders of shares entitled to vote on such matter which is properly brought before a meeting of shareholders at which a quorum is present.	The BTH bylaws may be altered or amended or new bylaws adopted by the board of directors, subject to repeal or change at any meeting of the shareholders at which a quorum is present by the affirmative vote of a majority of the shareholders present.
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	ORIGIN SHAREHOLDER RIGHTS	BTH SHAREHOLDER RIGHTS
Shareholder Ability to Act by Written Consent	Under the LBCA, Origin shareholders may take action required or permitted to be taken at a meeting of shareholders without a meeting if the action is evidenced by a written consent describing the action which is signed by all of the Origin shareholders entitled to vote on the action.	The BTH certificate and the BTH bylaws provide that any action required by the TBOC to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of BTH shares representing not less than the minimum number of votes that would have been necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

Merger, Consolidations, or Sales of Substantially All Assets; Anti-Takeover Provisions	Under the LBCA, subject to certain exceptions, a merger, share exchange or sale, lease, exchange or transfer of all or substantially all of Origin’s assets generally must be approved at a meeting of a Origin’s shareholders by the: (i) affirmative vote of a majority of all the votes entitled to be cast on the matter; and (ii) in addition, with respect to a merger or share exchange, affirmative vote of a majority of all the votes entitled to be cast by holders of the shares of each voting group entitled to vote separately on the transaction as a group by the Origin articles.

Under the TBOC, unless the certificate of formation provides otherwise, a merger or share exchange must be approved by the holders of at least two-thirds of the votes entitled to be cast on the transaction, except under the following conditions: (1) BTH will be the sole surviving corporation in the merger, (2) the BTH certificate following the merger will not differ from BTH’s certificate prior to the merger; (3) each shareholder of BTH immediately before the effective date of the merger or share exchange will continue to hold the same number of shares, with identical preferences, limitations and relative rights, and (4) the transaction does not require the issuance of shares that will comprise more than 20% of the voting power of the shares of BTH that were outstanding immediately prior to the transaction.

The BTH certificate does not contain any voting requirements for mergers or share exchanges beyond those set forth in the TBOC and do not modify the above default requirements of the TBOC.

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	ORIGIN SHAREHOLDER RIGHTS	BTH SHAREHOLDER RIGHTS

Annual Meetings of the Shareholders	The Origin bylaws provides for the annual meeting of the shareholders to be held at the time, date and place determined by the Origin board of directors for the transaction of any and all business that may properly come before the meeting.	BTH’s annual meeting of the shareholders is held on a date each year designated by the board of directors. At the annual meeting, the shareholders elect a board of directors and transact such other business as may properly come before the meeting.

Special Meetings of the Shareholders	The Origin bylaws provide that special meetings of the shareholders may be called by the board of directors, the Chairman of the board of directors or the Chief Executive Officer and shall be called by the Secretary of Origin upon written request of the holders of at least 25% of all the shares entitled to vote at the requested special meeting of shareholders.	The BTH bylaws provide that special meetings of BTH’s shareholders may be called by the Chairman of the Board, the board of directors, or holders of not less than one-tenth (1/10) of all shares entitled to vote at the meeting.

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	ORIGIN SHAREHOLDER RIGHTS	BTH SHAREHOLDER RIGHTS

Advance Notice Provisions for Shareholder Director Nominations and Shareholder Business Proposals at Annual Meetings

The Origin bylaws require shareholders to provide timely notice in proper form of their intent to make a nomination for the election of directors or to bring a matter for shareholder action at an annual meeting of the shareholders. To be timely given, a shareholder’s notice must be delivered to, or mailed and received by, the Secretary of Origin not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date of the immediately preceding year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date or in the case of a special meeting for the election of directors, notice by the shareholder to be timely must be so delivered not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

Rule 14a-8 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) establishes the rules for shareholder proposals intended to be included in a public company’s proxy statement. Rule 14a-8 applies to Origin. Under the rule, a shareholder proposal must be received by the subject company at least 120 days before the anniversary of the date on which the company first mailed the previous year’s proxy statement to shareholders. If, however, the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before the subject company begins to print and mail its proxy materials.

The BTH bylaws provide that all proposals of BTH shareholders intended to be presented at the annual meeting of shareholders must be received by BTH at its principal offices no later than 90 days prior to the date of the annual shareholders’ meeting of that year, in order to be considered for inclusion in the proxy statement for such annual meeting. Rule 14a-8 of the Exchange Act does not apply to BTH.
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Proper Form of Notice for Shareholder Business Proposals at Annual Meetings	To be in proper form, a shareholder’s notice of their intent to bring a matter for shareholder action at an annual meeting of the shareholders must be delivered to the Secretary in writing and must set forth: (a) the name and record address of the shareholder who intends to propose the business and the class or series and number of shares of capital stock of the corporation which are owned of record by such shareholder; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the shareholder in such business; and (e) any other information that is required to be provided by the shareholder under Regulation 14A under the Exchange Act.	Neither the BTH certificate nor the BTH bylaws specify the proper form of notice for shareholder business proposals at annual meetings.

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Proper Form of Notice for Shareholder Director Nominations	To be in proper form, a shareholder’s notice of their intent to make a nomination for the election of directors at an annual meeting of the shareholders must be delivered to the Secretary in writing and must set forth, as to each person proposed to be nominated for election as a director: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person, (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (e) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected). The notice must also contain, as to the shareholder giving notice of such director nomination, the information described above regarding a shareholder’s notice of intent to bring a matter for shareholder action at an annual meeting.	Neither the BTH certificate nor the BTH bylaws specify notice requirements for shareholder director nominations.
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	ORIGIN SHAREHOLDER RIGHTS	BTH SHAREHOLDER RIGHTS
Notice of Shareholder Meetings	Origin must give written notice of the date, time and place, if any, of any meeting of shareholders no fewer than 10 days nor more than 60 days before the meeting date to each shareholder of record entitled to vote at the meeting. The notice of an annual meeting need not state the purpose of the meeting unless otherwise required by the bylaws. The notice of a special meeting, however, must state the purpose or purposes for which the meeting is called.	BTH must give each shareholder entitled to vote at a meeting written or printed notice of a meeting of shareholders stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, not less than 10 nor more than 60 days before the day of the meeting, by or at the direction of the president, the secretary, or a designee of any of the foregoing.

Indemnification of Directors and Officers	The Origin articles provide that Origin shall indemnify each director and officer of Origin to the fullest extent permitted by the LBCA against any and all expenses, liabilities, or other matters as to an action while acting in his or her capacity as a director or officer. The Origin articles also provide that Origin will advance expenses incurred by any such director or officer in connection with threatened, pending or completed proceedings, provided that the director or officer first provides Origin a written affirmation of his or her good faith belief that he or she has met the standards of conduct necessary for indemnification and an undertaking to repay all amounts so advanced in the event that it is ultimately determined that the director or officer has not met the required standards of conduct.	The BTH certificate provides that BTH shall indemnify each director and officer of BTH to the fullest extent permitted by the TBOC against judgments, penalties, fines, settlements, and reasonable expenses actually incurred in connection with any threatened, pending, or completed action, suit, or proceeding in which he or she is named because he or she is or was a director of BTH, provided that such director or officer has met the applicable standards of conduct. The BTH certificate also provides that BTH will advance expenses incurred by any such director or officer in connection with threatened, pending or completed proceedings, provided that the director or officer first provides BTH a written affirmation of his or her good faith belief that he or she has met the standards of conduct necessary for indemnification and an undertaking to repay all amounts so advanced in the event that it is ultimately determined that the director or officer has not met the required standards of conduct or that indemnification is not permissible under the BTH certificate or applicable law or regulations.

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Limitation of Director Liability

The LBCA and the Origin articles provides that no director or officer of Origin shall be liable to Origin or its shareholders for money damages for any action taken, or any failure to take action, as a director or officer, except for: (i) a breach of the director’s or officer’s duty of loyalty to Origin or its shareholders, (ii) an intentional infliction of harm on Origin or its shareholders, (iii) liability for unlawful distributions or (iv) an intentional violation of criminal law.

The Origin articles provide any repeal or amendment to the provision of the Origin articles that limits director liability may be prospective only and may not adversely affect any limitation on the personal liability of a director or officer arising from an act or omission occurring prior to the time of such repeal or amendment.

As permitted by the provisions of the TBOC, the BTH certificate provides that directors of BTH shall not be liable to BTH or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except for: (i) a breach of the director’s duty of loyalty to BTH or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to BTH or involves intentional misconduct or a knowing violation of law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office or (iv) an act or omission for which the liability of a director is expressly provided for by statute.

Dividends	Under the LBCA, Origin is permitted to pay dividends or make other distributions unless after the distribution: (i) Origin would not be able to pay its debts as they become due in the usual course of business; or (2) Origin’s total assets would be less than the sum of its total liabilities, plus, unless the Origin articles permit otherwise, the amount that would be needed, if Origin were dissolved at the time of the distribution, to satisfy preferential rights of shareholders whose preferential rights are superior to those receiving the distribution.	Under the TBOC, BTH is permitted to pay dividends or make other distributions unless: (i) BTH would be insolvent after the distribution or (ii) the amount of distribution would exceed the amount of (a) the net assets of the BTH if the distribution is a purchase of redemption of BTH shares to eliminate fractional shares, collect or compromise debt owed by or to BTH, or pay dissenting shareholders, or is made by consuming assets and not a purchase or redemption of BTH shares or (b) the surplus of BTH with regards to a distribution not described in (a).

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	ORIGIN SHAREHOLDER RIGHTS	BTH SHAREHOLDER RIGHTS

Dissenters’ Rights	Under the LBCA, Origin shareholders are entitled to appraisal rights, and to obtain payment of the fair value of his or her shares in connection with, certain corporate actions, including some mergers, share exchanges, sales or exchanges of all or substantially all of the corporation’s property other than in the usual and regular course of business and certain amendments to the corporation’s articles of incorporation. However, under the LBCA, appraisal rights are not available to holders of shares which are a “covered security” under the Securities Act, which includes shares listed on a national securities exchange. Because Origin common stock is listed on the Nasdaq Global Select Market, holders of Origin common stock are not entitled to appraisal rights under the LBCA.	Under the TBOC, BTH shareholders have the right of dissent and appraisal with respect to a fundamental business transaction, defined as a merger, interest exchange, conversion, or sale of all or substantially all assets. The TBOC, in certain circumstances, also denies dissent and appraisal rights with respect to holders of shares that are (i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance or (ii) held of record by at least 2,000 owners. Because BTH common stock is not listed, or authorized for listing, on a national securities exchange, holders of BTH common stock are entitled to dissent and appraisal rights under the TBOC.
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ACCOUNTING TREATMENT

The accounting principles applicable to the merger as described in FASB ASC 805 provide transactions that represent business combinations are to be accounted for under the acquisition method. The acquisition method requires all of the following steps: (1) identifying the acquirer; (2) determining the acquisition date; (3) recognizing and measuring the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; and (4) recognizing and measuring goodwill or a gain from a bargain purchase.

The appropriate accounting treatment for the merger is as a business combination under the acquisition method. On the acquisition date, as defined by ASC 805, Origin (the acquirer) will record at fair value the identifiable assets acquired and liabilities assumed, any noncontrolling interest, and goodwill (or a gain from a bargain purchase). The results of operations for the combined company will be reported prospectively subsequent to the acquisition date.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a general discussion of the material U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) of BTH common stock that exchange their shares for the merger consideration. The following discussion is based upon the Code, the U.S. Treasury regulations promulgated thereunder, and published judicial and administrative authorities, rulings, and decisions, all as in effect on the date of this joint proxy statement/prospectus. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, any U.S. federal estate, gift, or Medicare tax considerations, any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith) or, except as expressly discussed below, any tax reporting requirements.

Further, this discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws, including, without limitation, dealers or brokers in securities, commodities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations and entities, including pension plans, individual retirement accounts and employee stock ownership plans, holders subject to the alternative minimum tax provisions of the Code, partnerships, S corporations or other pass-through entities or investors in such entities, regulated investment companies, real estate investment trusts, former citizens or residents of the United States, holders whose functional currency is not the U.S. dollar, or holders who hold shares of BTH common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment.

Further, this discussion is for general information only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their particular circumstances and it does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws, including, without limitation:

•	dealers or brokers in securities, commodities or currencies,

•	traders in securities that elect to apply a mark-to-market method of accounting,

•	banks and other financial institutions,

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•	insurance companies,

•	mutual funds,

•	personal holding companies,

•	controlled foreign corporations or passive foreign investment companies,

•	tax-exempt organizations and entities, including pension plans,

•	a holder of BTH common stock who received BTH common stock through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation;

•	retirement plans, individual retirement accounts, the KSOP or other tax-deferred accounts,

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to BTH common stock being taken into account in an “applicable financial statement” (as defined in the Code),

•	holders subject to the alternative minimum tax provisions of the Code,

•	partnerships, S corporations or other pass-through entities or investors in such entities,

•	regulated investment companies,

•	real estate investment trusts,

•	U.S. expatriates or former citizens or residents of the United States,

•	holders whose functional currency is not the U.S. dollar, or

•	holders who hold shares of BTH common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment.

The discussion applies only to U.S. holders of shares of BTH common stock who hold their shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). For purposes of this discussion, the term “U.S. holder” means a beneficial owner of BTH common stock that is for U.S. federal income tax purposes (1) an individual citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) a trust if  (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (b) such trust has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes, or (4) an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

Holders of BTH common stock who are not U.S. holders may have different tax consequences than those described below and are urged to consult their own tax advisors regarding the particular tax consequences of the merger to them under U.S. federal income tax laws and the tax laws of any applicable state, local or non-U.S. taxing jurisdiction.

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If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds BTH common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Any entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds BTH common stock, and any partners in such partnership, should consult their tax advisors regarding the tax consequences of the merger to their specific circumstances.

Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation. You should consult with your own tax advisor as to the specific tax consequences of the merger to you in light of your particular circumstances.

Tax Consequences of the Merger Generally

In connection with the filing with the SEC of the registration statement of which this joint proxy statement/prospectus is a part, Fenimore Kay Harrison LLP, counsel to Origin, has rendered its tax opinion to Origin and Norton Rose Fulbright US LLP, counsel to BTH, has rendered its tax opinion to BTH, in each case to the effect that, on the basis of facts, representations and assumptions described in such opinions, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Copies of such tax opinions are attached as Exhibits 8.1 and 8.2, respectively, to the registration statement.

The obligations of the parties to complete the merger are conditioned on, among other things, the receipt by Origin and BTH of tax opinions from Fenimore Kay Harrison LLP and Norton Rose Fulbright US LLP, respectively, dated the closing date of the merger, to the effect that, on the basis of facts, representations and assumptions described in such opinions, for U.S. federal income tax purposes, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

The opinions of Fenimore Kay Harrison LLP and Norton Rose Fulbright US LLP provided to Origin and BTH, respectively, are and will be subject to customary qualifications and assumptions, including assumptions regarding the completion of the merger strictly in accordance with the merger agreement and the registration statement of which this joint proxy statement/prospectus forms a part. In rendering their respective legal opinions, Fenimore Kay Harrison LLP and Norton Rose Fulbright US LLP will rely on representations and covenants of Origin and BTH, including those representations contained in certificates of officers of Origin and BTH, reasonably satisfactory in form and substance to each such counsel, and will assume that such representations are true, correct and complete without any regard to any knowledge limitation and that such covenants will be complied with. If any of these assumptions or representations upon which these opinions are based are or become inaccurate or incomplete in any way, or any of the covenants are not complied with, these opinions could be adversely affected and the U.S. federal income tax consequences of the merger could differ from those described in this joint proxy statement/prospectus. The opinions represent each counsel’s best legal judgment, but have no binding effect on the IRS or any court. Origin and BTH have not sought and will not seek any ruling from any governmental authority, including the IRS, regarding any tax matters relating to the merger, and accordingly, there can be no assurance that the IRS will not assert, and a court will not sustain, positions contrary to those outlined herein. If the IRS were to successfully challenge the “reorganization” status of the merger, the tax consequences of the merger could differ from those set forth in this joint proxy statement/prospectus and a U.S. holder could be subject to U.S. federal income tax with respect to its receipt of BTH common stock in the merger. You should consult your own tax advisor as to the specific tax consequences to you in light of your specific circumstances in the event the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

The following discussion assumes that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

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Tax Consequences to Origin and BTH

With respect to the merger, each of Origin and BTH will be considered a “party to a reorganization” within the meaning of Section 368(b) of the Code, and no gain or loss will be recognized by Origin or BTH for U.S. federal income tax purposes as a result of the merger.

Tax Consequences to U.S. Holders that Exchange BTH Common Stock for Origin Common Stock

Subject to the discussion below relating to the receipt of cash instead of a fractional share, if you are a U.S. holder that exchanges BTH common stock for shares of Origin common stock you:

•	would generally not recognize any gain or loss on the exchange of shares of BTH common stock for shares of Origin common stock in the merger, except with respect to cash received in lieu of a fractional share of Origin common stock (as described below);

•	would generally have an aggregate tax basis in the Origin common stock received in the merger (including any fractional share deemed received and exchanged for cash, as described below) equal to its aggregate tax basis in the BTH common stock surrendered in exchange therefor; and

•	would generally have a holding period for the shares of Origin common stock (including fractional shares of Origin common stock deemed received and exchanged, as discussed below) received in the merger that includes its holding period for its shares of BTH common stock surrendered in exchange therefor.

If you acquired different blocks of BTH common stock at different times or at different prices, your adjusted tax basis and holding period of each block of Origin common stock you receive would be determined on a block-for-block basis depending on your adjusted tax basis and holding period of the blocks of BTH common stock surrendered in exchange therefor. If the foregoing rules apply to you, you should consult your own tax advisor regarding the manner in which shares of Origin common stock should be allocated among different blocks of your BTH common stock surrendered in the merger.

Cash Instead of Fractional Shares

If a U.S. holder receives cash instead of a fractional share of Origin common stock, the U.S. holder would generally be treated as having received such fractional share of Origin common stock in the merger and then as having exchanged the fractional share of Origin common stock for cash. As a result and except to the extent that the cash received is treated as a dividend as discussed below under the heading “Potential Dividend Treatment,” the U.S. holder generally would recognize gain or loss equal to the difference between the amount of cash received and the U.S. holder’s aggregate tax basis allocable to the fractional share of Origin common stock. Such gain or loss generally would be capital gain or loss and would be long-term capital gain or loss if, as of the effective time of the merger, the U.S. holder’s holding period for such fractional share (including the holding period of shares of BTH common stock surrendered therefor) exceeds one year. Long-term capital gain of non-corporate taxpayers, including individuals, is generally taxed at a tax rate lower than the tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.

Shareholders Exercising Dissenters’ Rights

If a U.S. holder of BTH common stock exercises dissenters’ rights, the U.S. holder would exchange all of its BTH common stock for cash. A U.S. holder that receives only cash in exchange for its BTH common stock would generally recognize gain or loss equal to the difference between the amount of cash received and such U.S. holder’s adjusted tax basis in its BTH common stock. Except as described below under the heading “Potential Dividend Treatment,” this gain or loss generally would be capital gain or loss and would be long-term capital gain or loss if the U.S. holder’s holding period for its shares of BTH common stock exceeds one year.

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Potential Dividend Treatment

In some cases, if a U.S. holder of BTH common stock actually or constructively owns shares of Origin common stock (other than the Origin common stock received as consideration in connection with the merger), the U.S. holder’s gain, if any, that is recognized as a result of the receipt of cash in lieu of fractional shares or as a result of exercising dissenters’ right could be treated as having the effect of the distribution of a dividend under the tests set forth in Section 302 of the Code, in which case such gain would be treated as dividend income to the extent of the U.S. holder’s ratable share of Origin’s accumulated earnings and profits (as calculated for U.S. federal income tax purposes). The determination of whether a U.S. holder will recognize a capital gain or dividend income is complex and must be determined on a shareholder-by-shareholder basis. Accordingly, each U.S. holder should consult his, her, or its own tax advisor as to the tax consequences of the foregoing rules in light of its particular circumstances.

Backup Withholding

If you are a non-corporate holder of BTH common stock you may be subject to information reporting and backup withholding at the applicable rate with respect to any cash payments received in connection with the merger. You will not be subject to backup withholding, however, if you:

•	furnish a correct taxpayer identification number, certify that you are not subject to backup withholding on the Internal Revenue Service Form W-9 (or a suitable substitute or successor form) and otherwise comply with all the applicable requirements of the backup withholding rules; or

•	provide proof that you are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and would generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided the U.S. holder timely furnishes the required information to the IRS.

Certain Reporting Requirements

If a U.S. holder that receives Origin common stock in the merger is considered a “significant holder,” such U.S. holder would be required (1) to file a statement with its U.S. federal income tax return in accordance with Treasury regulation section 1.368-3 providing certain facts pertinent to the merger, including such U.S. holder’s tax basis in, and the fair market value of, the BTH common stock surrendered (determined immediately before the merger) by such U.S. holder in the merger, the names and employer identification numbers of Origin and BTH and the date of the merger, and (2) to retain permanent records of these facts relating to the merger. A “significant holder” is any BTH shareholder that, immediately before the merger, (1) owned at least 1% (by vote or value) of the outstanding shares of BTH common stock, or (2) owned BTH securities with a tax basis of  $1.0 million or more.

THIS DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES OF THE MERGER. IT IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO BE AND DOES NOT CONSTITUTE TAX ADVICE. HOLDERS OF BTH COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, IN LIGHT OF THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY OTHER U.S. FEDERAL TAX LAWS, OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY. HOLDERS OF BTH COMMON STOCK ARE ALSO URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE EFFECT OF POSSIBLE CHANGES IN ANY OF THOSE LAWS AFTER THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

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LEGAL MATTERS

The validity of the Origin common stock to be issued in the merger will be passed upon for Origin by Fenimore Kay Harrison LLP, Atlanta, Georgia. Certain U.S. federal income tax consequences relating to the merger will also be passed upon for Origin by Fenimore Kay Harrison LLP, Atlanta, Georgia, and for BTH by Norton Rose Fulbright US LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements of Origin as of and for the years ended December 31, 2021 and 2020 have been audited by BKD, LLP, an independent registered public accounting firm, as set forth in their reports appearing in Origin’s Annual Report on Form 10-K for the year ended December 31, 2021 and incorporated in this joint proxy statement/prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of BTH as of and for the years ended December 31, 2021 and 2020 have been audited by Henry & Peters, PC, an independent accounting firm, as set forth in their report, which has been included in this joint proxy statement/prospectus. Such consolidated financial statements have been included in this joint proxy statement/prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Origin Bancorp, Inc.

Origin has filed with the SEC a registration statement on Form S-4 under the Securities Act to register the shares of its common stock that BTH shareholders will be entitled to receive in connection with the merger. This joint proxy statement/prospectus is a part of that registration statement. The registration statement, including the attached annexes, exhibits and schedules, contains additional information about Origin and Origin common stock. The rules and regulations of the SEC allow Origin to omit certain information included in the registration statement from this joint proxy statement/prospectus.

Origin also files annual, quarterly and current reports, and other information with the SEC. Origin’s SEC filings are available to the public at the SEC’s web site at www.sec.gov. You will also be able to obtain these documents, free of charge, from Origin by accessing Origin’s website at www.origin.bank. Copies can also be obtained, free of charge, by directing a written request to:

Origin Bancorp, Inc.
500 South Service Road East
Ruston, Louisiana 71270
Attention: Investor Relations
Telephone: (318) 255-2222

The SEC allows Origin to “incorporate by reference” into this joint proxy statement/prospectus certain information in documents filed by Origin with the SEC, which means that Origin can disclose important information to you by referring you to those documents without actually including the specific information in this joint proxy statement/prospectus. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. You should not assume that the information in this joint proxy statement/prospectus is current as of any date other than the date of this joint proxy statement/prospectus

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or that any information incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference (or, with respect to particular information contained in such document, as of any date other than the date set forth within such document as the date as of which such particular information is provided).

Origin incorporates by reference into this joint proxy statement/prospectus the documents listed below (other than any portions thereof deemed furnished and not filed in accordance with SEC rules):

•	Origin’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 23, 2022;

•	Origin’s Definitive Proxy Statement on Schedule 14A for the 2022 Annual Meeting, filed on March 16, 2022; and

•	Origin’s Current Report on Form 8-K or Form 8-K/A, as applicable, filed on February 24, 2022 ; and

All reports and other documents Origin subsequently files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions thereof deemed furnished and not filed in accordance with SEC rules), prior to the termination of this offering, will also be incorporated by reference into this joint proxy statement/prospectus and deemed to be part of this joint proxy statement/prospectus from the date of the filing of such reports and documents. The most recent information that Origin files with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this joint proxy statement/prospectus commencing on the date on which the document is filed.

You may obtain from Origin a copy of any documents incorporated by reference into this joint proxy statement/prospectus without charge to you either from Origin or from the SEC as described above.

BT Holdings, Inc.

BTH is a private company and accordingly does not file reports or other information with the SEC. If you would like to request documents from BTH, please send a request in writing or by telephone to BTH at the following address:

BT Holdings, Inc.
6657 Old Jacksonville Highway

Tyler, Texas 75703
Attention: Investor Relations

Telephone: (903) 561-6617

Email: InvestorRelations@bthbank.com

If you would like to request documents, please do so by        , 2022 to receive them before the BTH special meeting, and by June 22 , 2022 to receive them before the Origin special meeting. If you request any incorporated documents from Origin, then Origin will mail them to you by first-class mail, or another equally prompt means, within one business day after Origin receives your request.

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Origin has supplied all information contained in or incorporated by reference into this joint proxy statement/prospectus relating to Origin, and BTH has supplied all information contained in this joint proxy statement/prospectus relating to BTH.

Neither Origin nor BTH has authorized anyone to give any information or make any representation about the merger, the Origin common stock to be received by BTH shareholders in the merger or their companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that have been incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/ prospectus does not extend to you. The information contained herein speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

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B. T. HOLDINGS, INC. AND SUBSIDIARY

QUITMAN, TEXAS

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

B. T. HOLDINGS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2021 AND 2020

F-1

INDEPENDENT AUDITOR’S REPORT

To the Audit Committee of the
Board of Directors of

B.T. Holdings, Inc.

Quitman, Texas

Opinion

We have audited the accompanying financial statements of B.T. Holdings, Inc. and subsidiary (a Texas corporation), which comprise the consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of earnings, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of B.T. Holdings, Inc. as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

We also have audited in accordance with auditing standards generally accepted in the United States of America, BTH Bank’s (the bank subsidiary of B.T. Holdings, Inc.) internal control over financial reporting as of December 31, 2021, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in 2013, and our report dated March 21, 2022 expressed an unqualified opinion.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of B.T. Holdings, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about B.T. Holdings, Inc.’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

F-2

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of B.T. Holdings, Inc.’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about B.T. Holdings, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The consolidating information in Schedules I, II and III is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. The information has been subjected to the auditing procedures

F-3

applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

Tyler, Texas
March 21, 2022

F-4

B. T. HOLDINGS, INC. AND SUBSIDIARY
 CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2021 AND 2020

	2021	2020
ASSETS
Cash and due from banks	$260,619,409	$282,499,419
Investment securities available-for-sale	457,980,214	373,727,799
Loans, net of allowance	1,233,669,035	1,281,512,554
Loans held for sale	609,300	1,725,811
Premises and equipment, net	17,704,372	18,955,318
Other real estate owned	200,000	200,000
Restricted equity securities, at cost	5,873,053	5,871,653
Accrued interest receivable	8,320,170	6,665,080
Goodwill	14,191,449	14,191,449
Other assets	2,887,904	1,843,527
Total assets	$2,002,054,906	$1,987,192,610

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$381,417,997	$344,561,977
Interest-bearing deposits	1,343,288,617	1,364,304,837
Total deposits	1,724,706,614	1,708,866,814

Securities sold under repurchase agreements	4,419,262	4,768,331
Junior subordinated debentures	7,217,000	7,217,000
Notes payable	45,576,076	56,391,767
Accrued interest payable	787,376	1,165,353
Other liabilities	3,370,264	1,935,562
Total liabilities	1,786,076,592	1,780,344,827

Stockholders’ equity:
Common stock $1 par, 15,000,000 shares authorized, 12,036,777 and 11,958,141 shares issued,10,429,681 and 10,407,783 shares outstanding	12,036,777	11,958,141
Additional paid-in-capital	147,173,420	145,529,968
Retained earnings	88,046,681	75,812,272
Treasury stock, 1,607,096 and 1,550,358 shares, at cost	(35,851,767)	(34,603,531)
KSOP commitment	(4,057,709)	(4,367,985)
Accumulated other comprehensive income	8,630,912	12,518,918
Total stockholders’ equity	215,978,314	206,847,783
Total liabilities and stockholders’ equity	$2,002,054,906	$1,987,192,610

See accompanying notes to consolidated financial statements.

F-5

B. T. HOLDINGS, INC. AND SUBSIDIARY
 CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$58,476,453	$65,230,622
Interest on investment securities:
Taxable	1,112,197	1,475,345
Tax-exempt	5,476,707	5,371,462
Dividend income on restricted equity securities	303,082	314,836
Other	342,489	280,613
Total interest and dividend income	65,710,928	72,672,878

INTEREST EXPENSE
Interest on deposits	7,547,078	16,075,516
Interest on promissory notes	1,938,023	2,310,957
Interest on junior subordinated debentures	131,246	174,198
Interest on Federal Home Loan Bank Advances	4	3
Interest on other borrowings	488,139	517,351
Other	482	1,033
Total interest expense	10,104,972	19,079,058

Net interest income	55,605,956	53,593,820

PROVISION FOR LOAN LOSSES	6,225,000	12,115,000

Net interest income after provision for loan losses	49,380,956	41,478,820

OTHER INCOME
Service charges and fees on deposits	2,473,183	2,071,261
Other income	441,104	409,960
Total other income	2,914,287	2,481,221

OTHER EXPENSES
Salaries and employee benefits	13,606,437	13,208,988
Occupancy and equipment expense	3,811,074	3,858,639
Other expenses	7,231,346	6,565,530
Total other expenses	24,648,857	23,633,157

Earnings before provision for federal income taxes	27,646,386	20,326,884

PROVISION FOR FEDERAL INCOME TAXES
Federal income tax expense	4,982,896	3,112,390

NET EARNINGS	$22,663,490	$17,214,494

Earnings per share:
Basic	$2.18	$1.66
Diluted	$2.08	$1.58

See accompanying notes to consolidated financial statements.

F-6

B. T. HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
NET EARNINGS	$22,663,490	$17,214,494
Other comprehensive income, net of tax:
Unrealized holding (losses) gains on available-for-sale securities arising during the year	(3,888,006)	7,506,836
Reclassification adjustment for amounts realized on securities sales included in net earnings	—	(61,717)
Total other comprehensive (loss) income, net of tax	(3,888,006)	7,445,119
TOTAL COMPREHENSIVE INCOME	$18,775,484	$24,659,613

See accompanying notes to consolidated financial statements.

F-7

B. T. HOLDINGS, INC. AND SUBSIDIARY
 CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Total	Capital Stock	Additional Paid-in Capital	Retained Earnings	Treasury Stock	KSOP Commitment	Accumulated Other Comprehensive Income (Loss)
Balance at December 31, 2019	$204,330,870	$11,643,489	$141,241,973	$69,005,412	$(18,290,295)	$(4,343,508)	$5,073,799

Net earnings	17,214,494	—	—	17,214,494	—	—	—
KSOP commitment	(24,477)	—	—	—	—	(24,477)	—
Exercise of stock options	3,637,772	314,652	3,323,120	—	—	—	—
Dividends on common stock	(10,407,634)	—	—	(10,407,634)	—	—	—
Purchase of 669,588 shares of treasury stock	(16,313,236)	—	—	—	(16,313,236)	—	—
Stock based compensation expense	964,875	—	964,875	—	—	—	—
Other comprehensive income, net of tax	7,445,119	—	—	—	—	—	7,445,119

Balance at December 31, 2020	206,847,783	11,958,141	145,529,968	75,812,272	(34,603,531)	(4,367,985)	12,518,918

Net earnings	22,663,490	—	—	22,663,490	—	—	—
KSOP commitment	310,276	—	—	—	—	310,276	—
Exercise of stock options	882,223	78,636	803,587	—	—	—	—
Dividends on common stock	(10,429,081)	—	—	(10,429,081)	—	—	—
Purchase of 56,738 shares of treasury stock	(1,248,236)	—	—	—	(1,248,236)	—	—
Stock based compensation expense	839,865	—	839,865	—	—	—	—
Other comprehensive loss, net of tax	(3,888,006)	—	—	—	—	—	(3,888,006)

Balance at December 31, 2021	$215,978,314	$12,036,777	$147,173,420	$88,046,681	$(35,851,767)	$(4,057,709)	$8,630,912

See accompanying notes to consolidated financial statements.

F-8

B. T. HOLDINGS, INC. AND SUBSIDIARY
 CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$22,663,490	$17,214,494
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation expense	1,425,601	1,480,385
Net gain on sale of securities	—	(61,717)
Net gain on sale and disposal of premises and equipment	(30,647)	(9,820)
Provision for loan losses	6,225,000	12,115,000
Net amortization of investment premium and discount	4,278,338	3,056,467
Stock based compensation expense	839,865	964,875
Originations of loans held for sale	(99,579,653)	(92,917,749)
Proceeds from sales of loans	100,043,009	89,985,287
Net gains included in earnings, from loans held for sale	653,155	1,206,650
(Increase)/decrease in other assets	(568,567)	659,146
Decrease/(increase) in federal income tax receivable	150,821	(1,338,463)
(Increase)/decrease in accrued interest receivable	(1,655,090)	324,977
Decrease in accrued interest payable	(377,978)	(1,241,494)
Increase/(decrease) in other liabilities	1,841,591	(148,458)
Net cash provided by operating activities	35,908,935	31,289,580
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of premises and equipment	(180,008)	(1,070,336)
Proceeds from sales of premises and equipment	36,000	43,000
Purchase of investment securities available-for-sale	(4,202,026,621)	(3,564,190,302)
Net increase in restricted equity securities	(1,400)	(9,400)
Proceeds from sales, maturities, calls and paydowns of securities available-for-sale	4,108,574,341	3,575,359,212
Net decrease in loans	41,618,519	35,922,015
Net cash (used in) provided by investing activities	(51,979,169)	46,054,189
CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in non-interest bearing deposits	36,856,020	104,317,512
Net (decrease) increase in interest-bearing deposits	(21,016,220)	75,502,770
Net (decrease) increase in securities sold under agreements to repurchase	(349,069)	1,728,002
Repayments of KSOP note payable	(568,498)	(872,340)
Change in KSOP commitment	310,276	(24,477)
Proceeds from other notes payable	—	8,332,520
Repayments of other notes payable	(8,012,193)	(1,000,000)
Proceeds from FRB Discount Window advances	1,000,000	1,000,000
Repayment of FRB Discount Window advances	(1,000,000)	(1,000,000)
Proceeds from FHLB advances	1,000,000	1,000,000
Repayments of FHLB advances	(1,000,000)	(1,000,000)
Proceeds from exercise of stock options	882,223	3,637,772
Issuance of subordinated promissory notes	1,000,000	—
Retirement of subordinated promissory notes	(3,235,000)	(8,150,000)
Purchase of treasury stock	(1,248,234)	(16,313,236)
Dividends paid	(10,429,081)	(10,407,634)
Net cash (used in) provided by financing activities	(5,809,776)	156,750,889
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(21,880,010)	234,094,658
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	282,499,419	48,404,761
CASH AND CASH EQUIVALENTS AT END OF YEAR	$260,619,409	$282,499,419
SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Net change in unrealized gains/losses on securities available-for-sale	$(3,888,006)	$7,445,119
Change in KSOP commitment	$(310,276)	$24,477
Net assets acquired through foreclosure	$—	$—
SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$10,104,972	$19,079,058
Cash paid for Federal income taxes	$5,325,479	$4,450,854

See accompanying notes to consolidated financial statements.

F-9

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the significant accounting policies followed in the preparation of the consolidated financial statements. The policies conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of B. T. Holdings, Inc. (Company) and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

NATURE OF OPERATIONS

B. T. Holdings, Inc. and its subsidiary, BTH Bank, N. A. (Bank), provide banking services to consumers and commercial customers in Quitman, Holly Lake Ranch, Mineola, Tyler, Longview, Lindale, Kilgore, Carthage, Henderson, Dallas, Plano, McKinney, and Fort Worth, Texas, and the surrounding areas.

The Company owns 100% of the common securities of the Delaware statutory trust (Trust Common Securities) formed by the Company for the sole purpose of issuing the mandatorily redeemable preferred securities (see Note 12).

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. The Company’s loans are generally secured by specific items of collateral including real property, consumer assets, and business assets.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Company to recognize additional losses based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term; however, the amount of the change that is reasonably possible cannot be estimated.

Other significant estimates include the estimates of the fair value of investments held as available-for-sale and the estimate of stock compensation expense.

F-10

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

CASH EQUIVALENTS

For the purpose of presentation in the consolidated statements of cash flows, cash and cash equivalents are defined as cash and due from banks. Net cash flows are reported for loan and deposit transactions, and short-term borrowings with initial maturities less than 90 days.

INVESTMENT SECURITIES

Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held-to-maturity are carried at amortized cost. The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity. The Company had no securities classified as held-to-maturity for the years ending December 31, 2021 and 2020.

Debt securities not classified as held-to-maturity are classified as available-for-sale. Securities available-for-sale are carried at fair value with unrealized gains and losses reported in other comprehensive income. Realized gains (losses) on securities available-for-sale are included in other income (expense) and, when applicable, are reported as a reclassification adjustment in other comprehensive income. Gains and losses on sales of securities are determined on the specific-identification method.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other-than-temporary result in write-downs of the individual securities to their fair value. The related write-downs are included in earnings as realized losses.

RESTRICTED EQUITY SECURITIES

The Company is a member of the Federal Reserve Bank (FRB) and the Federal Home Loan Bank (FHLB) systems. Members of the FHLB system are required to own a certain amount of stock based on the level of borrowings and other factors and may invest in additional amounts. The Company also owns stock in the Independent Bankers Financial Corporation (IBFC) and the Fannie Mae system. FHLB, FRB and IBFC stock are carried at cost, classified as restricted securities, and periodically reviewed for impairment based on the likelihood of ultimate recovery of par value.

LOANS HELD FOR SALE

Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Loans

Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses, and any unamortized premiums or discounts on purchased loans. Direct loan costs are charged to expense when paid, which approximates the results of deferral and amortization of such expenses.

F-11

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

PPP AND CARES ACT DEFERRALS

In response to the global pandemic involving the novel strain of coronavirus (COVID-19), the President signed into law the Coronavirus Aid, Relief, and Economic Security (CARES) Act on March 27, 2020. Among the provision of the CARES Act was the authorization of the U. S. Small Business Administration (SBA) to create a Paycheck Protection Program (PPP) lending facility. PPP loans carry a standardized interest rate of 1%, a standardized term of maturity based on the date of origination, and borrower payments are largely deferred (under qualifying conditions) until the borrower is eligible to apply for loan forgiveness. PPP loans require no collateral or personal guarantees but are supported by the 100% guarantee of the SBA. In 2021 and 2020, the Bank originated PPP loans and deferred payments in accordance with the rules set forth by the SBA. The Bank has classified its PPP loans as “Commercial” loans and they are presented as such throughout the notes to these financial statements. In addition, the Bank received origination fees from the SBA commensurate with the individual loan balances. Because the PPP loans are backed 100% by the SBA’s guarantee, the Bank does not allocate any of the allowance for loan losses to them.

NONACCRUAL LOANS

Generally, loans are placed on nonaccrual when reasonable doubt exists as to the full, timely collection of principal or interest or when a loan becomes contractually past due at ninety days and interest is considered a loss, unless the loan is both well-secured and in the process of collection. The accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due. Typically, interest payments received on nonaccrual loans are applied as a reduction of the loan principal balance. Nonaccrual loans may be restored to accrual status when (1) none of the principal and interest is due and unpaid, and management expects repayment of the remaining contractual principal and interest, or (2) it otherwise becomes well-secured and in the process of collection.

IMPAIRED LOANS

Loans are considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Company continually assesses loans for impairment by evaluating collectability and the probability of nonperformance of the original loan terms. Factors considered by management include the current financial condition of the creditor, the current value of the collateral, and general economic conditions.

The method of accounting for impaired loans is consistent across the portfolio segments. Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s observable market price or the fair value of the collateral if the loan is collateral dependent. When the Company determines that foreclosure is probable, the Company measures the loan at the fair value of the collateral and recognizes any loss immediately. Groups of loans with similar risk characteristics, including individually evaluated loans not determined to be impaired, are collectively evaluated for impairment. When a loan is determined to be impaired, the Company recognizes the impairment by creating a valuation allowance with a corresponding charge to loan allowance. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all the circumstances surrounding the loan and the borrower.

F-12

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

IMPAIRED LOANS - CONTINUED

Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other impaired loans is recognized only to the extent of interest payments received.

Allowance for Loan Losses

The allowance for loan losses is management’s estimate of credit losses inherent in the loan portfolio, including unfunded credit commitments, at the balance sheet date. The allowance for loan losses is established through a provision for loan losses charged to expense. Loans classified as troubled debt restructurings are analyzed on an individual basis for impairment subsequent to the restructuring. An additional impairment is accounted for in the same manner as general impaired loans. Loans in all portfolio segments are charged-off when they are deemed to be uncollectible. At that time, the related credit loss is deducted from the allowance. Recoveries of previously charged-off amounts are recorded when received.

METHODOLOGY

The allowance for loan losses is maintained at a level which, in management’s judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management’s evaluation of the collectability of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, economic conditions, and other risks inherent in the portfolio. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. Although management uses available information to recognize losses on loans, because of uncertainties associated with local economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that a material change could occur in the allowance for loan losses in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries.

The balance of the allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans. To perform this analysis, management divides the loan portfolio into portfolio segments, which are further divided into classes. A portfolio segment is the level at which management develops and documents a systematic methodology to determine the allowance for loan losses, and a segment class is the subdivision of a portfolio segment based on the initial measurement attribute, risk characteristics and methods for assessing risk.

Allowance levels for all portfolio segments are influenced by a number of factors, including, but not limited to, loan volume, delinquency rates and historical loss rates based on a rolling twelve quarter period. Historical loss rates are adjusted based on management’s analysis of non-financial factors, including: changes in the Company’s lending procedures and monitoring; national and local economic factors; portfolio trends; management’s ability, experience and depth; the results of the loan portfolio review and changes in loan grades assigned; concentrations of credit risk and other external factors. In addition to these general factors, management also considers risks specific to the nature of the loans in each portfolio segment. While management attributes

F-13

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

METHODOLOGY - CONTINUED

portions of the allowance for loan losses to individual impaired loans and specific loan portfolio segments, the entire allowance is available to absorb credit losses inherent in the total loan portfolio.

Below is a summary of the segments of the Company’s loan portfolio:

Commercial:	This portfolio segment includes general secured and unsecured commercial loans which are not secured by real estate. Risks inherent to this portfolio segment include fluctuations in the local and national economy.

Commercial - real estate:	The commercial - real estate portfolio segment includes all commercial loans that are secured by real estate, other than those included in the 1-4 family residential segment. The segment includes construction of both business and residential structures and real estate development loans. Risks inherent to this portfolio segment include fluctuations in property values and changes in the local and national economy impacting the sale of the finished structures.

Tax exempt:	Tax exempt loans consist of loans to taxing authorities, including counties, cities, school districts, hospitals, etc. Risks inherent to this portfolio segment include those risks which would impact the taxing authority’s ability to assess and collect sufficient tax revenue. These risks may include declines in property values and fluctuations in the economy local to the taxing authority.

Consumer:	This portfolio segment consists of non-real estate loans to consumers. This includes secured and unsecured loans such as auto and personal loans. The risks inherent to this portfolio segment include those factors that would impact the consumer’s ability to meet their obligations under the loan. These include increases in the local unemployment rate and fluctuations in consumer and business sales.

1-4 Family Residential:	This portfolio segment includes loans to both commercial and consumer borrowers secured by real estate for housing units of up to four families. Risks inherent to this portfolio segment include increases in the local unemployment rate, changes in the local economy, and factors that would impact the value of the underlying collateral, such as changes in property values.

Agricultural:	The agricultural portfolio segment includes loans to companies in the dairy and cattle industries and farmers. Loans in the segment are secured by collateral including cattle, equipment and real estate. Risks inherent in this portfolio segment include adverse changes in climate, fluctuations in feed and cattle prices and changes in property values.
F-14

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

CREDIT QUALITY INDICATORS

The Company monitors the credit quality of the loans in the various segments by identifying and evaluating credit quality indicators specific to each segment class. This information is incorporated into management’s analysis of the adequacy of the allowance for loan losses. Information for the credit quality indicators is updated monthly for classified assets and quarterly for the remainder of the portfolio. The following is a discussion of the primary credit quality indicators most closely monitored for the respective portfolio segment classes:

Commercial:	In assessing risk associated with commercial loans, management considers the business’s cash flow and the value of the underlying collateral to be the primary credit quality indicators.

Commercial - real estate:

Construction:	In assessing the credit quality of construction loans, management considers the ability of the borrower to finance principal and interest payments in the event that he is unable to sell the completed structure to be a primary credit quality indicator. For real estate development loans, management also considers the likelihood of the successful sale of the constructed properties in the development.

Other:	Management considers the strength of the borrower’s cash flows and changes in property values to be key credit quality indicators of other commercial – real estate loans.

Tax exempt:	Primary credit quality indicators utilized by management for tax exempt loans include historical and projected trends in tax revenues and allotments and management’s assessment of the strength of the entity’s management and oversight boards.

Consumer:

Other:	Management considers the debt-to-income ratio of the borrower, the borrower’s credit history, the availability of other credit to the borrower and the borrower’s past-due history to be primary credit quality indicators for unsecured loans.

Auto:	In addition to the credit quality indicators described under other, management also considers the estimated value of the underlying collateral in assessing auto and other secured consumer loans.

1-4 Family Residential:	Management considers changes in the local economy, changes in property values, and changes in local unemployment rates to be key credit quality indicators of the loans in the 1-4 family residential loan segment.

Agricultural:	In assessing risk associated with agricultural loans, management considers the borrower’s cash flows, the value of the underlying collateral and sources for secondary repayment to be primary credit quality indicators.

F-15

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

BANK PREMISES AND EQUIPMENT

Company premises and equipment are stated at cost, less accumulated depreciation. The provision for depreciation is computed on the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred, while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

OTHER REAL ESTATE OWNED

Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at the lower of the Company’s carrying amount or fair value less estimated selling cost at the date of foreclosure. Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, valuations are periodically performed by management and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less cost to sell. Impairment losses on property to be held and used are measured as the amounts by which the carrying amount of a property exceeds its fair value. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed.

Physical possession of residential real estate property collateralizing a consumer mortgage loan occurs when the legal title is obtained upon completion of foreclosure or when the borrower conveys all interest in the property to satisfy the loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. These assets are subsequently accounted for at a lower of cost or fair value less estimated cost to sell. If fair value declines subsequent to foreclosure, a valuation allowance is recorded through expense. Operating expenses, gains and losses on disposition, and changes in the valuation allowance are reported in other noninterest expense.

The carrying amount of foreclosed residential real estate properties held where physical possession has been obtained was $-0- at December 31, 2021. In addition, at December 31, 2021, there were no consumer mortgage loans secured by residential real estate properties where formal foreclosure procedures were in process.

LOAN SERVICING

The cost of mortgage servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenues. Impairment of mortgage servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate.

GOODWILL

Goodwill represents the excess of the cost of the business acquired over the fair value of the net assets acquired. Qualitative factors are assessed at least annually to determine whether it is necessary to perform the two-step goodwill impairment test. The assessment of qualitative factors determines whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount, including goodwill. If the qualitative assessment determines that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then the first and second steps of the goodwill impairment test are unnecessary.

F-16

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

GOODWILL - CONTINUED

If the qualitative assessment indicates that it is more likely than not that the fair value is less than its carrying amount, then the following two-step approach is used to test goodwill for impairment. The first step is to compare the fair value of the reporting unit to its carrying amount, including goodwill. If the fair value of the reporting unit is greater than its carrying amount, goodwill is not considered impaired and the second step is not required. If the fair value of the reporting unit is less than its carrying amount, the second step of the impairment test measures the amount of the impairment loss, if any.

The second step of the impairment test is to compare the implied fair value of goodwill to its carrying amount. If the carrying amount of goodwill exceeds its implied fair value, an impairment loss is recognized equal to that excess. Management has prepared a qualitative assessment and determined that it is not more likely than not that the fair value of the reporting unit was less than its carrying amount at December 31, 2021 and 2020; therefore, the first and second steps were unnecessary. The Company concluded there was no impairment of goodwill at December 31, 2021 and 2020.

TREASURY STOCK

Common stock shares repurchased are recorded at cost. Cost of shares retired or reissued is determined using the average cost method.

INCOME TAXES

The Company uses the asset and liability method to account for income taxes, including recognition of deferred tax assets and liabilities for the anticipated future tax consequences attributable to differences between financial statement amounts and their respective tax basis. The Company reviews its deferred tax assets for recovery. A valuation allowance is established when the Company believes that it is more likely than not that some portion of its deferred tax assets will not be realized. Changes in the valuation allowance from period to period are included in the Company’s tax provision in the period of change.

The provision for income taxes recognizes the tax effects of all income and expense transactions in the statements of income, regardless of the year in which the transactions are reported for tax purposes, in accordance with the provisions of ASC Topic 740, Accounting for Income Taxes (ASC 740).

The Company accounts for uncertainties in income taxes in accordance with ASC 740. Due to the complexities of the tax code, actual payment of taxes could be different from any current estimate of tax liabilities. At December 31, 2021, the Company does not believe that there are any uncertain tax positions that would adversely impact the financial position or results of operations. Any interest and penalties on income tax assessments are calculated as a component of the provision for income taxes. The Company’s income tax returns for the past three years are subject to examination by tax authorities and may change upon examination. The Company files a consolidated tax return with its subsidiary.

F-17

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

REVENUE FROM CONTRACTS WITH CUSTOMERS

ASU 2014-09 Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, “Topic 606”) (i) creates a single framework for recognizing revenue from contracts with customers that fall within its scope and (ii) revises when it is appropriate to recognize a gain (loss) from the transfer of nonfinancial assets, such as other real estate owned. The majority of the Company’s revenues come from interest income and other income associated with loans and securities, which are outside the scope of Topic 606. The Bank’s services that fall within the scope of Topic 606 are presented within other income and are recognized as revenue as the Bank satisfies its obligation to the customer. Revenue sources within the scope of Topic 606 include service charges on deposit accounts, merchant service fees and other fees and charges.

Service charges on deposit accounts: The Company earns fees from deposit customers for transaction-based, account maintenance, and overdraft services. Transaction-based fees and overdraft fees are recognized at a point in time, since the customer generally has a right to cancel the depository arrangement at any time. The arrangement is considered a day-to-day contract with ongoing renewals and optional purchases, so the duration of the contract does not extend beyond the services already performed. Account maintenance fees, which relate primarily to monthly maintenance, are earned over the course of a month, representing the period over which the Company satisfies its performance obligation.

Debit card and ATM fees: Debit card and ATM fees include ATM usage fees and debit card interchange income. As with the transaction-based fees on deposit accounts, the ATM fees are recognized at the point in time that the Company fulfills the customer’s request. The Company earns interchange fees from cardholder transactions processed through card association networks. Interchange rates are generally set by the card associations based upon purchase volumes and other factors. Interchange fees represent a percentage of the underlying transaction value and are recognized daily, concurrently with the transaction processing services provided to the cardholder.

OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

In the ordinary course of business, the Company has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Fair values of financial instruments are estimated using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates. The fair value estimates of existing on and off-balance sheet financial instruments do not include the value of anticipated future business or the value of assets and liabilities not considered financial instruments.

REGULATORY CAPITAL

Banking regulations require the maintenance of certain capital levels. See Note 18 for information related to regulatory matters and capital requirements.

F-18

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

STOCK-BASED COMPENSATION

Compensation cost is recognized for stock options and restricted stock awards issued to employees, based on the fair value of these awards at the date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used for restricted stock awards.

Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite period for the entire award.

ADVERTISING COSTS

Advertising costs are expensed as incurred.

EARNINGS PER SHARE

Basic net earnings per share is computed using the weighted-average number of common shares outstanding. The dilutive effect of potential common shares outstanding is included in diluted net earnings per share.

COMPREHENSIVE INCOME

Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available-for-sale which are also recognized as separate components of equity.

LOSS CONTINGENCIES

Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of a loss is probable and an amount of range of loss can be reasonably estimated.

RECENT ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

ASU No. 2016-02, Leases. In February 2016, the FASB issued guidance that changes the accounting treatment of leases, in that lessees will recognize most leases on-balance sheet. This will increase reported assets and liabilities, as lessees will be required to recognize a right-of-use asset along with a lease liability, measured on a discounted basis. Lessees are allowed to account for short-term leases (those with a term of twelve months or less) off-balance sheet. The amendments in this update are effective for fiscal years beginning after December 15, 2021. The Company occupies certain banking offices and uses certain equipment under noncancelable operating lease agreements which currently are not reflected in its consolidated balance sheet. Upon adoption of the guidance, the Company expects to report increased assets and increased liabilities as a result of recognizing right-of-use assets and lease liabilities on its consolidated balance sheet.

F-19

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

RECENT ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED – CONTINUED

ASU 2016-13, Measurement of Credit Losses on Financial Instruments In June 2016, the FASB issued this update that replaces the current incurred loss methodology for recognizing credit losses with a current expected credit loss model, which requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This amendment broadens the information that an entity must consider in developing its expected credit loss estimates.  Additionally, the update amends the accounting for credit losses for available-for-sale debt securities and purchased financial assets with a more-than-insignificant amount of credit deterioration since origination.  This update requires enhanced disclosures to help investors and other financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of a company’s loan portfolio. The amendments in this update are effective for fiscal years beginning after December 15, 2022. The Company is currently assessing the requirements and necessary changes to the existing credit loss estimation methods and identifying a complete set of data requirements and sources. The Company is currently evaluating the impact ASU No. 2016-13 will have on its consolidated financial statements.

In March 2020, the FASB issued ASU no. 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting, an update that provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The optional guidance is provided to ease the potential burden of accounting for reference rate reform. The guidance is effective and can be adopted no later than December 31, 2022. The Company is currently evaluating the impact this guidance would have on the financial statements and related disclosures.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the current year’s presentation. These reclassifications had no impact on net income.

NOTE 2 - CASH AND DUE FROM BANKS

The Company is typically required to maintain reserve funds in cash or on deposit with the Federal Reserve Bank; however, in light of the shift to an ample reserve regime, the Federal Reserve Bank Board reduced reserve requirement ratios to zero percent for the indefinite future effective March 26, 2020. As a result, the Company is no longer required to maintain certain daily reserve balances in cash or on deposit in accordance with Federal Reserve Bank requirements.

F-20

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 3 - INVESTMENT SECURITIES

Investment securities at December 31, 2021 and 2020 are summarized as follows:

December 31, 2021	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale:
U. S. Treasury	$98,143,580	$11,056	$812,279	$97,342,357
Municipal securities	336,235,927	12,545,300	1,049,652	347,731,575
Mortgage-backed securities	4,886,270	61,554	—	4,947,824
Corporate bonds	7,789,232	193,360	24,134	7,958,458
	$447,055,009	$12,811,270	$1,886,065	$457,980,214
December 31, 2020
Available-for-sale:
U. S. Treasury	$99,983,349	$2,113	$34,091	$99,951,371
Municipal securities	246,941,514	15,805,512	68,411	262,678,615
Mortgage-backed securities	6,956,204	133,919	—	7,090,123
Corporate bonds	4,000,000	7,690	—	4,007,690
	$357,881,067	$15,949,234	$102,502	$373,727,799

The amortized cost and fair value of investment securities at December 31, 2021 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers and/or issuers may have the right to call or prepay their obligations with or without call or prepayment penalties.

	Amortized Cost	Estimated Fair Value
Due within one year	$7,022,247	$7,051,537
Due after one year through five years	120,958,017	121,513,530
Due after five years through ten years	206,572,207	210,956,761
Due after ten years	112,502,538	118,458,386
	$447,055,009	$457,980,214

Investment securities with amortized cost of $179,319,542 and $180,444,267 and fair values of $189,344,548 and $193,914,268 at December 31, 2021 and 2020, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

Sales of securities, all of which were available-for-sale, were as follows:

	2021	2020
Gross realized gains	$—	$61,717
Gross realized losses	—	—

F-21

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 3 - INVESTMENT SECURITIES – CONTINUED

The following table provides information pertaining to securities with gross unrealized losses at December 31, 2021 and 2020, aggregated by investment category and length of time that individual securities have been in a continuous loss position. The Company held 14 and 0 securities which had been in continuous loss positions over twelve months at December 31, 2021 and 2020, respectively. As of December 31, 2021, the securities in a loss position were composed of municipal securities, US Treasury, and corporate bonds.

	Less Than Twelve Months		Over Twelve Months		Total
	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value
December 31, 2021
U. S. Treasury	$725,622	$91,087,984	$86,657	$3,913,343	$812,279	$95,001,327
Municipal securities	913,710	79,529,996	135,942	9,071,413	1,049,652	88,601,409
Corporate Bonds	24,134	2,765,098	—	—	24,134	2,765,098
	$1,663,466	$173,383,078	$222,599	$12,984,756	$1,886,065	$186,367,834

December 31, 2020
U. S. Treasury	$34,091	$7,964,991	$—	$—	$34,091	$7,964,991
Municipal securities	68,411	18,247,752	—	—	68,411	18,247,752
	$102,502	$26,212,743	$—	$—	$102,502	$26,212,743

Unrealized losses are largely due to increases in market interest rates over the yields available at the time the underlying securities were purchased. Based on evaluation of available evidence, including recent changes in interest rates, credit rating information and information obtained from regulatory filings, management believes the declines in fair value for these securities are temporary.

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Should the impairment of any of these securities become other-than-temporary, the cost basis of the investment would be reduced, and the resulting loss recognized in net earnings in the period the other-than-temporary impairment is identified.

Mortgage-backed securities are backed by pools of mortgages that are insured or guaranteed by the Federal Home Loan Mortgage Corporation (FHLMCs), the Federal National Mortgage Association (FNMA) or the Government National Mortgage Association (GNMA).

At December 31, 2021, there were no holdings of securities of any one issuer, other than the U.S. government and its agencies, in an amount greater than 10% of shareholders’ equity.

F-22

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 4 - LOANS AND ALLOWANCE FOR LOAN LOSSES

LOAN PORTFOLIO COMPOSITION

The loan portfolio on December 31, 2021 and 2020 is summarized as follows:

	2021	2020
Real estate:
Residential	$323,874,858	$340,407,232
Non-residential	313,776,866	284,962,081
Consumer	11,662,379	12,824,361
Commercial	601,126,656	663,798,373
Agriculture	490,920	1,114,743
Municipal	—	—
Overdraft and overdraft protection loans	100,827	727,216
Loans held for sale	609,300	1,725,811
Total gross loans	1,251,641,806	1,305,559,817
Less:
Unearned discount	384,154	367,664
Unearned fees	501,330	892,682
Unearned interest on nonaccrual loans	985,745	—
Allowance for loan losses	15,492,242	21,061,106
Total net loans	$1,234,278,335	$1,283,238,365

The Company has entered into transactions with certain directors, executive officers, significant shareholders and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. Loans to such related parties at December 31, 2021 and 2020 totaled $5,056,439 and $5,261,102, respectively.

The above commercial loans include $45,160,271 of PPP loans originated in 2021. $30,432,390 were still outstanding as of December 31, 2021, and either had not been forgiven or were waiting on forgiveness approval from the SBA. Unearned fees have been received from the SBA and are directly related to those PPP loans. Fees, less associated origination costs, are deferred and generally recognized over the life of the loan or when they are forgiven by the SBA.

ALLOWANCE FOR LOAN LOSSES

An allowance is maintained that represents management’s best estimate of probable loan losses inherent in the Company’s loan portfolio. In determining the allowance for loan losses, loans in the portfolio were disaggregated with similar credit risk characteristics into portfolio segments. See Note 1 “Summary of Significant Accounting Policies” for additional information. The allowance for loan losses is increased through a provision for loan losses charged to earnings and reduced by net charge-offs. Charge-offs of uncollectible amounts are deducted from the allowance and subsequent recoveries are added back. The allowance for loan losses and the recorded investment in financing receivables for the year ended December 31, 2021, are summarized in the table on the following page.

F-23

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 4 - LOANS AND ALLOWANCE FOR LOAN LOSSES – CONTINUED

ALLOWANCE FOR LOAN LOSSES – CONTINUED

	Allowance for Loan Losses
	Beginning Balance	Charge-offs	Recoveries	Provision	Ending Balance
Real estate:
Residential	$3,498,177	$—	$51,019	$—	$3,549,196
Non-residential	4,969,862	—	125,306	—	5,095,168
Consumer	1,503,987	(155,123)	10,120	93,300	1,452,284
Commercial	10,644,201	(11,882,807)	64,579	6,123,405	4,949,378
Agriculture	162,398	—	—	—	162,398
Municipal	226,356	—	—	—	226,356
Overdraft and overdraft protection	56,125	(13,791)	6,833	8,295	57,462
	$21,061,106	$(12,051,721)	$257,857	$6,225,000	$15,492,242

	Allowance for Loan Losses			Financing Receivables
	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total
Real estate:
Residential	$—	$3,549,196	$3,549,196	$—	$324,484,158	$324,484,158
Non-residential	—	5,095,168	5,095,168	—	313,776,866	313,776,866
Consumer	—	1,452,284	1,452,284	—	11,662,379	11,662,379
Commercial	2,678,553	2,270,825	4,949,378	9,655,752	591,470,904	601,126,656
Agriculture	—	162,398	162,398	—	490,920	490,920
Municipal	—	226,356	226,356	—	—	—
Overdraft and overdraft protection	—	57,462	57,462	—	100,827	100,827
	$2,678,553	$12,813,689	$15,492,242	$9,655,752	$1,241,986,054	$1,251,641,806

The allowance for loan losses and the recorded investment in financing receivables for the year ended December 31, 2020, are summarized as follows:

	Allowance for Loan Losses
	Beginning Balance	Charge-offs	Recoveries	Provision	Ending Balance
Real estate:
Residential	$3,367,471	$(51,019)	$—	$181,725	$3,498,177
Non-residential	3,836,379	(692,036)	129,419	1,696,100	4,969,862
Consumer	707,961	(537,907)	1,283	1,332,650	1,503,987
Commercial	5,122,322	(3,497,368)	175,297	8,843,950	10,644,201
Agriculture	162,398	—	—	—	162,398
Municipal	226,356	—	—	—	226,356
Overdraft and overdraft protection	7,900	(19,378)	7,028	60,575	56,125
	$13,430,787	$(4,797,708)	$313,027	$12,115,000	$21,061,106

F-24

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 4 - LOANS AND ALLOWANCE FOR LOAN LOSSES - CONTINUED

ALLOWANCE FOR LOAN LOSSES - CONTINUED

	Allowance for Loan Losses			Financing Receivables
	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total	Individually Evaluated for Impairment	Collectively Evaluated for Impairment	Total
Real estate:
Residential	$—	$3,498,177	$3,498,177	$—	$342,133,043	$342,133,043
Non-residential	—	4,969,862	4,969,862	—	284,962,081	284,962,081
Consumer	—	1,503,987	1,503,987	—	12,824,361	12,824,361
Commercial	4,336,070	6,308,131	10,644,201	21,349,751	642,448,622	663,798,373
Agriculture	—	162,398	162,398	—	1,114,743	1,114,743
Municipal	—	226,356	226,356	—	—	—
Overdraft and overdraft protection	—	56,125	56,125	—	727,216	727,216
	$4,336,070	$16,725,036	$21,061,106	$21,349,751	$1,284,210,066	$1,305,559,817

There have been no changes to the Company’s accounting policies or methodology from the prior period that affected the current provision for credit losses.

CREDIT QUALITY

Management uses internally assigned loan grades, among other factors, to evaluate the collectability of the loan portfolio. As part of management’s internal loan review process, loan grades are reviewed at least annually and more frequently if evidence of deterioration is noted. The loan grades currently utilized by management are as follows:

•	Prime Plus: A credit fully secured with insured deposits in BTH Bank or a federally insured financial institution, U. S. Treasury Securities, or other collateral that completely negates any risk of loss.
•	Prime: A credit relationship that is supported by a reasonable combination of exceptionally strong character elements, debt service capacity, guarantor support, and/or collateral coverage. Other characteristics of a prime credit might include a lengthy history with BTH Bank, timely provision of thorough financial and other information to support the credit, and based on BTH Bank’s credit review, minimal risk of severe financial stress which could materially impact the continued viability of the capacity to meet the scheduled BTH Bank debt service.

•	Good: A credit relationship that is similar in profile to a Prime credit, but for which there are one or more characteristics that result in a grade of Good. These credits will also have no material weaknesses based on potential stresses that might develop.
•	Acceptable: A credit relationship that exhibits no material weaknesses or vulnerabilities but might be subject to some degree of concern should it encounter significant external factors. A combination of strong guarantor support and/or collateral protection may be mitigating elements of this grade.
F-25

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 4 - LOANS AND ALLOWANCE FOR LOAN LOSSES - CONTINUED

CREDIT QUALITY – CONTINUED

•	Needs Improvement: A credit relationship in which the customer, the CSO, and/or bank leadership have identified certain factors that need attention and improvement. These factors might include financial reporting, reversal of unfavorable recent trends, the impact of economic/political/competitive considerations, need for more equity, etc. These credits, depending on the degree of improvement identified as needed, the probability of achieving the improvement, and the strength of character, capacity, collateral, and guarantor support, may be on the BTH Bank Watch List. These relationships will not indicate any likelihood of loss to be incurred by the bank.
•	Substandard: A credit relationship that has been identified with a well-defined weakness or weaknesses that jeopardize the repayment of the credit. Absent timely correction of the weakness(es), a loss may be incurred.

•	Doubtful: A substandard credit profile with the added characteristic that repayment of the balance is doubtful.
•	Loss: A credit relationship for which there is no sound basis for carrying it as an asset.

Loans are summarized by internally assigned loan grades as of December 31, 2021, as follows:

	Residential Real Estate	Non-Residential Real Estate	Consumer	Commercial	Agriculture	Overdraft	Total
Grade:
1 - Prime Plus	$—	$294,176	$2,539,827	$2,535,779	$9,000	$—	$5,378,782
2 - Prime	23,539,885	19,885,434	92,388	60,057,883	—	—	103,575,590
3 - Good	271,908,198	243,171,786	8,136,210	419,813,317	47,200	100,827	943,177,538
4 - Acceptable	28,888,189	46,130,728	893,435	110,122,968	434,720	—	186,470,040
5 - Needs Improvement	110,002	1,007,368	519	—	—	—	1,117,889
6 - Substandard	37,884	3,287,374	—	7,110,979	—	—	10,436,237
7 - Doubtful	—	—	—	1,485,730	—	—	1,485,730
8 - Loss	—	—	—	—	—	—	—
Total	$324,484,158	$313,776,866	$11,662,379	$601,126,656	$490,920	$100,827	$1,251,641,806

Loans are summarized by internally assigned loan grades as of December 31, 2020, as follows:

	Residential Real Estate	Non-Residential Real Estate	Consumer	Commercial	Agriculture	Overdraft	Total
Grade:
1 - Prime Plus	$148,967	$—	$2,737,541	$1,513,852	$11,000	$—	$4,411,360
2 - Prime	27,294,824	21,349,914	194,198	48,953,428	—	—	97,792,364
3 - Good	279,751,832	221,256,616	8,535,184	483,340,329	50,784	727,216	993,661,961
4 - Acceptable	30,983,402	31,799,459	1,182,633	86,554,955	547,778	—	151,068,227
5 - Needs Improvement	282,072	1,714,083	19,697	1,855,769	505,181	—	4,376,802
6 - Substandard	3,671,946	8,842,009	155,108	40,580,040	—	—	53,249,103
7 - Doubtful	—	—	—	1,000,000	—	—	1,000,000
8 - Loss	—	—	—	—	—	—	—
Total	$342,133,043	$284,962,081	$12,824,361	$663,798,373	$1,114,743	$727,216	$1,305,559,817

F-26

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 4 - LOANS AND ALLOWANCE FOR LOAN LOSSES - CONTINUED

CREDIT QUALITY – CONTINUED

The following table summarizes the payment status of loans in the Company’s total loan portfolio as of December 31, 2021, including an aging of delinquent loans and loans 90 days or more past due that are continuing to accrue interest.

	30 - 59 Days Past Due	60 - 89 Days Past Due	90 Days and Greater	Total Past Due	Current	Total Loans	Recorded Investment > 90 Days and Accruing
Real Estate:
Residential	$998,732	$—	$17,580	$1,016,312	$323,467,846	$324,484,158	$17,580
Non-residential	—	—	3,287,375	3,287,375	310,489,491	313,776,866	—
Consumer	19,156	—	—	19,156	11,643,223	11,662,379	—
Commercial	277,643	—	9,655,752	9,933,395	591,193,261	601,126,656	—
Agriculture	—	—	—	—	490,920	490,920	—
Municipal	—	—	—	—	—	—	—
Overdraft and overdraft protection	—	—	—	—	100,827	100,827	—
Total	$1,295,531	$—	$12,960,707	$14,256,238	$1,237,385,568	$1,251,641,806	$17,580

The following table summarizes the payment status of loans in the Company’s total loan portfolio as of December 31, 2020, including an aging of delinquent loans and loans 90 days or more past due that are continuing to accrue interest.

	30 - 59 Days Past Due	60 - 89 Days Past Due	90 Days and Greater	Total Past Due	Current	Total Loans	Recorded Investment > 90 Days and Accruing
Real Estate:
Residential	$1,280,586	$2,102,188	$1,436,513	$4,819,287	$337,313,756	$342,133,043	$23,016
Non-residential	—	—	8,301,255	8,301,255	276,660,826	284,962,081	—
Consumer	10,905	165,521	—	176,426	12,647,935	12,824,361	—
Commercial	1,494,003	—	33,091,343	34,585,346	629,213,027	663,798,373	—
Agriculture	—	—	—	—	1,114,743	1,114,743	—
Municipal	—	—	—	—	—	—	—
Overdraft and overdraft protection	—	—	—	—	727,216	727,216	—
Total	$2,785,494	$2,267,709	$42,829,111	$47,882,314	$1,257,677,503	$1,305,559,817	$23,016

F-27

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 4 - LOANS AND ALLOWANCE FOR LOAN LOSSES - CONTINUED

CREDIT QUALITY – CONTINUED

The following table presents information regarding nonperforming assets (loans on nonaccrual status) as of December 31, 2021 and 2020:

	2021	2020
Real estate:
Residential	$—	$3,683,574
Non-residential	7,320,016	8,301,255
Consumer	—	154,270
Commercial	14,287,730	33,338,686
Total	$21,607,746	$45,477,785

If interest on nonaccrual loans had been accrued, such income would have been $1,979,892 and $2,436,754 in 2021 and 2020, respectively.

IMPAIRED LOANS AND TROUBLED DEBT RESTRUCTURING

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due from the borrower in accordance with original contractual terms of the loan. Loans with insignificant delays or insignificant short falls in the amount of payments expected to be collected are not considered to be impaired. Loans defined as individually impaired, based on applicable accounting guidance, include larger balance nonperforming loans and troubled debt restructuring. A troubled debt restructuring (TDR) is a restructuring in which a bank, for economic or legal reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. The Company did not have any TDRs as of December 31, 2021 and 2020.

As part of the CARES Act, Section 4013, “Temporary Relief from Troubled Debt Restructuring,” provided banks with the option to temporarily suspend certain requirements under U. S. GAAP (Generally Accepted Accounting Principles) related to TDRs. The Bank worked with borrowers impacted by COVID-19 and provided modifications that included interest only deferral or principal and interest deferral. Modifications granted were determined based on the borrowers’ individual financial circumstances. Under Section 4013, certain loan modifications, when made in response to COVID-19 related difficulties, under qualifying circumstances, are not required to be reported as TDRs. These loans are considered to be deferred in accordance with Section 4013 of the CARES Act and are not included in the TDR information presented above and in accompanying notes. At December 31, 2021, the Bank had no loan balances for which the borrower had the need to temporarily defer payment.

F-28

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 4 - LOANS AND ALLOWANCE FOR LOAN LOSSES - CONTINUED

IMPAIRED LOANS AND TROUBLED DEBT RESTRUCTURING - CONTINUED

The following table summarizes loans considered to be impaired as of December 31, 2021.

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Real estate:
Residential	$—	$—	$—	$—	$—
Non-residential	7,320,016	7,534,545	—	7,346,110	193,227
Consumer	—	—	—	—	—
Commercial	4,631,978	4,643,139	—	4,674,739	290,355
Agriculture	—	—	—	—	—
Municipal	—	—	—	—	—
Overdraft and overdraft protection	—	—	—	—	—
Total	11,951,994	12,177,684	—	12,020,849	483,582
With allowance recorded:
Real estate:
Residential	—	—	—	—	—
Non-residential	—	—	—	—	—
Consumer	—	—	—	—	—
Commercial	9,655,752	12,082,917	2,678,553	10,041,842	121,942
Agriculture	—	—	—	—	—
Municipal	—	—	—	—	—
Overdraft and overdraft protection	—	—	—	—	—
Total	9,655,752	12,082,917	2,678,553	10,041,842	121,942
Total:
Real estate	7,320,016	7,534,545	—	7,346,110	193,227
Consumer	—	—	—	—	—
Commercial	14,287,730	16,726,056	2,678,553	14,716,581	412,297
Agricultural	—	—	—	—	—
Municipal	—	—	—	—	—
Overdraft	—	—	—	—	—
Total	$21,607,746	$24,260,601	$2,678,553	$22,062,691	$605,524

F-29

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 4 - LOANS AND ALLOWANCE FOR LOAN LOSSES - CONTINUED

IMPAIRED LOANS AND TROUBLED DEBT RESTRUCTURING - CONTINUED

The following table summarizes loans considered to be impaired as of December 31, 2020.

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Real estate:
Residential	$3,683,574	$3,806,337	$—	$3,712,945	$154,188
Non-residential	8,301,255	8,644,481	—	8,447,592	205,596
Consumer	154,270	154,270	—	154,270	6,789
Commercial	11,988,934	14,391,977	—	13,501,069	808,587
Agriculture	—	—	—	—	—
Municipal	—	—	—	—	—
Overdraft and overdraft protection	—	—	—	—	—
Total	24,128,033	26,997,065	—	25,815,876	1,175,160
With allowance recorded:
Real estate:
Residential	—	—	—	—	—
Non-residential	—	—	—	—	—
Consumer	—	—	—	—	—
Commercial	21,349,751	21,349,751	4,336,070	21,349,751	272,983
Agriculture	—	—	—	—	—
Municipal	—	—	—	—	—
Overdraft and overdraft protection	—	—	—	—	—
Total	21,349,751	21,349,751	4,336,070	21,349,751	272,983
Total:
Real estate	11,984,829	12,450,818	—	12,160,537	359,784
Consumer	154,270	154,270	—	154,270	6,789
Commercial	33,338,685	35,741,728	4,336,070	34,850,820	1,081,570
Agriculture	—	—	—	—	—
Municipal	—	—	—	—	—
Overdraft	—	—	—	—	—
Total	$45,477,784	$48,346,816	$4,336,070	$47,165,627	$1,448,143

F-30

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment at December 31, 2021 and 2020, are summarized as follows:

	2021	2020
Land	$2,852,980	$2,852,980
Building	15,261,411	15,261,411
Leasehold improvements	3,306,030	3,302,783
Furniture, fixtures and equipment	10,143,850	10,057,651
Construction in progress	26,329	—
Total cost	31,590,600	31,474,825
Less: accumulated depreciation	13,886,228	12,519,507
Net premises and equipment	$17,704,372	$18,955,318

Depreciation expense totaled $1,425,601 and $1,480,385 in 2021 and 2020, respectively, and is included as a component of occupancy and equipment expense in the consolidated statements of earnings.

The Company leases operating facilities in Carthage, Dallas, Kilgore, McKinney, Plano and Fort Worth, Texas. These leases were originated between August 2013 and May 2019 and the longest-term lease expires in May 2029.

Rental expense in the aggregate was $905,481 and $865,102 in 2021 and 2020, respectively.

At December 31, 2021, future minimum rental commitments under non-cancelable operating leases are as follows:

2022	$898,418
2023	896,396
2024	875,942
2025	711,507
2026	455,114
Thereafter	918,095
$4,755,472

NOTE 6 - RESTRICTED EQUITY SECURITIES

The Bank is an investor in the Independent Bankers Financial Corporation and a member of the Federal Reserve Bank, Federal Home Loan Bank and Fannie Mae and is required to maintain an investment in the capital stock of each. The stocks are restricted in that they can only be redeemed by the issuer at par value. Restricted equity securities at December 31, 2021 and 2020 were as follows:

	2021	2020
Federal Reserve Bank	$4,716,400	$4,716,400
Independent Bankers Financial Corporation	106,539	106,539
Federal Home Loan Bank	1,049,800	1,048,400
Fannie Mae, net of unrealized gain/loss	314	314
Total	$5,873,053	$5,871,653

F-31

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 7 - LOAN SERVICING

Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgage loans serviced for others totaled $100,007,542 and $90,109,811 at December 31, 2021 and 2020, respectively. Custodial escrow balances maintained in connection with the foregoing loan servicing, and included in demand deposits, were $485,752 and $451,737 at December 31, 2021 and 2020, respectively.

Mortgage servicing rights of $211,786 and $448,009 were capitalized in 2021 and 2020, respectively. Amortization of mortgage servicing rights was $325,583 and $420,147 in 2021 and 2020, respectively. Mortgage servicing rights are recorded at their estimated fair value of $381,291 and $495,106 at December 31, 2021 and 2020, respectively, and are included in other assets in the consolidated balance sheets.

NOTE 8 - DEPOSITS

Deposit account balances at December 31, 2021 and 2020 are summarized as follows:

	2021	2020
Non-interest bearing demand	$381,417,997	$344,561,977
Interest-bearing demand	778,274,175	671,189,752
Savings	157,918,511	122,838,459
Certificates of deposit (CDs)	407,095,931	570,276,626
Total deposits	$1,724,706,614	$1,708,866,814

Demand Deposits and Savings accounts of executive officers, directors and significant shareholders were $6,522,007 and $6,248,269 at December 31, 2021 and 2020, respectively.

Certificates of deposit and other time deposits issued in denominations that meet or exceed the FDIC insurance limit of $250 thousand or more totaled $152,167,559 and $211,081,000 at December 31, 2021 and 2020, respectively, and are included in interest-bearing deposits in the consolidated balance sheet. Although these balances exceed the FDIC insurance individual limit, depending on the account ownership styling, some of these balances are still covered by FDIC insurance.

At December 31, 2021, the scheduled maturity of CDs was as follows:

2022	$369,040,056
2023	30,625,163
2024	3,365,122
2025	947,755
2026	2,939,390
Thereafter	178,445
$407,095,931

CD deposits of executive officers, directors and significant shareholders were $2,605,364 and $3,780,777 at December 31, 2021 and 2020, respectively.

F-32

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 9 - FEDERAL HOME LOAN BANK ADVANCES

Federal Home Loan Bank (FHLB) advances were as follows at December 31, 2021 and 2020:

	2021	2020
Balance at end of period	$—	$—
Average amount outstanding during the period	2,739	2,732
Maximum amount outstanding during the period	1,000,000	1,000,000

Weighted average interest rate during the period	0.13%	0.11%
Interest rates at end of period	N/A	N/A

As a member of the FHLB system, the Company had the ability to obtain borrowings up to a maximum total of $372,300,000 as of December 31, 2021 subject to the level of qualified, pledgable loans and FHLB stock owned. The advances are collateralized by a blanket pledge of the Company’s single-family loans, multi-family loans, commercial loans, small business loans and FHLB stock owned by the Company. There were no advances as of December 31, 2021.

NOTE 10 - SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

The Bank has agreed to sell certain investment securities under agreements to repurchase the securities on specified dates on a short-term basis. These agreements bear interest at variable rates, ranging from 0.00% to 0.60% on December 31, 2021, with securities maturing between 2021 and 2032. The securities are subject to repurchase in June 2021 and October 2021. Such securities sold totaled $4,419,262 and $4,768,331 on December 31, 2021 and 2020, respectively.

NOTE 11 - NOTES PAYABLE

PROMISSORY NOTES

As part of the 2014 Stock Offering, the Company offered for sale two Floating Rate Subordinated Promissory Notes. The “7-Year Note”, due in 2022, was offered for sale up to $15 million in aggregate principal. The 7-Year Notes mature on June 30, 2022 and pay interest each quarter at a floating rate per annum equal to the Wall Street Journal prime rate determined quarterly as of the first business day of each calendar quarter, plus 1.25% with a minimum interest rate of 3.875% and a maximum interest rate of 6.375% per annum. During 2020, notes that became callable in the amount of $8,150,000 were retired by the Company.

The “10-Year Note”, due in 2025, was offered for sale up to $20 million in aggregate principal. The 10-Year Notes mature on June 30, 2025 and pay interest each quarter at a floating rate per annum equal to the Wall Street Journal prime rate determined quarterly as of the first business day of each calendar quarter, plus 1.75% with a minimum interest rate of 3.875% and a maximum interest rate of 6.375% per annum.

In 2016, the Company offered for sale up to $25,000,000 in aggregate principal of two Floating Rate Subordinated Promissory Notes. The “Floating Rate Subordinated Promissory Notes Due 2023”, due on December 31, 2023, were issued in denominations and multiples of $25,000 and pay interest each quarter at a floating rate per annum equal to the Wall Street Journal prime rate determined quarterly as of the first business day of each calendar quarter, plus 1.25% with a minimum interest rate of 3.875% and a maximum interest rate of 6.375% per annum. During 2021, notes that became callable in the amount of $2,210,000 were retired by the Company.

F-33

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 11 - NOTES PAYABLE - CONTINUED

PROMISSORY NOTES - CONTINUED

The “Floating Rate Subordinated Promissory Notes Due 2026”, due on December 31, 2026, were issued in denominations and multiples of $25,000 and pay interest each quarter at a floating rate per annum equal to the Wall Street Journal prime rate determined quarterly as of the first business day of each calendar quarter, plus 1.75% with a minimum interest rate of 3.875% and a maximum interest rate of 6.375% per annum.

In 2017, the Company offered for sale up to $25,000,000 in aggregate principal of two Floating Rate Subordinated Promissory Notes. The “Floating Rate Subordinated Promissory Notes Due 2024”, due on December 31, 2024, were issued in denominations and multiples of $25,000 and pay interest each quarter at a floating rate per annum equal to the Wall Street Journal prime rate determined quarterly as of the first business day of each calendar quarter, plus 1.25% with a minimum interest rate of 3.875% and a maximum interest rate of 6.375% per annum.

The “Floating Rate Subordinated Promissory Notes Due 2027”, due on December 31, 2027, were issued in denominations and multiples of $25,000 and pay interest each quarter at a floating rate per annum equal to the Wall Street Journal prime rate determined quarterly as of the first business day of each calendar quarter, plus 1.75% with a minimum interest rate of 3.875% and a maximum interest rate of 6.375% per annum.

In 2018, the Company offered for sale up to $25,000,000 in aggregate principal of two Floating Rate Subordinated Promissory Notes. The “Floating Rate Subordinated Promissory Notes Due 2025”, due on December 31, 2025, were issued in denominations and multiples of $25,000 and pay interest each quarter at a floating rate per annum equal to the Wall Street Journal prime rate determined quarterly as of the first business day of each calendar quarter, plus 0.50% with a minimum interest rate of 3.875% and a maximum interest rate of 6.125% per annum.

The “Floating Rate Subordinated Promissory Notes Due 2028”, due on December 31, 2028, were issued in denominations and multiples of $25,000 and pay interest each quarter at a floating rate per annum equal to the Wall Street Journal prime rate determined quarterly as of the first business day of each calendar quarter, plus 0.75% with a minimum interest rate of 3.875% and a maximum interest rate of 6.125% per annum.

In 2019, the Company issued a $3,500,000 Fixed Rate Subordinated Promissory Note, due on January 15, 2022. The note pays interest each quarter at a fixed rate per annum of 4.25%. During 2021, at the request of the note holder, $1,000,000 was redeemed by the bank.

In 2021, the company issued a $1,000,000 Fixed to Floating Rate Subordinated Promissory Note, due on May 15, 2031. The note pays interest each quarter at a fixed rate per annum of 4% through May 15, 2026, and a floating rate of WSJ prime +.75% with a floor of 3.875% and ceiling of 6.125% through May 15, 2031.

The subordinated notes are identical in terms and conditions, except for the maturity dates and interest rates payable on the notes. The notes will repay to the investors the outstanding principal amount and all accrued and unpaid interest. The notes are not callable until the fifth anniversary and can be called in part or in full at the Company’s discretion. The notes are unsecured and rank senior to the Company’s common stock, any preferred stock that may be issued, and the indebtedness that is incurred in connection with the issuance of trust preferred securities (see Note 12).

F-34

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 11 - NOTES PAYABLE - CONTINUED

KSOP NOTE PAYABLE

The Company’s Employee Stock Ownership Plan with 401(k) Provisions (KSOP), as described in Note 15, is funded by a $4,100,000 line of credit with another financial institution. The revolving line of credit originally transacted on December 30, 2013, was modified in April 2017 to increase the line amount and extend the maturity to April 30, 2027. The note has an interest rate of prime plus one-half percent. Principal and interest is due in monthly installments and was secured by 232,311 shares of BT Holdings common stock as of December 31, 2021.

LINE OF CREDIT

On December 16, 2015, the Company entered into a line of credit agreement with another financial institution. The $4,000,000 revolving line of credit was modified on November 3, 2016 increasing the principal amount to $5,000,000, and again on June 30, 2021 increasing the principal amount to $15,000,000. The note has an interest rate of prime plus one-half percent or a minimum interest rate of 3.75% and matures June 30, 2022. All outstanding interest is due and payable on a monthly basis with the entire unpaid principal balance and all accrued unpaid interest due at maturity. This note payable is secured by 3,700 shares of BTH Bank common stock as of December 31, 2021.

Notes payable at December 31, 2021 and 2020 were as follows:

	2021	2020

Promissory notes (3 year)	$2,500,000	$3,500,000
Promissory notes (7 year)	17,225,000	19,435,000
Promissory notes (10 year)	20,475,000	19,500,000
KSOP note payable	382,651	951,150
Line of credit	4,993,425	13,005,617
	$45,576,076	$56,391,767

Notes payable mature as follows:

2022	$7,876,076
2023	2,975,000
2024	16,675,000
2025	3,150,000
2026	6,825,000
Thereafter	8,075,000
$45,576,076

F-35

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 12 - JUNIOR SUBORDINATED DEBENTURES

In connection with capitalizing the Company in 2007, $7,000,000 in floating rate capital securities (Trust Preferred Securities) were issued. The proceeds from the sale of the Trust Preferred Securities and the issuance of $217,000 in common securities to the Company were used to purchase an equivalent amount of Junior Subordinated Debentures issued by the Company.

The Company owns 100% of the common securities of the Delaware statutory trust formed by the Company for the sole purpose of issuing the mandatorily redeemable preferred securities. The Trust Preferred Securities represent preferred undivided beneficial interests in the assets of the trusts and are subject to mandatory redemption upon repayment of the Junior Subordinated Debentures.

The Company’s obligations under the Junior Subordinated Debentures and related agreements, taken together, constitute a full and unconditional guarantee by the Company of the Trust Preferred Securities.

Interest in connection with the Trust Preferred Securities is payable quarterly and accrues at an annual rate equal to the 3-month LIBOR plus 1.64%. The Trust Preferred Securities mature in 2037, unless the Company elects and obtains any required regulatory approvals to redeem the Trust Preferred Securities.

The principal and interest payments on the Junior Subordinated Debentures are in a superior position to the liquidation rights of holders of the Company’s common stock but are junior in position to the subordinated promissory notes (see Note 11).

The Company has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not to exceed 20 consecutive quarterly periods, provided that no deferral period may extend beyond the stated maturity date of the Junior Subordinated Debentures, and further provided that the Company may not declare or pay any dividends or enter into certain other debt and equity transactions during such deferral period.

With certain exceptions, the amount of the principal and any accrued and unpaid interest on the debentures are subordinated in right of payment to the prior payment in full of all senior indebtedness of the Company.

The Trust Preferred Securities qualify as Tier I capital for regulatory reporting purposes. The following is a summary of the outstanding Trust Preferred Securities issued by the trust and the Junior Subordinated Debentures issued by the Company to the trust as of December 31, 2021 and 2020:

	Trust Preferred Securities Issued by Trust	Junior Subordinated Debentures Held by Trust	Interest Rate	Issuance Date	Maturity Date
	Variable Rate
B.T. Holding Trust I	$7,000,000	$7,217,000	at LIBOR +1.64%	5/30/2007	9/6/2037
	(1.82013% at December 31, 2021)

F-36

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 13 - FINANCIAL INSTRUMENTS WITH OFF - BALANCE SHEET RISK

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, standby letters of credit, and financial guarantees. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the consolidated balance sheets.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, standby letters of credit, and financial guarantees written is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements.

The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained by the Company upon extension of credit is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing properties.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds various types of collateral on standby letters of credit, including equipment and certificates of deposit. The extent of the collateral held for those commitments on December 31, 2021, was in a range from -0- to 100 percent.

At December 31, 2021 and 2020, financial instruments whose contract amounts represented credit risk were as follows:

	2021	2020
Commitments to extend credit	$498,335,000	$448,370,000
Letters of credit	11,366,168	5,396,763

The Company maintains balances at certain financial institutions in excess of the FDIC insured limit. The financial strength and solvency of these institutions are routinely monitored.

NOTE 14 - CONTINGENT LIABILITIES

In the ordinary course of business, the Company has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements. In addition, the Company is subject to certain claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters is not expected to have a material adverse effect on the consolidated financial condition of the Company.

F-37

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 15 - EMPLOYEE BENEFIT PLANS

The Company created the “B. T. Holdings, Inc. Employee Stock Ownership Plan with 401(k) Provisions” (KSOP) to provide employees the opportunity to acquire beneficial interests in the common stock of the Company funded through contributions made by the Company. The Company commits to contribute a matching contribution of 100% of the employee’s elective contributions up to 3% of compensation, plus 50% of the elective contributions in excess of 3% up to 6% of the employee’s compensation. This “safe harbor” contribution is fully vested and non-forfeitable at all times. In addition to the safe harbor contribution, every year the Company will decide whether to make a non-elective, or optional, contribution to the KSOP and the amount of any such contribution. Optional contributions are allocated to participants as a match to participant deferrals. For the years ended December 31, 2021 and 2020, Company contributions attributable to the Plan amounted to $571,730 and $665,148, respectively.

The Company also offers health, dental, and vision insurance, along with life insurance, short-term disability and long-term disability at no cost to full-time employees who regularly work over 30 hours per week. The Company paid $1,204,016 and $1,182,586 for employee insurance, administration of the various policies, and payroll administration in 2021 and 2020, respectively.

NOTE 16 - STOCK-BASED COMPENSATION

The Company’s 2007 Stock Option Plan (2007 Plan) and 2012 Equity Incentive Plan (2012 Plan) provide that 28,500 shares and 2,350,000 shares, respectively, of the Company’s common stock will be reserved for the award of incentive stock options (ISO) to purchase shares of common stock. At December 31, 2021, there are 425,756 shares remaining that are reserved for future grants under the 2012 Plan, and no shares remaining under the 2007 Plan.

The following is a summary of stock option activity during the years ended December 31, 2021 and 2020:

	Options Issued and Outstanding	Weighted Average Exercise Price
Balance at December 31, 2019	1,230,582	$16.15
Granted	24,500	23.78
Exercised	(314,652)	11.99
Forfeited or expired	(63,521)	16.06
Balance at December 31, 2020	876,909	17.87
Granted	175,750	22.02
Exercised	(78,636)	11.22
Forfeited or expired	(45,600)	23.56
Balance at December 31, 2021	928,423	18.94

Exercisable at December 31, 2021	522,277	$15.86

F-38

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 16 - STOCK-BASED COMPENSATION - CONTINUED

As noted in the table above, there were 175,750 and 24,500 options granted in 2021 and 2020, respectively. The Company recognizes the cost of employee services received in exchange for an award of equity investment based on the grant-date fair value of the award. That cost will be recognized over the vesting period of the award. Stock-based compensation expense related to stock options for the years ended December 31, 2021 and 2020 was $839,865 and $964,875 respectively. As of December 31, 2021, there was $3,720,542 of total unrecognized compensation cost related to non-vested stock options that will be expensed over the various vesting periods ending in December 2029.

The weighted-average fair value of options granted in the years ended December 31, 2021 and 2020 was $5.03 and $4.96, respectively, and was estimated at the date of grant using the Black-Scholes Option Pricing Model with the following weighted-average assumptions.

	2021	2020
Exercise price	$22.02	$23.78
Expected option life (years)	9.0	9.0
Expected volatility	15%	15%
Risk-free interest rate of return	1.29%	0.80%
Annual forfeiture rate	1%	1%

The risk-free interest rate is based on the U.S. Treasury constant maturities yield in effect at the time of the grant. The expected lives are based on the terms of the option agreements and expected volatility is based on the Company’s estimated level of volatility.

At December 31, 2021 and 2020, there were 928,423 and 876,909 options issued and outstanding, respectively, had exercise prices and weighted-average remaining contractual lives as follows:

	2021	2020
Exercisable options:
Options outstanding	522,277	484,627
Weighted-average exercise price	$15.86	$14.74
Weighted-average remaining contractual life (years)	4.3	4.7

Unexercisable options:
Options outstanding	406,146	392,282
Weighted-average exercise price	$22.89	$21.73
Weighted-average remaining contractual life (years)	7.9	7.1

F-39

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 17 - FEDERAL INCOME TAXES

The consolidated provision for federal income taxes consists of the following:

	2021	2020
Current expense	$4,113,206	$4,681,467
Deferred expense (benefit)	869,690	(1,569,077)
Total income tax expense	$4,982,896	$3,112,390

The provision for federal income taxes differs from that computed by applying federal statutory rates to income before federal income tax expense, as indicated in the following analysis:

	2021	2020
Federal statutory income tax at 21%	$5,805,741	$4,268,646
Tax exempt interest	(1,000,067)	(1,006,629)
Stock option expense	164,458	(166,060)
Non-deductible expenses	14,691	17,672
Other	(1,927)	(1,239)
Total income tax expense	$4,982,896	$3,112,390

Federal income taxes receivable in other assets as of December 31, 2021, and Federal income taxes payable in other liabilities as of December 31, 2020 were as follows:

	2021	2020
Current receivable (payable)	$663,390	$(97,759)
Deferred payable	(187,580)	(309,131)
Federal income taxes receivable (payable)	$475,810	$(406,890)

The components of the deferred tax assets and liabilities at December 31, 2021 and 2020, in the accompanying consolidated balance sheets consist of the following:

	2021	2020
Deferred tax assets:
Allowance for loan losses	$3,253,370	$4,422,832
Other real estate	32,550	32,550
Other	41,311	24,674
Gross deferred tax assets	3,327,231	4,480,056

Deferred tax liabilities:
Unrealized gain on available for sale securities	(2,294,293)	(3,327,814)
Premises and equipment	(1,054,411)	(1,222,117)
Mortgage servicing rights	(80,071)	(103,972)
Intangibles	(68,885)	(68,885)
Other	(17,151)	(66,399)
Gross deferred tax liabilities	(3,514,811)	(4,789,187)
Net deferred tax liability	$(187,580)	$(309,131)

F-40

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 18 - REGULATORY MATTERS

Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action. The final rules implementing Basel Committee on Banking Supervision’s capital guidelines for U.S. banks (Basel III rules) became effective for the Company on January 1, 2015 with full compliance with all of the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019. Under the Basel III rules, the Company must hold a capital conservation buffer above the adequately capitalized risk-based capital ratios.

The capital conservation buffer has been phased in at the rate of 0.625% per year from 0.0% in 2015 to 2.50% on January 1, 2019. The capital conservation buffer was 2.50% for 2020. The net unrealized gain or loss on available for sale securities is not included in computing regulatory capital. Management believes as of December 31, 2021, the Bank meets all capital adequacy requirements to which they are subject.

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. At year-end 2021 and 2020, the most recent regulatory notifications categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institution’s category.

In 2019, the federal banking agencies jointly issued a final rule that provides for an optional, simplified measure of capital adequacy, the community bank leverage ratio framework (CBLR framework), for qualifying community banking organizations, consistent with Section 201 of the Economic Growth, Regulatory Relief, and Consumer Protection Act. The final rule became effective on January 1, 2020 and was elected by the Bank as of December 31, 2020. In April 2020, the federal banking agencies issued an interim final rule that makes temporary changes to the CBLR framework, pursuant to section 4012 of the CARES Act, and a second interim final rule that provides a graduated increase in the community bank leverage ratio requirement after the expiration of the temporary changes implemented pursuant to section 4012 of the CARES Act.

The community bank leverage ratio removes the requirement for qualifying banking organizations to calculate and report risk-based capital but rather only requires a Tier 1 to average assets (leverage) ratio. Qualifying banking organizations that elect to use the community bank leverage ratio framework and that maintain a leverage ratio of greater than required minimums will be considered to have satisfied the generally applicable risk based and leverage capital requirements in the agencies’ capital rules (generally applicable rule) and, if applicable, will be considered to have met the well capitalized ratio requirements for purposes of section 38 of the Federal Deposit Insurance Act. Under the interim final rules the community bank leverage ratio minimum requirement is 8% as of December 31, 2020, 8.5% for calendar year 2021, and 9% for calendar year 2022 and beyond. The interim rule allows for a two-quarter grace period to correct a ratio that falls below the required amount, provided that the bank maintains a leverage ratio of 7% as of December 31, 2020, 7.5% for calendar year 2021, and 8% for calendar year 2022 and beyond.

F-41

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 18 - REGULATORY MATTERS - CONTINUED

Under the final rule, an eligible banking organization can opt out of the CBLR framework and revert back to the risk-weighting framework without restriction. As of December 31, 2021, the Bank was a qualifying community banking organization as defined by the federal banking agencies and elected to measure capital adequacy under the CBLR framework.

The following table outlines the regulatory components of the Bank’s capital and capital ratios under the rules applicable at December 31, 2021 and 2020, respectively.

The following tables outline the regulatory components of the Company’s and Bank’s capital and capital ratios under the rules applicable on December 31, 2021 and 2020, respectively:

			To Be Well
			Capitalized Under
			Prompt Corrective
			Action Regulations
	Actual		(CBLR Framework)
	Amount	Ratio	Amount	Ratio
December 31, 2021:
Tier 1 (Core) capital to average total assets
Consolidated	$200,373,000	10.17%	$167,461,000	8.50%
BTH Bank	242,721,000	12.23%	168,635,000	8.50%

			To Be Well
			Capitalized Under
			Prompt Corrective
			Action Regulations
	Actual		(CBLR Framework)
	Amount	Ratio	Amount	Ratio
December 31, 2020:
Tier 1 (Core) capital to average total assets
Consolidated	$187,354,000	9.58%	$156,393,120	8.00%
BTH Bank	241,996,000	12.38%	156,398,320	8.00%

NOTE 19 - CONCENTRATIONS OF CREDIT

Most of the Company’s business activity is with customers located within the state. Investments in state and municipal securities primarily involve Texas governmental entities. The Company also maintains deposits with other financial institutions in amounts that exceed FDIC insurance coverage. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Generally, the Company’s policy is to require collateral on loans. Collateral requirements for financings vary depending on the type of collateral involved, the equity of the borrower or project, and other subjective factors.

F-42

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 19 - CONCENTRATIONS OF CREDIT - CONTINUED

Unsecured credit is granted to business concerns and individuals only if supported by satisfactory current financial statements and credit history.

The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The Company’s statutory legal lending limit as of December 31, 2021, was $38,987,263, which limits the amount of credit that can be extended to any single borrower or group of related borrowers. The Company has been approved by the Office of the Comptroller of the Currency to participate in the Supplemental Lending Limit Program (SLLP) whereby the Company may extend credit up to approximately $60,680,253 for agriculture, small business and single-family mortgages.

The contractual amounts of credit-related financial instruments such as commitments to extend credit and letters of credit represent the amounts of potential accounting loss should the contract be fully drawn upon, the customer default, and the value of any existing collateral become worthless.

The Company extends credit on a regular basis in the form of federal funds sold and certificates of deposit purchased from certain third-party correspondent banks. Management monitors the financial stability of correspondent banks and considers amounts advanced in excess of Federal Deposit Insurance Corporation (FDIC) insurance to present no significant additional risk to the Company.

NOTE 20 - OTHER INCOME AND OTHER EXPENSE

Other income consisted of the following for the years ended December 31, 2021 and 2020:

	2021	2020
Check income	$62,749	$24,145
Return item fee	104,287	102,691
Safe deposit box rental	31,788	34,949
Wire transfer fee	109,410	88,760
Gain on sale of securities	—	61,717
Gain on sale of premises and equipment	30,647	9,820
Other non-interest income	102,223	87,878
	$441,104	$409,960

F-43

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 20 - OTHER INCOME AND OTHER EXPENSE – CONTINUED

Other expenses consisted of the following for the years ended December 31, 2021 and 2020:

	2021	2020
Advertising	$12,416	$101,599
ATM expenses	665,255	625,588
Data processing	639,027	634,812
Directors fees	318,950	335,075
eBank expenses	310,105	314,337
FDIC assessment	511,000	335,000
Legal and professional fees	1,149,165	673,524
Examination and compliance	373,770	388,260
Other real estate expenses	16,050	20,549
Software maintenance	1,099,167	992,055
Telephone	396,526	444,812
Charitable contributions	120,516	264,900
Other operating expenses	1,619,399	1,435,019
	$7,231,346	$6,565,530

NOTE 21 - UNUSED LINES OF CREDIT

As of December 31, 2021, the Company had an unused commitment from a commercial bank to fund purchases of federal funds totaling $7,500,000. The line renews annually and has no expiration date but may be terminated at any time at the sole discretion of the commercial bank without notice to any party. Each advance of federal funds requested shall be made available only if the commercial bank elects to do so at its sole discretion. All advances are due and payable in full on the next business day after the date of borrowing. The commercial bank, at its sole discretion, may permit advances to be renewed daily and may require security prior to advancing funds.

As of December 31, 2021, the Company had a second unused commitment from another commercial bank to fund purchases of federal funds totaling $15,000,000. Each advance of federal funds requested shall be made on an as-available basis. All advances are unsecured and are due and payable in full on the next business day after the date of borrowing. If an advance remains outstanding more than ten consecutive business days, the commercial bank requires that government securities be pledged as collateral to secure the advance. If an advance remains outstanding for more than fifteen consecutive business days, the commercial bank, at its sole discretion, may require the advance to be converted to a loan with a specified repayment program.

The Company is a member of the FHLB. As a member, the Company is eligible to borrow money for varying amounts and terms. The maximum borrowing capacity is recalculated each quarter by the FHLB. All advances are collateralized by a blanket lien on real estate secured loans. The maximum borrowing capacity at December 31, 2021, net of outstanding advances and letters of credit, was $372,267,611.

F-44

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 21 - UNUSED LINES OF CREDIT - CONTINUED

The Company maintains a line of credit from the Federal Reserve Bank of Dallas’ discount window. The bank has pledged its commercial and agricultural loans to secure this line of credit. The maximum borrowing capacity is recalculated monthly by the Federal Reserve Bank, based on the current balance of loans pledged. As of December 31, 2021, the Bank had $368,830,418 of available borrowing capacity through the discount window. There are currently no borrowings outstanding under this line of credit.

NOTE 22 - FAIR VALUE MEASUREMENTS

ASC 820 “Fair Value Measurements,” defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities

Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the methodologies used at December 31, 2021 and 2020.

Investment securities: Fair values for securities are based on quoted market prices or dealer quotes (Level 1). If a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments (Level 2). The carrying values of restricted stock are approximately fair value.

Loans Held for Sale: Loans held for sale are carried at the lower of cost or fair value, which is evaluated on a pool-level basis. The fair value of loans held for sale is determined using quoted prices for similar assets, adjusted for specific attributes of that loan or other observable market date, such as outstanding commitments from third party investors (Level 2).

F-45

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 22 - FAIR VALUE MEASUREMENTS - CONTINUED

Mortgage Servicing Rights: On a quarterly basis, mortgage servicing rights are evaluated for impairment based upon the fair value of the rights as compared to carrying amount. If the carrying amount of an individual tranche exceeds fair value, impairment is recorded on that tranche so that the servicing asset is carried at fair value. Fair value is determined at a tranche level, based on market prices for comparable mortgage servicing contracts (Level 3), when available, or alternatively based on a valuation model that calculates the present value of estimated future net servicing income. The valuation model utilized interest rate, prepayment speed, and default rate assumptions that market participants would use in estimating future net servicing income and that can be validated against available market data (Level 3).

Impaired Loans: The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches included comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available for similar loans and collateral underlying such loans. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical knowledge, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the client and client’s business, additional impairment and adjusted in accordance with the allowance policy (Level 3).

Other Real Estate Owned: Assets acquired through or instead of loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. These assets are subsequently accounted for at lower of cost or fair value less estimated costs to sell. Fair value is commonly based on recent real estate appraisals which are updated no less frequently than annually (Level 3).

The following tables summarize quantitative disclosures about the fair value measurements for each category of financial assets carried at fair value as of December 31, 2021 and 2020. The Company had no financial liabilities carried at fair value at December 31, 2021 and 2020.

F-46

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 22 - FAIR VALUE MEASUREMENTS - CONTINUED

Fair value measurements for each category of financial assets carried at fair value at December 31, 2021 were:

	December 31, 2021	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Description:
U. S. Treasury	$97,342,357	$97,342,357	$—	$—
Municipal securities	347,731,575	—	347,731,575	—
Mortgage-backed securities	4,947,824	—	4,947,824	—
Corporate Bonds	7,958,458	—	7,958,458	—
Mortgage servicing rights	381,291	—	—	381,291
Total assets at fair value on a recurring basis	458,361,505	97,342,357	360,637,857	381,291
Impaired Loans:
Real estate:
Non-residential	7,320,016	—	—	7,320,016
Commercial and industrial	14,287,730	—	—	14,287,730
Other real estate owned	200,000	—	—	200,000
Total assets at fair value on a nonrecurring basis	21,807,746	—	—	21,807,746
Total	$480,169,251	$97,342,357	$360,637,857	$22,189,037

F-47

B. T. HOLDINGS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

NOTE 22 - FAIR VALUE MEASUREMENTS - CONTINUED

Fair value measurements for each category of financial assets carried at fair value at December 31, 2020 were:

	December 31, 2020	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Description:
U. S. Treasury	$99,951,371	$99,951,371	$—	$—
Municipal securities	262,678,615	—	262,678,615	—
Mortgage-backed securities	7,090,123	—	7,090,123	—
Corporate Bonds	4,007,690	—	4,007,690	—
Mortgage servicing rights	495,106	—	—	495,106
Total assets at fair value on a recurring basis	374,222,905	99,951,371	273,776,428	495,106

Impaired Loans:
Real estate:
Residential	3,683,574	—	—	3,683,574
Non-residential	8,301,255	—	—	8,301,255
Consumer	154,270	—	—	154,270
Commercial and industrial	33,338,686	—	—	33,338,686
Other real estate owned	200,000	—	—	200,000
Total assets at fair value on a nonrecurring basis	45,677,785	—	—	45,677,785

Total	$419,900,690	$99,951,371	$273,776,428	$46,172,891

The table below sets forth the activity related to Level 3 assets on a recurring basis:

	2021	2020
Beginning Balance:	$495,106	$467,246
Servicing rights capitalized during the year	211,768	448,007
Servicing rights amortized during the year	(325,583)	(420,147)
Ending Balance:	$381,291	$495,106

NOTE 23 - SUBSEQUENT EVENTS

Subsequent events have been evaluated through March 21, 2022, which is the date the financial statements were available to be issued.

On February 24th, 2022, the company announced the signing of a merger agreement under which Origin Bancorp, Inc. will acquire BT Holdings in an all-stock transaction. This merger is expected to occur during the second half of 2022, subject to regulatory approvals and approval by the shareholders of both Origin Bancorp, Inc., and BT Holdings. All remaining non-vested stock options (see Note 16) will vest immediately upon completion of the merger, and all related unrecognized compensation cost will be recognized immediately.

F-48

SUPPLEMENTARY INFORMATION

F-49

Schedule I

B. T. HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATING BALANCE SHEETS
DECEMBER 31, 2021

	B. T. Holdings, Inc.	BTH Bank	Eliminations	Consolidated
ASSETS
Cash and due from banks	$3,509,880	$260,619,409	$(3,509,880)	$260,619,409
Investment securities available-for-sale	—	457,980,214	—	457,980,214
Investment in subsidiary	251,679,957	—	(251,679,957)	—
Loans, net of allowance	—	1,233,669,035	—	1,233,669,035
Loans held for sale	—	609,300	—	609,300
Premises and equipment, net	—	17,704,372	—	17,704,372
Other real estate owned	—	200,000	—	200,000
Restricted equity securities, at cost	—	5,873,053	—	5,873,053
Accrued interest receivable	—	8,320,170	—	8,320,170
Goodwill	13,863,415	328,034	—	14,191,449
Other assets	263,773	2,624,131	—	2,887,904
Total assets	$269,317,025	$1,987,927,718	$(255,189,837)	$2,002,054,906

LIABILITIES
Deposits:
Noninterest-bearing deposits	$—	$384,927,877	$(3,509,880)	$381,417,997
Interest-bearing deposits	—	1,343,288,617	—	1,343,288,617
Total deposits	—	1,728,216,494	(3,509,880)	1,724,706,614

Securities sold under repurchase agreements	—	4,419,262	—	4,419,262
Junior subordinated debentures	7,217,000	—	—	7,217,000
Notes payable	45,576,076	—	—	45,576,076
Accrued interest payable	475,303	312,073	—	787,376
Other liabilities	70,332	3,299,932	—	3,370,264
Total liabilities	53,338,711	1,736,247,761	(3,509,880)	1,786,076,592

STOCKHOLDERS’ EQUITY
Capital stock	12,036,777	625,000	(625,000)	12,036,777
Additional paid-in capital	147,173,420	156,587,579	(156,587,579)	147,173,420
Retained earnings	88,046,681	85,836,466	(85,836,466)	88,046,681
Treasury stock, at cost	(35,851,767)	—	—	(35,851,767)
KSOP commitment	(4,057,709)	—	—	(4,057,709)
Accumulated other comprehensive income	8,630,912	8,630,912	(8,630,912)	8,630,912
Total stockholders’ equity	215,978,314	251,679,957	(251,679,957)	215,978,314
Total liabilities and stockholders’ equity	$269,317,025	$1,987,927,718	$(255,189,837)	$2,002,054,906

See accompanying notes to consolidated financial statements.

F-50

Schedule II

B. T. HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATING STATEMENTS OF EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 2021

	B. T. Holdings, Inc.	BTH Bank	Eliminations	Consolidated
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$158,981	$58,317,472	$—	$58,476,453
Interest on investment securities:
Taxable	—	1,112,197	—	1,112,197
Tax-exempt	—	5,476,707	—	5,476,707
Dividend income on securities	3,954	299,128	—	303,082
Other	—	342,489	—	342,489
Total interest and dividend income	162,935	65,547,993	—	65,710,928

INTEREST EXPENSE
Interest on deposits	—	7,547,078	—	7,547,078
Interest on promissory notes	1,938,023	—	—	1,938,023
Interest on junior subordinated debentures	131,246	—	—	131,246
Interest on Federal Home Loan Bank Advances	—	4	—	4
Interest on other borrowings	488,139	—	—	488,139
Other	—	482	—	482
Total interest expense	2,557,408	7,547,564	—	10,104,972

Net interest (expense) income	(2,394,473)	58,000,429	—	55,605,956

PROVISION FOR LOAN LOSSES	—	6,225,000	—	6,225,000

Net interest (expense) income after provision for loan losses	(2,394,473)	51,775,429	—	49,380,956

OTHER INCOME
Service charges and fees on deposits	—	2,473,183	—	2,473,183
Equity in earnings of subsidiary	725,450	—	(725,450)	—
Dividend income	24,810,000	—	(24,810,000)	—
Other income	—	441,104	—	441,104
Total other income	25,535,450	2,914,287	(25,535,450)	2,914,287

OTHER EXPENSES
Salaries and employee benefits	839,865	12,766,572	—	13,606,437
Occupancy and equipment expense	—	3,811,074	—	3,811,074
Other expenses	177,799	7,053,547	—	7,231,346
Total other expenses	1,017,664	23,631,193	—	24,648,857

Earnings before provision for federal income taxes	22,123,313	31,058,523	(25,535,450)	27,646,386

Federal income tax (benefit) expense	(540,177)	5,523,073	—	4,982,896

NET EARNINGS	$22,663,490	$25,535,450	$(25,535,450)	$22,663,490

See accompanying notes to consolidated financial statements.

F-51

Schedule III

B. T. HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATING STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2021

	B. T. Holdings, Inc.	BTH Bank	Eliminations	Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$22,663,490	$25,535,450	$(25,535,450)	$22,663,490
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation expense	—	1,425,601	—	1,425,601
Net loss on sale and disposal of premises and equipment	—	(30,647)	—	(30,647)
Provision for loan losses	—	6,225,000	—	6,225,000
Net amortization of investment premium and discount	—	4,278,338	—	4,278,338
Stock based compensation expense	839,865	—	—	839,865
Originations of loans held for sale	—	(99,579,653)	—	(99,579,653)
Proceeds from sales of loans	—	100,043,009	—	100,043,009
Net gains included in earnings, from loans held for sale	—	653,155	—	653,155
Equity in undistributed earnings of subsidiary	(725,450)	—	725,450	—
Decrease in other assets	—	(568,567)	—	(568,567)
(Increase)/decrease in Federal income tax receivable	(841)	151,662	—	150,821
Decrease in accrued interest receivable	—	(1,655,090)	—	(1,655,090)
Decrease in accrued interest payable	(26,075)	(351,903)	—	(377,978)
Decrease in other liabilities	(2,763)	1,844,354	—	1,841,591
Net cash provided by operating activities	22,748,226	37,970,709	(24,810,000)	35,908,935

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of premises and equipment	—	(180,008)	—	(180,008)
Proceeds from sale of premises and equipment	—	36,000	—	36,000
Purchase of investment securities available-for-sale	—	(4,202,026,621)	—	(4,202,026,621)
Net decrease in restricted equity securities	—	(1,400)	—	(1,400)
Proceeds from sales, maturities, calls and paydowns
of securities available-for-sale	—	4,108,574,341	—	4,108,574,341
Net decrease in loans	—	41,618,519	—	41,618,519
Net cash used in investing activities	—	(51,979,169)	—	(51,979,169)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in non-interest bearing deposits	—	38,303,739	(1,447,719)	36,856,020
Net increase in interest-bearing deposits	—	(21,016,220)	—	(21,016,220)
Net increase in securities sold under agreements to repurchase	—	(349,069)	—	(349,069)
Decrease in KSOP note payable	(568,498)	—	—	(568,498)
Change in KSOP commitment	310,276	—	—	310,276
Repayments of other notes payable	(8,012,193)	—	—	(8,012,193)
Proceeds from FRB Discount Window advances	—	1,000,000	—	1,000,000
Repayment of FRB Discount Window advances	—	(1,000,000)	—	(1,000,000)
Proceeds from FHLB advances	—	1,000,000	—	1,000,000
Repayment of FHLB advances	—	(1,000,000)	—	(1,000,000)
Dividends paid	(10,429,081)	(24,810,000)	24,810,000	(10,429,081)
Proceeds from exercise of stock options	882,223	—	—	882,223
Issuance of subordinated promissory notes	1,000,000	—	—	1,000,000
Retirement of subordinated promissory notes	(3,235,000)	—	—	(3,235,000)
Purchase of treasury stock	(1,248,234)	—	—	(1,248,234)
Net cash used in financing activities	(21,300,507)	(7,871,550)	23,362,281	(5,809,776)

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	1,447,719	(21,880,010)	(1,447,719)	(21,880,010)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	2,062,161	282,499,419	(2,062,161)	282,499,419

CASH AND CASH EQUIVALENTS AT END OF YEAR	$3,509,880	$260,619,409	$(3,509,880)	$260,619,409

See accompanying notes to consolidated financial statements.

F-52

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and between

ORIGIN BANCORP, INC.

and

BT HOLDINGS, INC.

Dated as of February 23, 2022

i

ii

Exhibit A – Form of Bank Merger Agreement

Exhibit B – Form of BTH Voting Agreement

Exhibit C – Form of Origin Voting Agreement

Exhibit D – Form of Director Support Agreement

Exhibit E – Form of Claims Letter

iii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is dated as of February 23, 2022, by and between Origin Bancorp, Inc., a Louisiana corporation (“Origin”), and BT Holdings, Inc., a Texas corporation (“BTH” and, together with Origin, the “Parties” and each a “Party”).

W I T N E S S E T H

WHEREAS, Origin owns all of the issued and outstanding shares of capital stock of Origin Bank, a Louisiana state-chartered bank based in Ruston, Louisiana (“Origin Bank”);

WHEREAS, BTH owns all of the issued and outstanding shares of capital stock of BTH Bank, N.A., a national banking association with its main office in Quitman, Texas (“BTH Bank”);

WHEREAS, the boards of directors of the Parties have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the business combination transaction provided for in this Agreement in which BTH will, on the terms and subject to the conditions set forth in this Agreement, merge with and into Origin (the “Merger”), with Origin as the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Company”);

WHEREAS, as consideration for the Merger, Origin will issue shares of Origin common stock to the former BTH shareholders in exchange for all of the issued and outstanding capital stock of BTH;

WHEREAS, the Parties intend that, immediately following the Merger, BTH Bank will merge with and into Origin Bank, with Origin Bank surviving the merger, on the terms and conditions set forth in the Agreement and Plan of Bank Merger attached hereto as Exhibit A (the “Bank Merger Agreement”);

WHEREAS, as an inducement to Origin to enter into this Agreement, each director and executive officer of BTH have entered into a voting agreement (each a “BTH Voting Agreement” and collectively, the “BTH Voting Agreements”), substantially in the form attached hereto as Exhibit B, dated as of the date hereof, with Origin, pursuant to which each such director or executive officer has agreed, among other things, to vote all shares of BTH Common Stock owned by such director or executive officer in favor of the approval of this Agreement and the transactions contemplated hereby, subject to the terms of the BTH Voting Agreements;

WHEREAS, as an inducement to BTH to enter into this Agreement, each director of Origin has entered into a voting agreement (each an “Origin Voting Agreement” and collectively, the “Origin Voting Agreements”), substantially in the form attached hereto as Exhibit C, dated as of the date hereof, with Origin, pursuant to which each such director has agreed, among other things, to vote all shares of Origin Common Stock owned by such director in favor of the approval of this Agreement and the transactions contemplated hereby, subject to the terms of the Origin Voting Agreements;

WHEREAS, as a further inducement to Origin’s willingness to enter into this Agreement, each director of BTH who is not also an employee of BTH or any of its Subsidiaries has entered into a director support agreement (each a “BTH Director Support Agreement” and collectively, the “BTH Director Support Agreements”), substantially in the form attached hereto as Exhibit D, containing non-solicitation and non-competition obligations;

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and

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WHEREAS, for U.S. federal income tax purposes it is intended that the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder (the “Intended Tax Treatment”), and this Agreement is intended to be a “plan of reorganization” for the Merger for purposes of Sections 354 and 361 of the Code.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
THE MERGER

Section 1.01            The Merger.

Subject to the terms and conditions of this Agreement, in accordance with the Louisiana Business Corporation Act (the “LBCA”) and the Texas Business Organizations Code (“TBOC”), at the Effective Time, BTH shall merge with and into Origin pursuant to the terms of this Agreement. Origin shall be the Surviving Company in the Merger and shall continue its existence as a corporation under the laws of the State of Louisiana. As of the Effective Time, the separate corporate existence of BTH shall cease.

Section 1.02            Articles of Incorporation and Bylaws; Officers and Directors.

(a)             At the Effective Time, the articles of incorporation of Origin in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Company until thereafter amended in accordance with applicable Law. The bylaws of Origin in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Company until thereafter amended in accordance with applicable Law and the terms of such bylaws.

(b)            The directors of Origin in office immediately prior to the Effective Time shall serve as the directors of the Surviving Company in accordance with the bylaws of the Origin, except as provided in Section 5.17 hereof.

(c)            The officers of Origin in office immediately prior to the Effective Time, together with such additional persons as may thereafter be appointed, shall serve as the officers of the Surviving Company from and after the Effective Time in accordance with the bylaws of the Surviving Company.

Section 1.03            Bank Merger.

Immediately following the Effective Time or on such later date as may be determined by Origin in its sole discretion, BTH Bank shall be merged (the “Bank Merger”) with and into Origin Bank in accordance with the provisions of applicable federal and state banking laws and regulations, and Origin Bank shall be the surviving bank (the “Surviving Bank”). The Bank Merger shall have the effects as set forth under applicable federal and state banking laws and regulations, and the board of directors of the Parties have, on the date hereof, caused the board of directors of Origin Bank and BTH Bank, respectively, to approve the Bank Merger Agreement and have caused the Bank Merger Agreement to be executed and delivered on the date of this Agreement. Each of Origin and BTH has also approved the Bank Merger Agreement in their capacities as sole shareholders of Origin Bank and BTH Bank, respectively.

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Section 1.04            Effective Time; Closing.

(a)            Subject to the terms and conditions of this Agreement, the Parties will make all such filings as may be required to consummate the Merger and the Bank Merger by applicable Laws. The Merger shall become effective on the date and at the time (the “Effective Time”) specified in the certificate of merger issued by the Louisiana Secretary of State (the “Certificate of Merger”). Unless otherwise mutually agreed by the Parties, the Effective Time will occur on a date to be determined by Origin in consultation with BTH within thirty-five (35) days of the date that all of the conditions to the Closing set forth in Article VI (other than conditions to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived in accordance with the terms hereof.

(b)            The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the Business Day immediately preceding the Effective Time (such date, the “Closing Date”) by electronic means or at the offices of Fenimore Kay Harrison LLP, 191 Peachtree Street NE, Suite 849, Atlanta, GA 30303, or such other place as the Parties may mutually agree. At the Closing, there shall be delivered to Origin and BTH the certificates and other documents required to be delivered under Article VI.

Section 1.05            Reservation of Right to Revise Structure.

Origin may at any time and without the approval of BTH, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, change the method of effecting the business combination contemplated by this Agreement if and to the extent that it reasonably deems such a change to be necessary or advantageous; provided, however, that no such change shall (i) alter the nature or reduce the amount of the consideration to be issued to Holders as Merger Consideration or holders of BTH Options as currently contemplated in this Agreement, (ii) reasonably be expected to materially impede or delay consummation of the Merger, (iii) adversely affect the Intended Tax Treatment, or (iv) require submission to or approval of BTH’s shareholders after the plan of merger set forth in this Agreement has been approved by BTH’s shareholders. In the event that Origin elects to make such a change, the Parties agree to cooperate to execute appropriate documents to reflect the change.

ARTICLE II
MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 2.01            Merger Consideration.

Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of the Parties or any shareholder of BTH:

(a)             Each share of Origin Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.

(b)            Each share of BTH Common Stock owned directly by Origin, BTH, or any of their respective Subsidiaries (excluding shares in trust accounts, managed accounts and the like for the benefit of customers or shares held as collateral for outstanding debt previously contracted) immediately prior to the Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto (the “BTH Cancelled Shares”).

(c)            Notwithstanding anything in this Agreement to the contrary, all shares of BTH Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a shareholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands the fair value of such shares pursuant to, and who complies in all respects with, the provisions of

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Chapter 10, Subchapter H of the TBOC, shall not be converted into or be exchangeable for the right to receive the Per-Share Merger Consideration (the “Dissenting Shares”), but instead the holder of such Dissenting Shares (hereinafter called a “Dissenting Shareholder”) shall be entitled to payment of the fair value of such shares in accordance with the applicable provisions of the TBOC (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist and such holder shall cease to have any rights with respect thereto, except the rights provided for pursuant to the applicable provisions of the TBOC and this Section 2.01(c)), unless and until such Dissenting Shareholder shall have failed to perfect such holder’s right to receive, or shall have effectively withdrawn or lost rights to demand or receive, the fair value of such shares of BTH Common Stock under the applicable provisions of the TBOC. If any Dissenting Shareholder shall fail to perfect or effectively withdraw or lose such Holder’s dissenter’s rights under the applicable provisions of the TBOC, each such Dissenting Share shall be deemed to have been converted into and to have become exchangeable for, the right to receive the Per-Share Merger Consideration, without any interest thereon, in accordance with the applicable provisions of this Agreement. BTH shall give Origin (i) prompt notice of any written notices to exercise dissenters’ rights in respect of any shares of BTH Common Stock, attempted withdrawals of such notices and any other instruments served pursuant to the TBOC and received by BTH relating to dissenters’ rights and (ii) the opportunity to participate in negotiations and proceedings with respect to demands for fair value under the TBOC. BTH shall not, except with the prior written consent of Origin, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Article II to pay for shares of BTH Common Stock for which dissenters’ rights have been perfected shall be returned to Origin upon demand. If the amount paid to a Dissenting Shareholder exceeds such Dissenting Shareholder’s pro rata portion of the Merger Consideration, such excess amount shall not reduce the Per-Share Merger Consideration paid to other Holders.

(d)            Each share of BTH Common Stock (excluding Dissenting Shares and BTH Cancelled Shares) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted, in accordance with the terms of this Article II, into and exchanged for the right to receive the portion of a share of Origin Common Stock equal to the Exchange Ratio (subject to adjustment pursuant to Section 7.01(i), the “Per-Share Merger Consideration”).

(e)            Immediately prior to the Effective Time, each option to purchase BTH Common Stock granted under any BTH Stock Plan (each a “BTH Option”) that is then outstanding shall become fully vested and exercisable. At the Effective Time, each BTH Option that is then outstanding shall automatically, by virtue of the Merger and without any action on the part of the holder thereof, be adjusted under the applicable BTH Stock Plan such that it shall represent an option to purchase shares of Origin Common Stock (each, an “Origin Substitute Option”), and the number of shares of Origin Common Stock subject to such Origin Substitute Option shall be equal to the number of shares of BTH Common Stock subject to such BTH Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and the exercise price of each Origin Substitute Option shall be equal to the exercise price of the BTH Option immediately prior to the Effective Time divided by the Exchange Ratio; provided, however, that the exercise price and the number of shares of Origin Common Stock issuable upon exercise of such Origin Substitute Option, and the terms and conditions of each such Origin Substitute Option, shall be determined in a manner consistent with the requirements for a substitution of stock rights in accordance with Sections 424 or 409A of the Code, as applicable, so as not to be considered a modification of any BTH Option, to retain, where applicable and possible, the tax and accounting treatment of each such BTH Option (including any BTH Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code) and not to be treated as a change in the form of payment or as nonqualified deferred compensation under Section 409A of the Code. Origin shall take any action necessary to assume sponsorship of any BTH Stock Plans pursuant to which BTH Options are outstanding immediately prior to the Effective Time and the obligations thereunder. Except for the BTH Options set forth on BTH Disclosure Schedule Section 3.02(c), no BTH Equity Award shall be outstanding as of the Effective Time, and no obligations to issue BTH Equity Awards shall exist following the Effective Time. Prior to the Effective Time, BTH shall take all actions

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necessary (including delivering all required notices and obtaining all necessary approvals and consents) to effect the treatment of the BTH Options as provided in this Section 2.01(e), to effect Origin’s assumption of any BTH Stock Plans pursuant to which BTH Options are outstanding immediately prior to the Effective Time, to terminate any BTH Stock Plans other than those being assumed by Origin as of the Effective Time, and to cause the provisions in any other agreement providing for the issuance, transfer or grant of any capital stock of BTH or any interest in respect of any capital stock of BTH to terminate and be of no further force and effect as of the Effective Time, and BTH shall ensure that following the Effective Time no person who was, immediately prior to the Effective Time, a holder of any BTH Equity Award, a person for whom a future grant of a BTH Equity Award had been approved, or a participant in any BTH Stock Plan, shall have any right thereunder to acquire any capital stock of Origin, Origin Bank, BTH or BTH Bank, except with respect to Origin Substitute Options as contemplated in this Section 2.01(e).

Section 2.02            Adjustment of Merger Consideration.

(a)             If the Adjusted Tangible Equity (as defined and calculated below) as of the Closing Date is less than the Tangible Equity Capital Minimum (such shortfall, the “Capital Deficiency Amount”), then the Exchange Ratio shall be reduced by subtracting the Exchange Ratio Adjustment Amount (expressed as a positive number) from the Exchange Ratio such that the sum of (i) the value of the aggregate Merger Consideration and (ii) the implied value issued to holders of BTH Options in connection with the Merger (in each case based on the Average Closing Price) is reduced by such Capital Deficiency Amount. An example calculation of the Exchange Ratio Adjustment Amount is set forth in Origin Disclosure Schedule Section 2.02(a).

(b)            For purposes of this Agreement, “Adjusted Tangible Equity” shall equal the sum of BTH’s equity capital stock, capital surplus, and retained earnings, including the impact of any accumulated other comprehensive income (loss) resulting from unrealized securities gains or losses (“Securities AOCI”) (provided, however, that in the event that such Securities AOCI is in a loss position exceeding $5,000,000, Securities AOCI for purposes of this Section 2.02(b) shall be deemed to be a loss equal to $5,000,000), less goodwill and intangible assets, on a consolidated basis with BTH Bank, as determined pursuant to GAAP and in accordance with this Section 2.02(b). For purposes of calculating Adjusted Tangible Equity, BTH shall include deductions made for any transaction expenses related to the Merger, this Agreement and the transactions contemplated hereby (“Transaction Expenses”), including, to the extent not already reflected in the retained earnings of BTH as of the Closing Date (as defined in Section 2.02(c) below), reductions for (i) the amount of any costs, fees, expenses and commissions payable to any broker, finder, financial advisor or investment banking firm in connection with this Agreement or the transactions contemplated hereby; (ii) the amount of all legal and accounting fees and other expenses incurred by BTH in connection with the negotiation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby; (iii) the accrual of any costs, fees, expenses, contract payments, penalties or liquidated damages associated with or incurred in connection with the termination of Terminated Contracts (as defined in Section 5.14), including, but not limited to, the termination of any data processing contract following the Closing Date and any associated deconversion fees; (iv) amounts payable upon a change in control event under any BTH Material Contract; (v) the amount of any payments to be made or expenses to be incurred pursuant to any existing employment, change in control, salary continuation, deferred compensation or other similar agreements or arrangements or severance, noncompetition, retention or bonus arrangements between BTH or BTH Bank and any other Person, including upon termination of such agreements, regardless of whether payment under such agreement or arrangement is triggered by the transactions set forth in this Agreement, and including, for the avoidance of doubt, expenses incurred or to be incurred as a result of the acceleration of vesting of any BTH Option or other benefit under a BTH Benefit Plan caused by the Merger; (vi) fifty percent (50%) of retention bonuses to be paid to BTH or BTH Bank employees mutually agreed upon by BTH and Origin; (vii) the accrual of any future benefit payments due under any salary continuation, deferred compensation or other similar agreements through the date of final payment; (viii) the amount of any additional accruals or costs to fully fund and liquidate any BTH Benefit Plan (as defined herein) and to pay all related expenses and fees to the extent such termination is requested by Origin

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pursuant to Section 5.11, which shall include, for the avoidance of doubt, all expenses and costs associated with the termination of the KSOP pursuant to Section 5.26; (ix) the premium or additional costs incurred to provide for the continuation of certain of BTH’s insurance policies pursuant to Section 5.10(d); (x) fifty percent (50%) of the aggregate fees, expenses and costs of the independent accounting firm pursuant to Section 2.02(c) below, if applicable; (xi) all costs associated with the assumption of the trust preferred and subordinated debt securities contemplated in Section 5.25; and (xii) any other expenses or adjustments customary for transactions of the type contemplated by this Agreement; provided that, adjustments to the calculation of the Adjusted Tangible Equity with respect to (i)-(xii) shall be mutually determined by BTH and Origin in good faith. In calculating Adjusted Tangible Equity, BTH will be permitted to calculate any expenses on an after-Tax basis (but only to the extent that such expenses are Tax-deductible) using an income tax rate of 21%. For the avoidance of doubt, Adjusted Tangible Equity shall be reduced dollar for dollar by the amount of any dividend or other distribution by BTH declared or paid on or after the date of this Agreement and prior to or on the Closing Date.

(c)            Within ten (10) Business Days of the end of each calendar month, BTH shall prepare a sample calculation of the Adjusted Tangible Equity as of the end of such calendar month (calculated in accordance with Section 2.02(b)) and provide such sample calculation to Origin for the parties to discuss in good faith. As of a date that is not less than fifteen (15) Business Days prior to the intended Closing Date (the “Calculation Date”), BTH shall prepare in good faith and deliver to Origin an updated closing statement derived from the latest available financial information of BTH, adjusted for projections through the Closing Date and reflecting the Adjusted Tangible Equity (such statement, the “Final Closing Statement”). Such Final Closing Statement shall be prepared in a manner consistent with this Section 2.02. If Origin does not object in writing to the Final Closing Statement within five (5) Business Days after the date BTH submits such calculation to Origin, the Final Closing Statement shall be deemed to be accepted by Origin and shall constitute the final calculation of the Adjusted Tangible Equity at the Closing Date, subject only to any further changes mutually agreed upon by both BTH and Origin. If Origin timely objects in writing to the Final Closing Statement and the parties are unable to resolve any dispute related to the calculations set forth in the Final Closing Statement within five (5) Business Days after the date BTH submits such calculation to Origin, then BTH and Origin shall submit the calculation of Adjusted Tangible Equity at the Closing Date to an independent accounting firm as shall be mutually agreed in writing by the parties for review and resolution of any and all matters related to the calculation which remain in dispute. The independent accounting firm shall reach a final resolution of all matters (such determination of Adjusted Tangible Equity by the independent accounting firm shall be consistent with and in accordance with Section 2.02(b)) and shall furnish such resolution in writing to BTH and Origin as soon as practicable, but in no event more than five (5) Business Days after such matters have been referred to the independent accounting firm. Such resolution shall be made in accordance with this Agreement and will be conclusive and binding upon BTH and Origin, absent manifest error or fraud. The resolution reached by the parties or the independent accounting firm in accordance with this Section 2.02(c) will constitute the final calculation of the Adjusted Tangible Equity at the Closing Date. The costs for the independent accounting firm to reach such resolution shall be shared equally by BTH and Origin.

Section 2.03            Rights as Shareholders; Stock Transfers.

At the Effective Time, all shares of BTH Common Stock, when converted in accordance with Section 2.01, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate or Book-Entry Share previously evidencing such shares shall thereafter represent only the right to receive for each such share of BTH Common Stock the Per-Share Merger Consideration, any cash in lieu of fractional shares of Origin Common Stock in accordance with this Article II, and any dividends or distributions to which such Holder is entitled pursuant to this Article II. At the Effective Time, holders of BTH Common Stock shall cease to be, and shall have no rights as, shareholders of BTH, other than the right to receive the Per-Share Merger Consideration, cash in lieu of fractional shares of Origin Common Stock as provided under this Article II, and any dividends or distributions to which such Holder is entitled pursuant to this Article II. At the Effective Time, the stock transfer books of BTH shall be closed, and there shall be no registration of transfers on the stock transfer books of BTH of shares of BTH Common Stock.

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Section 2.04            Fractional Shares.

Notwithstanding any other provision hereof, no fractional shares of Origin Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu thereof, Origin shall pay or cause to be paid to each Holder of a fractional share of Origin Common Stock, rounded to the nearest one hundredth of a share, an amount of cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in Origin Common Stock to which such Holder would otherwise be entitled by the Average Closing Price.

Section 2.05            Plan of Reorganization.

It is intended that the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. This Agreement is hereby adopted as a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code for the Merger. The Parties shall prepare and file all Tax Returns in accordance with the Intended Tax Treatment, and neither Party shall take any action, or fail to take any action, that is inconsistent with or that would reasonably be expected to adversely affect the Intended Tax Treatment.

Section 2.06        Exchange Procedures.

Prior to the Effective Time, Origin shall appoint the Exchange Agent for the payment and exchange of the Merger Consideration. No later than five (5) days prior to the Closing Date, Origin shall cause the Exchange Agent to mail or otherwise cause to be delivered to each Holder appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon delivery of the Certificates or Book-Entry Shares to the Exchange Agent, as well as instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Per-Share Merger Consideration (plus any cash in lieu of fractional shares and any dividends or distributions to which such Holder is entitled pursuant to this Article II) as provided for in this Agreement (the “Letter of Transmittal”).

Section 2.07            Deposit and Delivery of Merger Consideration.

(a)            At or before the Effective Time, Origin shall deposit with the Exchange Agent, for the benefit of the Holders, evidence of shares in book entry form representing the number of shares of Origin Common Stock sufficient to deliver the Merger Consideration (together with, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.04, and, if applicable, cash in an aggregate amount sufficient to make the appropriate payment to the Holders of Dissenting Shares) (collectively, the “Exchange Fund”). Upon surrender of a Certificate or Book-Entry Shares for cancellation to the Exchange Agent, together with such Letter of Transmittal, duly completed and executed, and such other documents as may reasonably be required by the Exchange Agent or Origin, such Holder will be entitled to receive the Per-Share Merger Consideration, to be issued in book entry form, and any cash in lieu of fractional shares described in Section 2.04. The Exchange Agent will cancel or cause to be cancelled the Certificates or Book-Entry Shares surrendered in accordance with this Section 2.07 and will deliver or cause to be delivered the cancelled Certificates, and evidence of cancellation of Book-Entry Shares, to Origin. The Exchange Agent or Origin, as the case may be, shall not be obligated to deliver the Per-Share Merger Consideration or cash in lieu of any fractional share to a Holder to which such Holder would otherwise be entitled as a result of the Merger until such Holder surrenders the Certificates or Book-Entry Shares representing the shares of BTH Common Stock for exchange as provided in this Article II, or, an appropriate affidavit of loss and indemnity agreement and/or a bond in such amount as may be reasonably required in each case by Origin or the Exchange Agent.

(b)            Any portion of the Exchange Fund that remains unclaimed by the shareholders of BTH for one (1) year after the Effective Time (as well as any interest or proceeds from any investment thereof) shall be delivered by the Exchange Agent to Origin. Any shareholders of BTH who have not theretofore complied with

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this Section 2.07 shall thereafter look only to Origin for the Per-Share Merger Consideration, any cash in lieu of fractional shares of BTH Common Stock to be issued or paid in consideration therefor, and any dividends or distributions to which such Holder is entitled in respect of each share of BTH Common Stock such shareholder held immediately prior to the Effective Time, as determined pursuant to this Agreement, in each case without any interest thereon. Neither the Exchange Agent nor any Party shall be liable to any Holder represented by any Certificate or Book-Entry Share for any amounts delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Origin and the Exchange Agent shall be entitled to rely upon the stock transfer books of BTH to establish the identity of those Persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of any shares of BTH Common Stock represented by any Certificate or Book-Entry Share, Origin and the Exchange Agent shall be entitled to tender to the custody of any court of competent jurisdiction any Per-Share Merger Consideration represented by such Certificate or Book-Entry Share and file legal proceedings interpleading all parties to such dispute, and will thereafter be relieved with respect to any claims thereto.

(c)             Origin or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Holder such amounts as Origin is required to deduct and withhold under applicable Law. Any amounts so deducted and withheld shall be remitted to the appropriate Governmental Authority and upon such remittance shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made by Origin or the Exchange Agent, as applicable.

Section 2.08            Rights of Certificate Holders after the Effective Time.

(a)            All shares of Origin Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and if ever a dividend or other distribution is declared by Origin in respect of the Origin Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Origin Common Stock issuable pursuant to this Agreement. No dividends or other distributions in respect of the Origin Common Stock shall be paid to any Holder of any unsurrendered Certificate or Book-Entry Share until such Certificate or Book-Entry Share is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable Laws, following surrender of any such Certificate or Book-Entry Share, there shall be issued and/or paid to the Holder of the certificates representing whole shares of Origin Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Origin Common Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Origin Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

(b)            In the event of a transfer of ownership of a Certificate representing BTH Common Stock that is not registered in the stock transfer records of BTH, the proper amount of cash and/or shares of Origin Common Stock shall be paid or issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such BTH Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a person other than the registered Holder of the Certificate or establish to the satisfaction of Origin that the Tax has been paid or is not applicable.

Section 2.09            Anti-Dilution Provisions.

If the number of shares of Origin Common Stock or BTH Common Stock issued and outstanding prior to the Effective Time shall be increased or decreased, or changed into or exchanged for a different number or kind of shares or securities, in any such case as a result of a stock split, reverse stock split, stock combination, stock dividend, recapitalization, reclassification, reorganization or similar transaction, or there shall be any

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extraordinary dividend or distribution with respect to such stock, and the record date therefor shall be prior to the Effective Time, an appropriate and proportionate adjustment shall be made to the Per-Share Merger Consideration to give holders of BTH Common Stock the same economic effect as contemplated by this Agreement prior to such event.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BTH

Except as set forth in the disclosure schedule delivered by BTH to Origin prior to or concurrently with the execution of this Agreement with respect to each such Section below (the “BTH Disclosure Schedule”); provided, that (a) the mere inclusion of an item in the BTH Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by BTH that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on BTH and (b) any disclosures made with respect to a section of Article III shall be deemed to qualify (1) any other section of Article III specifically referenced or cross-referenced and (2) other sections of Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, BTH hereby represents and warrants to Origin as follows:

Section 3.01            Organization and Standing.

Each of BTH and its Subsidiaries is (a) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, a Material Adverse Effect with respect to BTH. A complete and accurate list of all such jurisdictions described in (a) and (b) is set forth in BTH Disclosure Schedule Section 3.01. BTH is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

Section 3.02            Capital Stock.

(a)             The authorized capital stock of BTH consists of 15,000,000 shares of BTH Common Stock, 10,429,681 of which are issued and outstanding as of February 21, 2022 (the “BTH Capitalization Date”), and 10,000,000 shares of preferred stock, no par value per share, none of which are issued and outstanding as of the date of this Agreement. As of the BTH Capitalization Date, there were BTH Options to acquire 928,423 shares of BTH Common Stock outstanding. There are no shares of BTH Common Stock held by any of BTH’s Subsidiaries. Except for the exercise of BTH Options in accordance with their terms and the issuance of shares with respect thereto and any forfeitures of BTH Options, there were no changes in the number of issued or outstanding shares of BTH capital stock or changes in the number of outstanding BTH Options between the BTH Capitalization Date and the date of this Agreement.

(b)            BTH Disclosure Schedule Section 3.02(b) sets forth, as of the BTH Capitalization Date, the name and address, as reflected on the books and records of BTH, of each Holder, and the number of shares of BTH Common Stock held by each such Holder. The issued and outstanding shares of BTH Common Stock are duly authorized, validly issued, fully paid, non-assessable and have not been issued in violation of nor are they subject to preemptive rights of any BTH shareholder. All shares of BTH’s capital stock issued and outstanding have been issued in compliance with and not in violation of any applicable federal or state securities Laws.

(c)             BTH Disclosure Schedule Section 3.02(c) sets forth, as of the BTH Capitalization Date, for each grant or award of BTH Options or other outstanding Rights of BTH, the (i) name of the grantee, (ii) date of the grant, (iii) expiration date, (iv) vesting schedule, (v) number of shares of BTH Common Stock, or any other

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security of BTH, subject to such award, and (vi) number of shares subject to such award that are exercisable or have vested as of the BTH Capitalization Date. Each outstanding BTH Right complies with or is exempt from Section 409A of the Code and qualifies for the tax treatment afforded thereto in BTH’s Tax Returns. Each grant of BTH Options or other outstanding BTH Rights was appropriately authorized by the board of directors of BTH or the compensation committee thereof, was made in accordance with the terms of the BTH Stock Plans and any applicable Law and regulatory rules or requirements and has a grant date identical to (or later than) the date on which it was actually granted or awarded by the board of directors of BTH or the compensation committee thereof. There are no outstanding shares of capital stock of any class, or any options, warrants or other similar rights, convertible or exchangeable securities, “phantom stock” rights, stock appreciation rights, stock based performance units, agreements, arrangements, commitments or understandings to which BTH or any of its Subsidiaries is a party, whether or not in writing, of any character relating to the issued or unissued capital stock or other securities of BTH or any of BTH’s Subsidiaries or obligating BTH or any of BTH’s Subsidiaries to issue (whether upon conversion, exchange or otherwise) or sell any share of capital stock of, or other equity interests in or other securities of, BTH or any of BTH’s Subsidiaries, except as set forth in Section 3.02(a) and other than those listed in BTH Disclosure Schedule Section 3.02(c) or BTH Disclosure Schedule Section 3.02(d). There are no obligations, contingent or otherwise, of BTH or any of BTH’s Subsidiaries to repurchase, redeem or otherwise acquire any shares of BTH Common Stock or capital stock of any of BTH’s Subsidiaries or any other securities of BTH or any of BTH’s Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. Except for the BTH Voting Agreements, there are no agreements, arrangements or other understandings with respect to the voting of BTH’s capital stock and there are no agreements or arrangements under which BTH is obligated to register the sale of any of its securities under the Securities Act.

(d)            No bonds, debentures, notes, or other indebtedness having the right to vote on any matters on which shareholders of BTH or BTH Bank may vote are issued or outstanding. Set forth on BTH Disclosure Schedule Section 3.02(d) is a true, correct, and complete list of all trust preferred or subordinated debt securities of BTH or any Subsidiary of BTH that are issued and outstanding as of the date of this Agreement, including, with respect to each such security, the outstanding principal and interest as of December 31, 2021, maturity date, call date (if not currently callable), current interest rate and date of the next adjustment of interest rate (if any). As of the date of this Agreement, neither BTH nor any Affiliate of BTH is deferring interest payments with respect to any trust preferred securities or related junior subordinated debt securities issued by BTH or any of its Affiliates. BTH has administered all such debt securities in accordance with the terms thereof. BTH has made available true and correct copies of the forms of note or other evidence of indebtedness related to such debt securities.

(e)             BTH Disclosure Schedule Section 3.02(e) sets forth a listing of all agreements to which BTH is a party that provide holders of BTH Common Stock with rights as holders of BTH Common Stock that are in addition to those provided by BTH’s certificate of formation, BTH’s bylaws, or by applicable Law (each, an “BTH Investor Agreement”). Each BTH Investor Agreement is valid and binding on BTH and is in full force and effect and enforceable in accordance with its terms (assuming the due execution by each other party thereto, provided that BTH hereby represents and warrants that, to its Knowledge, each BTH Investor Agreement is duly executed by all such parties), subject to the Enforceability Exception. Except as set forth in BTH Disclosure Schedule Section 3.02(e), BTH is not in default under any BTH Investor Agreement and, to BTH’s Knowledge, there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

Section 3.03            Subsidiaries.

(a)             BTH Disclosure Schedule Section 3.03(a) sets forth a complete and accurate list of all Subsidiaries of BTH, including the jurisdiction of organization and all jurisdictions in which any such entity is qualified to do business and the number of shares or other equity interests in such Subsidiary held by BTH. Except as set forth in BTH Disclosure Schedule Section 3.03(a), (i) BTH owns, directly or indirectly, all of the issued and

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outstanding equity securities of each BTH Subsidiary, (ii) no equity securities of any of BTH’s Subsidiaries are or may become required to be issued (other than to BTH) by reason of any contractual right or otherwise, (iii) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to BTH or a wholly-owned Subsidiary of BTH), (iv) there are no contracts, commitments, understandings or arrangements relating to BTH’s rights to vote or to dispose of such securities, (v) all of the equity securities of each such Subsidiary held by BTH, directly or indirectly, are validly issued, fully paid, non-assessable and are not subject to preemptive or similar rights, and (vi) all of the equity securities of each Subsidiary that is owned, directly or indirectly, by BTH or any Subsidiary thereof, are free and clear of all Liens, other than restrictions on transfer under applicable securities or banking Laws.

(b)             Except as set forth on BTH Disclosure Schedule Section 3.03(b), neither BTH nor any of BTH’s Subsidiaries owns any stock or equity interest in any depository institution (as defined in 12 U.S.C. Section 1813(c)(1)) other than BTH Bank. Except as set forth on BTH Disclosure Schedule Section 3.03(b) and except for the capital stock of BTH Bank, neither BTH nor any of BTH’s Subsidiaries beneficially owns, directly or indirectly (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted), any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind.

Section 3.04            Corporate Power; Minute Books.

(a)             BTH and each of its Subsidiaries has the corporate or similar power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and BTH has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities, the Regulatory Approvals and the Requisite BTH Shareholder Approval.

(b)             BTH has made available to Origin a complete and correct copy of the certificate of formation and bylaws or equivalent organizational documents, each as amended to date, of BTH and each of its Subsidiaries. Neither BTH nor any of its Subsidiaries is in violation of any of the terms of its certificate of formation, bylaws or equivalent organizational documents. The minute books of BTH and each of its Subsidiaries contain records of all meetings held by, and all other corporate or similar actions of, their respective shareholders and boards of directors (including committees of their respective boards of directors) or other governing bodies, which records are complete and accurate in all material respects. The stock ledgers and the stock transfer books of BTH and each of its Subsidiaries contain complete and accurate records of the ownership of the equity securities of BTH and each of its Subsidiaries.

Section 3.05            Corporate Authority.

Subject only to the receipt of the Requisite BTH Shareholder Approval, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of BTH and the board of directors of BTH on or prior to the date hereof. The board of directors of BTH has directed that this Agreement be submitted to BTH’s shareholders for approval at a meeting of the shareholders and, except for the receipt of the Requisite BTH Shareholder Approval in accordance with the TBOC and BTH’s certificate of formation and bylaws, no other vote or action of the shareholders of BTH is required by Law, the certificate of formation or bylaws of BTH or otherwise to approve this Agreement and the transactions contemplated hereby. BTH has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Origin, this Agreement is a valid and legally binding obligation of BTH, enforceable in accordance with its terms (except to the extent that validity and enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity or by principles of public policy (the “Enforceability Exception”)).

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Section 3.06            Regulatory Approvals; No Defaults.

(a)             No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by BTH or any of its Subsidiaries in connection with the execution, delivery or performance by BTH of this Agreement or to consummate the transactions contemplated by this Agreement, except as may be required for (i) filings of applications and notices with, and receipt of consents, authorizations, approvals, exemptions or non-objections from the SEC, Nasdaq, state securities authorities, the Financial Industry Regulatory Authority, Inc., applicable securities, commodities and futures exchanges, and other industry self-regulatory organizations (each, an “SRO”), (ii) filings of applications or notices with, and consents, approvals or waivers by the FRB, the FDIC, the OCC, the OFI and other banking, regulatory, self-regulatory or enforcement authorities or any courts, administrative agencies or commissions or other Governmental Authorities and approval of or non-objection to such applications, filings and notices (taken together with the items listed in clause (i), the “Regulatory Approvals”), (iii) the filing by Origin with the SEC of the Joint Proxy Statement/Prospectus and the Registration Statement and declaration of effectiveness of the Registration Statement, (iv) the issuance of the Certificate of Merger contemplated by Section 1.04(a) and the filing of documents with the OCC, the Secretary of State of the States of Louisiana and Texas or other applicable Governmental Authorities to cause the Bank Merger to become effective and (v) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Origin Common Stock pursuant to this Agreement (the “Origin Common Stock Issuance”) and approval of listing of such Origin Common Stock on Nasdaq. Subject to the receipt of the approvals referred to in the preceding sentence, the Requisite BTH Shareholder Approval and as set forth on BTH Disclosure Schedule Section 3.06(a), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by BTH do not and will not (1) constitute a breach or violation of, or a default under, the certificate of formation, bylaws or similar governing documents of BTH or any of its respective Subsidiaries, (2) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BTH or any of its Subsidiaries, or any of their respective properties or assets, (3) conflict with, result in a breach or violation of any provision of, or the loss of any benefit under, or a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the creation of any Lien under, result in a right of termination or the acceleration of any right or obligation (which, in each case, would have a Material Adverse Effect on BTH or would reasonably be expected to result in a financial obligation or penalty in excess of $50,000) under any permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation of BTH or any of its Subsidiaries or to which BTH or any of its Subsidiaries, or their respective properties or assets is subject or bound, or (4) require the consent or approval of any third party or Governmental Authority under any such Law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation that would have a Material Adverse Effect on BTH or result in a material financial penalty.

(b)             As of the date hereof, BTH has no Knowledge of any reason (i) why the Regulatory Approvals referred to in Section 6.01(b) will not be received in customary time frames from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement or (ii) why any Burdensome Condition would be imposed.

Section 3.07            Financial Statements; Internal Controls.

(a)             BTH has previously delivered or made available to Origin copies of BTH’s (i) audited consolidated financial statements (including the related notes and schedules thereto) for the years ended December 31, 2020, 2019 and 2018, accompanied by the unqualified audit reports of Henry & Peters, PC, independent registered accountants (collectively, including the audited consolidated financial statements for the year ended December 31, 2021 upon their delivery to Origin pursuant to Section 5.08(g), the “Audited

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Financial Statements”) and (ii) unaudited interim consolidated financial statements as of and for the year ended December 31, 2021 (collectively with any unaudited consolidated financial statements for periods subsequent to December 31, 2021 upon their delivery to Origin pursuant to Section 5.08(d), the “Unaudited Financial Statements” and collectively with the Audited Financial Statements, the “Financial Statements”). The Financial Statements (including any related notes and schedules thereto) are accurate and complete in all material respects and fairly present in all material respects the financial condition and the results of operations, changes in shareholders’ equity, and cash flows of BTH and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, consistently applied, subject, in the case of the Unaudited Financial Statements, to (i) the absence of consolidated statements of changes in stockholders’ equity, consolidated statements of comprehensive income (loss), and consolidated statements of cash flow, (ii) normal, recurring year-end adjustments (the effect of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to BTH), and (iii) the absence of notes and schedules as permitted by GAAP (that, if presented, would not differ materially from those included in the Audited Financial Statements). No financial statements of any entity or enterprise other than BTH’s Subsidiaries are required by GAAP to be included in the consolidated financial statements of BTH. Neither BTH nor any of its Subsidiaries has any liabilities or obligations of a nature that would be required by GAAP to be set forth on its consolidated balance sheet or in the notes thereto except for those which are reflected or reserved against in the Financial Statements and those which have been incurred in the Ordinary Course of Business since December 31, 2020 or in connection with this Agreement and the transactions contemplated hereby. True, correct and complete copies of the Financial Statements, other than any Financial Statements delivered to Origin pursuant to Section 5.08(g) or Section 5.08(d), are set forth in BTH Disclosure Schedule Section 3.07(a).

(b)            The records, systems, controls, data and information of BTH and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of BTH or its Subsidiaries or accountants (including all means of access thereto and therefrom). BTH and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. BTH has disclosed, based on its most recent evaluations, to its outside auditors and the audit committee of the board of directors of BTH (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect BTH’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in BTH’s internal control over financial reporting.

(c)            Since January 1, 2019, neither BTH nor any of its Subsidiaries nor, to BTH’s Knowledge, any director, officer, employee, auditor, accountant or representative of BTH or any of its Subsidiaries has received, or otherwise had or obtained Knowledge of, any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of BTH or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that BTH or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

Section 3.08            Regulatory Reports.

Since January 1, 2019, BTH and its Subsidiaries have timely filed with the FRB, the FDIC, the OCC, any SRO and any other applicable Governmental Authority, in correct form, the material reports, registration statements and other documents required to be filed under applicable Laws and regulations and have paid all fees and assessments due and payable in connection therewith, and such reports were complete and accurate and in compliance in all material respects with the requirements of applicable Laws and regulations. Other than normal examinations conducted by a Governmental Authority in the Ordinary Course of Business, no Governmental Authority has notified BTH or any of its Subsidiaries that it has initiated any proceeding or, to the Knowledge of BTH, threatened an investigation into the business or operations of BTH or any of its Subsidiaries since

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January 1, 2019. BTH has not received any unresolved violation, criticism or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of BTH or any of its Subsidiaries.

Section 3.09            Absence of Certain Changes or Events.

Except as set forth in BTH Disclosure Schedule Section 3.09, the Financial Statements or as otherwise contemplated by this Agreement, since December 31, 2020, (a) BTH and its Subsidiaries have carried on their respective businesses in all material respects in the Ordinary Course of Business (except with respect to any COVID-19 Measures), and (b) there have been no events, changes or circumstances which have had, or are reasonable likely to have, individually or in the aggregate, a Material Adverse Effect with respect to BTH.

Section 3.10            Legal Proceedings.

(a)            Except as set forth in BTH Disclosure Schedule Section 3.10, there are no material civil, criminal, administrative or regulatory actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature pending or, to the Knowledge of BTH, threatened against BTH or any of its Subsidiaries or any of their current or former directors or executive officers in their capacities as such, or to which BTH or any of its Subsidiaries or any of their current or former director or executive officer, in their capacities as such, is a party, including without limitation, any such actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature that would challenge the validity or propriety of the transactions contemplated by this Agreement.

(b)            There is no material injunction, order, judgment or decree or regulatory restriction imposed upon BTH or any of its Subsidiaries, or the assets of BTH or any of its Subsidiaries (or that, upon consummation of the Merger or the Bank Merger would apply to the Surviving Company or any of its Subsidiaries or affiliates), and neither BTH nor any of its Subsidiaries has been advised of the threat of any such action, other than any such injunction, order, judgment or decree that is generally applicable to all Persons in businesses similar to that of BTH or any of BTH’s Subsidiaries.

Section 3.11            Compliance with Laws.

(a)            BTH and each of its Subsidiaries is, and has been since January 1, 2019, in compliance in all material respects with all applicable federal, state, local and foreign Laws, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the Gramm-Leach-Bliley Act of 1999, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing or business practices and all agency requirements relating to the origination, sale and servicing of mortgage loans. Since January 1, 2019, neither BTH nor any of its Subsidiaries has been advised of any supervisory concerns regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of due diligence in identifying customers. The boards of directors of BTH and its Subsidiaries have implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act.

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(b)             Neither BTH nor any of its Subsidiaries is a party to any agreement with any individual or group regarding Community Reinvestment Act matters and neither BTH nor any of its Subsidiaries has Knowledge that any facts or circumstances exist which would cause BTH or any of its Subsidiaries to be deemed not to be in satisfactory compliance with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory.”

(c)             BTH and each of its Subsidiaries have all material permits, licenses, authorizations, orders and approvals of, and each has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to BTH’s Knowledge, no suspension or cancellation of any of them is threatened.

(d)           Neither BTH nor any of its Subsidiaries has received, since January 1, 2019, written or, to BTH’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is materially in non-compliance with any of the Laws which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization.

Section 3.12            BTH Material Contracts; Defaults.

(a)            Other than the BTH Benefit Plans, neither BTH nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) which would entitle any present or former director, officer, employee, consultant or agent of BTH or any of its Subsidiaries to indemnification from BTH or any of its Subsidiaries other than as provided in the certificate of formation, bylaws or similar governing documents of BTH or its Subsidiaries; (ii) which grants any right of first refusal, right of first offer or similar right with respect to any material assets or properties of BTH or its respective Subsidiaries; (iii) (A) related to the borrowing by BTH or any of its Subsidiaries of money other than those entered into in the Ordinary Course of Business and (B) any guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resale agreements, letters of credit and guaranties made in the Ordinary Course of Business; (iv) which provides for payments in excess of $60,000 to be made by BTH or any of its Subsidiaries upon a change in control thereof; (v) relating to the lease of personal property having a value in excess of $50,000 individually or $100,000 in the aggregate; (vi) relating to any joint venture, partnership, limited liability company agreement or other similar agreement or arrangement; (vii) which relates to capital expenditures and involves future payments in excess of $100,000 individually or $250,000 in the aggregate; (viii) which relates to the disposition or acquisition of material assets or any interest in any business enterprise outside the Ordinary Course of Business; (ix) which is not terminable on sixty (60) days or less notice and involving the payment of more than $60,000 per annum; (x) with an annual payment in excess of $60,000 which contains a non-compete or client or customer non-solicit requirement or any other provision that restricts in any material respect the conduct of any line of business by BTH or any of its Affiliates or upon consummation of the Merger will restrict in any material respect the ability of the Surviving Company or any of its Affiliates to engage in any line of business (including, for the avoidance of doubt, any exclusivity provision granted in favor of any third party) or which grants any right of first refusal, right of first offer or similar right or that limits or purports to limit in any material respect the ability of BTH or any of its Subsidiaries (or, following consummation of the transactions contemplated hereby, Origin or any of its Subsidiaries) to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business; or (xi) pursuant to which BTH or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity. Each contract, arrangement, commitment or understanding of the type described in this Section 3.12(a) is a “BTH Material Contract.” BTH has listed in BTH Disclosure Schedule Section 3.12(a) all BTH Material Contracts, and BTH has previously made available to Origin true, complete and correct copies of each such BTH Material Contract, including any and all amendments and modifications thereto.

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(b)            Each BTH Material Contract is valid and binding on BTH and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and is in full force and effect and enforceable in accordance with its terms (assuming the due execution by each other party thereto, provided that BTH hereby represents and warrants that, to its Knowledge, each BTH Material Contract is duly executed by all such parties), subject to the Enforceability Exception and except where the failure to be valid, binding, enforceable and in full force and effect, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to BTH; and neither BTH nor any of its Subsidiaries is in default under any BTH Material Contract to which it is a party, and, to BTH’s Knowledge, there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a material default.

(c)             BTH Disclosure Schedule Section 3.12(c) sets forth a true and complete list of all BTH Material Contracts pursuant to which consents, waivers or notices are required to be given thereunder, in each case, prior to the performance by BTH of this Agreement and the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby and thereby.

Section 3.13            Agreements with Regulatory Agencies.

Neither BTH nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has adopted any board resolutions at the request of any Governmental Authority (each a “BTH Regulatory Agreement”) that restricts, or by its terms will in the future restrict, the conduct of BTH’s or any of its Subsidiaries’ business or that in any manner relates to their capital adequacy, credit or risk management policies, dividend policies, management, business or operations, nor has BTH or any of its Subsidiaries been advised by any Governmental Authority that it is considering issuing, initiating, ordering, requesting, recommending, or otherwise proceeding with (or is considering the appropriateness of any of the aforementioned actions) any BTH Regulatory Agreement. To BTH’s Knowledge, there are no investigations relating to any regulatory matters pending before any Governmental Authority with respect to BTH or any of its Subsidiaries except as related to routine regulatory exams in the Ordinary Course of Business.

Section 3.14            Brokers; Fairness Opinion.

Neither BTH nor any of its officers, directors or any of its Subsidiaries has employed any broker or finder or incurred, nor will it incur, any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that BTH has engaged, and will pay a fee or commission to Piper Sandler & Co. (“BTH Financial Advisor”), in accordance with the terms of a letter agreement between BTH Financial Advisor and BTH, a true, complete and correct copy of which has been previously delivered by BTH to Origin. BTH has received the opinion of the BTH Financial Advisor (and, when it is delivered in writing, a copy of such opinion will be promptly provided to Origin for informational purposes only and solely on a non-reliance basis) to the effect that, as of the date thereof and based upon and subject to the qualifications and assumptions set forth therein, the Per-Share Merger Consideration is fair, from a financial point of view, to the holders of shares of BTH Common Stock, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

Section 3.15            Employee Benefit Plans.

(a)             BTH Disclosure Schedule Section 3.15(a) sets forth a true and complete list of each BTH Benefit Plan. For purposes of this Agreement, “BTH Benefit Plans” means all benefit and compensation plans, contracts, policies or arrangements (i) covering current or former employees of BTH or any of its Subsidiaries (such current and former employees collectively, the “BTH Employees”), (ii) covering current or former directors of BTH or any of its Subsidiaries, or (iii) with respect to which BTH, any of its Subsidiaries, Controlled Group Members,

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or ERISA Affiliates has or may have any liability or contingent liability, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, health/welfare, employment, severance, change-of-control, fringe benefit, deferred compensation, defined benefit plan, defined contribution plan, stock option, stock purchase, stock appreciation rights, stock based, incentive, bonus plans, retirement plans and other policies, plans or arrangements whether or not subject to ERISA.

(b)            With respect to each BTH Benefit Plan, BTH has provided or made available to Origin true and complete copies of such BTH Benefit Plan and all amendments thereto (or a written summary of such BTH Benefit Plan where no plan document exists), any trust instruments and insurance contracts forming a part of any BTH Benefit Plans and all amendments thereto, the most current summary plan descriptions and summaries of material modifications, IRS Form 5500, including applicable schedules and reports required to be filed therewith (for the three (3) most recently completed plan years), the most recent IRS determination, opinion, or advisory letters with respect thereto, and any correspondence from any Governmental Authority. In addition, with respect to the BTH Benefit Plans for the three (3) most recently completed plan years, any plan financial statements and accompanying accounting reports, service contracts, fidelity bonds and material communications (e.g. award agreements, summary of benefits and coverage, employee and participant annual QDIA notice, safe harbor notice, and fee disclosures notices under 29 CFR 2550.404a-5), and coverage and nondiscrimination testing data and results (e.g. under Code Sections 105(h), 125, 129, 410, 401(k), and 401(m), as applicable), have been provided or made available to Origin.

(c)             All BTH Benefit Plans are in compliance in all material respects in form and operation with all applicable Laws, including ERISA and the Code. Each BTH Benefit Plan which is intended to be qualified under Section 401(a) of the Code (“BTH 401(a) Plan”) has received a favorable determination letter from the IRS or is entitled to rely on a favorable opinion or advisory letter from the IRS, and, to BTH’s Knowledge, there is not any circumstance that could reasonably be expected to result in revocation of any such favorable determination, opinion or advisory letter, and nothing has occurred that would be expected to result in the BTH 401(a) Plan ceasing to be qualified under Section 401(a) of the Code. All BTH Benefit Plans have been administered in all material respects in accordance with their terms. There is no pending or, to BTH’s Knowledge, threatened litigation or regulatory action relating to the BTH Benefit Plans. None of BTH, any of its Subsidiaries or any KSOP fiduciary has engaged in a transaction with respect to any BTH Benefit Plan that could reasonably be expected to subject BTH, any of its Subsidiaries or any KSOP fiduciary to a tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA. No BTH 401(a) Plan has been submitted under or been the subject of an IRS voluntary compliance program submission that is still outstanding or that has not been fully corrected in accordance with a compliance statement issued by the IRS with respect to any applicable failures. There are no audits, inquiries, investigations, or proceedings pending or, to BTH’s Knowledge, threatened by any Governmental Authority, or participant claims (other than claims for benefits in the normal course of business), with respect to any BTH Benefit Plan. Neither BTH nor any administrator or fiduciary of any BTH Benefit Plan (or any agent of any of the foregoing) that is an employee of BTH has engaged in any transaction, or acted or failed to act in any manner with respect to any BTH Benefit Plan that could subject it to any direct or indirect material liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary, or other duty under ERISA. No oral or written representation or communication with respect to any aspect of the BTH Benefit Plans has been made to BTH Employees that is not in conformity with the written or otherwise preexisting terms and provisions of such plans.

(d)            Neither BTH nor any ERISA Affiliate has ever maintained a plan subject to Title IV of ERISA or Section 412 of the Code. None of BTH or any ERISA Affiliate has contributed to (or been obligated to contribute to) a “multiemployer plan” within the meaning of Section 3(37) of ERISA. BTH has not contributed to (or been obligated to contribute to) a “multiple employer plan” within the meaning of ERISA Sections 4063 or 4064 or Code Section 413(c) at any time. Neither BTH nor any of its Subsidiaries or ERISA Affiliates have incurred, and there are no circumstances under which they could reasonably be expected to incur, liability under Title IV of ERISA. Neither BTH nor any of its Subsidiaries has ever sponsored, maintained or participated in a multiple employer welfare arrangement as defined in ERISA Section 3(40).

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(e)            With respect to that portion of the B.T. Holdings, Inc. Employee Stock Ownership Plan with 401(k) Provisions (the “KSOP”) that is intended to qualify as an “employee stock ownership plan” under Section 4975(e)(7) of the Code and the regulations promulgated thereunder and Section 407(d)(6) of ERISA and regulations promulgated thereunder (the “ESOP Component”), and without limiting the other provisions of this Section 3.15, (i) all “employer securities” (as defined in Section 407(d)(1) of ERISA) at any time held by the ESOP Component have at all times been “employer securities” as defined in Section 409(l) of the Code and “qualifying employer securities” as defined in Section 4975(e)(8) of the Code and Section 407(d)(5) of ERISA; (ii) the terms, provisions, use of the proceeds and repayment of any loan to the ESOP Component (“ESOP Loan”) satisfied in all respects the applicable requirements for an “exempt loan” within the meaning of Section 4975(d) of the Code and the regulations thereunder or Prohibited Transaction Exemption 80-26; (iii) no event of default has occurred or presently exists with respect to any ESOP Loan; (iv) the KSOP has the right under any ESOP Loan document to prepay at any time the principal amount of the applicable notes without penalty and subject only to payment of accrued interest through the date of prepayment; (v) all such ESOP Loans have been (or will be upon the Closing) fully satisfied and there are (or will be upon the Closing) no outstanding amounts due by the KSOP with respect to any ESOP Loan; (vi) the ESOP component has at all times been maintained in form and in operation in compliance in all material respects with Section 401(a) of the Code; and (vii) any transaction to which the ESOP component was at any time a party involving the purchase, sale or exchange of any employer security complied in all material respects with the applicable requirements of ERISA and the Code.

(f)              All contributions required to be made with respect to all BTH Benefit Plans have been timely made or accrued on BTH’s financial statements.

(g)           Except as set forth in BTH Disclosure Schedule Section 3.15(g), no BTH Benefit Plan provides life insurance, medical, surgical, hospitalization or other employee welfare benefits to any BTH Employee, upon or following his or her retirement or termination of employment for any reason, except as may be required by Law.

(h)             All BTH Benefit Plans that are group health plans have been operated in all material respects in compliance in all material respects with the group health plan continuation requirements of Section 4980B of the Code and all other applicable sections of ERISA and the Code, and no material liabilities arising under Code Section 4980H have occurred or no such liabilities are expected to be assessed.

(i)             Except as otherwise provided for in this Agreement or as set forth in BTH Disclosure Schedule Section 3.15(i), neither the execution of this Agreement, shareholder approval of this Agreement or consummation of any of the transactions contemplated by this Agreement (individually or in conjunction with any other event) will (i) entitle any BTH Employee to retention or other bonuses, parachute payments, non-competition payments, or any other payment, (ii) entitle any BTH Employee to severance pay or any increase in severance pay, (iii) accelerate the time of payment or vesting (except as required by Law) or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under or increase the amount payable under any of the BTH Benefit Plans, (iv) result in any breach or violation of, or a default under, any of the BTH Benefit Plans, (v) result in any payment of any amount that would, individually or in combination with any other such payment, be an excess “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, or (vi) limit or restrict the right of BTH or, after the consummation of the transactions contemplated hereby, Origin or any of its Subsidiaries, to merge, amend or terminate any of the BTH Benefit Plans.

(j)             Except as set forth in BTH Disclosure Schedule Section 3.15(j), each BTH Benefit Plan that is a non-qualified deferred compensation plan or arrangement within the meaning of Section 409A of the Code, and any underlying award, is in compliance in all material respects with Section 409A of the Code. Neither BTH nor any of its Subsidiaries (x) has any obligation to reimburse or indemnify any participant in a BTH Benefit Plan

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for any of the interest or penalties specified in Section 409A(a)(1)(B) of the Code that may be currently due or triggered in the future, and (y) except as set forth in BTH Disclosure Schedule Section 3.15(j), has been required to report to any Government Authority any correction or taxes due as a result of a failure to comply with Section 409A of the Code.

(k)             No BTH Benefit Plan provides for the gross-up or reimbursement of any Taxes imposed by Section 4999 of the Code or otherwise, and neither BTH nor any of its Subsidiaries has any obligation to reimburse or indemnify any party for such Taxes.

(l)              BTH has made available to Origin copies of any Code Section 280G calculations (whether or not final) with respect to any disqualified individual, if applicable, in connection with the transactions contemplated by this Agreement.

Section 3.16            Labor Matters.

Neither BTH nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is there any proceeding pending or, to BTH’s Knowledge, threatened, asserting that BTH or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel BTH or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute against BTH pending or, to BTH’s Knowledge, threatened, nor to BTH’s Knowledge is there any activity involving BTH Employees seeking to certify a collective bargaining unit or engaging in other organizational activity. To BTH’s Knowledge, BTH and its Subsidiaries have correctly classified all individuals who directly or indirectly perform services for BTH or any of its Subsidiaries for purposes of federal and state unemployment compensation Laws, workers’ compensation Laws and the rules and regulations of the U.S. Department of Labor. To BTH’s Knowledge, no officer or, to the extent related to their service to BTH or its Subsidiaries, former officer of BTH or any of its Subsidiaries is in material violation of any employment contract, confidentiality, non-competition agreement or any other restrictive covenant. BTH and its Subsidiaries are, in all material respects, in compliance with any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester or any other law, order, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (CARES) enacted in response to the COVID-19 pandemic, and have used commercially reasonable efforts to implement health and safety protocols at all worksites under the control of BTH or any of its Subsidiaries, consistent with guidance issued by applicable federal, state and local health authorities (such laws, orders, directives, guidelines, recommendations and health and safety protocols, collectively, “COVID-19 Measures”).

Section 3.17            Environmental Matters.

BTH and its Subsidiaries have been and are in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining and complying with all material permits required under Environmental Laws for the operation of their respective businesses, (b) there is no action or investigation by or before any Governmental Authority relating to or arising under any Environmental Laws that is pending or, to the Knowledge of BTH, threatened against BTH or any of its Subsidiaries or any real property or facility presently owned, operated or leased by BTH or any of its Subsidiaries or any predecessor (including in a fiduciary or agency capacity), (c) neither BTH nor any of its Subsidiaries has received any written notice of or is subject to any liability, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements relating to or arising under Environmental Laws, (d) to the Knowledge of BTH, there have been no releases of Hazardous Substances at, on, under or affecting any of the real properties or facilities presently owned, operated or leased by BTH or any of its Subsidiaries or any predecessor (including in a fiduciary or agency capacity) in amount or condition that has resulted in or would reasonably be expected

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to result in a material liability to BTH or any of its Subsidiaries relating to or arising under any Environmental Laws, and (e) to the Knowledge of BTH, there are no underground storage tanks on, in or under any property currently owned, operated or leased by BTH or any of its Subsidiaries. BTH has made available to Origin all environmental audits, site assessments, documentation regarding off-site disposal of Hazardous Substances, reports and other material environmental documents related to any immovable property owned by BTH or its Subsidiaries, including non-residential other real estate, and any immovable property formerly owned or operated by BTH or any of its Subsidiaries or any of their respective predecessors.

Section 3.18            Tax Matters.

(a)             Each of BTH and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns that it was required to file under applicable Laws. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable Laws. All material Taxes due and owing by BTH or any of its Subsidiaries (whether or not shown on any Tax Return) have been fully and timely paid. Neither BTH nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return (other than any extensions to file Tax Returns obtained in the Ordinary Course of Business). Neither BTH nor any of its Subsidiaries has received written notice of any claim by any Governmental Authority in a jurisdiction where BTH or such Subsidiary does not file Tax Returns that it is or may be subject to a material amount of Taxes by that jurisdiction. There are no material Liens for Taxes (other than Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) upon any of the assets of BTH or any of its Subsidiaries.

(b)             BTH and each of its Subsidiaries have collected or withheld and paid over to the appropriate Governmental Authority all material amounts of Taxes required to have been collected or withheld and paid over by it, and have complied in all material respects with all related information reporting and backup withholding requirements under all applicable federal, state, local and foreign Laws in connection with amounts paid or owing to any Person, including Taxes required to have been collected or withheld and paid in connection with amounts paid or owing to any employee or independent contractor, creditor, shareholder or other third party.

(c)             No foreign, federal, state or local Tax audits or administrative or judicial Tax proceedings are currently being conducted or pending or have been threatened in writing, in each case, with respect to a material amount of Taxes of BTH or any of its Subsidiaries. Neither BTH nor any of its Subsidiaries has received from any foreign, federal, state or local taxing authority (including jurisdictions where BTH or any of its Subsidiaries have not filed Tax Returns) any (i) written notice indicating an intent to open an audit, action, suit, proceeding, claim, investigation, examination, or other litigation regarding any material amount of Taxes or (ii) written notice of deficiency or proposed adjustment for a material amount of Tax proposed, asserted or assessed by any taxing authority against BTH or any of its Subsidiaries which, in either case (i) or (ii), has not been fully paid or settled. There are no written agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any material Tax or deficiency against BTH or any of its Subsidiaries, and neither BTH nor any of its Subsidiaries has waived or extended the applicable statute of limitations for the assessment or collection of any material amount Taxes.

(d)             Neither BTH nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither BTH nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was BTH), or (ii) has any liability for the Taxes of any Person (other than BTH and its Subsidiaries) under Regulations Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by contract, or otherwise pursuant to Law.

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(e)             Since January 1, 2019, neither BTH nor any of its Subsidiaries has distributed stock of another Person nor had its stock distributed by another Person in a transaction that was intended to be nontaxable and governed in whole or in part by Section 355 or Section 361 of the Code.

(f)              Neither BTH nor any of its Subsidiaries has participated in any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Section 1.6011-4(b)(2) of the Regulations.

(g)             Neither BTH nor any of its Subsidiaries has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(h)             Neither BTH nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would reasonably be expected to prevent the Merger from qualifying for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.19            Investment Securities.

BTH and its Subsidiaries have good title to all securities and commodities owned by them (except those sold under repurchase agreements), free and clear of any Liens, except as set forth in the Financial Statements and except to the extent such securities or commodities are pledged in the Ordinary Course of Business to secure obligations of BTH or its Subsidiaries. Such securities and commodities are valued on the books of BTH in accordance with GAAP in all material respects. BTH and its Subsidiaries employ investment, securities, commodities, risk management, and other similar polices, practices and procedures, and since January 1, 2019, BTH and each of its Subsidiaries have been in compliance with such policies, practices and procedures in all material respects.

Section 3.20            Derivative Transactions.

BTH has not entered into any interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of BTH or any of its Subsidiaries or for the account of a customer of BTH or any of its Subsidiaries.

Section 3.21            Regulatory Capitalization.

BTH and BTH Bank are “well-capitalized,” as such term is defined in the applicable state and federal rules and regulations.

Section 3.22            Loans; Nonperforming and Classified Assets.

(a)            BTH Disclosure Schedule Section 3.22(a) sets forth all (i) loans, loan agreements, notes or borrowing arrangements and other extensions of credit (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which BTH or any of its Subsidiaries is a creditor which, as of December 31, 2021, was over sixty (60) days or more delinquent in payment of principal or interest. Set forth in BTH Disclosure Schedule Section 3.22(a) is a true, correct and complete list of (A) all of the Loans of BTH and its Subsidiaries that, as of December 31, 2021, were classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by BTH Bank, BTH or the OCC, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of such Loans by category of Loan (e.g., commercial, consumer, etc.), and (B) each Loan that, as of December 31, 2021, was classified by BTH Bank as a Troubled Debt Restructuring as defined by GAAP.

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(b)             BTH Disclosure Schedule Section 3.22(b) identifies each asset of BTH or any of its Subsidiaries that as of December 31, 2021 was classified as other real estate owned (“OREO”) and the book value thereof as of December 31, 2021 as well as any assets classified as OREO between December 31, 2020 and December 31, 2021 and any sales of OREO between December 31, 2020 and December 31, 2021, reflecting any gain or loss with respect to any OREO sold.

(c)             Each Loan held in BTH’s or any of its Subsidiaries’ loan portfolio (each a “BTH Loan”) (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, is and has been secured by valid Liens which have been perfected and (iii)  is a legal, valid and binding obligation of BTH and the obligor named therein, and, assuming due authorization, execution and delivery thereof by such obligor or obligors, enforceable in accordance with its terms, subject to the Enforceability Exception.

(d)            All currently outstanding BTH Loans were solicited, originated and currently exist in compliance in all material respects with all applicable requirements of Law, and the notes or other credit or security documents with respect to each such outstanding BTH Loan are complete and correct in all material respects. There are no oral modifications or amendments or additional agreements related to the BTH Loans that are not reflected in the written records of BTH or its Subsidiary, as applicable. All such BTH Loans are owned by BTH or its Subsidiary free and clear of any Liens other than a blanket lien on qualifying loans provided to the Federal Home Loan Bank of Dallas. No claims of defense as to the enforcement of any BTH Loan have been asserted in writing against BTH or any of its Subsidiaries for which there is a reasonable possibility of a material adverse determination, and BTH has no Knowledge of any acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense for which there is a reasonable possibility of a material adverse determination to its Subsidiaries. Other than participation loans purchased by BTH from third parties that are described on BTH Disclosure Schedule Section 3.22(d), as of December 31, 2021 no BTH Loans were serviced by third parties and there was no obligation which could result in any BTH Loan becoming subject to any third party servicing.

(e)            Neither BTH nor any of its Subsidiaries is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates BTH or any of its Subsidiaries to repurchase from any such Person any Loan or other asset of BTH or any of its Subsidiaries, unless there is a material breach of a representation or covenant by BTH or any of its Subsidiaries, and none of the agreements pursuant to which BTH or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(f)              Neither BTH nor any of its Subsidiaries is now nor has it ever been since January 1, 2019, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority relating to the origination, sale or servicing of mortgage or consumer Loans.

Section 3.23            Allowance for Loan and Lease Losses.

BTH’s allowance for loan and lease losses as reflected in the latest balance sheet included in the Financial Statements was, in the opinion of management, as of the date thereof, in compliance in all material respects with BTH’s existing methodology for determining the adequacy of its allowance for loan and lease losses as well as the standards established by applicable Governmental Authority, the Financial Accounting Standards Board and GAAP.

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Section 3.24            Trust Business; Administration of Fiduciary Accounts.

Neither BTH nor any of its Subsidiaries has offered or engaged in providing any individual or corporate trust services or administers any accounts for which it acts as a fiduciary, including, but not limited to, any accounts in which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

Section 3.25            Investment Management and Related Activities.

None of BTH, any BTH Subsidiary or any of their respective directors, officers or employees, in each of their respective capacities as a director, officer, or employee of BTH or any BTH Subsidiary, is required to be registered, licensed or authorized under the Laws of any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.

Section 3.26            Repurchase Agreements.

With respect to all agreements pursuant to which BTH or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, BTH or any of its Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

Section 3.27            Deposit Insurance.

The deposits of BTH Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act (“FDIA”) to the fullest extent permitted by Law, and BTH Bank has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to BTH’s Knowledge, threatened.

Section 3.28            Transactions with Affiliates.

As of December 31, 2021, with respect to the KSOP and any loan relationship, and as of the date hereof, otherwise, except as set forth in BTH Disclosure Schedule Section 3.28, there are no outstanding amounts payable to or receivable from, or advances by BTH or any of its Subsidiaries to, and neither BTH nor any of its Subsidiaries is otherwise a creditor or debtor to (a) any director, executive officer, five percent (5%) or greater shareholder of BTH or any of its Subsidiaries or, to the Knowledge of BTH, to any of their respective Affiliates or Associates, other than as part of the normal and customary terms of such person’s employment or service as a director with BTH or any of its Subsidiaries and other than deposits held by BTH Bank in the Ordinary Course of Business, or (b) any other Affiliate of BTH or any of its Subsidiaries. As of December 31, 2021, with respect to the KSOP and any loan relationship, and as of the date hereof, otherwise, except as set forth in BTH Disclosure Schedule Section 3.28, neither BTH nor any of its Subsidiaries is a party to any transaction or agreement with any of its respective directors, executive officers or other Affiliates, other than such person’s employment or service as a director with BTH or any of its Subsidiaries and excluding any deposit relationship. All agreements between BTH Bank and any of its Affiliates (or any company treated as an affiliate for purposes of such Law) comply, to the extent applicable, with Sections 23A and 23B of the Federal Reserve Act and Regulation W of the FRB.

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Section 3.29            Title to Properties and Assets.

(a)             BTH Disclosure Schedule Section 3.29(a) sets forth a true, correct and complete list of all real property owned by BTH and each of its Subsidiaries. Except as set forth in BTH Disclosure Schedule Section 3.29(a), BTH or its Subsidiaries has good and marketable title to all of the real property owned by BTH or its respective Subsidiary, free and clear of any Lien, except for (i) statutory Liens for amounts not yet delinquent, and (ii) easements, rights of way, and other similar Liens that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties. There is no pending or, to BTH’s Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature with respect to the real property that BTH or any of its Subsidiaries owns, uses or occupies or has the right to use or occupy, now or in the future, including without limitation a pending or threatened taking of any of such real property by eminent domain.

(b)             BTH Disclosure Schedule Section 3.29(b) sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements under which BTH or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, real property (the “Leases”). Each of the Leases is valid, binding and in full force and effect and neither BTH nor any of its Subsidiaries has received a written notice of, and otherwise has no Knowledge of any, default or termination with respect to any Lease. To BTH’s Knowledge, there has not occurred any event and no condition exists that would constitute a termination event or a breach by BTH or any of its Subsidiaries of, or default by BTH or any of its Subsidiaries in, the performance of any covenant, agreement or condition contained in any Lease. To BTH’s Knowledge, no lessor under a Lease is in material breach or default in the performance of any material covenant, agreement or condition contained in such Lease. BTH and each of its Subsidiaries has paid all rents and other charges to the extent due under the Leases and are in possession of the properties purported to be leased thereunder. True and complete copies of all Leases for, or other documentation evidencing ownership of or a leasehold interest in, the properties listed in BTH Disclosure Schedule Section 3.29(b), have been furnished or made available to Origin.

(c)             BTH and each of its Subsidiaries has good and marketable title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the personal property and other assets (tangible or intangible) used, operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for statutory Liens for amounts not yet delinquent, and other similar Liens that do not materially affect the value or use of the assets subject thereto or affected thereby or otherwise materially impair the use or operation of such property.

(d)            All buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection, security and surveillance systems, and telecommunications, computer, wiring and cable installations, included in the real property owned by BTH or its Subsidiaries or the subject of the Leases are in good condition and repair (normal wear and tear excepted) and sufficient for the operation of the business of BTH and its Subsidiaries.

Section 3.30            Intellectual Property.

BTH Disclosure Schedule Section 3.30 sets forth a true, complete and correct list of all Intellectual Property owned by BTH. BTH or its Subsidiaries owns or has a valid license to use all BTH Intellectual Property, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates or pursuant to a BTH Material Contract). The BTH Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of BTH and its Subsidiaries

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as currently conducted. The BTH Intellectual Property is valid and enforceable and has not been cancelled, forfeited, expired or abandoned, and neither BTH nor any of its Subsidiaries has received notice challenging the validity or enforceability of BTH Intellectual Property. None of BTH or any of its Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance by BTH of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which BTH or any of its Subsidiaries is a party and pursuant to which BTH or any of its Subsidiaries is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or computer software, and neither BTH nor any of its Subsidiaries has received notice challenging BTH’s or any of its Subsidiaries’ license or legally enforceable right to use any such third-party intellectual property rights. Except as required by Section 5.14 this Agreement, the consummation of the transactions contemplated hereby will not result in the material loss or impairment of the right of the Surviving Company or any of its Subsidiaries to own or use any of the BTH Intellectual Property.

Section 3.31            Insurance.

(a)             (i) BTH and its Subsidiaries are insured against such risks and in such amounts as the management of BTH and BTH Bank reasonably have determined to be prudent and consistent with industry practice, and BTH and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof, (ii) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of current or former officers, directors and employees of BTH and its Subsidiaries, BTH or the relevant Subsidiary thereof is the sole beneficiary of such policies, (iii) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion, (iv) there is no claim for coverage by BTH or any of its Subsidiaries pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy, and (v) neither BTH nor any of its Subsidiaries has received written notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any insurance policies.

(b)             Neither BTH nor any of BTH’s Subsidiaries owns any bank owned life insurance.

Section 3.32            Antitakeover Provisions.

No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation is applicable to this Agreement and the transactions contemplated hereby.

Section 3.33            BTH Information.

The information relating to BTH and its Subsidiaries that is provided by or on behalf of BTH for inclusion in the Joint Proxy Statement/Prospectus and the Registration Statement will not (with respect to the Joint Proxy Statement/Prospectus, as of the date the Joint Proxy Statement/Prospectus is first mailed to BTH’s shareholders, and with respect to the Registration Statement, as of the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities Act) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

Section 3.34            Information Security.

Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on BTH, to the Knowledge of BTH, no third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of BTH and its Subsidiaries.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF ORIGIN

Except as set forth (a) in any registration statement, prospectus, report, schedule or definitive proxy statement filed with or furnished to the SEC by Origin between January 1, 2020 and the date hereof (but disregarding disclosures of risks under the heading “Risk Factors” or in any “forward-looking statements” disclaimer or any other statements that are similarly nonspecific or cautionary, predictive, or forward-looking in nature) or (b) in the disclosure schedule delivered by Origin to BTH prior to or concurrently with the execution of this Agreement with respect to each such Section below (the “Origin Disclosure Schedule”); provided, that (i)  the mere inclusion of an item in the Origin Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Origin that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on Origin, and (ii) any disclosures made with respect to a section of Article IV shall be deemed to qualify (1) any other section of Article IV specifically referenced or cross-referenced and (2) other sections of Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, Origin hereby represents and warrants to BTH as follows:

Section 4.01            Organization and Standing.

Each of Origin and its Subsidiaries is (a) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, a Material Adverse Effect with respect to Origin.

Section 4.02            Capital Stock.

The authorized capital stock of Origin consists of 50,000,000 shares of Origin Common Stock, par value $5.00 per share, and 2,000,000 shares of preferred stock, no par value. As of February 15, 2022, 23,748,748 shares of Origin Common Stock were issued and outstanding and no shares of preferred stock were issued and outstanding. The outstanding shares of Origin Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of nor are they subject to preemptive rights of any Origin shareholder. The shares of Origin Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to preemptive rights. All shares of Origin’s capital stock issued and outstanding have been issued in compliance with and not in violation of any applicable federal or state securities Laws.

Section 4.03            Corporate Power.

(a)             Origin and each of its Subsidiaries has the corporate or similar power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and Origin has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all Regulatory Approvals and the Requisite Origin Shareholder Approval.

(b)             Origin has made available to BTH a complete and correct copy of its articles of incorporation and bylaws or equivalent organizational documents, each as amended to date, of Origin and each of its Subsidiaries. Neither Origin nor any of its Subsidiaries is in violation of any of the terms of its articles of incorporation, bylaws or equivalent organizational documents.

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Section 4.04            Corporate Authority.

Subject only to the receipt of the Requisite Origin Shareholder Approval, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Origin and the board of directors of Origin on or prior to the date hereof. The board of directors of Origin has directed that this Agreement be submitted to Origin’s shareholders for approval at a meeting of the shareholders and, except for the receipt of the Requisite Origin Shareholder Approval in accordance with the LBCA and Origin’s articles of incorporation and bylaws, no other vote or action of the shareholders of Origin is required by Law, the articles of incorporation or bylaws of Origin or otherwise to approve this Agreement and the transactions contemplated hereby. Origin has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by BTH, this Agreement is a valid and legally binding obligation of Origin, enforceable in accordance with its terms, subject to the Enforceability Exception.

Section 4.05            SEC Documents; Financial Statements.

(a)             Origin has filed all required reports, forms, schedules, registration statements and other documents with the SEC that it has been required to file since January 1, 2019 (the “Origin Reports”), and has paid all fees and assessments due and payable in connection therewith. As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the Origin Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Origin Reports, and none of the Origin Reports when filed with the SEC, or if amended prior to the date hereof, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no executive officer of Origin has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Origin Reports.

(b)             The consolidated financial statements of Origin included (or incorporated by reference) in the Origin Reports (including the related notes, where applicable) complied as to form, as of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), in all material respects, with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by the rules of the SEC), have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein), and fairly present, in all material respects, the consolidated financial position of Origin and its Subsidiaries and the consolidated results of operations, changes in shareholders’ equity and cash flows of such companies as of the dates and for the periods shown. The books and records of Origin and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements, reflect only actual transactions and there are no material misstatements, omissions, inaccuracies or discrepancies contained or reflected therein.

(c)             Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Origin, neither Origin nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), and except for those liabilities that are reflected or reserved against on the latest consolidated balance sheet of Origin included in the Origin Reports (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since the date of such consolidated balance sheet, or in connection with this Agreement and the transactions contemplated hereby.

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(d)            Origin (i) has established and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (ii) has disclosed, based on its most recent evaluation, to its outside auditors and the audit committee of Origin’s board of directors (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Origin’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Origin’s internal control over financial reporting. These disclosures were made in writing by management to Origin’s auditors and audit committee. Origin does not have Knowledge of any reason why Origin’s outside auditors and its Chief Executive Officer and Chief Financial Officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(e)            Since January 1, 2019, neither Origin nor any of its Subsidiaries nor, to Origin’s Knowledge, any director, officer, employee, auditor, accountant or representative of Origin or any of its Subsidiaries has received, or otherwise had or obtained Knowledge of, any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Origin or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Origin or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

Section 4.06            Regulatory Reports.

Since January 1, 2019, Origin and each of its Subsidiaries has timely filed with the FRB, FDIC, OFI, any SRO and any other applicable Governmental Authority, in correct form, all reports, registration statements and other documents required to be filed under applicable Laws and regulations and have paid all fees and assessments due and payable in connection therewith, and such reports were complete and accurate and in compliance in all material respects with the requirements of applicable Laws and regulations. Except for normal examinations conducted by a Governmental Authority in the regular course of business of Origin and its Subsidiaries, no Governmental Authority has notified Origin that it has initiated or has pending any proceeding or, to the Knowledge of Origin, threatened an investigation into the business or operations of Origin or any of its Subsidiaries since January 1, 2019. There is no unresolved violation, criticism or exception by any Governmental Authority with respect to any report filed by, or relating to any examinations or inspections by any such Governmental Authority of Origin or any of its Subsidiaries.

Section 4.07            Regulatory Approvals; No Defaults.

No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by Origin or any of its Subsidiaries in connection with the execution, delivery or performance by Origin of this Agreement or to consummate the transactions contemplated by this Agreement, including the Bank Merger, except for (i) the Regulatory Approvals; (ii) the filing by Origin with the SEC of the Joint Proxy Statement/Prospectus and the Registration Statement and declaration of effectiveness of the Registration Statement; (iii) the Requisite Origin Shareholder Approval; (iv) the issuance of the Certificate of Merger contemplated by Section 1.04(a) and the filing of documents with the FDIC, the Secretary of State of the States of Louisiana and Texas or other applicable state or federal banking agencies to cause the Bank Merger to become effective; (v) such other filings and reports as required pursuant to the Exchange Act and the rules and regulations promulgated thereunder, or applicable stock exchange requirements; (vi) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of any applicable SRO and the rules of the Nasdaq; and (vii) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the Origin Common Stock Issuance and approval of listing of such Origin Common Stock on the Nasdaq. Subject to the receipt of the approvals referred to in the preceding sentence, the execution, delivery and performance of this Agreement and the

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consummation of the transactions contemplated hereby by Origin do not and will not, (1) constitute a breach or violation of, or a default under, the articles of incorporation, bylaws or similar governing documents of Origin or any of its respective Subsidiaries, (2) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Origin or any of its Subsidiaries, or any of their respective properties or assets, (3) violate, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Origin or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which Origin or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound. As of the date hereof, Origin has no Knowledge of any reason (i) why the Regulatory Approvals and other necessary consents and approvals will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis and (ii) why a Burdensome Condition would be imposed.

Section 4.08            Origin Information.

The information relating to Origin and its Subsidiaries that is supplied by or on behalf of Origin for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus and the Registration Statement will not (with respect to the Joint Proxy Statement/Prospectus, as of the date the Joint Proxy Statement/Prospectus is first mailed to BTH shareholders, and with respect to the Registration Statement, as of the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities Act) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that any information contained in any Origin Report as of a later date shall be deemed to modify information as of an earlier date. The portions of the Joint Proxy Statement/Prospectus relating to Origin and Origin’s Subsidiaries and other portions thereof within the reasonable control of Origin and its Subsidiaries will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder.

Section 4.09            Absence of Certain Changes or Events.

Except as set forth in the Origin Reports or as otherwise contemplated by this Agreement, since December 31, 2020, (a) Origin and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business, and (b) there has been no change or development with respect to Origin and its assets and business or combination of such changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to Origin.

Section 4.10            Compliance with Laws.

(a)            Origin and each of its Subsidiaries is, and has been since January 1, 2019, in compliance in all material respects with all applicable federal, state, local and foreign Laws, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the Gramm-Leach-Bliley Act of 1999, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing or business practices and all agency requirements relating to the origination, sale and servicing of mortgage loans. Since January 1, 2019, neither Origin nor any of its Subsidiaries has been advised of any supervisory concerns regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions

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of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of due diligence in identifying customers. The boards of directors of Origin and its Subsidiaries have implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act.

(b)            Origin and each of its Subsidiaries have all material permits, licenses, authorizations, orders and approvals of, and each has made all filings and applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Origin’s Knowledge, no suspension or cancellation of any of them is threatened.

(c)            Neither Origin nor any of its Subsidiaries has received, since January 1, 2019, written or, to Origin’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is not in compliance with any of the Laws which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization, except where such noncompliance or threatened revocation is not reasonably likely to have, a Material Adverse Effect with respect to Origin.

Section 4.11            Origin Regulatory Matters.

(a)             Origin is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

(b)             The deposits of Origin Bank are insured by the FDIC in accordance with FDIA to the fullest extent permitted by Law, and Origin Bank has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to Origin’s Knowledge, threatened.

(c)             Neither Origin nor any of its Subsidiaries is party to, or the subject of, any cease-and-desist order, consent order, written agreement, order for civil money penalty, refund, restitution, prompt corrective action directive, memorandum of understanding, supervisory letter, individual minimum capital requirement, operating agreement, or any other formal or informal enforcement action issued or required by, or entered into with, any Governmental Authority. Neither Origin nor any of its Subsidiaries has made, adopted, or implemented any commitment, board resolution, policy, or procedure at the request or recommendation of any Governmental Authority that limits in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its payment of dividends or distribution of capital, its credit or risk management, its compliance program, its management, its growth, or its business. Neither Origin nor any of its Subsidiaries has Knowledge that any Governmental Authority is considering issuing, initiating, ordering, requesting, recommending, or otherwise proceeding with any of the items referenced in this paragraph.

Section 4.12            Brokers.

Neither Origin nor any of its officers, directors or any of its Subsidiaries has employed any broker or finder or incurred, nor will it incur, any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that Origin has engaged, and will pay a fee or commission to Stephens Inc.

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Section 4.13            Legal Proceedings.

(a)             Neither Origin nor any of its Subsidiaries is a party to any, and there are no pending or, to Origin’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Origin or any of its Subsidiaries or any of their current or former directors or executive officers in their capacities as such that is reasonably likely to have a Material Adverse Effect on Origin, or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)            There is no material injunction, order, judgment, decree or regulatory restriction (other than regulatory restrictions of general application to banks and bank holding companies) imposed upon Origin, any of its Subsidiaries or the assets of Origin or any of its Subsidiaries (or that, upon consummation of the Merger or the Bank Merger would apply to the Surviving Company or any of its Subsidiaries or affiliates).

Section 4.14            Tax Matters.

(a)             Each of Origin and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns that it was required to file under applicable Laws. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable Laws. All material Taxes due and owing by Origin or any of its Subsidiaries (whether or not shown on any Tax Return) have been fully and timely paid. Neither Origin nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return (other than any extensions to file Tax Returns obtained in the Ordinary Course of Business). Neither Origin nor any of its Subsidiaries has received written notice of any claim by any Governmental Authority in a jurisdiction where Origin or such Subsidiary does not file Tax Returns that it is or may be subject to a material amount of Taxes by that jurisdiction. There are no material Liens for Taxes (other than Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) upon any of the assets of Origin or any of its Subsidiaries.

(b)             Origin and each of its Subsidiaries have collected or withheld and paid over to the appropriate Governmental Authority all material amounts of Taxes required to have been collected or withheld and paid over by it, and have complied in all material respects with all related information reporting and backup withholding requirements under all applicable federal, state, local and foreign Laws in connection with amounts paid or owing to any Person, including Taxes required to have been collected or withheld and paid in connection with amounts paid or owing to any employee or independent contractor, creditor, shareholder or other third party.

(c)             No foreign, federal, state or local Tax audits or administrative or judicial Tax proceedings are currently being conducted or pending or have been threatened in writing, in each case, with respect to a material amount of Taxes of Origin or any of its Subsidiaries. Neither Origin nor any of its Subsidiaries has received from any foreign, federal, state or local taxing authority (including jurisdictions where Origin or any of its Subsidiaries have not filed Tax Returns) any (i) written notice indicating an intent to open an audit, action, suit, proceeding, claim, investigation, examination, or other litigation regarding any material amount of Taxes or (ii) written notice of deficiency or proposed adjustment for a material amount of Tax proposed, asserted or assessed by any taxing authority against Origin or any of its Subsidiaries which, in either case (i) or (ii), has not been fully paid or settled. There are no written agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any material Tax or deficiency against Origin or any of its Subsidiaries, and neither Origin nor any of its Subsidiaries has waived or extended the applicable statute of limitations for the assessment or collection of any material amount of Taxes.

(d)             Neither Origin nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither Origin nor any of its Subsidiaries (i) has been a member of an affiliated group

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filing a consolidated federal income Tax Return (other than a group the common parent of which was Origin), or (ii) has any liability for the Taxes of any Person (other than Origin and its Subsidiaries) under Regulations Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by contract, or otherwise pursuant to Law.

(e)             Neither Origin nor any of its Subsidiaries has participated in any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Section 1.6011-4(b)(2) of the Regulations.

(f)              Neither Origin nor any of its Subsidiaries has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(g)             Since January 1, 2019, neither Origin nor any of its Subsidiaries has distributed stock of another Person nor had its stock distributed by another Person in a transaction that was intended to be nontaxable and governed in whole or in part by Section 355 or Section 361 of the Code.

(h)             Neither Origin nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would reasonably be expected to prevent the Merger from qualifying for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 4.15            Regulatory Capitalization.

Origin and its Subsidiaries are “well-capitalized,” as such term is defined in the applicable state and federal rules and regulations.

Section 4.16            Community Reinvestment Act.

Origin Bank has complied in all material respects with the provisions of the Community Reinvestment Act and the rules and regulations thereunder, has a Community Reinvestment Act rating of not less than “satisfactory” in its most recently completed exam, and has received no material criticism from regulators with respect to discriminatory lending practices, and Origin has no Knowledge of any conditions, facts or circumstances that could result in a Community Reinvestment Act rating for Origin Bank of less than “satisfactory” or material criticism from regulators or consumers with respect to discriminatory lending practices.

ARTICLE V
COVENANTS

Section 5.01            Conduct of Business of BTH.

During the period from the date of this Agreement and continuing until the Effective Time or the earlier termination of this Agreement in accordance with its terms, except as expressly required, contemplated or permitted by this Agreement (including as set forth in the BTH Disclosure Schedule), required by Law or with the prior written consent of Origin (which consent shall not be unreasonably withheld, conditioned or delayed), BTH shall carry on its business, including the business of each of its Subsidiaries, in the Ordinary Course of Business in all material respects and consistent with prudent banking practice (including COVID-19 Measures). Without limiting the generality of the foregoing, BTH will use commercially reasonable efforts to (i) preserve its business organizations and assets intact, (ii) keep available to itself and Origin the present services of the current officers and employees of BTH and its Subsidiaries, (iii) preserve for itself and Origin the goodwill of its customers, employees, lessors and others with whom business relationships exist, and (iv) continue diligent collection efforts with respect to any delinquent loans.

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Without limiting the generality of and in furtherance of the foregoing, from the date of this Agreement until the Effective Time or the earlier termination of this Agreement in accordance with its terms, except (w) as set forth in BTH Disclosure Schedule Section 5.01, (x) as required by applicable Law or any Governmental Authority, (y) as otherwise expressly required, contemplated or permitted by this Agreement, or (z) as consented to in writing by Origin (which consent shall not be unreasonably withheld, conditioned or delayed, and Origin shall, (A) when considering the reasonableness of any such request, take into account the preservation of the franchise value of BTH and BTH Bank as independent enterprises on a going-forward basis and the prevention of substantial deterioration of the properties of BTH and its Subsidiaries, and (B) grant or deny its consent within two (2) Business Days of its receipt of a written request from BTH), BTH shall not and shall not permit its Subsidiaries to:

(a)             Stock. (i) Issue (except for the issuance of shares with respect to BTH Options duly exercised in accordance with their terms), sell, grant, pledge, dispose of, encumber or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock, any Rights, any new award or grant under the BTH Stock Plans or otherwise, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company), or enter into any agreement with respect to the foregoing, (ii) accelerate the vesting of any existing Rights, or (iii) directly or indirectly change (or establish a record date for changing), adjust, split, combine, redeem, reclassify, exchange, purchase or otherwise acquire any shares of its capital stock, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, including any Rights issued and outstanding prior to the Effective Time.

(b)             Stock Certificates. Issue a replacement of any certificate representing securities of BTH or any of its Subsidiaries without obtaining a notarized lost certificate affidavit and indemnification agreement, each in a form reasonably acceptable to Origin, from the purported holder thereof.

(c)             Dividends; Other Distributions. Make, declare, pay or set aside for payment of dividends payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock, except for dividends from wholly-owned Subsidiaries to BTH.

(d)             Compensation; Employment Agreements, Etc. Enter into or amend or renew any employment, consulting, compensatory, severance, retention or similar agreements or arrangements with any director, officer or employee of BTH or any of its Subsidiaries, or grant any salary, wage or fee increase or increase any employee benefit or pay any incentive or bonus payments, except, in each case, (i) as contemplated by Section 5.11 of this Agreement, (ii) as may be required by Law, (iii) to satisfy the contractual obligations existing as of the date hereof set forth on BTH Disclosure Schedule Section 3.15(a), or (iv) as otherwise set forth in BTH Disclosure Schedule Section 5.01(d).

(e)             Hiring. Hire any person as an employee or officer of BTH or any of its Subsidiaries, except for at-will employment at an annual rate of base salary not to exceed $150,000 to fill vacancies that may arise from time to time in the Ordinary Course of Business.

(f)              Benefit Plans. Enter into, establish, adopt, amend, modify or terminate any BTH Benefit Plan, except (i) as may be required by or to make consistent with applicable Law, or (ii) to satisfy contractual obligations existing as of the date hereof.

(g)             Transactions with Affiliates. Except pursuant to agreements or arrangements in effect on the date hereof and set forth in BTH Disclosure Schedule Section 5.01(g), pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any Affiliates or Associates of any of its officers or directors other than compensation or business expense advancements or reimbursements in the Ordinary Course of Business.

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(h)             Dispositions. Except in the Ordinary Course of Business, sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business or properties or cancel or release any indebtedness owed to BTH or any of its Subsidiaries.

(i)              Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) all or any material portion of the assets, debt, business, deposits or properties of any other entity or Person, except for purchases specifically approved by Origin pursuant to any other applicable paragraph of this Section 5.01.

(j)              Capital Expenditures. Make any capital expenditures in amounts exceeding $50,000 individually, or $250,000 in the aggregate.

(k)             Governing Documents. Amend BTH’s certificate of formation or bylaws or any equivalent documents of BTH’s Subsidiaries.

(l)              Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable Laws or GAAP or applicable accounting requirements of any Governmental Authority, in each case, including changes in the interpretation or enforcement thereof.

(m)            Contracts. Except as set forth in BTH Disclosure Schedule Section 5.01(m), enter into, amend, modify, terminate, renew, extend, or waive any material provision of, any BTH Material Contract, Lease or insurance policy, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease, license or contract, other than normal renewals of contracts, licenses and leases without material adverse changes of terms with respect to BTH or any of its Subsidiaries, or enter into any contract that would constitute a BTH Material Contract if it were in effect on the date of this Agreement, except for any amendments, modifications or terminations reasonably requested by Origin.

(n)             Claims. Other than settlement of foreclosure actions in the Ordinary Course of Business (except for settlements in any case in which counterclaims have been asserted), (i) enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which BTH or any of its Subsidiaries is a party or becomes a party after the date of this Agreement, which settlement or agreement involves payment by BTH or any of its Subsidiaries of an amount which exceeds $50,000 individually or $150,000 in the aggregate and/or would impose any material restriction on the business of BTH or any of its Subsidiaries or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations.

(o)             Banking Operations. (i) Enter into any material new line of business, introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements; (ii) change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable Law, regulation or policies imposed by any Governmental Authority; (iii) make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans, its hedging practices and policies; and (iv) incur any material liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the Ordinary Course of Business.

(p)             Derivative Transactions. Enter into any Derivative Transaction.

(q)             Indebtedness. Incur any indebtedness for borrowed money other than in the Ordinary Course of Business with a term not in excess of twelve (12) months (other than creation of deposit liabilities or sales

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of certificates of deposit in the Ordinary Course of Business), or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) of any other Person, other than the issuance of letters of credit in the Ordinary Course of Business.

(r)              Investment Securities. (i) Other than in accordance with BTH’s investment guidelines and in the Ordinary Course of Business, acquire, sell or otherwise dispose of any debt security or equity investment or any certificates of deposits issued by other banks, nor (ii) change the classification method for any of the BTH Investment Securities from “held to maturity” to “available for sale” or from “available for sale” to “held to maturity,” as those terms are used in ASC 320, nor, (iii) at times when BTH has Securities AOCI reflecting an unrealized loss position of $5,000,000 or more, sell or otherwise dispose of any BTH Investment Securities for which BTH has an unrealized gain;

(s)             Deposits. Other than in the Ordinary Course of Business, make any changes to deposit pricing.

(t)              Loans. Make, renew, renegotiate, increase, extend or modify any loan not in compliance with the guidelines set forth on BTH Disclosure Schedule Section 5.01(t).

(u)             Investments or Developments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or make any investment or commitment to develop, or otherwise take any actions to develop any real estate owned by BTH or its Subsidiaries.

(v)             Taxes. Make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement with respect to Taxes, settle or compromise any material liability with respect to Taxes, agree to any material adjustment of any Tax attribute, file any claim for a material refund of taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, provided that, for purposes of this Section 5.01(v), “material” mean affecting or relating to $50,000 or more in Taxes or $150,000 or more of taxable income.

(w)            Compliance with Agreements. Commit any act or omission which constitutes a material breach or default by BTH or any of its Subsidiaries under any agreement with any Governmental Authority or under any BTH Material Contract, Lease or other material agreement or material license to which BTH or any of its Subsidiaries is a party or by which any of them or their respective properties are bound or under which any of them or their respective assets, business, or operations receives benefits.

(x)             Environmental Assessments. Foreclose on or take a deed or title to any real estate other than single-family residential properties without first conducting an ASTM International (“ASTM”) E1527-13 Phase I Environmental Site Assessment (or any applicable successor standard) of the property that satisfies the requirements of 40 C.F.R. Part 312 (“Phase I”), or foreclose on or take a deed or title to any real estate other than single-family residential properties if such environmental assessment indicates the presence or likely presence of any Hazardous Substances under conditions that indicate an existing release, a past release, or a material threat of a release of any Hazardous Substances into structures on the property or into the ground, ground water, or surface water of the property.

(y)             Capital Stock Purchase. Directly or indirectly repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except as contemplated by Section 5.26.

(z)             Facilities. Except as required by Law, file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility or automated banking facility, except for any change that may be requested by Origin.

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(aa)           Restructure. Merge or consolidate itself or any of its Subsidiaries with any other Person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries.

(bb)          Adverse Actions. Take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (i) prevent, delay or impair BTH’s ability to consummate the Merger or the transactions contemplated by this Agreement or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.01.

(cc)           Commitments. (i) Enter into any contract with respect to, or otherwise agree or commit to do, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing or (ii) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger not being satisfied in any material respect or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable Law.

Section 5.02            Covenants of Origin.

(a)             Affirmative Covenants. From the date hereof until the Effective Time, Origin will carry on its business, including the business of each of its Subsidiaries, in the ordinary course of business in all material respects and consistent with prudent banking practice and in compliance in all material respects with all applicable Laws.

(b)             Negative Covenants. From the date hereof until the Effective Time, except as expressly permitted or contemplated by this Agreement, or as required by applicable Law or a Governmental Authority, or with the prior written consent of BTH during the period from the date of this Agreement to the Effective Time, Origin shall not, and shall not permit any of its Subsidiaries to:

(i)             amend its articles of incorporation or bylaws or equivalent organizational documents in a manner that would materially and adversely affect the economic benefits of the Merger to the Holders;

(ii)            adopt or publicly propose a plan of complete or partial liquidation or dissolution;

(iii)           take any action or knowingly fail to take any action that is intended or would reasonably be expected to result in the Merger failing to qualify as a “reorganization” under Section 368(a) of the Code;

(iv)           take any action or knowingly fail to take any action that is reasonably likely to prevent, delay or impair Origin’s ability to consummate the Merger or the transactions contemplated by this Agreement or Origin Bank’s ability to consummate the Bank Merger or perform any of its obligations under the Bank Merger Agreement; or

(v)            agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.02.

Section 5.03            Commercially Reasonable Efforts.

Subject to the terms and conditions of this Agreement, each of the Parties agrees to use commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable, including the satisfaction of the conditions set forth in Article VI, and shall reasonably cooperate with the other Party to that end.

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Section 5.04            Shareholder Approvals.

(a)             Each of Origin and BTH shall call, give notice of, convene and hold a meeting of its shareholders (the “Origin Meeting” and the “BTH Meeting,” respectively) as soon as reasonably practicable (subject to applicable notice requirements) after the Registration Statement is declared effective for the purpose of obtaining the Requisite Origin Shareholder Approval and the Requisite BTH Shareholder Approval required in connection with this Agreement and the Merger and, if so desired and mutually agreed, upon other matters of the type customarily brought before an annual or special meeting of shareholders to approve a merger agreement or the issuance of shares contemplated thereby (as applicable). The board of directors of each of Origin and BTH shall use its commercially reasonable efforts to obtain from the shareholders of Origin and BTH, as the case may be, the Requisite Origin Shareholder Approval, in the case of Origin, and the Requisite BTH Shareholder Approval, in the case of BTH. Origin or BTH shall adjourn or postpone the Origin Meeting or the BTH Meeting, as the case may be, if, as of the time for which such meeting is originally scheduled there are insufficient shares of Origin Common Stock or the BTH Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting Origin or BTH as applicable, has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Origin Shareholder Approval or the Requisite BTH Shareholder Approval. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, each of the Origin Meeting and BTH Meeting shall be convened, the Origin Stock Issuance and this Agreement shall be submitted to the shareholders of Origin, and this Agreement shall be submitted to the shareholders of BTH, at the Origin Meeting and BTH Meeting, respectively, for the purpose of voting on the approval of such proposals and the other matters contemplated hereby, and nothing contained herein shall be deemed to relieve either Origin or BTH of such obligation. Origin and BTH shall use their commercially reasonable efforts to cooperate to hold the Origin Meeting and BTH Meeting as soon as reasonably practicable (subject to applicable notice requirements) after the Registration Statement is declared effective, and to set the same record date for each such meeting.

(b)             Except to the extent provided otherwise in Section 5.09, the board of directors of BTH shall at all times prior to and during the BTH Meeting recommend approval of this Agreement by the shareholders of BTH and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by BTH’s shareholders for consummation of the Merger and the transactions contemplated hereby (the “BTH Recommendation”) and shall not withhold, withdraw, amend, modify, change or qualify such recommendation in a manner adverse in any respect to the interests of Origin or take any other action or make any other public statement inconsistent with such recommendation and the Joint Proxy Statement/Prospectus shall include the BTH Recommendation. In the event that there is present at such meeting, in person or by proxy, sufficient favorable voting power to secure the Requisite BTH Shareholder Approval, BTH will not adjourn or postpone the BTH Meeting unless BTH is advised by counsel that failure to do so would result in a breach of the fiduciary duties of the board of directors of BTH. BTH shall keep Origin updated with respect to the proxy solicitation results in connection with the BTH Meeting as reasonably requested by Origin.

(c)             The board of directors of Origin shall at all times prior to and during the Origin Meeting recommend approval of this Agreement by the shareholders of Origin and the transactions contemplated hereby (including the Merger and the Origin Common Stock Issuance) and any other matters required to be approved by Origin’s shareholders for consummation of the Merger and the transactions contemplated hereby (the “Origin Recommendation”) and shall not withhold, withdraw, amend, modify, change or qualify such recommendation in a manner adverse in any respect to the interests of BTH or take any other action or make any other public statement inconsistent with such recommendation and the Joint Proxy Statement/Prospectus shall include such recommendation. In the event that there is present at such meeting, in person or by proxy, sufficient favorable voting power to secure the Requisite Origin Shareholder Approval, Origin will not adjourn or postpone the Origin Meeting unless Origin is advised by counsel that failure to do so would result in a breach of the fiduciary duties of the board of directors of Origin. Origin shall keep BTH updated with respect to the proxy solicitation results in connection with the Origin Meeting as reasonably requested by BTH.

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Section 5.05            Registration Statement; Joint Proxy Statement/Prospectus; Nasdaq Listing.

(a)             Origin and BTH agree to cooperate in the preparation of the Registration Statement. BTH shall use its commercially reasonable efforts to deliver to Origin such financial statements and related analysis of BTH, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of BTH, as may be required in order to file the Registration Statement, and any other report required to be filed by Origin with the SEC, in each case, in compliance in all material respects with applicable Laws, and shall, as promptly as practicable following execution of this Agreement, prepare and deliver drafts of such information to Origin to review. Subject to BTH’s cooperation as provided in this Section 5.05(a), within sixty (60) days of the date of this Agreement, Origin shall file with the SEC the Registration Statement. Each of Origin and BTH agree to use their respective commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof and to maintain such effectiveness for as long as necessary to consummate the Merger and the other transactions contemplated by this Agreement. Origin also agrees to use commercially reasonable efforts to obtain any necessary state securities Law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement. BTH agrees to cooperate with Origin and Origin’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from BTH’s independent auditors in connection with the Registration Statement and the Joint Proxy Statement/Prospectus. After the Registration Statement is declared effective under the Securities Act, BTH shall promptly mail or cause to be mailed the Joint Proxy Statement/Prospectus to its shareholders, and Origin shall promptly mail or cause to be mailed the Joint Proxy Statement/Prospectus to its shareholders. The costs and expenses of such mailing shall be shared equally by BTH and Origin.

(b)             Origin will advise BTH, promptly after Origin receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Origin Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or upon the receipt of any comments (whether written or oral) from the SEC or its staff. Origin will provide BTH and its counsel with a reasonable opportunity to review and comment on the Registration Statement and the Joint Proxy Statement/Prospectus, and all responses to requests for additional information by and replies to comments of the SEC prior to filing such with, or sending such to, the SEC, and Origin will provide BTH and its counsel with a copy of all such filings made with the SEC. If at any time prior to the Effective Time there shall occur any event that should be disclosed in an amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Origin shall use its commercially reasonable efforts to promptly prepare and file such amendment or supplement with the SEC (if required under applicable Law) and cooperate with BTH to mail such amendment or supplement to BTH shareholders (if required under applicable Law).

(c)             Origin will use its commercially reasonable efforts to cause the shares of Origin Common Stock to be issued in connection with the transactions contemplated by this Agreement to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Effective Time.

Section 5.06            Regulatory Filings; Consents.

(a)             Each of Origin and BTH and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts (i) to promptly prepare all documentation (including the Registration Statement and the Joint Proxy Statement/Prospectus), and to effect all filings, to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, the Regulatory Approvals and all other consents and approvals of a Governmental Authority required to consummate the Merger in the manner contemplated herein, (ii) to

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comply with the terms and conditions of such permits, consents, approvals and authorizations and (iii) to cause the transactions contemplated by this Agreement to be consummated as expeditiously as practicable; provided, however, notwithstanding the foregoing or anything to the contrary in this Agreement, nothing contained herein shall be deemed to require Origin or any of its Subsidiaries or BTH or any of its Subsidiaries to take any non-standard action, or commit to take any such action, or agree to any non-standard condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of any Governmental Authority that would reasonably be likely to have a material and adverse effect (measured on a scale relative to BTH) on the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties or business of Origin, BTH, the Surviving Company or the Surviving Bank, after giving effect to the Merger (“Burdensome Condition”). Origin and BTH will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, trustees, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of Origin or BTH to any Governmental Authority in connection with the transactions contemplated by this Agreement. Each Party shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority. In addition, Origin and BTH shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority prior to its filing.

(b)             BTH will use its commercially reasonable efforts, and Origin shall reasonably cooperate with BTH at BTH’s request, to obtain all consents, approvals, authorizations, waivers or similar affirmations described on BTH Disclosure Schedule Section 3.12(c) or that are otherwise required to be obtained under the terms of any BTH Material Contract in order to prevent the consummation of the transactions contemplated by this Agreement from constituting a default under such BTH Material Contract or creating any lien, claim, or charge upon any of the assets of BTH or any of its Subsidiaries. Each Party will notify the other Party promptly and shall promptly furnish the other Party with copies of notices or other communications received by such Party or any of its Subsidiaries of any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from such Party, its Subsidiaries or its representatives). BTH will consult with Origin and its representatives as often as practicable under the circumstances so as to permit BTH and Origin and their respective representatives to cooperate to take appropriate measures to obtain such consents and avoid or mitigate any adverse consequences that may result from the foregoing.

(c)             Origin will use its commercially reasonable efforts, and BTH shall reasonably cooperate with Origin at Origin’s request, to obtain all consents, approvals, waivers and other assurances necessary to satisfy the condition set forth in Section 6.01(i).

Section 5.07            Publicity.

Origin and BTH shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other Party, which shall not be unreasonably conditioned, delayed or withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of counsel be required by Law or the rules and regulations of any stock exchanges. It is understood that Origin shall assume primary responsibility for the preparation of joint press releases relating to this Agreement, the Merger and the other transactions contemplated hereby.

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Section 5.08            Access; Current Information.

(a)             For the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, upon reasonable notice and subject to applicable Laws, BTH agrees to afford Origin and its officers, employees, counsel, accountants and other authorized representatives such access during normal business hours at any time and from time to time throughout the period prior to the Effective Time to BTH’s and its Subsidiaries’ books, records (including, without limitation, Tax Returns and work papers of independent auditors), information technology systems, business, properties and personnel and to such other information relating to them as Origin may reasonably request and BTH shall use its commercially reasonable efforts to provide any appropriate notices to employees and/or customers in accordance with applicable Law and BTH’s privacy policy and, during such period, BTH shall furnish to Origin, upon Origin’s reasonable request, all such other information concerning the business, properties and personnel of BTH and its Subsidiaries that is substantially similar in scope to the information provided to Origin in connection with its diligence review prior to the date of this Agreement, including, without limitation, the items listed on Origin Disclosure Schedule Section 5.08(a).

(b)             For the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, during the period of time from the date of this Agreement to the Effective Time, upon reasonable notice and subject to applicable Laws, Origin agrees to furnish to BTH such information as BTH may reasonably request concerning the business of Origin and its Subsidiaries that is substantially similar in scope to the information provided to BTH in connection with its diligence review prior to the date of this Agreement.

(c)             As promptly as reasonably practicable after they become available, BTH will furnish to Origin copies of the board packages distributed to the board of directors of BTH or any of its Subsidiaries, and minutes from the meetings thereof, copies of any internal management financial control reports showing actual financial performance against plan and previous period, and copies of any reports provided to the board of directors of BTH or any committee thereof relating to the financial performance and risk management of BTH; provided, however, that, in each case, BTH may redact therefrom any information relating to this Agreement or the transactions contemplated hereby.

(d)             During the period from the date of this Agreement to the Effective Time, at the reasonable request of either Party, the other Party will cause one or more of its designated representatives to confer with representatives of the requesting Party and to report the general status of the ongoing operations of the other Party and its Subsidiaries. Without limiting the foregoing, BTH agrees to provide to Origin (i) to the extent permitted by applicable Law, a copy of each report filed by BTH or any of its Subsidiaries with a Governmental Authority, (ii) a copy of BTH’s monthly loan trial balance, and (iii) a copy of BTH’s monthly statement of condition and profit and loss statement and, if requested by Origin, a copy of BTH’s daily statement of condition and daily profit and loss statement, in each case, which shall be provided as promptly as reasonably practicable after it is filed or prepared, as applicable. BTH further agrees to provide Origin, no later than ten (10) Business Days following the end of each calendar month following the date hereof, any supplements to BTH Disclosure Schedule Section 3.22(a) and BTH Disclosure Schedule Section 3.22(b) that would be required if the references to December 31, 2021 in each corresponding representation and warranty of BTH were changed to the date of the most recently ended calendar month.

(e)             No investigation by a Party or its representatives shall be deemed to modify or waive any representation, warranty, covenant or agreement of the other Party set forth in this Agreement, or the conditions to the respective obligations of Origin and BTH to consummate the transactions contemplated hereby.

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(f)              Notwithstanding anything to the contrary in this Section 5.08, BTH shall not be required to copy Origin on any documents that disclose confidential discussions of this Agreement or the transactions contemplated hereby, that contain competitively sensitive business or other proprietary information filed under a claim of confidentiality (including any confidential supervisory information) or any other matter that BTH’s board of directors has been advised by counsel that such distribution to Origin may violate a confidentiality obligation or fiduciary duty or any Law or regulation, or may result in a waiver of BTH’s attorney-client privilege. In the event any of the restrictions in this Section 5.08(f) shall apply, BTH shall use its commercially reasonable efforts to provide appropriate consents, waivers, decrees and approvals necessary to satisfy any confidentiality issues relating to documents prepared or held by third parties (including work papers), and the Parties will make appropriate alternate disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with applicable Laws.

(g)            BTH will deliver, as soon as reasonably practicable, audited consolidated financial statements (including the related notes and schedules thereto) for the year ended December 31, 2021, accompanied by the audit report of Henry & Peters, PC, independent registered accountants.

Section 5.09            No Solicitation by BTH; Superior Proposals.

(a)             Except as permitted by Section 5.09(b), BTH shall not, and shall cause its Subsidiaries and each of their respective officers, directors and employees not to, and will not authorize any investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents of BTH or any of BTH’s Subsidiaries (collectively, the “BTH Representatives”) to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Origin) any information or data with respect to BTH or any of its Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which BTH is a party; or (iv) enter into any agreement, confidentiality agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by any of the BTH Representatives, whether or not such BTH Representative is so authorized and whether or not such BTH Representative is purporting to act on behalf of BTH or otherwise, shall be deemed to be a breach of this Agreement by BTH. BTH and its Subsidiaries shall, and shall cause each of the BTH Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons (other than Origin and its representatives) with respect to any existing or potential Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal from Origin), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction.

For purposes of this Agreement, “Acquisition Transaction” means (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving BTH or any of its Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, a significant portion of the assets of BTH or any of its Subsidiaries; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty percent (20%) or more of the votes attached to the outstanding securities of BTH or any of its Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty percent (20%) or more of any class of equity securities of BTH or any of its Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

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For purposes of this Agreement, “Superior Proposal” means a bona fide, unsolicited Acquisition Proposal (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and BTH or any of its Subsidiaries, the shareholders of such third party) acquiring, directly or indirectly, more than fifty percent (50%) of the outstanding BTH Common Stock or more than fifty percent (50%) of the assets of BTH and its Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (ii) that the board of directors of BTH reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (A) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the Person making such Acquisition Proposal, and (B) taking into account any changes to this Agreement proposed by Origin in response to such Acquisition Proposal, as contemplated by Section 5.09(e), and all financial, legal, regulatory and other aspects of such takeover proposal, including all conditions contained therein and the Person making such proposal, is more favorable to the shareholders of BTH from a financial point of view than the Merger.

(b)             Notwithstanding Section 5.09(a) or any other provision of this Agreement, prior to the date of the BTH Meeting, BTH may take any of the actions described in Section 5.09(a)(ii) or (iv) if, but only if, (i) BTH has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of Section 5.09(a); (ii) the board of directors of BTH reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that (A) such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) it is reasonably necessary to take such actions to comply with its fiduciary duties to BTH’s shareholders under applicable Law; (iii) BTH has provided Origin with at least three (3) Business Days’ prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to BTH or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, BTH receives from such Person a confidentiality agreement with terms no less favorable to BTH than those contained in the confidentiality agreement with Origin. BTH shall promptly provide to Origin any non-public information regarding BTH or its Subsidiaries provided to any other Person which was not previously provided to Origin, such additional information to be provided no later than the date of provision of such information to such other party.

(c)             BTH shall promptly (and in any event within twenty-four (24) hours) notify Origin in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, BTH or the BTH Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) except to the extent that such materials constitute confidential information of the Person making such offer or proposal under an effective confidentiality agreement). BTH agrees that it shall keep Origin informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

(d)            Neither the board of directors of BTH nor any committee thereof shall (i) withdraw, qualify, amend or modify, or propose to withdraw, qualify, amend or modify, in a manner adverse to Origin in connection with the transactions contemplated by this Agreement (including the Merger), the BTH Recommendation, fail to reaffirm the BTH Recommendation within three (3) Business Days following a request by Origin, or make any statement, filing or release, in connection with the BTH Meeting or otherwise, inconsistent with the BTH Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the BTH Recommendation); (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause BTH or any of its Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 5.09(b)) or (B) requiring BTH to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

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(e)             Notwithstanding Section 5.09(d), prior to the date of the BTH Meeting, the board of directors of BTH may withdraw, qualify, amend or modify the BTH Recommendation (a “BTH Subsequent Determination”) after the fifth (5th) Business Day following Origin’s receipt of a notice (the “Notice of Superior Proposal”) from BTH advising Origin that the board of directors of BTH has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of Section 5.09(a)) constitutes a Superior Proposal if, but only if, (i) the board of directors of BTH has determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that it is reasonably necessary to take such actions to comply with its fiduciary duties to BTH’s shareholders under applicable Law, (ii) during the five (5) Business Day period after receipt of the Notice of Superior Proposal by Origin (the “Notice Period”), BTH and the board of directors of BTH shall have cooperated and negotiated in good faith with Origin to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable BTH to proceed with the BTH Recommendation without a BTH Subsequent Determination; provided, however, that Origin shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement and (iii) at the end of the Notice Period, after taking into account any such adjusted, modified or amended terms as may have been proposed by Origin since its receipt of such Notice of Superior Proposal, the board of directors of BTH has again in good faith made the determination (A) in clause (i) of this Section 5.09(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. In the event of any material revisions to the Superior Proposal, BTH shall be required to deliver a new Notice of Superior Proposal to Origin and again comply with the requirements of this Section 5.09(e), except that the Notice Period shall be reduced to three (3) Business Days.

(f)              Notwithstanding any BTH Subsequent Determination, unless this Agreement has been terminated in accordance with its terms, this Agreement shall be submitted to BTH’s shareholders at the BTH Meeting for the purpose of voting on the approval of this Agreement and the transactions contemplated hereby (including the Merger) and nothing contained herein shall be deemed to relieve BTH of such obligation; provided, however, that if the board of directors of BTH shall have made a BTH Subsequent Determination with respect to a Superior Proposal, then the board of directors of BTH may recommend approval of such Superior Proposal by the shareholders of BTH and may submit this Agreement to BTH’s shareholders without recommendation either for or against, in which event the board of directors of BTH shall communicate the basis for its recommendation of such Superior Proposal and the basis for its lack of a recommendation with respect to this Agreement and the transactions contemplated hereby to BTH’s shareholders in the Joint Proxy Statement/Prospectus or an appropriate amendment or supplement thereto.

(g)             Nothing contained in this Section 5.09 shall prohibit BTH or the board of directors of BTH from complying with BTH’s obligations required under Rule 14e-2(a) promulgated under the Exchange Act; provided, however, that any such disclosure relating to an Acquisition Proposal (other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed a change in the BTH Recommendation unless the board of directors of BTH reaffirms the BTH Recommendation in such disclosure.

Section 5.10            Indemnification.

(a)             For a period of six (6) years from and after the Effective Time, and in any event subject to the provisions of Section 5.10(c), Origin shall indemnify and hold harmless the present and former directors and officers of BTH and its Subsidiaries (each an “Indemnified Party”), against all costs, expenses (including reasonable attorney’s fees), judgments, fines, losses, claims, damages or liabilities or amounts that are paid in settlement (which settlement shall require the prior written consent of Origin, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each a “Claim”), arising out of actions or omissions of such persons in the course of performing their duties for BTH or any of its Subsidiaries occurring at or before the Effective Time (including the Merger and the other transactions contemplated hereby), regardless of whether

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such Claim is asserted or claimed before, or after, the Effective Time, to the same extent permitted under the organizational documents of BTH and its Subsidiaries in effect on the date of this Agreement to the extent permitted by applicable Law; provided, however, that that notwithstanding anything to the contrary contained in the organizational documents of the BTH or its Subsidiaries, Origin shall have no obligation to provide indemnification under this paragraph (a) to any Indemnified Party for any Excluded Claim.

(b)             In connection with the indemnification provided pursuant to this Section 5.10, Origin and/or an Origin Subsidiary will advance expenses, promptly after statements therefor are received, to each BTH Indemnified Party, to the same extent permitted under the organizational documents of BTH and its Subsidiaries in effect on the date of this Agreement to the extent permitted by applicable Law (provided the individual to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such individual is not entitled to indemnification), including the payment of the fees and expenses of one counsel with respect to a matter, and one local counsel in each applicable jurisdiction, if necessary or appropriate, selected by such BTH Indemnified Party or multiple Indemnified Parties, it being understood that they collectively shall only be entitled to one counsel and one local counsel in each applicable jurisdiction where necessary or appropriate (unless a conflict shall exist between them in which case they may retain separate counsel) and that all such counsel shall be reasonably satisfactory to Origin. Origin shall have no obligation to advance expenses related to any Excluded Claim.

(c)             Any Indemnified Party wishing to claim indemnification under this Section 5.10 shall promptly notify Origin upon learning of any Claim, provided that, failure to so notify shall not affect the obligation of Origin under this Section 5.10, unless, and only to the extent that, Origin is materially prejudiced in the defense of such Claim as a consequence. In the event of any such Claim (whether asserted or claimed prior to, at or after the Effective Time), (i) Origin shall have the right to assume the defense thereof and Origin shall not be liable to such Indemnified Parties for any legal expenses or other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) Origin shall not be liable for any settlement effected without its prior written consent, and (iv) Origin shall have no obligation hereunder to any Indemnified Party if such indemnification would be in violation of any applicable federal or state banking Laws or regulations, or in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable Laws and regulations, whether or not related to banking Laws.

(d)             For a period of six (6) years following the Effective Time, Origin will maintain director’s and officer’s liability insurance (herein, “D&O Insurance”) that serves to reimburse the present and former officers and directors of BTH or its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events occurring before the Effective Time (including the transactions contemplated hereby), which insurance will, unless otherwise approved by BTH, contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the Indemnified Party, as that coverage currently provided by BTH; provided that, if Origin is unable to maintain or obtain the insurance called for by this Section 5.10, Origin will provide as much comparable insurance as is reasonably available (subject to the limitations described below in this Section 5.10(d)); and provided, further, that officers and directors of BTH or its Subsidiaries may be required to make application and provide customary representations and warranties to the carrier of the D&O Insurance for the purpose of obtaining such insurance. In no event shall Origin be required to expend for such tail insurance a premium amount in excess of an amount equal to two hundred percent (200%) of the annual premiums paid by BTH for D&O Insurance in effect as of the date of this Agreement (the “Maximum D&O Tail Premium”). If the cost of such tail insurance exceeds the Maximum D&O Tail Premium, Origin shall obtain tail insurance coverage or a separate tail insurance policy with the greatest coverage reasonably available, in Origin’s reasonable discretion after consultation with BTH, for a cost not exceeding the Maximum D&O Tail Premium.

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(e)             This Section 5.10 shall survive the Effective Time, is intended to benefit each BTH Indemnified Party (each of whom shall be entitled to enforce this Section 5.10 against Origin), and shall be binding on all successors and assigns of Origin.

(f)              If Origin or any of its successors and assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its property and assets to any individual, corporation or other entity, then, in each such case, proper provision shall be made so that the successors and assigns of Origin and its Subsidiaries shall assume the obligations set forth in this Section 5.10.

Section 5.11            Employees; Benefit Plans.

(a)             Following the Effective Time, Origin shall maintain or cause to be maintained employee benefit plans for the benefit of employees who are full time employees of BTH on the Closing Date and who become employees of Origin in connection with the transaction contemplated hereunder (“Covered Employees”) that provide employee benefits which, in the aggregate, are substantially comparable to the employee benefits and cash-based compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of Origin; provided, however, that in no event shall any Covered Employee be eligible to participate in any closed or frozen plan of Origin. Origin shall give the Covered Employees credit for their prior service with BTH for purposes of eligibility (including initial participation and eligibility for current benefits) and vesting under any employee benefit plan maintained by Origin and in which Covered Employees may be eligible to participate.

(b)             With respect to any employee benefit plan of Origin that is a health, dental, vision or other welfare plan in which any Covered Employee is eligible to participate, for the plan year that includes the Closing, if Covered Employees are eligible to participate in such plans, Origin shall use its commercially reasonable efforts to cause any pre-existing condition limitations, eligibility waiting periods or evidence of insurability requirements under such Origin plan to be waived with respect to such Covered Employee and his or her covered dependents to the extent such condition was or would have been covered under the comparable BTH Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time.

(c)             Following the Effective Time, Origin Bank shall credit each Covered Employee with an amount of paid time off equal to such Covered Employee’s accrued but unused paid time off at BTH Bank (“Carryover PTO”); provided, however, that such Carryover PTO will be forfeited if not used in accordance with the terms of Origin Bank’s policies.

(d)             Except for employees whose terms of employment are governed by an agreement with BTH, BTH Bank, Origin, or Origin Bank containing provisions related to severance benefits, any employee of BTH or BTH Bank that becomes an employee of Origin or Origin Bank at the Effective Time who is terminated within one year following the Effective Time (other than for cause, death, disability, normal retirement or voluntarily resignation) shall receive a severance payment calculated in accordance with the Origin Bank severance policy.

(e)             Following the Effective Time, Origin shall assume, honor and comply with all obligations set forth in the change in control agreements listed on BTH Disclosure Schedule Section 5.11(e). Origin hereby acknowledges that, for purposes of such change in control agreements, a “change of control” of BTH will occur at the Effective Time.

(f)              Nothing in this Section 5.11 shall be construed to limit the right of the Surviving Company to amend or terminate any BTH Benefit Plan or other employee benefit plan, to the extent such amendment or termination is permitted by the terms of the applicable plan, nor shall anything in this Section 5.11 be construed to require Surviving Company to retain the employment of any particular Covered Employee for any fixed

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period of time following the Closing Date, and the continued retention (or termination) by Surviving Company of any Covered Employee subsequent to the Effective Time shall be subject in all events to Origin’s normal and customary employment procedures and practices, including customary background screening and evaluation procedures, and satisfactory employment performance.

(g)             For purposes of this Section 5.11, all references to BTH shall include each of the Subsidiaries of BTH and all references to Origin shall include each of the Subsidiaries of Origin (including, from and after the Effective Time, BTH and its Subsidiaries).

Section 5.12            Notification of Certain Changes.

Origin and BTH shall promptly advise the other Party of any change or event having, or which could reasonably be expected to have, a Material Adverse Effect or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its representations, warranties or covenants contained herein and BTH shall provide on a periodic basis written notice to Origin of any matters that BTH becomes aware of that should be disclosed on a supplement or amendment to the BTH Disclosure Schedule.

Section 5.13            Transition; Informational Systems Conversion.

From and after the date hereof, Origin and BTH will use their commercially reasonable efforts to facilitate the integration of BTH with the business of Origin following consummation of the transactions contemplated hereby, and shall meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic informational systems of BTH and each of its Subsidiaries (the “Informational Systems Conversion”) to those used by Origin, which planning shall include, but not be limited to, (a) discussion of third-party service provider arrangements of BTH and each of its Subsidiaries; (b) non-renewal or changeover, after the Effective Time, of personal property leases and software licenses used by BTH and each of its Subsidiaries in connection with the systems operations; (c) retention of outside consultants and additional employees to assist with the conversion; (d) outsourcing, as appropriate after the Effective Time, of proprietary or self-provided system services; and (e) any other actions necessary and appropriate to facilitate the conversion, as soon as practicable following the Effective Time. Origin shall reimburse BTH for all costs and expenses incurred by BTH in connection with the actions contemplated by this Section 5.13, except those amounts included in the Transaction Expenses definition pursuant to Section 2.02(b).

Section 5.14            Termination of Contracts.

Prior to the Closing Date and in accordance with this Section 5.14, BTH will take all actions necessary to accrue any and all costs, fees, expenses, contract payments, penalties or liquidated damages necessary to be paid in connection with the termination of any Terminated Contract, and such accrual shall be reflected in the calculation of Transaction Expenses as contemplated by Section 2.02(b). For purposes of this Agreement, “Terminated Contract” means (a) each BTH Material Contract listed on Origin Disclosure Schedule Section 5.14, (b) any other BTH Material Contract requested by Origin to be amended, modified or terminated that is not included on BTH Disclosure Schedule Section 3.12(a), and (c) any contract, agreement, or other commitment that would have been a BTH Material Contract pursuant to Section 3.12(a)(x) but for the annual amount payable by BTH thereunder and that is requested by Origin to be amended, modified or terminated. For the avoidance of doubt, (i) prior to the Closing Date, Origin may remove BTH Material Contracts from Origin Disclosure Schedule Section 5.14 and such BTH Material Contracts will no longer be deemed to be Terminated Contracts, (ii) to the extent that Origin desires that a Terminated Contract remain in effect for a period of time after the Closing Date, the expense accrual for such Terminated Contract shall be reduced to reflect expenses to be incurred in connection with a termination on such future date (but only if the expenses as of such date are lower than on the Closing Date), as determined in good faith by Origin, and (iii) Origin will be responsible for the amendment, modification or termination of any contract or agreement subject to this Section 5.14 after the

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Closing Date and all costs, fees, expenses, contract payments, penalties or liquidated damages necessary to be paid in connection with the termination of each such contract or agreement shall be paid with the funds accrued for such purpose by BTH.

Section 5.15            No Control of Other Party’s Business.

Nothing contained in this Agreement shall give Origin, directly or indirectly, the right to control or direct the operations of BTH or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give BTH, directly or indirectly, the right to control or direct the operations of Origin or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of BTH and Origin shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its and its Subsidiaries’ respective operations.

Section 5.16            Certain Litigation.

Each Party shall promptly advise the other Party orally and in writing of any actual or threatened shareholder litigation against such Party and/or the members of the board of directors of BTH or the board of directors of Origin related to this Agreement or the Merger and the other transactions contemplated by this Agreement. BTH shall: (i) permit Origin to review and discuss in advance, and consider in good faith the views of Origin in connection with, any proposed written or oral response to such shareholder litigation; (ii) furnish Origin’s outside legal counsel with all non-privileged information and documents which outside counsel may reasonably request in connection with such shareholder litigation; (iii) consult with Origin regarding the defense or settlement of any such shareholder litigation, shall give due consideration to Origin’s advice with respect to such shareholder litigation and shall not settle any such litigation prior to such consultation and consideration; provided, however, that BTH shall not settle any such shareholder litigation if such settlement requires the payment of money damages, without the written consent of Origin (such consent not to be unreasonably withheld, conditioned or delayed) unless the payment of any such damages by BTH is reasonably expected by BTH, following consultation with outside counsel, to be fully covered (disregarding any deductible to be paid by BTH) under BTH’s existing director and officer insurance policies, including any tail policy.

Section 5.17            Board Representation; Director Resignations.

At or prior to the Effective Time, Origin will cause the number of directors that comprise the full board of directors of each of the Surviving Company and the Surviving Bank to be increased by two (2) and shall appoint two individuals designated by the BTH board of directors and reasonably acceptable to the Origin board of directors (the “Board Representatives”) to serve as directors of the Surviving Company and the Surviving Bank from and after the Effective Time until such Board Representatives are succeeded in accordance with the bylaws of the Surviving Company or the Surviving Bank, as applicable. No other directors or employees of BTH shall be designated to serve on the board of directors of the Surviving Company or the Surviving Bank at the Effective Time or at any time thereafter. Prior to the Effective Time, BTH will cause to be delivered to Origin resignations of all the directors of BTH and its Subsidiaries, such resignations to be effective as of the Effective Time.

Section 5.18            Claims Letters.

Concurrently with the execution and delivery of this Agreement and effective upon the Closing, BTH has caused each director of BTH and BTH Bank to execute and deliver the Claims Letter in the form attached hereto as Exhibit E.

Section 5.19            Employment Agreements.

BTH will use its commercially reasonable efforts to obtain from the individuals set forth in Origin Disclosure Schedule Section 5.19 certain amendments to their employment agreements with BTH and/or BTH Bank that become effective as of (and subject to the occurrence of) the Effective Time.

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Section 5.20            Coordination.

(a)             Prior to the Effective Time, subject to applicable Laws, BTH and its Subsidiaries shall take any actions Origin may reasonably request from time to time to better prepare the parties for integration of the operations of BTH and its Subsidiaries with Origin and its Subsidiaries, respectively. Without limiting the foregoing, senior officers of BTH and Origin shall meet from time to time as Origin may reasonably request, and in any event not less frequently than monthly, to review the financial and operational affairs of BTH and its Subsidiaries, and BTH shall give due consideration to Origin’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither Origin nor Origin Bank shall under any circumstance be permitted to exercise control of BTH or any of its Subsidiaries prior to the Effective Time. BTH shall permit representatives of Origin Bank to be onsite at BTH to facilitate integration of operations and assist with any other coordination efforts as necessary, provided such efforts shall be done without undue disruption to BTH Bank’s business, during normal business hours and at the expense of Origin or Origin Bank (not to include BTH Bank’s regular employee payroll).

(b)             Prior to the Effective Time, subject to applicable Laws, BTH and its Subsidiaries shall take any actions Origin may reasonably request in connection with negotiating any amendments, modifications or terminations of any Leases or BTH Material Contracts that Origin may request, including, but not limited to, actions necessary to cause any such amendments, modifications or terminations to become effective prior to (to the extent that the conditions set forth in Article VI of this Agreement have already been satisfied), or immediately upon, the Closing, and shall cooperate with Origin and will use its commercially reasonable efforts to negotiate specific provisions that may be requested by Origin in connection with any such amendment, modification or termination. All actions taken pursuant to this Section 5.20(b) shall be at Origin’s expense unless such actions are in connection with the termination of the Terminated Contracts.

(c)             From and after the date hereof, subject to applicable Laws, the parties shall reasonably cooperate (provided that the parties shall cooperate to reasonably minimize disruption to BTH’s or BTH Bank’s business) with the other in preparing for the prompt conversion or consolidation of systems and business operations promptly after the Effective Time (including by entering into customary confidentiality, non-disclosure and similar agreements with the other party and appropriate service providers) and BTH shall, upon Origin’s reasonable request, introduce Origin and its representatives to suppliers of BTH and its Subsidiaries for the purpose of facilitating the integration of BTH and its business into that of Origin. In addition, after satisfaction of the conditions set forth in Section 6.01(a) and Section 6.01(b), subject to applicable Laws, BTH shall, upon Origin’s reasonable request, introduce Origin and its representatives to customers of BTH and its Subsidiaries for the purpose of facilitating the integration of BTH and its business into that of Origin. Any interaction between Origin and BTH’s and any of its Subsidiaries’ customers and suppliers shall be coordinated by BTH. BTH shall have the right to participate in any discussions between Origin and BTH’s customers and suppliers.

(d)             Origin and BTH agree to take all action necessary and appropriate to cause BTH Bank to merge with Origin Bank in accordance with applicable Laws and the terms of the Bank Merger Agreement immediately following the Effective Time or as promptly as practicable thereafter.

Section 5.21            Confidentiality.

Prior to the execution of this Agreement and prior to the consummation of the Merger, subject to applicable Laws, each of Origin and BTH, and their respective Subsidiaries, affiliates, officers, directors, agents, employees, consultants and advisors have provided, and will continue to provide one another with information which may be deemed by the party providing the information to be non-public, proprietary and/or confidential, including, but not limited to, trade secrets of the disclosing party. Each Party agrees that it will, and will cause its representatives to, hold any information obtained pursuant to this Article V in accordance with the terms of the Mutual Nondisclosure Agreement, dated as of August 13, 2021, by and between Origin and BTH.

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Section 5.22            Section 16 Matters.

Origin and BTH agree that, if the parties determine that any officer or director of BTH will be subject to the requirements of Section 16 of the Exchange Act (the “BTH Insiders”) immediately following the Effective Time, the respective boards of Origin and BTH, or in each case a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall prior to the Effective Time take all such action as may be required to cause the transactions contemplated by this Agreement, including without limitation any dispositions of BTH Common Stock or BTH Equity Awards and any acquisitions of Origin Common Stock or Origin Substitute Options by any BTH Insiders, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable Law.

Section 5.23            Section 280G Matters.

If, after reviewing the 280G calculations and other supporting materials prepared by BTH and the BTH Representatives, either BTH or Origin determines that any Person who is a “disqualified individual” has a right to any payments and/or benefits as a result of or in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby that would be deemed to constitute “parachute payments” (as such terms are defined in Section 280G of the Internal Revenue Code and the regulations promulgated thereunder) absent approval by the shareholders of BTH, then BTH will undertake its best efforts to modify its obligations to provide such payments or benefits to the extent necessary such that, after giving effect to such modifications, the modified payments or benefits would not constitute a parachute payment to a disqualified individual based on the 280G calculations. If, in the opinion of Origin, BTH is not able to modify its obligations to make such payments or benefits comply with the foregoing within thirty (30) days after determining that a payment or benefit would constitute a parachute payment to a disqualified individual, then at least three (3) Business Days prior to the Closing Date, BTH will take all necessary actions (including obtaining any required waivers or consents from each disqualified individual) to submit to a shareholder vote, in a manner that satisfies the shareholder approval requirements for exemption under Section 280G(b)(5)(A)(ii) of the Internal Revenue Code and the regulations promulgated thereunder, the right of each disqualified individual to receive or retain, as applicable, any payments and benefits to the extent necessary so that no payment or benefit received by such disqualified person shall be deemed a parachute payment. Such vote shall establish the disqualified individual’s right to the payment or benefits. BTH will be responsible for all liabilities and obligations related to the matters described in this Section 5.23, including any claims by disqualified individuals that they are entitled to payment or reimbursement for any related excise taxes. BTH will provide to Origin copies of any waivers, consents, and shareholder information statements or disclosures relating to Section 280G and the shareholder vote described in this Section 5.23, a reasonable period of time before disseminating such materials to the disqualified individuals and BTH’s shareholders, and will work with Origin in good faith regarding the inclusion of any comments provided by Origin thereto. Prior to the Closing, BTH shall deliver to Origin evidence that a vote of BTH’s shareholders who are entitled to vote was solicited in accordance with the foregoing provisions of this Section 5.23 and that the requisite number of shareholder votes was or was not obtained with respect thereto.

Section 5.24            Tax Matters.

(a)             The Parties intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Regulations for the Merger. Except as expressly contemplated or permitted by this Agreement, from and after the date of this Agreement, each of Origin and BTH shall, and shall cause their respective Subsidiaries to, use their respective reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not take any action, cause or permit any action to be taken, fail to take any action or cause or permit any action to fail to be taken which action or failure to act is intended or would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

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(b)             Each of Origin and BTH will cooperate with one another to facilitate the issuance of the opinions of counsel referred to in Section 6.01(e). In connection therewith, (i) Origin shall deliver to each such counsel a duly executed certificate containing such representations, warranties and covenants as shall be reasonably necessary or appropriate to enable such counsel to render the opinions described in Section 6.01(e), as applicable (the “Origin Tax Certificate”) and (ii) BTH shall deliver to each such counsel a duly executed certificate containing such representations, warranties and covenants as shall be reasonably necessary or appropriate to enable such counsel to render the opinion described in Section 6.01(e), as applicable (the “BTH Tax Certificate”). Each of Origin and BTH will comply, to the extent reasonably expected to be necessary to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code, and with all covenants contained in the Origin Tax Certificate and BTH Tax Certificate, respectively.

(c)             Each of Origin and BTH further agrees, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other person that it is legally entitled to obtain as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated hereby.

(d)            Each of Origin and BTH shall promptly notify the other of the receipt of any written notice of any pending or threatened Tax proceeding or claim against or with respect to Origin or BTH, as the case may be, or any of their respective Subsidiaries.

(e)             Without limiting the provisions of this Section 5.24, Origin shall comply with the recordkeeping and information reporting requirements set forth in Regulation Section 1.368-3.

Section 5.25            Assumed Debt.

The Parties agree to execute and deliver, or cause to be executed and delivered, at or prior to the Effective Time, one or more supplemental indentures and/or such other documents or instruments as may be required for the due and full assumption by Origin at the Effective Time of BTH’s obligations in respect of the trust preferred and subordinated debt securities set forth on BTH Disclosure Schedule Section 3.02(d) and, to the extent required by the terms thereof, any other outstanding debt, notes, guarantees, securities, or other instruments other than as set forth in Section 5.26. BTH agrees to cooperate as reasonably requested by Origin in connection with such assumption.

Section 5.26            KSOP Matters.

(a)             Prior to the Closing Date, (i) the KSOP Trustee shall provide Origin a copy of the opinion received from an independent valuation firm stating that (A) the consideration to be received by the KSOP pursuant to this Agreement for the shares of BTH Common Stock held by the KSOP is not less than “adequate consideration” (as defined in Section 3(18) of ERISA) of such shares, and (B) the terms and conditions of this Agreement are in the best interest of the KSOP from a financial point of view and (ii) BTH shall take any and all actions and adopt such necessary resolutions to terminate the KSOP effective as of the date immediately preceding the Closing Date (the “KSOP Termination Date”) and contingent upon the consummation of the Merger, and adopt such amendments to the KSOP to terminate the KSOP and effectuate the provisions of this Section 5.26. The KSOP amendments shall provide that (A) all KSOP participant accounts shall be fully vested as of the KSOP Termination Date, (B) each share of BTH Common Stock held in the ESOP Component shall, upon consummation of the Merger, convert into the right to receive the Per-Share Merger Consideration, (C) no new participants will be admitted to the KSOP on or after the KSOP Termination Date, and (D) no additional benefits shall accrue to any KSOP participant with respect to services performed on or after the KSOP Termination Date. BTH shall deliver to Origin an executed copy of the resolutions and amendments as soon as practicable following their adoption by the board of directors of BTH and shall fully comply with such resolutions and amendments.

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(b)             In connection with the termination of the KSOP and the Merger, BTH shall cause all outstanding indebtedness of the ESOP Component (including any ESOP Loan) to be satisfied in full at least five (5) Business Days prior to the Closing Date. BTH will cancel or offset all ESOP Loans (including accrued interest thereon) in exchange for unallocated shares of BTH Common Stock attributable to the ESOP Loan having an aggregate fair market value (as mutually agreed by the KSOP Trustee and BTH, with the majority of BTH directors who are not participants in the KSOP approving such value) that is not more than the outstanding amount of the ESOP Loan plus accrued interest. This transaction will result in the cancellation of both the loan receivable and payable on the books of BTH. Each remaining share of BTH Common Stock held by the KSOP trust under the ESOP Component after repayment of the ESOP Loan shall, upon consummation of the Merger, convert into the right to receive the Per-Share Merger Consideration in accordance with Section 2.01(d) hereof, and the balance of the unallocated shares of BTH Common Stock and any other unallocated assets remaining in the ESOP Component’s suspense account after satisfaction of the ESOP Loan and conversion of the shares of BTH Common Stock into the right to receive the Per-Share Merger Consideration shall be allocated as investment gain to the accounts of the participants in the ESOP Component as of the KSOP Termination Date in a nondiscriminatory manner pursuant to the terms of the KSOP. Prior to the Closing Date, BTH shall provide Origin with documentary evidence sufficient to show that all outstanding indebtedness of the ESOP Component (including any ESOP Loan) has been satisfied in full.

(c)             As soon as practicable after the date of this Agreement but prior to the Closing Date, BTH shall file or cause to be filed all necessary documents with the IRS for a determination letter for termination of the KSOP. BTH, and following the Effective Time Origin shall adopt any amendments to the KSOP as may be reasonably required by the IRS as a condition to granting such favorable determination letter on termination. As soon as practicable following the receipt of a favorable determination letter from the IRS regarding the qualified status of the KSOP upon its termination, the account balances in KSOP shall either be distributed to participants and beneficiaries or transferred to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct.

(d)             BTH will, or will cause its delegate to, as soon as reasonably practicable after the Registration Statement is declared effective, provide for the delivery of an information statement and form of written consent (the “KSOP Information Statement”) to all participants or beneficiaries with an account balance under the ESOP Component, which KSOP Information Statement shall (i) contain such notices and materials as provided to other shareholders of BTH regarding this Agreement and the transactions contemplated hereunder, including the Joint Proxy Statement/Prospectus, and (ii) describe such individual’s respective rights to instruct the KSOP Trustee, in confidence, with respect to the approval of the Merger and the exercise of other applicable shareholder rights, relating to the shares of BTH Common Stock allocated to such individual’s account under the ESOP Component. The KSOP Trustee, or its delegate, shall complete, on a confidential basis, the shareholder right direction pass-through processes and procedures required under the ESOP Component and Section 409(e) of the Code, and shall vote the shares of BTH Common Stock held by the KSOP in accordance with the terms of the ESOP Component to the extent consistent with ERISA.

(e)             On or prior to the Closing Date, BTH shall repay all borrowings of BTH pursuant to that certain Second Amended and Restated Letter Loan Agreement, dated as of December 16, 2015 by and between BTH and Alliance Bank, and that certain Letter Loan Agreement, dated as of December 30, 2013 by and between BTH and Alliance Bank, and BTH shall obtain all regulatory non-objections necessary to facilitate such repayment. BTH shall obtain a customary “pay-off” letter from the lender of such borrowing, which shall include evidence of termination of all obligations of BTH under such borrowing. BTH shall also obtain evidence of release of any liens on BTH’s property associated with such debt.

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ARTICLE VI
CONDITIONS TO CONSUMMATION OF THE MERGER

Section 6.01            Conditions to Obligations of the Parties to Effect the Merger.

The respective obligations of the Parties to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable Law, written waiver by the Parties prior to the Closing Date of each of the following conditions:

(a)             Shareholder Votes. This Agreement and the transactions contemplated hereby, as applicable, shall have received the Requisite BTH Shareholder Approval at the BTH Meeting and the Requisite Origin Shareholder Approval at the Origin Meeting.

(b)             Regulatory Approvals; No Burdensome Condition. All Regulatory Approvals required to consummate the Merger and the Bank Merger in the manner contemplated herein shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof, if any, shall have expired or been terminated, and no such Regulatory Approval includes or contains, or shall have resulted in the imposition of, any Burdensome Condition.

(c)             No Injunctions or Restraints; Illegality. No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the transactions contemplated hereby.

(d)             Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Governmental Authority.

(e)             Tax Opinions Relating to the Merger. Origin and BTH, respectively, shall have received opinions from Fenimore Kay Harrison LLP and Norton Rose Fulbright US LLP, respectively, each dated as of the Closing Date, in substance and form reasonably satisfactory to Origin and BTH, respectively, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinions, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering their opinions, Fenimore Kay Harrison LLP and Norton Rose Fulbright US LLP may require and rely upon representations as to certain factual matters contained in the Origin Tax Certificate and the BTH Tax Certificate, in form and substance reasonably acceptable to such counsel.

(f)              Debt Assumption. Origin will have, with the cooperation and assistance of BTH, expressly assumed or discharged, in Origin’s sole discretion, all of BTH’s obligations in respect of the indebtedness of BTH as contemplated by Section 5.25 of this Agreement.

(g)             Final Closing Statement. The parties shall have agreed upon the calculation of Adjusted Tangible Equity pursuant to Section 2.02(c) of this Agreement.

(h)             Nasdaq Listing. The shares of Origin Common Stock to be issued in connection with the transactions contemplated by this Agreement shall have been approved for listing on Nasdaq.

(i)              Consents and Approvals. Origin has received, in form and substance satisfactory to BTH and Origin, all consents, approvals, waivers and other assurances from all non-governmental third parties which are required to be obtained under any contract, agreement or instrument to which Origin or any of its Subsidiaries

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is a party or by which any of their respective properties is bound in order to prevent the consummation of the transactions contemplated by this Agreement from constituting a default under such contract, agreement or instrument or creating any lien, claim or charge upon any of the assets of Origin or any of its Subsidiaries.

Section 6.02            Conditions to Obligations of BTH.

The obligations of BTH to consummate the Merger also are subject to the fulfillment or written waiver by BTH prior to the Closing Date of each of the following conditions:

(a)             Representations and Warranties. The representations and warranties of Origin set forth in (i) Section 4.09 and Section 4.12 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, (ii) Section 4.01, Section 4.02, Section 4.03(a), Section 4.04 and Section 4.08 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) this Agreement, other than those sections specifically identified in clauses (i) or (ii) of this Section 6.02(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to Origin. BTH shall have received a certificate signed on behalf of Origin by the Chief Executive Officer or the Chief Financial Officer of Origin to the foregoing effect.

(b)             Performance of Obligations of Origin. Origin shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date, and BTH shall have received a certificate, dated the Closing Date, signed on behalf of Origin by its Chief Executive Officer and the Chief Financial Officer to such effect.

(c)             No Material Adverse Effect. Since the date of this Agreement (i) no change or event has occurred which has resulted in Origin or Origin Bank being subject to a Material Adverse Effect and (ii) no condition, event, fact, circumstance or other occurrence has occurred that may reasonably be expected to have or result in such parties being subject to a Material Adverse Effect.

(d)             Secretary’s Certificate. BTH shall have received a certificate, signed on behalf of Origin by the Secretary of Assistant Secretary of Origin acting solely in her or her official capacity as such, certifying (i) the due adoption by the Origin board of directors of corporate resolutions attached to such certificate authorizing the Merger and the other transactions, agreements and documents contemplated by this Agreement; (ii) Origin’s articles of incorporation; (iii) Origin’s bylaws; and (iv) the incumbency and true signatures of those officers of Origin duly authorized to act on its behalf in connection with the Merger and to execute and deliver this Agreement and the other agreements, documents and instruments contemplated by this Agreement.

Section 6.03            Conditions to Obligations of Origin.

The obligations of Origin to consummate the Merger also are subject to the fulfillment or written waiver by Origin prior to the Closing Date of each of the following conditions:

(a)             Representations and Warranties. The representations and warranties of BTH set forth in (i) Section 3.02(a) and Section 3.09(b) shall be true and correct in all respects (with respect to Section 3.02(a), other than de minimis inaccuracies, it being agreed that for purposes of Section 3.02(a), any inaccuracy in which the applicable amounts as of a date of determination exceed the amounts set forth in Section 3.02(a) by no more than one-half

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percent (0.50%) shall be deemed de minimis) as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, (ii) Section 3.01, Section 3.04(a), Section 3.05, Section 3.14 and Section 3.32, , shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) this Agreement, other than those sections specifically identified in clauses (i) or (ii) of this Section 6.03(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to BTH. Origin shall have received a certificate signed on behalf of BTH by the Chief Executive Officer or the Chief Financial Officer of BTH to the foregoing effect.

(b)             Performance of Obligations of BTH. BTH shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date, and Origin shall have received a certificate, dated the Closing Date, signed on behalf of BTH by BTH’s Chief Executive Officer and Chief Financial Officer, to such effect.

(c)             No Material Adverse Effect. Since the date of this Agreement (i) no change or event has occurred which has resulted in BTH or any of its Subsidiaries being subject to a Material Adverse Effect and (ii) no condition, event, fact, circumstance or other occurrence has occurred that may reasonably be expected to have or result in such parties being subject to a Material Adverse Effect.

(d)             Bank Merger Agreement. The Bank Merger Agreement shall have been executed and delivered.

(e)             Dissenting Shares. Dissenting Shares shall be less than five percent (5.0%) of the issued and outstanding shares of BTH Common Stock.

(f)              Consents and Approvals. BTH has received, in form and substance satisfactory to BTH and Origin, all consents, approvals, amendments, or cancellation agreements (i) necessary to terminate or fully satisfy obligations of BTH as of the Effective Time under BTH Benefit Plans, or (ii) described in BTH Disclosure Schedule Section 3.12(c).

(g)             Secretary’s Certificate. Origin shall have received a certificate, signed on behalf of BTH by the Secretary of Assistant Secretary of BTH acting solely in her or her official capacity as such, certifying (i) the due adoption by the BTH board of directors of corporate resolutions attached to such certificate authorizing the Merger and the other transactions, agreements and documents contemplated by this Agreement; (ii) BTH’s certificate of formation; (iii) BTH’s bylaws; (iv) the incumbency and true signatures of those officers of BTH duly authorized to act on its behalf in connection with the Merger and to execute and deliver this Agreement and the other agreements, documents and instruments contemplated by this Agreement; (v) the number of shares of BTH Common Stock issued and outstanding as of the Closing Date; (vi) confirmation that, other than the shares of BTH Common Stock, there are no other shares of BTH capital stock issued or outstanding as of the Closing Date; and (vii) the number of BTH Options as of the Closing Date and the average exercise price of such BTH Options.

Section 6.04            Frustration of Closing Conditions.

Neither Origin nor BTH may rely on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was caused by such Party’s failure to use its reasonable best efforts to consummate any of the transactions contemplated hereby, as required by and subject to Section 5.03.

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ARTICLE VII
TERMINATION

Section 7.01            Termination.

This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

(a)             Mutual Consent. At any time prior to the Effective Time, by the mutual consent, in writing, of Origin and BTH if the board of directors of Origin and the board of directors of BTH each so determines by vote of a majority of the members of its entire board.

(b)             No Regulatory Approval. By Origin or BTH, if either of their respective boards of directors so determines by a vote of a majority of the members of its entire board, in the event that (i) any Regulatory Approval required for consummation of the transactions contemplated by this Agreement shall have been denied by final, non-appealable action by such Governmental Authority, (ii) an application therefor shall have been permanently withdrawn at the request of a Governmental Authority; (iii) Origin makes a reasonable determination in good faith after consultation with its counsel that there is a substantial likelihood that any Regulatory Approval will be obtained only upon the imposition of a Burdensome Condition; or (iv) any Governmental Authority shall have issued a final nonappealable law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the Bank Merger, unless in each case the failure to obtain a Regulatory Approval shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements of such Party set forth.

(c)             No Shareholder Approval. By either Origin or BTH (provided that such terminating party shall not be in breach of any of its obligations under Section 5.04), if the Requisite Origin Shareholder Approval or the Requisite BTH Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof.

(d)             Breach of Representations and Warranties. By either Origin or BTH (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other party to not consummate this Agreement) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of Origin, in the case of a termination by BTH, or BTH, in the case of a termination by Origin, which breach, either individually or in the aggregate with all other breaches by such party, would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 6.02, in the case of a termination by BTH, or Section 6.03, in the case of a termination by Origin, and which is not cured prior to the earlier of (y) thirty (30) days following written notice to the Party committing such breach from the other Party or (z) two (2) Business Days prior to the Expiration Date, or which breach, by its nature, cannot be cured prior to the Closing.

(e)             Breach of Covenants. By either Origin or BTH (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other Party not to consummate the agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other Party, which breach shall not have been cured prior to the earlier of (i) thirty (30) days following written notice to the Party committing such breach from the other Party or (ii) two (2) Business Days prior to the Expiration Date, or which breach, by its nature, cannot be cured prior to the Closing.

(f)             Delay. By either Origin or BTH if the Merger shall not have been consummated on or before September 30, 2022, provided, however, that such date will be automatically extended to March 31, 2023, if the only outstanding condition to Closing under Article VI is the receipt of all Regulatory Approvals (the “Expiration Date”), unless the failure of the Closing to occur by such date shall be due to a material breach of this Agreement by the Party seeking to terminate this Agreement.

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(g)            Failure to Recommend; Etc.

(i)             In addition to and not in limitation of Origin’s termination rights under Section 7.01(e), by Origin if (A) there shall have been a material breach of Section 5.09, or (B) the board of directors of BTH (u) withdraws, qualifies, amends, modifies or withholds the BTH Recommendation, or makes any statement, filing or release, in connection with the BTH Meeting or otherwise, inconsistent with the BTH Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the BTH Recommendation), (v) materially breaches its obligation to call, give notice of and commence the BTH Meeting under Section 5.04(a), (w) approves or recommends an Acquisition Proposal, (x) fails to publicly recommend against a publicly announced Acquisition Proposal within three (3) Business Days of being requested to do so by Origin, (y) fails to publicly reconfirm the BTH Recommendation within three (3) Business Days of being requested to do so by Origin, or (z) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions.

(ii)            In addition to and not in limitation of BTH’s termination rights under Section 7.01(e), by BTH if the board of directors of Origin (i) withdraws, qualifies, amends, modifies or withholds the Origin Recommendation, or makes any statement, filing or release, in connection with the Origin Meeting or otherwise, inconsistent with the Origin Recommendation, (ii) materially breaches its obligation to call, give notice of and commence the Origin Meeting under Section 5.04(a), (iii) fails to publicly reconfirm the Origin Recommendation within three (3) Business Days of being requested to do so by BTH, or (iv) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions.

(h)             Acceptance of Superior Proposal. By BTH in connection with entering into a definitive agreement to effect a Superior Proposal after making an BTH Subsequent Determination in accordance with Section 5.09(e).

(i)              Stock Price Decline; Exchange Ratio Adjustment. By BTH giving prompt written notice of termination to Origin at any time on or after the fifth (5th) Business Day immediately prior to the date on which the Effective Time is to occur (the “Determination Date”) and prior to the Effective Time, if both of the following conditions are satisfied: (i) the quotient obtained by dividing the average of the daily closing prices for shares of Origin Common Stock for the twenty (20) consecutive full Trading Days ending on the Trading Day immediately preceding the Determination Date on which such shares are actually traded on Nasdaq (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by Origin and BTH) (the “Average Closing Price”) by the Starting Origin Stock Price (the “Origin Ratio”) shall be less than 0.80; and (ii) the Origin Ratio shall be less than the number obtained by dividing the Final Index Price by the Starting Index Price (the “Index Ratio”) and subtracting 0.20 from such quotient. Following delivery of such written notice of termination by BTH, this Agreement shall terminate upon the fifth (5th) Business Day following the Determination Date (the “Termination Date”); provided, however, that BTH’s notice of election to terminate may be withdrawn at any time prior to the Termination Date; and provided further that during the five (5) Business Day period commencing with receipt of such notice, Origin shall have the option (but no obligation) to issue additional shares of Origin Common Stock to the holders of BTH Common Stock such that the Merger Consideration equals or exceeds the Minimum Consideration Amount. If Origin makes such election within such period, it shall give prompt written notice to BTH of such election and the revised Merger Consideration and Per-Share Merger Consideration, whereupon no termination shall have occurred pursuant to this Section 7.01(i) and this Agreement shall remain in effect in accordance with its terms (except as the meaning of Per-Share Merger Consideration and Merger Consideration shall have been so modified), and any references in this Agreement to “Per-Share Merger Consideration” and “Merger Consideration” shall thereafter be deemed to refer to the Per-Share Merger Consideration and Merger Consideration after giving effect to any adjustment made pursuant to this Section 7.01(i).

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(j)              If Origin declares or affects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the Starting Date and the Determination Date, the prices for the Origin Common Stock shall be appropriately adjusted for the purposes of applying Section 7.01(i).

Section 7.02            Termination Fee.

(a)             In recognition of the efforts, expenses and other opportunities forgone by Origin while structuring and pursuing the Merger, BTH shall pay to Origin a termination fee equal to $12,000,000 (“Termination Fee”), by wire transfer of immediately available funds to an account specified by Origin in the event of any of the following: (i) in the event Origin terminates this Agreement pursuant to Section 7.01(g), BTH shall pay Origin the Termination Fee within one (1) Business Day after receipt of Origin’s notification of such termination; (ii) in the event that after the date of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal shall have been made known to senior management of BTH or has been made directly to its shareholders generally or any Person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to BTH and (A) thereafter this Agreement is terminated (x) by either Origin or BTH pursuant to Section 7.01(c) because the Requisite BTH Shareholder Approval shall not have been obtained or (y) by Origin pursuant to Section 7.01(d) or Section 7.01(e) and (B) prior to the date that is twelve (12) months after the date of such termination, BTH enters into any agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then BTH shall, on the earlier of the date it enters into such agreement and the date of consummation of such transaction, pay Origin the Termination Fee, provided, that for purposes of this Section 7.02(a)(ii), all references in the definition of Acquisition Proposal to “twenty percent (20%)” shall instead refer to “fifty percent (50%),” and (iii) in the event BTH terminates this Agreement pursuant to Section 7.01(h), BTH shall pay Origin the Termination Fee within one (1) Business Day after BTH’s notification of such termination.

(b)             BTH and Origin each agree that the agreements contained in this Section 7.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Origin would not enter into this Agreement; accordingly, if BTH fails promptly to pay any amounts due under this Section 7.02, BTH shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the rate of interest equal to the sum of (i) the rate of interest published from time to time in The Wall Street Journal, Eastern Edition (or any successor publication thereto), designated therein as the prime rate on the date such payment was due, plus (ii) 200 basis points, together with the costs and expenses of Origin (including reasonable legal fees and expenses) in connection with such suit.

(c)             Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that if BTH pays or causes to be paid to Origin the Termination Fee in accordance with Section 7.02(a), BTH (or any successor in interest of BTH) will not have any further obligations or liabilities to Origin with respect to this Agreement or the transactions contemplated by this Agreement.

Section 7.03            Effect of Termination.

Except as set forth in Section 7.02(c), termination of this Agreement will not relieve a breaching party from liability for any breach of any covenant, agreement, representation or warranty of this Agreement (a) giving rise to such termination and (b) resulting from fraud or any willful and material breach.

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ARTICLE VIII
DEFINITIONS

Section 8.01            Definitions.

The following terms are used in this Agreement with the meanings set forth below:

“Acquisition Proposal” has the meaning set forth in Section 5.09(a).

“Acquisition Transaction” has the meaning set forth in Section 5.09(a).

“Adjusted Tangible Equity” has the meaning set forth in Section 2.02(b).

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“ASC 320” means GAAP Accounting Standards Codification Topic 320.

“Associate” when used to indicate a relationship with any Person means (1) any corporation or organization (other than BTH or any of its Subsidiaries) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity, or (3) any relative or family member of such Person.

“ASTM” has the meaning set forth in Section 5.01(w).

“Audited Financial Statements” has the meaning set forth in Section 3.07(a).

“Average Closing Price” shall have the meaning set forth in Section 7.01(i).

“Bank Merger” has the meaning set forth in Section 1.03.

“Bank Merger Agreement” has the meaning set forth in the Recitals.

“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.

“Board Representatives” has the meaning set forth in Section 5.17.

“Book-Entry Shares” means any non-certificated share held by book entry in BTH’s stock transfer book, which immediately prior to the Effective Time represents an outstanding share of BTH Common Stock.

“BTH” has the meaning set forth in the preamble to this Agreement.

“BTH Bank” has the meaning set forth in the Recitals.

“BTH Benefit Plans” has the meaning set forth in Section 3.15(a).

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“BTH Cancelled Shares” has the meaning set forth in Section 2.01(b).

“BTH Capitalization Date” has the meaning set forth in Section 3.02(a).

“BTH Common Stock” means the common stock, par value $1.00 per share, of BTH.

“BTH Director Support Agreement” has the meaning set forth in the Recitals.

“BTH Disclosure Schedule” has the meaning set forth in Article III.

“BTH Employees” has the meaning set forth in Section 3.15(a).

“BTH Equity Award” means an award, grant, unit, option to purchase, or other right to receive a share or shares of BTH Common Stock including, but not limited to, the BTH Options.

“BTH Financial Advisor” has the meaning set forth in Section 3.14.

“BTH 401(a) Plan” has the meaning set forth in Section 3.15(c).

“BTH Insiders” has the meaning set forth in Section 5.22.

“BTH Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of BTH and its Subsidiaries.

“BTH Investment Securities” means the investment securities of BTH and its Subsidiaries.

“BTH Investor Agreement” has the meaning section forth in Section 3.02(d).

“BTH Loan” has the meaning set forth in Section 3.22(c).

“BTH Material Contracts” has the meaning set forth in Section 3.12(a).

“BTH Meeting” has the meaning set forth in Section 5.04(a).

“BTH Option” shall have the meaning set forth in Section 2.01(e).

“BTH Option Ratio” means the quotient obtained by dividing:

(i) the number of shares of BTH Common Stock subject to BTH Options immediately prior to the Effective Time by

(ii) the sum of (x) the BTH Share Count Amount plus (y) the number of shares of BTH Common Stock subject to BTH Options immediately prior to the Effective Time.

“BTH Recommendation” has the meaning set forth in Section 5.04(b).

“BTH Regulatory Agreement” has the meaning set forth in Section 3.13.

“BTH Representatives” has the meaning set forth in Section 5.09(a).

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“BTH Share Adjustment Component” means the number obtained by subtracting the BTH Option Ratio from one (1).

“BTH Share Count Amount” means the number of shares of BTH Common Stock issued and outstanding immediately prior to the Effective Time (excluding any BTH Cancelled Shares).

“BTH Stock Plan” means the BT Holdings, Inc. 2012 Equity Incentive Plan and any other equity plans of BTH or any Subsidiary, each as amended to date.

“BTH Subsequent Determination” has the meaning set forth in Section 5.09(e).

“BTH Tax Certificate” has the meaning set forth in Section 5.24(b).

“BTH Voting Agreement” or “BTH Voting Agreements” shall have the meaning set forth in the Recitals.

“Burdensome Condition” has the meaning set forth in Section 5.06(a).

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. government or any day on which banking institutions in the State of Louisiana are authorized or obligated to close.

“Calculation Date” has the meaning set forth in Section 2.02(c).

“Capital Deficiency Amount” has the meaning set forth in Section 2.02(a).

“Carryover PTO” has the meaning set forth in Section 5.11(c).

“Certificate” means any outstanding certificate, which immediately prior to the Effective Time, represents an outstanding share of BTH Common Stock.

“Certificate of Merger” has the meaning set forth in Section 1.04(a).

“Claim” has the meaning set forth in Section 5.10(a).

“Closing” and “Closing Date” have the meanings set forth in Section 1.04(b).

“Code” has the meaning set forth in the Recitals.

“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.

“Controlled Group Members” means, with respect to the applicable entity, any related organizations described in Code Sections 414(b), (c), or (m).

“Covered Employees” has the meaning set forth in Section 5.11(a).

“COVID-19 Measures” has the meaning set forth in Section 3.16.

“D&O Insurance” has the meaning set forth in Section 5.10(d).

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“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to any such transaction or transactions.

“Determination Date” shall have the meaning as set forth in Section 7.01(i).

“Dissenting Shareholder” has the meaning set forth in Section 2.01(c).

“Dissenting Shares” has the meaning set forth in Section 2.01(c).

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Effective Time” has the meaning set forth in Section 1.04(a).

“Enforceability Exception” has the meaning set forth in Section 3.05.

“Environmental Law” means any federal, state or local Law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (a) pollution, the protection or restoration of the indoor or outdoor environment, human health and safety, or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (c) any injury or threat of injury to persons or property in connection with any Hazardous Substance. The term Environmental Law includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: (a) Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 1101, et seq.; the Safe Drinking Water Act; 42 U.S.C. § 300f, et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq.; and (b) common Law that may impose liability (including without limitation strict liability) or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance.

“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to the applicable entity, an organization that is related under Section 4001(b) of ERISA.

“ESOP Component” has the meaning set forth in Section 3.15(e).

“ESOP Loan” has the meaning set forth in Section 3.15(e).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“Exchange Agent” means such exchange agent as may be designated by Origin (which shall be Origin’s transfer agent), and reasonably acceptable to BTH, to act as agent for purposes of conducting the exchange procedures described in Article II.

“Exchange Fund” has the meaning set forth in Section 2.07(a).

“Exchange Ratio” means the quotient obtained by dividing 6,828,390 by the BTH Share Count Amount, subject to any downward adjustment as provided in Section 2.02(a).

“Exchange Ratio Adjustment Amount” means the quotient obtained by dividing the Net OBNK Share Reduction Amount by the BTH Share Count Amount.

“Excluded Claim” means (i) any Claim brought by any Indemnified Party against any other Indemnified Party or Origin or its Subsidiaries (or their respective successors) or (ii) any Claim brought by Origin or its Subsidiaries (or their respective successors) against any Indemnified Party.

“Expiration Date” has the meaning set forth in Section 7.01(f).

“Fair Credit Reporting Act” means the Fair Credit Reporting Act, as amended.

“Fair Housing Act” means the Fair Housing Act, as amended.

“FDIA” has the meaning set forth in Section 3.27.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Closing Statement” has the meaning set forth in Section 2.02(c).

“Final Index Price” shall mean the average of the Index Prices for the twenty (20) consecutive full Trading Days ending on the Determination Date or, if the Determination Date is not a full Trading Day, the Trading Day immediately prior to the Determination Date.

“Financial Statements” has the meaning set forth in Section 3.07(a).

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means any U.S. or foreign federal, state or local governmental commission, board, body, bureau or other regulatory authority or agency, including, without limitation, courts and other judicial bodies, bank regulators, insurance regulators, applicable state securities authorities, the SEC, the IRS or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing.

“Gross OBNK Share Reduction Amount” means the quotient obtained by dividing the Capital Deficiency Amount by the Average Closing Price.

“Hazardous Substance” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise regulated as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, flammable or explosive materials, radioactive materials or words of similar meaning or regulatory effect under any present or future Environmental Law or that may have a negative impact on human

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health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise). Hazardous Substance does not include substances of kinds and in amounts ordinarily and customarily used or stored for the purposes of cleaning or other maintenance or operations.

“Holder” means the holder of record of shares of BTH Common Stock.

“Home Mortgage Disclosure Act” means Home Mortgage Disclosure Act of 1975, as amended.

“Indemnified Party” has the meaning set forth in Section 5.10(a).

“Index Price” shall mean the closing price on such date or dates of the Invesco KBW Nasdaq Regional Banking Index (KRX).

“Index Ratio” shall have the meaning as set forth in Section 7.01(i).

“Informational Systems Conversion” has the meaning set forth in Section 5.13.

“Intellectual Property” means (a) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (b) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (c) copyrights (including any registrations and applications for any of the foregoing); (d) Software (excluding off-the-shelf Software); and (e) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

“Intended Tax Treatment” has the meaning set forth in the Recitals.

“IRS” means the United States Internal Revenue Service.

“Joint Proxy Statement/Prospectus” means the joint proxy statement and prospectus and other proxy solicitation materials of Origin and BTH relating to the Origin Meeting and the BTH Meeting.

“Knowledge” means, with respect to BTH, the actual knowledge of the Persons set forth in BTH Disclosure Schedule Section 8.01, and the knowledge that each such person would have reasonably obtained in the performance of such person’s duties as a director or officer of BTH or its Subsidiaries, as applicable, and with respect to Origin, the actual knowledge of the Persons set forth in Origin Disclosure Schedule Section 8.01, and the knowledge that each such person would have reasonably obtained in the performance of such person’s duties as a director or officer of Origin or its Subsidiaries, as applicable.

“KSOP” has the meaning set forth in Section 3.15(e).

“KSOP Information Statement” has the meaning set forth in Section 5.26(d).

“KSOP Termination Date” has the meaning set forth in Section 5.26(a).

“Law” means any federal, state, local or foreign Law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority that is applicable to the referenced Person.

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“LBCA” has the meaning set forth in Section 1.01.

“Leases” has the meaning set forth in Section 3.29(b).

“Letter of Transmittal” has the meaning set forth in Section 2.06.

“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance, conditional and installment sale agreement, charge, claim, option, rights of first refusal, encumbrances, or security interest of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership).

“Loans” has the meaning set forth in Section 3.22(a).

“Material Adverse Effect” with respect to any party means (i) any change, development or effect that individually or in the aggregate is, or is reasonably likely to be, material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties, or business of such party and its Subsidiaries, taken as a whole, or (ii) any change, development or effect that individually or in the aggregate would, or would be reasonably likely to, materially impair the ability of such party to perform its obligations under this Agreement or otherwise materially impairs, or is reasonably likely to materially impair, the ability of such party to consummate the Merger and the transactions contemplated hereby; provided, however, that, in the case of clause (i) only, a Material Adverse Effect shall not be deemed to include the impact of (A) changes in Laws of general applicability to companies in the industries in which such party and its Subsidiaries operate or interpretations thereof by Governmental Authorities (except to the extent that such change disproportionately adversely affects BTH and its Subsidiaries or Origin and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which BTH and Origin operate, in which case only the disproportionate effect will be taken into account), (B) changes in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally (except to the extent that such change disproportionately adversely affects BTH and its Subsidiaries or Origin and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which BTH and Origin operate, in which case only the disproportionate effect will be taken into account), (C) changes in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions in the United States or the State of Louisiana or Texas affecting the financial services industry generally (except to the extent that such change disproportionately adversely affects BTH and its Subsidiaries or Origin and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which BTH and Origin operate, in which case only the disproportionate effect will be taken into account), (D) public disclosure, pendency or completion of the transactions contemplated hereby or actions expressly required by this Agreement or actions or omissions that are taken with the prior written consent of or at the written request of the other party, or as otherwise expressly permitted or contemplated by this Agreement, (E) any failure by BTH or Origin to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been a Material Adverse Effect), (F) changes in the trading price or trading volume of Origin Common Stock (it being understood and agreed that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been a Material Adverse Effect), (G) this Agreement and the transactions contemplated hereby on relationships with customers or employees (including the loss of personnel subsequent to the date of this Agreement), and (H) any local, regional, national or global health conditions (including any epidemic, pandemic or disease outbreak (including SARS-CoV-2 or COVID-19, and any evolutions thereof (“COVID-19”)), including any material worsening of such conditions or any law, directive, guidelines or recommendations issued by a Governmental Authority, the Centers for Disease Control and Prevention, the World Health Organization,

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or any other Governmental Authority providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including COVID-19), or any change in such law, directive, guidelines, recommendations or interpretation thereof (except to the extent that such condition disproportionately adversely affects BTH and its Subsidiaries or Origin and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which BTH and Origin operate, in which case only the disproportionate effect will be taken into account).

“Maximum D&O Tail Premium” has the meaning set forth in Section 5.10(d).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” means the aggregate Per-Share Merger Consideration payable to Holders of BTH Common Stock hereunder, which shall be equal to the product of (x) the Per-Share Merger Consideration (subject to adjustment pursuant to Section 7.01(i)), times (y) the number of shares of BTH Common Stock (excluding Dissenting Shares and BTH Cancelled Shares) issued and outstanding at the Effective Time.

“Minimum Consideration Amount” means an amount than is greater than or equal to the lesser of the following:

(i)              an amount equal to the product of (w) the Starting Origin Stock Price, (x) the Exchange Ratio (including any downward adjustment thereto pursuant to Origin Disclosure Schedule Section 2.02(a)), (y) the number of shares of BTH Common Stock (excluding Dissenting Shares and BTH Cancelled Shares) issued and outstanding at the Effective Time, and (z) 0.80; or

(ii)             an amount equal to the product of (w) the Starting Origin Stock Price, (x) the Exchange Ratio (including any downward adjustment thereto pursuant to Origin Disclosure Schedule Section 2.02(a)), (y) the number of shares of BTH Common Stock (excluding Dissenting Shares and BTH Cancelled Shares) issued and outstanding at the Effective Time, and (z) the amount obtained by subtracting 0.20 from the Index Ratio.

“Nasdaq” means The Nasdaq Global Select Market.

“National Labor Relations Act” means the National Labor Relations Act, as amended.

“Net OBNK Share Reduction Amount” means the product obtained by multiplying the Gross OBNK Share Reduction Amount by the BTH Share Adjustment Component.

“Notice of Superior Proposal” has the meaning set forth in Section 5.09(e).

“Notice Period” has the meaning set forth in Section 5.09(e).

“OCC” means the Office of the Comptroller of the Currency.

“OFI” means the Louisiana Office of Financial Institutions.

“Ordinary Course of Business” means the ordinary, usual and customary course of business of BTH and BTH’s Subsidiaries consistent with past practice, including with respect to frequency and amount.

“OREO” has the meaning set forth in Section 3.22(b).

“Origin” has the meaning set forth in the preamble to this Agreement.

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“Origin Bank” has the meaning set forth in the Recitals.

“Origin Common Stock” means the common stock, $5.00 par value per share, of Origin.

“Origin Common Stock Issuance” has the meaning set forth in Section 3.06(a).

“Origin Disclosure Schedule” has the meaning set forth in Article IV.

“Origin Incentive Plan” means the Community Trust Financial Corporation 2012 Stock Incentive Plan, as amended and as may be further amended from time to time.

“Origin Meeting” has the meaning set forth in Section 5.04(a).

“Origin Ratio” has the meaning set forth in Section 7.01(i).

“Origin Recommendation” has the meaning set forth in Section 5.04(c).

“Origin Reports” has the meaning set forth in Section 4.05(a).

“Origin Substitute Option” has the meaning set forth in Section 2.01(e).

“Origin Tax Certificate” has the meaning set forth in Section 5.24(b).

“Origin Voting Agreement” has the meaning set forth in the Recitals.

“Party” or “Parties” have the meaning set forth in the preamble to this Agreement.

“Per-Share Merger Consideration” has the meaning set forth in Section 2.01(d).

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature.

“Phase I” has the meaning set forth in Section 5.01(x).

“Registration Statement” means the Registration Statement on Form S-4 to be filed with the SEC by Origin in connection with the Origin Common Stock Issuance (including the Joint Proxy Statement/Prospectus constituting a part thereof).

“Regulations” means the final and temporary regulations promulgated under the Code by the United States Department of the Treasury.

“Regulatory Approval” has the meaning set forth in Section 3.06(a).

“Requisite BTH Shareholder Approval” means approval of this Agreement by a vote (in person or by proxy) of two-thirds of the outstanding shares of BTH Common Stock entitled to vote thereon at the BTH Meeting.

“Requisite Origin Shareholder Approval” means approval of this Agreement and the transactions contemplated hereby, including the issuance of Origin Common Stock as contemplated by this Agreement, by a vote (in person or by proxy) of the majority of the outstanding shares of Origin Common Stock entitled to vote thereon at the Origin Meeting.

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“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Securities AOCI” has the meaning set forth in Section 2.02(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” means computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.

“SRO” has the meaning set forth in Section 3.06.

“Starting Index Price” shall mean the average of the Index Prices for the twenty (20) consecutive full Trading Days ending on the Trading Day immediately prior to the date of this Agreement.

“Starting Origin Stock Price” shall mean $43.54.

“Subsidiary” means, with respect to any party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such party.

“Superior Proposal” has the meaning set forth in Section 5.09(a).

“Surviving Bank” has the meaning set forth in Section 1.03.

“Surviving Company” has the meaning set forth in the Recitals.

“Tangible Equity Capital Minimum” means $198,000,000.

“Tax” and “Taxes” shall mean all federal, state, local, and non-U.S. taxes and other charges, fees, levies, imposts, duties, and other like assessments that are imposed, assessed or collected by a Governmental Authority and that are in the nature of a tax, including income, gross receipts, excise, employment, sales, use, transfer, intangible, recording, license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax, whether disputed or not, including any related interest, penalties, and additions imposed thereon or with respect thereto.

“Tax Returns” shall mean any report, return, declaration, claim for refund, information return or statement relating to Taxes, including any associated schedules, forms, attachments or amendments and any related or supporting information, estimates, elections, or statements filed or required to be filed with a Governmental Authority with respect to Taxes.

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“TBOC” has the meaning set forth in Section 1.01.

“Terminated Contracts” has the meaning set forth in Section 5.14.

“Termination Date” has the meaning set forth in Section 7.01(i).

“Termination Fee” has the meaning set forth in Section 7.02(a).

“The date hereof” or “the date of this Agreement” means the date first set forth above in the preamble to this Agreement.

“Trading Day” means any day on which Nasdaq is open for trading; provided that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (Eastern Time).

“Transaction Expenses” has the meaning set forth in Section 2.02(b).

“Truth in Lending Act” means the Truth in Lending Act of 1968, as amended.

“Unaudited Financial Statements” has the meaning set forth in Section 3.07(a).

“USA PATRIOT Act” means the USA PATRIOT Act of 2001, Public Law 107-56, and the regulations promulgated thereunder.

ARTICLE IX
MISCELLANEOUS

Section 9.01            Survival.

No representations, warranties, agreements or covenants contained in this Agreement shall survive the Effective Time other than this Section 9.01 and any other agreements or covenants contained herein that by their express terms are to be performed after the Effective Time, including, without limitation, Section 5.10.

Section 9.02            Waiver; Amendment.

Prior to the Effective Time and to the extent permitted by applicable Law, any provision of this Agreement may be (a) waived by the Party benefited by the provision, provided such waiver is in writing and signed by such Party, or (b) amended or modified at any time, by an agreement in writing among the Parties executed in the same manner as this Agreement, except that after the Origin Meeting or the BTH Meeting no amendment shall be made which by Law requires further approval by the shareholders of Origin or BTH, as applicable, without obtaining such approval. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.

Section 9.03            Governing Law; Jurisdiction; Waiver of Right to Trial by Jury.

(a)             This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Louisiana, without regard for conflict of law provisions.

(b)             Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Louisiana (the “Louisiana Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably

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submits to the exclusive jurisdiction of the Louisiana Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Louisiana Courts, (iii) waives any objection that the Louisiana Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.06.

Section 9.04            Waiver of Jury Trial.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 9.04.

Section 9.05            Expenses.

Except as otherwise provided in Section 7.02, each Party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel. Nothing contained in this Agreement shall limit either Party’s rights to recover any liabilities or damages arising out of the other Party’s willful breach of any provision of this Agreement.

Section 9.06            Notices.

All notices, requests and other communications hereunder to a Party, shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such Party at its address set forth below, or at such other address or addresses as such Party may specify from time to time by notice in like manner to the Parties. All notices shall be deemed effective upon delivery.

(a)             if to Origin, to:

Origin Bancorp, Inc.
500 South Service Road East
Ruston, Louisiana 71270
Attention:	Drake Mills
Chairman, President and Chief Executive Officer
E-mail:	drake@origin.bank

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with copies (which shall not constitute notice to Origin) to:

Origin Bancorp, Inc.
500 South Service Road East
Ruston, Louisiana 71270
Attention:	Derek McGee
Senior Executive Officer and Chief Legal Counsel
E-mail:	dmcgee@origin.bank

and:

Fenimore Kay Harrison LLP
191 Peachtree Street NE, Suite 849
Atlanta, Georgia 30303
Attn:	Jonathan S. Hightower
Kevin E. Strachan
E-mail:	jhightower@fkhpartners.com
kstrachan@fkhpartners.com

(b)             if to BTH, to:

BT Holdings, Inc.
6657 Old Jacksonville Road
Tyler, Texas 75703
Attention:	Lori H. Sirman
President and Chief Executive Officer
E-mail:	lhsirman@bthbank.com

 with a copy (which shall not constitute notice to BTH) to:

Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, TX 75201-7932
Attention:	Mike Keeley
E-mail:	mike.keeley@nortonrosefulbright.com

Section 9.07            Entire Understanding; No Third Party Beneficiaries.

This Agreement represents the entire understanding of the Parties with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ rights under Section 5.10, Origin and BTH hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person (including any person or employees who might be affected by Section 5.11), other than the Parties, any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

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Section 9.08            Severability.

In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the Parties will use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 9.09            Enforcement of the Agreement.

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction without having to show or prove economic damages and without the requirement of posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.10            Interpretation.

(a)             When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and captions and headings contained in this Agreement are included solely for convenience of reference; if there is any conflict between a caption or heading and the text of this Agreement, the text shall control. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)             The Parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or document contemplated herein, this Agreement and such other agreements or documents shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorizing any of the provisions of this Agreement or any other agreements or documents contemplated herein.

(c)             The BTH Disclosure Schedule and the Origin Disclosure Schedule, as well as all other schedules and all exhibits to this Agreement, shall be deemed part of this Agreement and included in any reference to this Agreement. Any matter disclosed pursuant to any section of either Disclosure Schedule shall be deemed disclosed for purposes of any other section of Article III or Article IV, respectively, to the extent that applicability of the disclosure to such other section is reasonably apparent on the face, notwithstanding the absence of a specific cross-reference, of such disclosure. No item is required to be set forth in either Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect. The mere inclusion of an item in either Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by either party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, or that any breach or violation of applicable Laws or any contract exists or has actually occurred. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable Law.

(d)             Any reference contained in this Agreement to specific statutory or regulatory provisions or to any specific Governmental Authority shall include any successor statute or regulation, or successor Governmental Authority, as the case may be. Unless the context clearly indicates otherwise, the masculine, feminine, and neuter genders will be deemed to be interchangeable, and the singular includes the plural and vice versa. As used herein,

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(i) the term “made available” means any document or other information that was (a) provided by one party or its representatives to the other party or its representatives prior to the date hereof or (b) included in the virtual data room of a party prior to the date hereof, and (ii) the word “or” is not exclusive.

(e)             Unless otherwise specified, the references to “Section” and “Article” in this Agreement are to the Sections and Article of this Agreement. When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” refer to this Agreement as a whole, unless the context clearly requires otherwise.

Section 9.11            Assignment.

No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party, and any purported assignment in violation of this Section 9.11 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 9.12            Confidential Supervisory Information.

Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(c) and as identified in 12 C.F.R. § 309.5(g)(8)) of a Governmental Authority by any party to this Agreement to the extent prohibited by applicable Law. For purposes of clarity, a representation relating to receipt of regulatory approvals on a timely basis shall not be given, or continue to be given, to the extent the reason for it no longer continuing to be accurate involves such confidential supervisory information. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentences apply.

Section 9.13            Counterparts.

This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

ORIGIN BANCORP, INC.

/s/ Drake Mills
Drake Mills
Chairman and Chief Executive Officer

BT HOLDINGS, INC.

/s/ Lori H. Sirman
Lori H. Sirman
President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

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EXHIBIT B

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is dated as of February 23rd, 2022, by and between the undersigned holder (“Shareholder”) of common stock of BT Holdings, Inc., a Texas corporation (“BTH”), and Origin Bancorp, Inc., a Louisiana corporation (“Origin”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).

RECITALS:

WHEREAS , concurrently with the execution of this Agreement, Origin and BTH are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which BTH will merge with and into Origin, with Origin as the surviving entity (the “Merger”), and in connection with the Merger, each share of BTH Common Stock (excluding Dissenting Shares and BTH Cancelled Shares) issued and outstanding at the Effective Time will be converted into and exchanged for the right to receive the Per-Share Merger Consideration.

WHEREAS , Shareholder is the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) (“Beneficial Owner”) of and is entitled to dispose of (or direct the disposition of) and to vote (or direct the voting of) directly or indirectly the number of shares of BTH Common Stock indicated on the signature page of this Agreement under the heading “Number of Shares of BTH Common Stock Subject to this Agreement”; provided, that such shares do not include shares beneficially owned by Shareholder but subject to the voting direction of a third party with regard to voting on the Merger (such shares, together with any additional shares of BTH Common Stock subsequently acquired by Shareholder during the term of this Agreement, including through the exercise of any stock option or other equity award, warrant or similar instrument, being referred to collectively as the “Shares”); and

WHEREAS , it is a material inducement to the willingness of Origin to enter into the Merger Agreement that Shareholder execute and deliver this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of, and as a material inducement to, Origin entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by Origin in connection therewith, Shareholder and Origin agree as follows:

Section 1.              Agreement to Vote Shares. Shareholder agrees that, while this Agreement is in effect, except as otherwise agreed to in writing in advance by Origin, Shareholder shall:

(a)           appear at the BTH Meeting in person or by proxy or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

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(b)           vote (or cause to be voted), in person or by proxy, all the Shares as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the board of directors of BTH and adopted in accordance with the terms thereof) at the BTH Meeting; (ii) in favor of any proposal to adjourn or postpone the BTH Meeting, if necessary, to solicit additional proxies to approve the Merger Agreement; (iii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of BTH contained in the Merger Agreement or of Shareholder contained in this Agreement presented at the BTH Meeting or any other meeting of shareholders of BTH held prior or subsequent to the BTH Meeting; and (iv) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the Merger Agreement or this Agreement presented at the BTH Meeting or any other meeting of shareholders of BTH held prior or subsequent to the BTH Meeting.

Shareholder further agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of BTH, to approve or adopt the Merger Agreement unless this Agreement shall have been terminated in accordance with its terms. Shareholder agrees that, for purposes of this Section 1, Shareholder’s obligations with respect to the BTH Meeting shall also apply to any other meeting of BTH shareholders, however called, or any adjournment thereof, or in any other circumstance in which Shareholder is entitled to vote, consent or give approval of the Merger Agreement or the transactions contemplated thereby.

Section 2.              No Transfers. Until the earlier of (i) the termination of this Agreement pursuant to Section 6 and (ii) receipt of the Requisite BTH Shareholder Approval, Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares, except the following transfers shall be permitted: (a) transfers by will or operation of Law, in which case this Agreement shall bind the transferee, (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, (c) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to each transferee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, (d) transfers to any other shareholder of BTH who has executed a BTH Voting Agreement on the date hereof, and (e) such transfers as Origin may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.

Section 3.              Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with Origin as follows:

(a)           Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

(b)           This Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by Origin, constitutes a valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. If Shareholder is married and his or her Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Shareholder’s spouse, enforceable against such spouse in accordance with its terms.

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(c)           The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

(d)           Shareholder is the Beneficial Owner of all of the Shares, and the Shares are owned free and clear of any liens, security interests, charges or other encumbrances. The Shares do not include shares over which Shareholder exercises control in a fiduciary capacity for any other person or entity that is not an Affiliate of Shareholder, and no representation by Shareholder is made with respect thereto. Shareholder has the right to vote the Shares, and none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Agreement. Shareholder is not the Beneficial Owner of any shares of capital stock of BTH other than the Shares or any other securities convertible into or exercisable or exchangeable for such capital stock.

Section 4.              No Solicitation. From and after the date hereof until the termination of this Agreement pursuant to Section 6, Shareholder, in his, her or its capacity as a shareholder of BTH, shall not, nor shall such Shareholder authorize any partner, officer, director, advisor or representative of, such Shareholder or any of his, her or its Affiliates to, directly or indirectly (and, to the extent applicable to Shareholder, such Shareholder shall use commercially reasonable efforts to prohibit any of his, her or its representatives or Affiliates to), except in his capacity as a director or officer of BTH and under circumstances for which such actions are permitted for BTH under the Merger Agreement, (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any person (other than Origin) any information or data with respect to BTH or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal, (d) solicit proxies with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, or (e) initiate a shareholders’ vote or action by consent of BTH’s shareholders with respect to an Acquisition Proposal.

Section 5.              Specific Performance; Remedies; Attorneys’ Fees. Shareholder acknowledges that it is a condition to the willingness of Origin to enter into the Merger Agreement that Shareholder execute and deliver this Agreement and that it will be impossible to measure in money the damage to Origin if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Origin will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Origin has an adequate remedy at law. Shareholder further agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Origin’s seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, Origin shall have the right to inform any third party that Origin reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Origin hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with Origin set forth in this Agreement may give rise to claims by Origin against such third party.

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Section 6.              Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof. This Agreement may be terminated at any time prior to consummation of the transactions contemplated by the Merger Agreement by the mutual written agreement of the parties hereto, and shall be automatically terminated upon the earlier to occur of (a) the Effective Time, (b) the amendment of the Merger Agreement in any manner that materially and adversely affects any of Shareholder’s rights set forth therein (including, for the avoidance of doubt, any reduction to the Merger Consideration), (c) termination of the Merger Agreement, (d)  March 31, 2023 (provided, however, that such date shall be automatically extended to the Expiration Date without further action by the Shareholder upon any amendment to the Merger Agreement that extends the Expiration Date therein) or (e) (3) years from the date hereof. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

Section 7.              Entire Agreement. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.

Section 8.              Modification and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by each party. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior or subsequent time.

Section 9.              Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 10.            Capacity as Shareholder. This Agreement shall apply to Shareholder solely in his, her or its capacity as a shareholder of BTH and it shall not apply in any manner to Shareholder in his, her or its capacity as a director or officer of BTH, if applicable. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Shareholder to comply with his, her or its fiduciary duties as a director or officer of BTH, if applicable.

Section 11.             Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Louisiana, without regard for conflict of law provisions.

Section 12.             Jurisdiction. Any civil action, counterclaim, proceeding or litigation arising out of or relating to this Agreement shall be brought in the courts of record of the State of Louisiana in Lincoln Parish or the United States District Court, Western District of Louisiana. Each party consents to the jurisdiction of such Louisiana court in any such civil action, counterclaim, proceeding or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding or litigation in such Louisiana court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws.

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Section 13.            WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

Section 14.           Waiver of Appraisal Rights; Further Assurances. Shareholder hereby (a) confirms such Shareholder’s knowledge of the availability of the rights of dissenting shareholders under the Texas Business Organizations Code (the “TBOC”) with respect to the Merger and (b) confirms receipt of a copy of the provisions of the TBOC related to the rights of dissenting shareholders attached hereto as Annex A. To the extent permitted by applicable Law, Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger or demand fair value for his, her or its Shares in connection with the Merger, in each case, that Shareholder may have under applicable Law. From time to time prior to the termination of this Agreement, at Origin’s request and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement. Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Origin, Origin Bank, BTH, BTH Bank, N.A. or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger.

Section 15.           Disclosure. Shareholder hereby authorizes BTH and Origin to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission and in the Joint Proxy Statement/Prospectus such Shareholder’s identity and ownership of the Shares and the nature of Shareholder’s obligations under this Agreement; provided, however, that upon request Origin shall provide Shareholder written drafts of any such disclosure and consider in good faith Shareholder’s comments thereto.

Section 16.            Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

[Signature Page Follows]

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IN WITNESS WHEREOF , the parties hereto have executed and delivered this Agreement as of the date first written above.

ORIGIN BANCORP, INC.

By:
Drake Mills
Chairman and Chief Executive Officer

SHAREHOLDER

[●]

Number of Shares of BTH Common Stock Subject
to this Agreement:

Spouse

[Signature Page – Voting Agreement]

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ANNEX A

SUBCHAPTER H. RIGHTS OF DISSENTING OWNERS

Sec. 10.351.          APPLICABILITY OF SUBCHAPTER.

(a)           This subchapter does not apply to a fundamental business transaction of a domestic entity if, immediately before the effective date of the fundamental business transaction, all of the ownership interests of the entity otherwise entitled to rights to dissent and appraisal under this code are held by one owner or only by the owners who approved the fundamental business transaction.

(b)           This subchapter applies only to a “domestic entity subject to dissenters’ rights,” as defined in Section 1.002. That term includes a domestic for-profit corporation, professional corporation, professional association, and real estate investment trust. Except as provided in Subsection (c), that term does not include a partnership or limited liability company.

(c)           The governing documents of a partnership or a limited liability company may provide that its owners are entitled to the rights of dissent and appraisal provided by this subchapter, subject to any modification to those rights as provided by the entity’s governing documents.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2007, 80th Leg., R.S., Ch. 688 (H.B. 1737), Sec. 56, eff. September 1, 2007.

Sec. 10.352.          DEFINITIONS. In this subchapter:

(1)          “Dissenting owner” means an owner of an ownership interest in a domestic entity subject to dissenters’ rights who:

(A)          provides notice under Section 10.356; and

(B)          complies with the requirements for perfecting that owner’s right to dissent under this subchapter.

(2)          “Responsible organization” means:

(A)          the organization responsible for:

(i)             the provision of notices under this subchapter; and

(ii)            the primary obligation of paying the fair value for an ownership interest held by a dissenting owner;

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(B)          with respect to a merger or conversion:

(i)             for matters occurring before the merger or conversion, the organization that is merging or converting; and

(ii)            for matters occurring after the merger or conversion, the surviving or new organization that is primarily obligated for the payment of the fair value of the dissenting owner’s ownership interest in the merger or conversion;

(C)          with respect to an interest exchange, the organization the ownership interests of which are being acquired in the interest exchange;

(D)          with respect to the sale of all or substantially all of the assets of an organization, the organization the assets of which are to be transferred by sale or in another manner; and

(E)           with respect to an amendment to a domestic for-profit corporation’s certificate of formation described by Section 10.354(a)(1)(G), the corporation.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2017, 85th Leg., R.S., Ch. 776 (H.B. 3488), Sec. 2, eff. September 1, 2017.

Sec. 10.353.          FORM AND VALIDITY OF NOTICE.

(a)          Notice required under this subchapter:

(1)          must be in writing; and

(2)          may be mailed, hand-delivered, or delivered by courier or electronic transmission.

(b)          Failure to provide notice as required by this subchapter does not invalidate any action taken.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.354.          RIGHTS OF DISSENT AND APPRAISAL.

(a)          Subject to Subsection (b), an owner of an ownership interest in a domestic entity subject to dissenters’ rights is entitled to:

(1)          dissent from:

(A)         a plan of merger to which the domestic entity is a party if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of merger;

(B)         a sale of all or substantially all of the assets of the domestic entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the sale;

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(C)         a plan of exchange in which the ownership interest of the owner is to be acquired;

(D)         a plan of conversion in which the domestic entity is the converting entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of conversion;

(E)          a merger effected under Section 10.006 in which:

(i)             the owner is entitled to vote on the merger; or

(ii)            the ownership interest of the owner is converted or exchanged;

(F)          a merger effected under Section 21.459(c) in which the shares of the shareholders are converted or exchanged; or

(G)         if the owner owns shares that were entitled to vote on the amendment, an amendment to a domestic for-profit corporation’s certificate of formation to:

(i)             add the provisions required by Section 3.007(e) to elect to be a public benefit corporation; or

(ii)            delete the provisions required by Section 3.007(e), which in effect cancels the corporation’s election to be a public benefit corporation; and

(2)          subject to compliance with the procedures set forth in this subchapter, obtain the fair value of that ownership interest through an appraisal.

(b)          Notwithstanding Subsection (a), subject to Subsection (c), an owner may not dissent from a plan of merger or conversion in which there is a single surviving or new domestic entity or non-code organization, or from a plan of exchange, if:

(1)          the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner:

(A)         in the case of a plan of merger, conversion, or exchange, other than a plan of merger pursuant to Section 21.459(c), is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate, are either:

(i)             listed on a national securities exchange; or

(ii)            held of record by at least 2,000 owners; or

(B)          in the case of a plan of merger pursuant to Section 21.459(c), is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that, immediately before the date the board of directors of the corporation that issued the ownership interest held, directly or indirectly, by the owner approves the plan of merger, are either:

(i)             listed on a national securities exchange; or

(ii)            held of record by at least 2,000 owners;

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(2)         the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

(3)         the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than:

(A)         ownership interests, or depository receipts in respect of ownership interests, of a domestic entity or non-code organization of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:

(i)             listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance; or

(ii)            held of record by at least 2,000 owners;

(B)         cash instead of fractional ownership interests, or fractional depository receipts in respect of ownership interests, the owner would otherwise be entitled to receive; or

(C)         any combination of the ownership interests, or fractional depository receipts in respect of ownership interests, and cash described by Paragraphs (A) and (B).

(c)          Subsection (b) shall not apply to a domestic entity that is a subsidiary with respect to a merger under Section 10.006.

(d)          Notwithstanding Subsection (a), an owner of an ownership interest in a domestic for-profit corporation subject to dissenters’ rights may not dissent from an amendment to the corporation’s certificate of formation described by Subsection (a)(1)(G) if the shares held by the owner are part of a class or series of shares, on the record date set for purposes of determining which owners are entitled to vote on the amendment:

(1)          listed on a national securities exchange; or

(2)          held of record by at least 2,000 owners.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2005, 79th Leg., Ch. 64 (H.B. 1319), Sec. 39, eff. January 1, 2006.

Acts 2011, 82nd Leg., R.S., Ch. 139 (S.B. 748), Sec. 14, eff. September 1, 2011.

Acts 2015, 84th Leg., R.S., Ch. 32 (S.B. 860), Sec. 15, eff. September 1, 2015.

Acts 2017, 85th Leg., R.S., Ch. 776 (H.B. 3488), Sec. 3, eff. September 1, 2017.

Acts 2019, 86th Leg., R.S., Ch. 665 (S.B. 1971), Sec. 2, eff. September 1, 2019.

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Sec. 10.355.          NOTICE OF RIGHT OF DISSENT AND APPRAISAL.

(a)           A domestic entity subject to dissenters’ rights that takes or proposes to take an action regarding which an owner has a right to dissent and obtain an appraisal under Section 10.354 shall notify each affected owner of the owner’s rights under that section if:

(1)          the action or proposed action is submitted to a vote of the owners at a meeting; or

(2)          approval of the action or proposed action is obtained by written consent of the owners instead of being submitted to a vote of the owners.

(b)          If a parent organization effects a merger under Section 10.006 and a subsidiary organization that is a party to the merger is a domestic entity subject to dissenters’ rights, the responsible organization shall notify the owners of that subsidiary organization who have a right to dissent to the merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. The notice must also include a copy of the certificate of merger and a statement that the merger has become effective.

(b-1)       If a corporation effects a merger under Section 21.459(c), the responsible organization shall notify the shareholders of that corporation who have a right to dissent to the plan of merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. Notice required under this subsection that is given to shareholders before the effective date of the merger may, but is not required to, contain a statement of the merger’s effective date. If the notice is not given to the shareholders until on or after the effective date of the merger, the notice must contain a statement of the merger’s effective date.

(c)          A notice required to be provided under Subsection (a), (b), or (b-1) must:

(1)         be accompanied by a copy of this subchapter; and

(2)         advise the owner of the location of the responsible organization’s principal executive offices to which a notice required under Section 10.356(b)(1) or a demand under Section 10.356(b)(3), or both, may be provided.

(d)          In addition to the requirements prescribed by Subsection (c), a notice required to be provided:

(1)         under Subsection (a)(1) must accompany the notice of the meeting to consider the action;

(2)         under Subsection (a)(2) must be provided to:

(A)         each owner who consents in writing to the action before the owner delivers the written consent; and

(B)         each owner who is entitled to vote on the action and does not consent in writing to the action before the 11th day after the date the action takes effect; and

(3)         under Subsection (b-1) must be provided:

(A)         if given before the consummation of the offer described by Section 21.459(c)(2), to each shareholder to whom that offer is made; or

(B)         if given after the consummation of the offer described by Section 21.459(c)(2), to each shareholder who did not tender the shareholder’s shares in that offer.

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(e)          Not later than the 10th day after the date an action described by Subsection (a)(1) takes effect, the responsible organization shall give notice that the action has been effected to each owner who voted against the action and sent notice under Section 10.356(b)(1).

(f)           If the notice given under Subsection (b-1) did not include a statement of the effective date of the merger, the responsible organization shall, not later than the 10th day after the effective date, give a second notice to the shareholders notifying them of the merger’s effective date. If the second notice is given after the later of the date on which the offer described by Section 21.459(c)(2) is consummated or the 20th day after the date notice under Subsection (b-1) is given, then the second notice is required to be given to only those shareholders who have made a demand under Section 10.356(b)(3).

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2011, 82nd Leg., R.S., Ch. 139 (S.B. 748), Sec. 15, eff. September 1, 2011.

Acts 2015, 84th Leg., R.S., Ch. 32 (S.B. 860), Sec. 16, eff. September 1, 2015.

Acts 2019, 86th Leg., R.S., Ch. 665 (S.B. 1971), Sec. 3, eff. September 1, 2019.

Sec. 10.356.         PROCEDURE FOR DISSENT BY OWNERS AS TO ACTIONS; PERFECTION OF RIGHT OF DISSENT AND APPRAISAL.

(a)          An owner of an ownership interest of a domestic entity subject to dissenters’ rights who has the right to dissent and appraisal from any of the actions referred to in Section 10.354 may exercise that right to dissent and appraisal only by complying with the procedures specified in this subchapter. An owner’s right of dissent and appraisal under Section 10.354 may be exercised by an owner only with respect to an ownership interest that is not voted in favor of the action.

(b)          To perfect the owner’s rights of dissent and appraisal under Section 10.354, an owner:

(1)          if the proposed action is to be submitted to a vote of the owners at a meeting, must give to the domestic entity a written notice of objection to the action that:

(A)          is addressed to the entity’s president and secretary;

(B)          states that the owner’s right to dissent will be exercised if the action takes effect;

(C)          provides an address to which notice of effectiveness of the action should be delivered or mailed; and

(D)          is delivered to the entity’s principal executive offices before the meeting;

(2)         with respect to the ownership interest for which the rights of dissent and appraisal are sought:

(A)          must vote against the action if the owner is entitled to vote on the action and the action is approved at a meeting of the owners; and

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(B)          may not consent to the action if the action is approved by written consent; and

(3)          must give to the responsible organization a demand in writing that:

(A)          is addressed to the president and secretary of the responsible organization;

(B)          demands payment of the fair value of the ownership interests for which the rights of dissent and appraisal are sought;

(C)          provides to the responsible organization an address to which a notice relating to the dissent and appraisal procedures under this subchapter may be sent;

(D)          states the number and class of the ownership interests of the domestic entity owned by the owner and the fair value of the ownership interests as estimated by the owner; and

(E)          is delivered to the responsible organization at its principal executive offices at the following time:

(i)             not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(e) that the action has taken effect, if the action was approved by a vote of the owners at a meeting;

(ii)            not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(d)(2) that the action has taken effect, if the action was approved by the written consent of the owners;

(iii)           not later than the 20th day after the date the responsible organization sends to the owner a notice that the merger was effected, if the action is a merger effected under Section 10.006; or

(iv)           not later than the 20th day after the date the responsible organization gives to the shareholder the notice required by Section 10.355(b-1) or the date of the consummation of the offer described by Section 21.459(c)(2), whichever is later, if the action is a merger effected under Section 21.459(c).

(c)          An owner who does not make a demand within the period required by Subsection (b)(3)(E) or, if Subsection (b)(1) is applicable, does not give the notice of objection before the meeting of the owners is bound by the action and is not entitled to exercise the rights of dissent and appraisal under Section 10.354.

(d)          Not later than the 20th day after the date an owner makes a demand under Subsection (b)(3), the owner must submit to the responsible organization any certificates representing the ownership interest to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of an ownership interest has been made under this section. An owner’s failure to submit the certificates within the required period has the effect of terminating, at the option of the responsible organization, the owner’s rights to dissent and appraisal under Section 10.354 unless a court, for good cause shown, directs otherwise.

(e)          If a domestic entity and responsible organization satisfy the requirements of this subchapter relating to the rights of owners of ownership interests in the entity to dissent to an action and seek appraisal of those ownership interests, an owner of an ownership interest who fails to perfect that owner’s right of dissent in accordance with this subchapter may not bring suit to recover the value of the ownership interest or money damages relating to the action.

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Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2011, 82nd Leg., R.S., Ch. 139 (S.B. 748), Sec. 16, eff. September 1, 2011.

Acts 2015, 84th Leg., R.S., Ch. 32 (S.B. 860), Sec. 17, eff. September 1, 2015.

Acts 2019, 86th Leg., R.S., Ch. 665 (S.B. 1971), Sec. 4, eff. September 1, 2019.

Sec. 10.357.          WITHDRAWAL OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a)          An owner may withdraw a demand for the payment of the fair value of an ownership interest made under Section 10.356 before:

(1)           payment for the ownership interest has been made under Sections 10.358 and 10.361; or

(2)           a petition has been filed under Section 10.361.

(b)          Unless the responsible organization consents to the withdrawal of the demand, an owner may not withdraw a demand for payment under Subsection (a) after either of the events specified in Subsections (a)(1) and (2).

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.358.          RESPONSE BY ORGANIZATION TO NOTICE OF DISSENT AND DEMAND FOR FAIR VALUE BY DISSENTING OWNER.

(a)          Not later than the 20th day after the date a responsible organization receives a demand for payment made by a dissenting owner in accordance with Section 10.356(b)(3), the responsible organization shall respond to the dissenting owner in writing by:

(1)          accepting the amount claimed in the demand as the fair value of the ownership interests specified in the notice; or

(2)          rejecting the demand and including in the response the requirements prescribed by Subsection (c).

(b)          If the responsible organization accepts the amount claimed in the demand, the responsible organization shall pay the amount not later than the 90th day after the date the action that is the subject of the demand was effected if the owner delivers to the responsible organization:

(1)          endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2)          signed assignments of the ownership interests if the ownership interests are uncertificated.

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(c)          If the responsible organization rejects the amount claimed in the demand, the responsible organization shall provide to the owner:

(1)          an estimate by the responsible organization of the fair value of the ownership interests; and

(2)          an offer to pay the amount of the estimate provided under Subdivision (1).

(d)          If the dissenting owner decides to accept the offer made by the responsible organization under Subsection (c)(2), the owner must provide to the responsible organization notice of the acceptance of the offer not later than the 90th day after the date the action that is the subject of the demand took effect.

(e)          If, not later than the 90th day after the date the action that is the subject of the demand took effect, a dissenting owner accepts an offer made by a responsible organization under Subsection (c)(2) or a dissenting owner and a responsible organization reach an agreement on the fair value of the ownership interests, the responsible organization shall pay the agreed amount not later than the 120th day after the date the action that is the subject of the demand took effect, if the dissenting owner delivers to the responsible organization:

(1)          endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2)          signed assignments of the ownership interests if the ownership interests are uncertificated.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2011, 82nd Leg., R.S., Ch. 139 (S.B. 748), Sec. 17, eff. September 1, 2011.

Sec. 10.359.          RECORD OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a)          A responsible organization shall note in the organization’s ownership interest records maintained under Section 3.151 the receipt of a demand for payment from any dissenting owner made under Section 10.356.

(b)          If an ownership interest that is the subject of a demand for payment made under Section 10.356 is transferred, a new certificate representing that ownership interest must contain:

(1)          a reference to the demand; and

(2)          the name of the original dissenting owner of the ownership interest.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.360.          RIGHTS OF TRANSFEREE OF CERTAIN OWNERSHIP INTEREST. A  transferee of an ownership interest that is the subject of a demand for payment made under Section 10.356 does not acquire additional rights with respect to the responsible organization following the transfer. The transferee has only the rights the original dissenting owner had with respect to the responsible organization after making the demand.

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Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.361.          PROCEEDING TO DETERMINE FAIR VALUE OF OWNERSHIP INTEREST AND OWNERS ENTITLED TO PAYMENT; APPOINTMENT OF APPRAISERS.

(a)          If a responsible organization rejects the amount demanded by a dissenting owner under Section 10.358 and the dissenting owner and responsible organization are unable to reach an agreement relating to the fair value of the ownership interests within the period prescribed by Section 10.358(d), the dissenting owner or responsible organization may file a petition requesting a finding and determination of the fair value of the owner’s ownership interests in a court in:

(1)          the county in which the organization’s principal office is located in this state; or

(2)          the county in which the organization’s registered office is located in this state, if the organization does not have a business office in this state.

(b)          A petition described by Subsection (a) must be filed not later than the 60th day after the expiration of the period required by Section 10.358(d).

(c)          On the filing of a petition by an owner under Subsection (a), service of a copy of the petition shall be made to the responsible organization. Not later than the 10th day after the date a responsible organization receives service under this subsection, the responsible organization shall file with the clerk of the court in which the petition was filed a list containing the names and addresses of each owner of the organization who has demanded payment for ownership interests under Section 10.356 and with whom agreement as to the value of the ownership interests has not been reached with the responsible organization. If the responsible organization files a petition under Subsection (a), the petition must be accompanied by this list.

(d)           The clerk of the court in which a petition is filed under this section shall provide by registered mail notice of the time and place set for the hearing to:

(1)          the responsible organization; and

(2)          each owner named on the list described by Subsection (c) at the address shown for the owner on the list.

(e)          The court shall:

(1)          determine which owners have:

(A)         perfected their rights by complying with this subchapter; and

(B)          become subsequently entitled to receive payment for the fair value of their ownership interests; and

(2)          appoint one or more qualified appraisers to determine the fair value of the ownership interests of the owners described by Subdivision (1).

(f)           The court shall approve the form of a notice required to be provided under this section. The judgment of the court is final and binding on the responsible organization, any other organization obligated to make payment under this subchapter for an ownership interest, and each owner who is notified as required by this section.

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(g)          The beneficial owner of an ownership interest subject to dissenters’ rights held in a voting trust or by a nominee on the beneficial owner’s behalf may file a petition described by Subsection (a) if no agreement between the dissenting owner of the ownership interest and the responsible organization has been reached within the period prescribed by Section 10.358(d). When the beneficial owner files a petition described by Subsection (a):

(1)          the beneficial owner shall at that time be considered, for purposes of this subchapter, the owner, the dissenting owner, and the holder of the ownership interest subject to the petition; and

(2)          the dissenting owner who demanded payment under Section 10.356 has no further rights regarding the ownership interest subject to the petition.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2009, 81st Leg., R.S., Ch. 84 (S.B. 1442), Sec. 19, eff. September 1, 2009.

Sec. 10.362.          COMPUTATION AND DETERMINATION OF FAIR VALUE OF OWNERSHIP INTEREST.

(a)           For purposes of this subchapter, the fair value of an ownership interest of a domestic entity subject to dissenters’ rights is the value of the ownership interest on the date preceding the date of the action that is the subject of the appraisal. Any appreciation or depreciation in the value of the ownership interest occurring in anticipation of the proposed action or as a result of the action must be specifically excluded from the computation of the fair value of the ownership interest.

(b)          In computing the fair value of an ownership interest under this subchapter, consideration must be given to the value of the domestic entity as a going concern without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability. If the domestic entity has different classes or series of ownership interests, the relative rights and preferences of and limitations placed on the class or series of ownership interests, other than relative voting rights, held by the dissenting owner must be taken into account in the computation of value.

(c)          The determination of the fair value of an ownership interest made for purposes of this subchapter may not be used for purposes of making a determination of the fair value of that ownership interest for another purpose or of the fair value of another ownership interest, including for purposes of determining any minority or liquidity discount that might apply to a sale of an ownership interest.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2007, 80th Leg., R.S., Ch. 688 (H.B. 1737), Sec. 57, eff. September 1, 2007.

Sec. 10.363.          POWERS AND DUTIES OF APPRAISER; APPRAISAL PROCEDURES.

(a)          An appraiser appointed under Section 10.361 has the power and authority that:

(1)          is granted by the court in the order appointing the appraiser; and

(2)          may be conferred by a court to a master in chancery as provided by Rule 171, Texas Rules of Civil Procedure.

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(b)          The appraiser shall:

(1)          determine the fair value of an ownership interest of an owner adjudged by the court to be entitled to payment for the ownership interest; and

(2)          file with the court a report of that determination.

(c)          The appraiser is entitled to examine the books and records of a responsible organization and may conduct investigations as the appraiser considers appropriate. A dissenting owner or responsible organization may submit to an appraiser evidence or other information relevant to the determination of the fair value of the ownership interest required by Subsection (b)(1).

(d)          The clerk of the court appointing the appraiser shall provide notice of the filing of the report under Subsection (b) to each dissenting owner named in the list filed under Section 10.361 and the responsible organization.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.364.          OBJECTION TO APPRAISAL; HEARING.

(a)          A dissenting owner or responsible organization may object, based on the law or the facts, to all or part of an appraisal report containing the fair value of an ownership interest determined under Section 10.363(b).

(b)          If an objection to a report is raised under Subsection (a), the court shall hold a hearing to determine the fair value of the ownership interest that is the subject of the report. After the hearing, the court shall require the responsible organization to pay to the holders of the ownership interest the amount of the determined value with interest, accruing from the 91st day after the date the applicable action for which the owner elected to dissent was effected until the date of the judgment.

(c)          Interest under Subsection (b) accrues at the same rate as is provided for the accrual of prejudgment interest in civil cases.

(d)          The responsible organization shall:

(1)          immediately pay the amount of the judgment to a holder of an uncertificated ownership interest; and

(2)          pay the amount of the judgment to a holder of a certificated ownership interest immediately after the certificate holder surrenders to the responsible organization an endorsed certificate representing the ownership interest.

(e)          On payment of the judgment, the dissenting owner does not have an interest in the:

(1)          ownership interest for which the payment is made; or

(2)          responsible organization with respect to that ownership interest.

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Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.365.          COURT COSTS; COMPENSATION FOR APPRAISER.

(a)          An appraiser appointed under Section 10.361 is entitled to a reasonable fee payable from court costs.

(b)          All court costs shall be allocated between the responsible organization and the dissenting owners in the manner that the court determines to be fair and equitable.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.366.          STATUS OF OWNERSHIP INTEREST HELD OR FORMERLY HELD BY DISSENTING OWNER.

(a)          An ownership interest of an organization acquired by a responsible organization under this subchapter:

(1)          in the case of a merger, conversion, or interest exchange, shall be held or disposed of as provided in the plan of merger, conversion, or interest exchange; and

(2)          in any other case, may be held or disposed of by the responsible organization in the same manner as other ownership interests acquired by the organization or held in its treasury.

(b)          An owner who has demanded payment for the owner’s ownership interest under Section 10.356 is not entitled to vote or exercise any other rights of an owner with respect to the ownership interest except the right to:

(1)          receive payment for the ownership interest under this subchapter; and

(2)          bring an appropriate action to obtain relief on the ground that the action to which the demand relates would be or was fraudulent.

(c)           An ownership interest for which payment has been demanded under Section 10.356 may not be considered outstanding for purposes of any subsequent vote or action.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2009, 81st Leg., R.S., Ch. 84 (S.B. 1442), Sec. 20, eff. September 1, 2009.

Sec. 10.367.          RIGHTS OF OWNERS FOLLOWING TERMINATION OF RIGHT OF DISSENT.

(a)          The rights of a dissenting owner terminate if:

(1)          the owner withdraws the demand under Section 10.356;

(2)          the owner’s right of dissent is terminated under Section 10.356;

(3)          a petition is not filed within the period required by Section 10.361; or

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(4)          after a hearing held under Section 10.361, the court adjudges that the owner is not entitled to elect to dissent from an action under this subchapter.

(b)          On termination of the right of dissent under this section:

(1)          the dissenting owner and all persons claiming a right under the owner are conclusively presumed to have approved and ratified the action to which the owner dissented and are bound by that action;

(2)          the owner’s right to be paid the fair value of the owner’s ownership interests ceases;

(3)          the owner’s status as an owner of those ownership interests is restored, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were not canceled, converted, or exchanged as a result of the action or a subsequent action;

(4)          the dissenting owner is entitled to receive the same cash, property, rights, and other consideration received by owners of the same class and series of ownership interests held by the owner, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were canceled, converted, or exchanged as a result of the action or a subsequent action;

(5)          any action of the domestic entity taken after the date of the demand for payment by the owner under Section 10.356 will not be considered ineffective or invalid because of the restoration of the owner’s ownership interests or the other rights or entitlements of the owner under this subsection; and

(6)          the dissenting owner is entitled to receive dividends or other distributions made after the date of the owner’s payment demand under Section 10.356, to owners of the same class and series of ownership interests held by the owner as if the demand had not been made, subject to any change in or adjustment to the ownership interests because of an action taken by the domestic entity after the date of the demand.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2007, 80th Leg., R.S., Ch. 688 (H.B. 1737), Sec. 58, eff. September 1, 2007.

Acts 2009, 81st Leg., R.S., Ch. 84 (S.B. 1442), Sec. 21, eff. September 1, 2009.

Sec. 10.368.          EXCLUSIVITY OF REMEDY OF DISSENT AND APPRAISAL.

In the absence of fraud in the transaction, any right of an owner of an ownership interest to dissent from an action and obtain the fair value of the ownership interest under this subchapter is the exclusive remedy for recovery of:

(1)          the value of the ownership interest; or

(2)          money damages to the owner with respect to the action.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2007, 80th Leg., R.S., Ch. 688 (H.B. 1737), Sec. 59, eff. September 1, 2007.

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EXHIBIT C

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is dated as of February 23, 2022, by and between the undersigned holder (“Shareholder”) of common stock of Origin Bancorp, Inc., a Louisiana corporation (“Origin”), and BT Holdings, Inc., a Texas corporation (“BTH”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).

RECITALS:

WHEREAS , concurrently with the execution of this Agreement, Origin and BTH are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which BTH will merge with and into Origin, with Origin as the surviving entity (the “Merger”), and in connection with the Merger, each share of BTH Common Stock (excluding Dissenting Shares and BTH Cancelled Shares) issued and outstanding at the Effective Time will be converted into and exchanged for the right to receive the Per-Share Merger Consideration.

WHEREAS , Shareholder is the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) (“Beneficial Owner”) of and is entitled to dispose of (or direct the disposition of) and to vote (or direct the voting of) directly or indirectly the number of shares of Origin Common Stock indicated on the signature page of this Agreement under the heading “Number of Shares of Origin Common Stock Subject to this Agreement”; provided, that such shares do not include shares beneficially owned by Shareholder but subject to the voting direction of a third party with regard to voting on the transactions contemplated by the Merger Agreement (such shares, together with any additional shares of Origin Common Stock subsequently acquired by Shareholder during the term of this Agreement, including through the exercise of any stock option or other equity award, warrant or similar instrument, being referred to collectively as the “Shares”); and

WHEREAS , it is a material inducement to the willingness of BTH to enter into the Merger Agreement that Shareholder execute and deliver this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of, and as a material inducement to, BTH entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by BTH in connection therewith, Shareholder and BTH agree as follows:

Section 1.               Agreement to Vote Shares. Shareholder agrees that, while this Agreement is in effect, except as otherwise agreed to in writing in advance by BTH, Shareholder shall:

(a)            appear at the Origin Meeting in person or by proxy or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

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(b)            vote (or cause to be voted), in person or by proxy, all the Shares as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of the transactions contemplated by the Merger Agreement (including any amendments or modifications of the terms thereof approved by the board of directors of Origin and adopted in accordance with the terms thereof) at the Origin Meeting; (ii) in favor of any proposal to adjourn or postpone the Origin Meeting, if necessary, to solicit additional proxies to approve the transactions contemplated by the Merger Agreement; (iii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Origin contained in the Merger Agreement or of Shareholder contained in this Agreement presented at the Origin Meeting or any other meeting of shareholders of Origin held prior or subsequent to the Origin Meeting; and (iv) against any action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the Merger Agreement or this Agreement presented at the Origin Meeting or any other meeting of shareholders of Origin held prior or subsequent to the Origin Meeting.

Shareholder further agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Origin, to approve the transactions contemplated by the Merger Agreement unless this Agreement shall have been terminated in accordance with its terms. Shareholder agrees that, for purposes of this Section 1, Shareholder’s obligations with respect to the Origin Meeting shall also apply to any other meeting of Origin shareholders, however called, or any adjournment thereof, or in any other circumstance in which Shareholder is entitled to vote, consent or give approval of the Merger Agreement or the transactions contemplated thereby.

Section 2.               No Transfers. Until the earlier of (i) the termination of this Agreement pursuant to Section 6 and (ii) receipt of the Requisite Origin Shareholder Approval, Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares, except the following transfers shall be permitted: (a) transfers by will or operation of Law, in which case this Agreement shall bind the transferee, (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, (c) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to each transferee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, (d) transfers to any other shareholder of Origin who has executed an Origin Voting Agreement on the date hereof, and (e) such transfers as BTH may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.

Section 3.               Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with Origin as follows:

(a)            Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

(b)            This Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by BTH, constitutes a valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles. If Shareholder is married and his or her Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Shareholder’s spouse, enforceable against such spouse in accordance with its terms.

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(c)            The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

(d)            Shareholder is the Beneficial Owner of all of the Shares, and the Shares are owned free and clear of any liens, security interests, charges or other encumbrances. The Shares do not include shares over which Shareholder exercises control in a fiduciary capacity for any other person or entity that is not an Affiliate of Shareholder, and no representation by Shareholder is made with respect thereto. Shareholder has the right to vote the Shares, and none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Agreement. Shareholder is not the Beneficial Owner of any shares of capital stock of Origin Common Stock other than (i) the Shares or any other securities convertible into or exercisable or exchangeable for such capital stock and (ii) as set forth on the signature page hereto.

Section 4.               Specific Performance; Remedies; Attorneys’ Fees. Shareholder acknowledges that it is a condition to the willingness of BTH to enter into the Merger Agreement that Shareholder execute and deliver this Agreement and that it will be impossible to measure in money the damage to BTH if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, BTH will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that BTH has an adequate remedy at law. Shareholder further agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with BTH’s seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, BTH shall have the right to inform any third party that BTH reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of BTH hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with BTH set forth in this Agreement may give rise to claims by BTH against such third party.

Section 5.               Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof. This Agreement may be terminated at any time prior to consummation of the transactions contemplated by the Merger Agreement by the mutual written agreement of the parties hereto, and shall be automatically terminated upon the earlier to occur of (a) the Effective Time, (b) the amendment of the Merger Agreement in any manner that materially and adversely affects any of Shareholder’s rights set forth therein (including, for the avoidance of doubt, any change to the Merger Consideration), (c) termination of the Merger Agreement,

(d) March 31, 2023 (provided, however, that such date shall be automatically extended to the Expiration Date without further action by the Shareholder upon any amendment to the Merger Agreement that extends the Expiration Date therein) or (e) (3) years from the date hereof. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

Section 6.               Entire Agreement. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.

Section 7.               Modification and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by each party. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior or subsequent time.

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Section 8.               Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 9.               Capacity as Shareholder. This Agreement shall apply to Shareholder solely in his, her or its capacity as a shareholder of Origin and it shall not apply in any manner to Shareholder in his, her or its capacity as a director or officer of Origin, if applicable. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Shareholder to comply with his, her or its fiduciary duties as a director or officer of Origin, if applicable.

Section 10.             Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Louisiana, without regard for conflict of law provisions.

Section 11.             Jurisdiction. Any civil action, counterclaim, proceeding or litigation arising out of or relating to this Agreement shall be brought in the courts of record of the State of Louisiana in Lincoln Parish or the United States District Court, Western District of Louisiana. Each party consents to the jurisdiction of such Louisiana court in any such civil action, counterclaim, proceeding or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding or litigation in such Louisiana court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws.

Section 12.             WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

Section 13.             Further Assurances. From time to time prior to the termination of this Agreement, at BTH’s request and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement. Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Origin, Origin Bank, BTH, BTH Bank, N.A. or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger.

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Section 14.            Disclosure. Shareholder hereby authorizes BTH and Origin to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission and in the Joint Proxy Statement/Prospectus such Shareholder’s identity and ownership of the Shares and the nature of Shareholder’s obligations under this Agreement; provided, however, that upon request BTH shall provide Shareholder written drafts of any such disclosure and consider in good faith Shareholder’s comments thereto.

Section 15.            Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

[Signature Page Follows]

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IN WITNESS WHEREOF , the parties hereto have executed and delivered this Agreement as of the date first written above.

BT HOLDINGS, INC.

By:
Lori H. Sirman
President and Chief Executive Officer

SHAREHOLDER

[●]

Number of Shares of Origin Common Stock Subject
to this Agreement:

[Signature Page – Voting Agreement]

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Annex B

February 21, 2022

Board of Directors
BT Holdings, Inc.
412 East Goode Street
Quitman, TX 75783

Ladies and Gentlemen:

BT Holdings, Inc. (“BTH”) and Origin Bancorp, Inc. (“Origin”) are proposing to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which BTH will, on the terms and subject to the conditions set forth in the Agreement, merge with and into Origin with Origin as the surviving corporation (the “Merger”). As set forth in the Agreement, at the Effective Time, each share of BTH Common Stock issued and outstanding immediately prior to the Effective Time, except for certain shares of BTH Common Stock as specified in the Agreement, shall cease to be outstanding and shall be converted, in accordance with the terms of the Agreement, into and exchanged for the right to receive the portion of a share of Origin Common Stock equal to the Exchange Ratio (subject to adjustment, the “Per-Share Merger Consideration”). As described more fully in the Agreement, if BTH’s Adjusted Tangible Equity as of the Closing Date is less than the Tangible Equity Capital Minimum (such shortfall, the ” Capital Deficiency Amount”), then the Exchange Ratio shall be reduced by subtracting the Exchange Ratio Adjustment Amount (expressed as a positive number) from the Exchange Ratio such that the sum of (i) the value of the aggregate Merger Consideration, and (ii) the implied value issued to holders of BTH Options in connection with the Merger (in each case based on the Average Closing Price) is reduced by such Capital Deficiency Amount. As defined in the Agreement, “Exchange Ratio” means the quotient obtained by dividing 6,828,390 by the BTH Share Count Amount, subject to any downward adjustment as provided in the Agreement. At the direction of BTH senior management and with BTH’s consent, we have assumed for purposes of our analysis that (i) the BTH Share Count Amount will be 10,293,050, and (ii) that the Capital Deficiency Amount will be zero. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Per Share Merger Consideration to the holders of BTH Common Stock.

Piper Sandler & Co. (“Piper Sandler”, “we” or “our”), as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed and considered, among other things: (i) a draft of the Agreement, dated February 21, 2022; (ii) certain publicly available financial statements and other historical financial information of BTH that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Origin that we deemed relevant; (iv) net income estimates for BTH for the years ending December 31, 2022 through December 31, 2026, as confirmed by the senior management of BTH; (v) publicly available mean analyst net income estimates for Origin for the years ending December 31, 2022 and December 31, 2023, as well as an estimated net income growth rate for Origin for the years ending December 31, 2024 through December 31, 2026 and estimated dividends per share for Origin for the years ending December 31, 2022 through December 31, 2026, as confirmed by the senior management of Origin; (vi) the pro forma financial impact of the Merger on Origin based on certain assumptions relating to transaction expenses, purchase accounting adjustments, synergies and cost savings, as well as the loss of a certain amount of interchange revenue in the years ending December 31, 2023 through December 31, 2026, as provided by the senior management of Origin and confirmed by the senior management of BTH; (vii) the publicly reported historical

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price and trading activity for Origin Common Stock, including a comparison of certain stock trading information for Origin Common Stock and certain stock indices, as well as similar publicly available information for certain other companies, the securities of which are publicly traded; (viii) a comparison of certain financial and market information for BTH and Origin with similar financial institutions for which information is publicly available; (ix) the financial terms of certain recent business combinations in the bank and thrift industry (on a nationwide basis), to the extent publicly available; (x) the current market environment generally and the banking environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the senior management of BTH and its representatives the business, financial condition, results of operations and prospects of BTH and held similar discussions with certain members of the senior management of Origin and its representatives regarding the business, financial condition, results of operations and prospects of Origin.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by BTH, Origin or their respective representatives, or that was otherwise reviewed by us and we have assumed such accuracy and completeness for purposes of rendering this opinion without any independent verification or investigation. We have further relied on the assurances of the respective senior managements of BTH and Origin that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any respect material to our analyses. We have not been asked to undertake, and have not undertaken, an independent verification of any such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of BTH or Origin, nor were we furnished with any such evaluations or appraisals. We render no opinion on, or evaluation of, the collectability of any assets or the future performance of any loans of BTH or Origin. We did not make an independent evaluation of the adequacy of the allowance for loan losses of BTH or Origin, or the combined entity after the Merger, and we have not reviewed any individual credit files relating to BTH or Origin. We have assumed, with your consent, that the respective allowances for loan losses for both BTH and Origin are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Piper Sandler used net income estimates for BTH for the years ending December 31, 2022 through December 31, 2026, as confirmed by the senior management of BTH. In addition, Piper Sandler used publicly available mean analyst net income estimates for Origin for the years ending December 31, 2022 and December 31, 2023, as well as an estimated net income growth rate for Origin for the years ending December 31, 2024 through December 31, 2026 and estimated dividends per share for Origin for the years ending December 31, 2022 through December 31, 2026, as confirmed by the senior management of Origin. Piper Sandler also received and used in its pro forma analyses certain assumptions relating to transaction expenses, purchase accounting adjustments, synergies and cost savings, as well as the loss of a certain amount of interchange revenue in the years ending December 31, 2023 through December 31, 2026 , as provided by the senior management of Origin and confirmed by the senior management of BTH. With respect to the foregoing information, the respective senior managements of BTH and Origin confirmed to us that such information reflected (or, in the case of the publicly available analyst estimates referred to above, were consistent with) the best currently available estimates and judgements of senior management as to the future financial performance of BTH and Origin, respectively, and we assumed that the financial results reflected in such information would be achieved. We express no opinion as to such estimates or judgements, or the assumptions on which they are based. We have also assumed that there has been no material change in BTH’s or Origin’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analyses that BTH and Origin will remain as going concerns for all periods relevant to our analyses.

We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms and conditions of the Agreement and all related agreements required to effect the Merger, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects

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all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements are not and will not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on BTH, Origin, the Merger or any related transactions, and (iii) the Merger and any related transactions will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with your consent, we have relied upon the advice that BTH has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement. We express no opinion as to any such matters.

Our opinion is necessarily based on financial, regulatory, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We express no opinion as to the trading value of Origin Common Stock at any time or what the value of Origin Common Stock will be once it is actually received by the holders of BTH Common Stock.

We have acted as BTH’s financial advisor in connection with the Merger and will receive an advisory fee for our services, which fee is contingent upon consummation of the Merger. We will also receive a fee for rendering this opinion, which opinion fee will be credited in full towards the advisory fee which will become payable to Piper Sandler upon consummation of the Merger. BTH has also agreed to indemnify us against certain claims and liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. Piper Sandler has not provided any other investment banking services to BTH in the two years preceding the date hereof, nor has Piper Sandler provided any investment banking services to Origin in the two years preceding the date hereof. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to BTH and Origin. We may also actively trade the equity and debt securities of Origin for our own account and for the accounts of our customers.

Our opinion is directed to the Board of Directors of BTH in connection with its consideration of the Agreement and the Merger and does not constitute a recommendation to any shareholder of BTH as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the Agreement and the Merger. Our opinion is directed only as to the fairness, from a financial point of view, of the Per Share Merger Consideration to the holders of BTH Common Stock and does not address the underlying business decision of BTH to engage in the Merger, the form or structure of the Merger or any other transactions contemplated in the Agreement, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for BTH or the effect of any other transaction in which BTH might engage. We also do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by any BTH officer, director or employee, or class of such persons, if any, relative to the amount of compensation to be received by any other shareholder. This opinion has been approved by Piper Sandler’s fairness opinion committee. This opinion may not be reproduced without Piper Sandler’s prior written consent; provided, however, Piper Sandler will provide its consent for the opinion to be included in any regulatory filings, including the Joint Proxy Statement/Prospectus, to be filed with the SEC and mailed to shareholders in connection with the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Per Share Merger Consideration is fair to the holders of BTH Common Stock from a financial point of view.

Very truly yours,

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Annex C

February 23, 2022

Board of Directors

Origin Bancorp, Inc.

500 South Service Road East

Ruston, LA 71270

Dear Members of the Board:

We have acted as your financial advisor in connection with the proposed acquisition (the “Transaction”) of BT Holdings, Inc. (the “Counterparty”) by Origin Bancorp, Inc. (the “Company”). You have requested that we provide our opinion (the “Opinion”) as investment bankers as to whether the consideration to be given by the Company in the Transaction is fair to the Company from a financial point of view.

Pursuant to the Agreement and Plan of Merger (the “Agreement”) expected to be entered into by and between the Company and the Counterparty, and subject to the terms, conditions and limitations set forth therein, we understand that, subject to potential adjustments as described in the Agreement, the consideration expected to be exchanged by the Company for all of the outstanding common stock and options for common stock of the Counterparty has an aggregate value of approximately $314 million and will consist of the obligation to exchange approximately 6,828,390 shares of the Company’s common stock and options for approximately 607,845 shares of the Company’s common stock for all of the outstanding common stock and options for common stock of Counterparty. The terms and conditions of the Transaction are more fully set forth in the Agreement.

In connection with developing our Opinion we have:

(i)	reviewed certain publicly available financial statements and reports regarding the Company and the Counterparty;
(ii)	reviewed certain audited financial statements regarding the Company and the Counterparty;
(iii)	reviewed certain internal financial statements, management reports and other financial and operating data concerning the Company and the Counterparty prepared by management of the Company and the Counterparty, respectively;
(iv)	reviewed, on a pro forma basis, in reliance upon consensus research estimates and upon financial projections and other information and assumptions concerning the Company and the Counterparty provided by the management teams of the Company and the Counterparty, respectively, the effect of the Transaction on the balance sheet, capitalization ratios, earnings and tangible book value both in the aggregate and, where applicable, on a per share basis of the Company;
(v)	reviewed the reported prices and trading activity for the common stock of the Company;

(vi)	compared the financial performance of the Company and the Counterparty with that of certain other publicly-traded companies and their securities that we deemed relevant to our analysis of the Transaction;

February 23, 2022

(vii)	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that we deemed relevant to our analysis of the Transaction;
(viii)	reviewed the most recent draft of the Agreement and related documents provided to us by the Company;
(ix)	discussed with management of the Company and the Counterparty the operations of and future business prospects for the Company and the Counterparty and the anticipated financial consequences of the Transaction to the Company and the Counterparty;
(x)	assisted in your deliberations regarding the material terms of the Transaction and your negotiations with the Counterparty; and
(xi)	performed such other analyses and provided such other services as we have deemed appropriate.

We have relied on the accuracy and completeness of the information, financial data and financial forecasts provided to us by the Company and the Counterparty and of the other information reviewed by us in connection with the preparation of our Opinion, and our Opinion is based upon such information. We have not independently verified or undertaken any responsibility to independently verify the accuracy or completeness of any of such information, data or forecasts. The managements of the Company and the Counterparty have assured us that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or of the Counterparty, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company or of the Counterparty under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties, facilities, assets or liabilities (contingent or otherwise) of the Company or Counterparty. We have not reviewed any individual loan or credit files nor have we made an independent evaluation of the adequacy of the allowance for loan and lease losses of the Company or the Counterparty. We have not made an independent analysis of the effects of the COVID-19 pandemic or related market developments or disruptions, or of any other disaster or adversity, on the business or prospects of the Company or the Counterparty. With respect to the financial forecasts prepared by the Company and the Counterparty, including the forecasts of potential cost savings and potential synergies, we have also assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the managements of the Company and the Counterparty as to the future financial performance of the Company and the Counterparty and provide a reasonable basis for our analysis. We recognize that such financial forecasts are based on numerous variables, assumptions and judgments that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and that actual results could vary significantly from such forecasts, and we express no opinion as to the reliability of such financial projections and estimates or the assumptions upon which they are based.

As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and the Counterparty. We issue periodic research reports regarding the business and prospects of the Company, and we make a market in the stock of the Company. During the two years preceding the date of this letter, we served as sole placement agent in connection with Origin Bank’s issuance of $70 million of subordinated notes due 2030, we served as sole book-running manager in connection with the Company’s issuance of $80 million of subordinated notes due 2030, and we have provided securities brokerage services to Origin Bank in the ordinary course of business; and we have received customary fees and

February 23, 2022

commissions in connection with such transactions. We serve as financial adviser to the Company in connection with the Transaction, and we are entitled to receive from the Company reimbursement of our expenses and a fee for our services as financial adviser to the Company, a significant portion of which is contingent upon the consummation of the Transaction. We are also entitled to receive a fee from the Company for providing our Opinion to the Board of Directors of the Company. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this Opinion letter. We expect to pursue future investment banking services assignments with the participants in this Transaction. In the ordinary course of business, Stephens Inc. and its affiliates and employees at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of any participants in the Transaction.

We are not legal, accounting, regulatory, or tax experts, and we have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters. We have assumed, with your consent, that the Transaction will not result in any materially adverse legal, regulatory, accounting or tax consequences for the Company and that any reviews of legal, accounting, regulatory or tax issues conducted as a result of the Transaction will be resolved favorably to the Company. We do not express any opinion as to any tax or other consequences that might result from the Transaction.

The Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof and on the information made available to us as of the date hereof. It should be understood that subsequent developments may affect this Opinion and that we do not have any obligation to update, revise or reaffirm this Opinion or otherwise comment on events occurring after the date hereof. We further note that the current volatility and disruption in the credit and financial markets relating to, among other things, the COVID-19 pandemic, may or may not have an effect of the Company or the Counterparty, and we are not expressing an opinion as to the effects of such volatility or such disruption on the Transaction or any party to the Transaction. We further express no opinion as to the prices at which shares of the Counterparty’s or Company’s common stock may trade at any time subsequent to the announcement of the Transaction.

In connection with developing this Opinion, we have assumed that, in all respects material to our analyses:

(i)	the Transaction and any related transactions will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification;
(ii)	the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct;
(iii)	each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;
(iv)	all conditions to the completion of the Transaction will be satisfied within the time frames contemplated by the Agreement without any waivers;
(v)	that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction and any related transactions, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the Company;

February 23, 2022

(vi)	there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or the Counterparty since the date of the most recent financial statements made available to us, and that no legal, political, economic, regulatory or other development has occurred that will adversely impact the Company or the Counterparty; and
(vii)	the Transaction will be consummated in a manner that complies with applicable law and regulations.

This Opinion is directed to, and is for the use and benefit of, the Board of Directors of the Company (in its capacity as such) solely for purposes of assisting with its evaluation of the Transaction. Our Opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person or entity as to any specific action that should be taken in connection with the Transaction, including with respect to how to vote or act with respect to the Transaction. This Opinion is not intended to confer any rights or remedies upon any other person or entity. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this Opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, whether relative to the compensation to other shareholders of the Company or otherwise.

Our Fairness Opinion Committee has approved the Opinion set forth in this letter. Neither this Opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this Opinion and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to shareholders of the Company, provided that this Opinion letter is reproduced in its entirety, and we approve of the content of such disclosures prior to any filing, distribution or publication of such shareholder communications and prior to distribution of any amendments thereto.

Based on the foregoing and our general experience as investment bankers, and subject to the limitations, assumptions and qualifications stated herein, we are of the opinion, on the date hereof, that the consideration to be given by the Company in the Transaction is fair to the Company from a financial point of view.

Very truly yours,

STEPHENS INC.

Annex D

SUBCHAPTER H. RIGHTS OF DISSENTING OWNERS
(TEXAS DISSENTERS’ RIGHTS STATUTE)

Sec. 10.351. APPLICABILITY OF SUBCHAPTER. (a) This subchapter does not apply to a fundamental business transaction of a domestic entity if, immediately before the effective date of the fundamental business transaction, all of the ownership interests of the entity otherwise entitled to rights to dissent and appraisal under this code are held by one owner or only by the owners who approved the fundamental business transaction.

(b) This subchapter applies only to a “domestic entity subject to dissenters’ rights,” as defined in Section 1.002. That term includes a domestic for-profit corporation, professional corporation, professional association, and real estate investment trust. Except as provided in Subsection (c), that term does not include a partnership or limited liability company.

(c) The governing documents of a partnership or a limited liability company may provide that its owners are entitled to the rights of dissent and appraisal provided by this subchapter, subject to any modification to those rights as provided by the entity’s governing documents.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2007, 80th Leg., R.S., Ch. 688 (H.B. 1737), Sec. 56, eff. September 1, 2007.

Sec. 10.352. DEFINITIONS. In this subchapter:

(1) “Dissenting owner” means an owner of an ownership interest in a domestic entity subject to dissenters’ rights who:

(A) provides notice under Section 10.356; and

(B) complies with the requirements for perfecting that owner’s right to dissent under this subchapter.

(2) “Responsible organization” means:

(A) the organization responsible for:

(i) the provision of notices under this subchapter; and

(ii) the primary obligation of paying the fair value for an ownership interest held by a dissenting owner;

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(B) with respect to a merger or conversion:

(i) for matters occurring before the merger or conversion, the organization that is merging or converting; and

(ii) for matters occurring after the merger or conversion, the surviving or new organization that is primarily obligated for the payment of the fair value of the dissenting owner’s ownership interest in the merger or conversion;

(C) with respect to an interest exchange, the organization the ownership interests of which are being acquired in the interest exchange;

(D) with respect to the sale of all or substantially all of the assets of an organization, the organization the assets of which are to be transferred by sale or in another manner; and

(E) with respect to an amendment to a domestic for-profit corporation’s certificate of formation described by Section 10.354(a)(1)(G), the corporation.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2017, 85th Leg., R.S., Ch. 776 (H.B. 3488), Sec. 2, eff. September 1, 2017.

Sec. 10.353. FORM AND VALIDITY OF NOTICE. (a) Notice required under this subchapter:

(1) must be in writing; and

(2) may be mailed, hand-delivered, or delivered by courier or electronic transmission.

(b) Failure to provide notice as required by this subchapter does not invalidate any action taken.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.354. RIGHTS OF DISSENT AND APPRAISAL. (a) Subject to Subsection (b), an owner of an ownership interest in a domestic entity subject to dissenters’ rights is entitled to:

(1) dissent from:

(A) a plan of merger to which the domestic entity is a party if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of merger;

(B) a sale of all or substantially all of the assets of the domestic entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the sale;

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(C) a plan of exchange in which the ownership interest of the owner is to be acquired;

(D) a plan of conversion in which the domestic entity is the converting entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of conversion;

(E) a merger effected under Section 10.006 in which:

(i) the owner is entitled to vote on the merger; or

(ii) the ownership interest of the owner is converted or exchanged;

(F) a merger effected under Section 21.459(c) in which the shares of the shareholders are converted or exchanged; or

(G) if the owner owns shares that were entitled to vote on the amendment, an amendment to a domestic for-profit corporation’s certificate of formation to:

(i) add the provisions required by Section 3.007(e) to elect to be a public benefit corporation; or

(ii) delete the provisions required by Section 3.007(e), which in effect cancels the corporation’s election to be a public benefit corporation; and

(2) subject to compliance with the procedures set forth in this subchapter, obtain the fair value of that ownership interest through an appraisal.

(b) Notwithstanding Subsection (a), subject to Subsection (c), an owner may not dissent from a plan of merger or conversion in which there is a single surviving or new domestic entity or non-code organization, or from a plan of exchange, if:

(1) the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner:

(A) in the case of a plan of merger, conversion, or exchange, other than a plan of merger pursuant to Section 21.459(c), is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate, are either:

(i) listed on a national securities exchange; or

(ii) held of record by at least 2,000 owners; or

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(B) in the case of a plan of merger pursuant to Section 21.459(c), is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that, immediately before the date the board of directors of the corporation that issued the ownership interest held, directly or indirectly, by the owner approves the plan of merger, are either:

(i) listed on a national securities exchange; or

(ii) held of record by at least 2,000 owners;

(2) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

(3) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than:

(A) ownership interests, or depository receipts in respect of ownership interests, of a domestic entity or non-code organization of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:

(i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance; or

(ii) held of record by at least 2,000 owners;

(B) cash instead of fractional ownership interests, or fractional depository receipts in respect of ownership interests, the owner would otherwise be entitled to receive; or

(C) any combination of the ownership interests, or fractional depository receipts in respect of ownership interests, and cash described by Paragraphs (A) and (B).

(c) Subsection (b) shall not apply to a domestic entity that is a subsidiary with respect to a merger under Section 10.006.

(d) Notwithstanding Subsection (a), an owner of an ownership interest in a domestic for-profit corporation subject to dissenters’ rights may not dissent from an amendment to the corporation’s certificate of formation described by Subsection (a)(1)(G) if the shares held by the owner are part of a class or series of shares, on the record date set for purposes of determining which owners are entitled to vote on the amendment:

(1) listed on a national securities exchange; or

(2) held of record by at least 2,000 owners.

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Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2005, 79th Leg., Ch. 64 (H.B. 1319), Sec. 39, eff. January 1, 2006.

Acts 2011, 82nd Leg., R.S., Ch. 139 (S.B. 748), Sec. 14, eff. September 1, 2011.

Acts 2015, 84th Leg., R.S., Ch. 32 (S.B. 860), Sec. 15, eff. September 1, 2015.

Acts 2017, 85th Leg., R.S., Ch. 776 (H.B. 3488), Sec. 3, eff. September 1, 2017.

Acts 2019, 86th Leg., R.S., Ch. 665 (S.B. 1971), Sec. 2, eff. September 1, 2019.

Sec. 10.355. NOTICE OF RIGHT OF DISSENT AND APPRAISAL.

(a) A domestic entity subject to dissenters’ rights that takes or proposes to take an action regarding which an owner has a right to dissent and obtain an appraisal under Section 10.354 shall notify each affected owner of the owner’s rights under that section if:

(1) the action or proposed action is submitted to a vote of the owners at a meeting; or

(2) approval of the action or proposed action is obtained by written consent of the owners instead of being submitted to a vote of the owners.

(b) If a parent organization effects a merger under Section 10.006 and a subsidiary organization that is a party to the merger is a domestic entity subject to dissenters’ rights, the responsible organization shall notify the owners of that subsidiary organization who have a right to dissent to the merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. The notice must also include a copy of the certificate of merger and a statement that the merger has become effective.

(b-1) If a corporation effects a merger under Section 21.459(c), the responsible organization shall notify the shareholders of that corporation who have a right to dissent to the plan of merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. Notice required under this subsection that is given to shareholders before the effective date of the merger may, but is not required to, contain a statement of the merger’s effective date. If the notice is not given to the shareholders until on or after the effective date of the merger, the notice must contain a statement of the merger’s effective date.

(c) A notice required to be provided under Subsection (a), (b), or (b-1) must:

(1) be accompanied by a copy of this subchapter; and

(2) advise the owner of the location of the responsible organization’s principal executive offices to which a notice required under Section 10.356(b)(1) or a demand under Section 10.356(b)(3), or both, may be provided.

(d) In addition to the requirements prescribed by Subsection (c), a notice required to be provided:

(1) under Subsection (a)(1) must accompany the notice of the meeting to consider the action;

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(2) under Subsection (a)(2) must be provided to:

(A) each owner who consents in writing to the action before the owner delivers the written consent; and

(B) each owner who is entitled to vote on the action and does not consent in writing to the action before the 11th day after the date the action takes effect; and

(3) under Subsection (b-1) must be provided:

(A) if given before the consummation of the offer described by Section 21.459(c)(2), to each shareholder to whom that offer is made; or

(B) if given after the consummation of the offer described by Section 21.459(c)(2), to each shareholder who did not tender the shareholder’s shares in that offer.

(e) Not later than the 10th day after the date an action described by Subsection (a)(1) takes effect, the responsible organization shall give notice that the action has been effected to each owner who voted against the action and sent notice under Section 10.356(b)(1).

(f) If the notice given under Subsection (b-1) did not include a statement of the effective date of the merger, the responsible organization shall, not later than the 10th day after the effective date, give a second notice to the shareholders notifying them of the merger’s effective date. If the second notice is given after the later of the date on which the offer described by Section 21.459(c)(2) is consummated or the 20th day after the date notice under Subsection (b-1) is given, then the second notice is required to be given to only those shareholders who have made a demand under Section 10.356(b)(3).

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2011, 82nd Leg., R.S., Ch. 139 (S.B. 748), Sec. 15, eff. September 1, 2011.

Acts 2015, 84th Leg., R.S., Ch. 32 (S.B. 860), Sec. 16, eff. September 1, 2015.

Acts 2019, 86th Leg., R.S., Ch. 665 (S.B. 1971), Sec. 3, eff. September 1, 2019.

Sec. 10.356. PROCEDURE FOR DISSENT BY OWNERS AS TO ACTIONS; PERFECTION OF RIGHT OF DISSENT AND APPRAISAL.

(a) An owner of an ownership interest of a domestic entity subject to dissenters’ rights who has the right to dissent and appraisal from any of the actions referred to in Section 10.354 may exercise that right to dissent and appraisal only by complying with the procedures specified in this subchapter. An owner’s right of dissent and appraisal under Section 10.354 may be exercised by an owner only with respect to an ownership interest that is not voted in favor of the action.

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(b) To perfect the owner’s rights of dissent and appraisal under Section 10.354, an owner:

(1) if the proposed action is to be submitted to a vote of the owners at a meeting, must give to the domestic entity a written notice of objection to the action that:

(A) is addressed to the entity’s president and secretary;

(B) states that the owner’s right to dissent will be exercised if the action takes effect;

(C) provides an address to which notice of effectiveness of the action should be delivered or mailed; and

(D) is delivered to the entity’s principal executive offices before the meeting;

(2) with respect to the ownership interest for which the rights of dissent and appraisal are sought:

(A) must vote against the action if the owner is entitled to vote on the action and the action is approved at a meeting of the owners; and

(B) may not consent to the action if the action is approved by written consent; and

(3) must give to the responsible organization a demand in writing that:

(A) is addressed to the president and secretary of the responsible organization;

(B) demands payment of the fair value of the ownership interests for which the rights of dissent and appraisal are sought;

(C) provides to the responsible organization an address to which a notice relating to the dissent and appraisal procedures under this subchapter may be sent;

(D) states the number and class of the ownership interests of the domestic entity owned by the owner and the fair value of the ownership interests as estimated by the owner; and

(E) is delivered to the responsible organization at its principal executive offices at the following time:

(i) not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(e) that the action has taken effect, if the action was approved by a vote of the owners at a meeting;

(ii) not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(d)(2) that the action has taken effect, if the action was approved by the written consent of the owners;

(iii) not later than the 20th day after the date the responsible organization sends to the owner a notice that the merger was effected, if the action is a merger effected under Section 10.006; or

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(iv) not later than the 20th day after the date the responsible organization gives to the shareholder the notice required by Section 10.355(b-1) or the date of the consummation of the offer described by Section 21.459(c)(2), whichever is later, if the action is a merger effected under Section 21.459(c).

(c) An owner who does not make a demand within the period required by Subsection (b)(3)(E) or, if Subsection (b)(1) is applicable, does not give the notice of objection before the meeting of the owners is bound by the action and is not entitled to exercise the rights of dissent and appraisal under Section 10.354.

(d) Not later than the 20th day after the date an owner makes a demand under Subsection (b)(3), the owner must submit to the responsible organization any certificates representing the ownership interest to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of an ownership interest has been made under this section. An owner’s failure to submit the certificates within the required period has the effect of terminating, at the option of the responsible organization, the owner’s rights to dissent and appraisal under Section 10.354 unless a court, for good cause shown, directs otherwise.

(e) If a domestic entity and responsible organization satisfy the requirements of this subchapter relating to the rights of owners of ownership interests in the entity to dissent to an action and seek appraisal of those ownership interests, an owner of an ownership interest who fails to perfect that owner’s right of dissent in accordance with this subchapter may not bring suit to recover the value of the ownership interest or money damages relating to the action.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2011, 82nd Leg., R.S., Ch. 139 (S.B. 748), Sec. 16, eff. September 1, 2011.

Acts 2015, 84th Leg., R.S., Ch. 32 (S.B. 860), Sec. 17, eff. September 1, 2015.

Acts 2019, 86th Leg., R.S., Ch. 665 (S.B. 1971), Sec. 4, eff. September 1, 2019.

Sec. 10.357. WITHDRAWAL OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST. (a) An owner may withdraw a demand for the payment of the fair value of an ownership interest made under Section 10.356 before:

(1) payment for the ownership interest has been made under Sections 10.358 and 10.361; or

(2) a petition has been filed under Section 10.361.

(b) Unless the responsible organization consents to the withdrawal of the demand, an owner may not withdraw a demand for payment under Subsection (a) after either of the events specified in Subsections (a)(1) and (2).

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.358. RESPONSE BY ORGANIZATION TO NOTICE OF DISSENT AND DEMAND FOR FAIR VALUE BY DISSENTING OWNER.

(a) Not later than the 20th day after the date a responsible organization receives a demand for payment made by a dissenting owner in accordance with Section 10.356(b)(3), the responsible organization shall respond to the dissenting owner in writing by:

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(1) accepting the amount claimed in the demand as the fair value of the ownership interests specified in the notice; or

(2) rejecting the demand and including in the response the requirements prescribed by Subsection (c).

(b) If the responsible organization accepts the amount claimed in the demand, the responsible organization shall pay the amount not later than the 90th day after the date the action that is the subject of the demand was effected if the owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

(c) If the responsible organization rejects the amount claimed in the demand, the responsible organization shall provide to the owner:

(1) an estimate by the responsible organization of the fair value of the ownership interests; and

(2) an offer to pay the amount of the estimate provided under Subdivision (1).

(d) If the dissenting owner decides to accept the offer made by the responsible organization under Subsection (c)(2), the owner must provide to the responsible organization notice of the acceptance of the offer not later than the 90th day after the date the action that is the subject of the demand took effect.

(e) If, not later than the 90th day after the date the action that is the subject of the demand took effect, a dissenting owner accepts an offer made by a responsible organization under Subsection (c)(2) or a dissenting owner and a responsible organization reach an agreement on the fair value of the ownership interests, the responsible organization shall pay the agreed amount not later than the 120th day after the date the action that is the subject of the demand took effect, if the dissenting owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2011, 82nd Leg., R.S., Ch. 139 (S.B. 748), Sec. 17, eff. September 1, 2011.

Sec. 10.359. RECORD OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a) A responsible organization shall note in the organization’s ownership interest records maintained under Section 3.151 the receipt of a demand for payment from any dissenting owner made under Section 10.356.

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(b) If an ownership interest that is the subject of a demand for payment made under Section 10.356 is transferred, a new certificate representing that ownership interest must contain:

(1) a reference to the demand; and

(2) the name of the original dissenting owner of the ownership interest.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.360. RIGHTS OF TRANSFEREE OF CERTAIN OWNERSHIP INTEREST. A transferee of an ownership interest that is the subject of a demand for payment made under Section 10.356 does not acquire additional rights with respect to the responsible organization following the transfer. The transferee has only the rights the original dissenting owner had with respect to the responsible organization after making the demand.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.361. PROCEEDING TO DETERMINE FAIR VALUE OF OWNERSHIP INTEREST AND OWNERS ENTITLED TO PAYMENT; APPOINTMENT OF APPRAISERS. (a) If a responsible organization rejects the amount demanded by a dissenting owner under Section 10.358 and the dissenting owner and responsible organization are unable to reach an agreement relating to the fair value of the ownership interests within the period prescribed by Section 10.358(d), the dissenting owner or responsible organization may file a petition requesting a finding and determination of the fair value of the owner’s ownership interests in a court in:

(1) the county in which the organization’s principal office is located in this state; or

(2) the county in which the organization’s registered office is located in this state, if the organization does not have a business office in this state.

(b) A petition described by Subsection (a) must be filed not later than the 60th day after the expiration of the period required by Section 10.358(d).

(c) On the filing of a petition by an owner under Subsection (a), service of a copy of the petition shall be made to the responsible organization. Not later than the 10th day after the date a responsible organization receives service under this subsection, the responsible organization shall file with the clerk of the court in which the petition was filed a list containing the names and addresses of each owner of the organization who has demanded payment for ownership interests under Section 10.356 and with whom agreement as to the value of the ownership interests has not been reached with the responsible organization. If the responsible organization files a petition under Subsection (a), the petition must be accompanied by this list.

(d) The clerk of the court in which a petition is filed under this section shall provide by registered mail notice of the time and place set for the hearing to:

(1) the responsible organization; and

(2) each owner named on the list described by Subsection (c) at the address shown for the owner on the list.

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(e) The court shall:

(1) determine which owners have:

(A) perfected their rights by complying with this subchapter; and

(B) become subsequently entitled to receive payment for the fair value of their ownership interests; and

(2) appoint one or more qualified appraisers to determine the fair value of the ownership interests of the owners described by Subdivision (1).

(f) The court shall approve the form of a notice required to be provided under this section. The judgment of the court is final and binding on the responsible organization, any other organization obligated to make payment under this subchapter for an ownership interest, and each owner who is notified as required by this section.

(g) The beneficial owner of an ownership interest subject to dissenters’ rights held in a voting trust or by a nominee on the beneficial owner’s behalf may file a petition described by Subsection (a) if no agreement between the dissenting owner of the ownership interest and the responsible organization has been reached within the period prescribed by Section 10.358(d). When the beneficial owner files a petition described by Subsection (a):

(1) the beneficial owner shall at that time be considered, for purposes of this subchapter, the owner, the dissenting owner, and the holder of the ownership interest subject to the petition; and

(2) the dissenting owner who demanded payment under Section 10.356 has no further rights regarding the ownership interest subject to the petition.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2009, 81st Leg., R.S., Ch. 84 (S.B. 1442), Sec. 19, eff. September 1, 2009.

Sec. 10.362. COMPUTATION AND DETERMINATION OF FAIR VALUE OF OWNERSHIP INTEREST.

(a) For purposes of this subchapter, the fair value of an ownership interest of a domestic entity subject to dissenters’ rights is the value of the ownership interest on the date preceding the date of the action that is the subject of the appraisal. Any appreciation or depreciation in the value of the ownership interest occurring in anticipation of the proposed action or as a result of the action must be specifically excluded from the computation of the fair value of the ownership interest.

(b) In computing the fair value of an ownership interest under this subchapter, consideration must be given to the value of the domestic entity as a going concern without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability. If the domestic entity has different classes or series of ownership interests, the relative rights and preferences of and limitations placed on the class or series of ownership interests, other than relative voting rights, held by the dissenting owner must be taken into account in the computation of value.

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(c) The determination of the fair value of an ownership interest made for purposes of this subchapter may not be used for purposes of making a determination of the fair value of that ownership interest for another purpose or of the fair value of another ownership interest, including for purposes of determining any minority or liquidity discount that might apply to a sale of an ownership interest.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2007, 80th Leg., R.S., Ch. 688 (H.B. 1737), Sec. 57, eff. September 1, 2007.

Sec. 10.363. POWERS AND DUTIES OF APPRAISER; APPRAISAL PROCEDURES. (a) An appraiser appointed under Section 10.361 has the power and authority that:

(1) is granted by the court in the order appointing the appraiser; and

(2) may be conferred by a court to a master in chancery as provided by Rule 171, Texas Rules of Civil Procedure.

(b) The appraiser shall:

(1) determine the fair value of an ownership interest of an owner adjudged by the court to be entitled to payment for the ownership interest; and

(2) file with the court a report of that determination.

(c) The appraiser is entitled to examine the books and records of a responsible organization and may conduct investigations as the appraiser considers appropriate. A dissenting owner or responsible organization may submit to an appraiser evidence or other information relevant to the determination of the fair value of the ownership interest required by Subsection (b)(1).

(d) The clerk of the court appointing the appraiser shall provide notice of the filing of the report under Subsection (b) to each dissenting owner named in the list filed under Section 10.361 and the responsible organization.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.364. OBJECTION TO APPRAISAL; HEARING. (a) A dissenting owner or responsible organization may object, based on the law or the facts, to all or part of an appraisal report containing the fair value of an ownership interest determined under Section 10.363(b).

(b) If an objection to a report is raised under Subsection (a), the court shall hold a hearing to determine the fair value of the ownership interest that is the subject of the report. After the hearing, the court shall require the responsible organization to pay to the holders of the ownership interest the amount of the determined value with interest, accruing from the 91st day after the date the applicable action for which the owner elected to dissent was effected until the date of the judgment.

(c) Interest under Subsection (b) accrues at the same rate as is provided for the accrual of prejudgment interest in civil cases.

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(d) The responsible organization shall:

(1) immediately pay the amount of the judgment to a holder of an uncertificated ownership interest; and

(2) pay the amount of the judgment to a holder of a certificated ownership interest immediately after the certificate holder surrenders to the responsible organization an endorsed certificate representing the ownership interest.

(e) On payment of the judgment, the dissenting owner does not have an interest in the:

(1) ownership interest for which the payment is made; or

(2) responsible organization with respect to that ownership interest.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.365. COURT COSTS; COMPENSATION FOR APPRAISER. (a) An appraiser appointed under Section 10.361 is entitled to a reasonable fee payable from court costs.

(b) All court costs shall be allocated between the responsible organization and the dissenting owners in the manner that the court determines to be fair and equitable.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Sec. 10.366. STATUS OF OWNERSHIP INTEREST HELD OR FORMERLY HELD BY DISSENTING OWNER. (a) An ownership interest of an organization acquired by a responsible organization under this subchapter:

(1) in the case of a merger, conversion, or interest exchange, shall be held or disposed of as provided in the plan of merger, conversion, or interest exchange; and

(2) in any other case, may be held or disposed of by the responsible organization in the same manner as other ownership interests acquired by the organization or held in its treasury.

(b) An owner who has demanded payment for the owner’s ownership interest under Section 10.356 is not entitled to vote or exercise any other rights of an owner with respect to the ownership interest except the right to:

(1) receive payment for the ownership interest under this subchapter; and

(2) bring an appropriate action to obtain relief on the ground that the action to which the demand relates would be or was fraudulent.

(c) An ownership interest for which payment has been demanded under Section 10.356 may not be considered outstanding for purposes of any subsequent vote or action.

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Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2009, 81st Leg., R.S., Ch. 84 (S.B. 1442), Sec. 20, eff. September 1, 2009.

Sec. 10.367. RIGHTS OF OWNERS FOLLOWING TERMINATION OF RIGHT OF DISSENT. (a) The rights of a dissenting owner terminate if:

(1) the owner withdraws the demand under Section 10.356;

(2) the owner’s right of dissent is terminated under Section 10.356;

(3) a petition is not filed within the period required by Section 10.361; or

(4) after a hearing held under Section 10.361, the court adjudges that the owner is not entitled to elect to dissent from an action under this subchapter.

(b) On termination of the right of dissent under this section:

(1) the dissenting owner and all persons claiming a right under the owner are conclusively presumed to have approved and ratified the action to which the owner dissented and are bound by that action;

(2) the owner’s right to be paid the fair value of the owner’s ownership interests ceases;

(3) the owner’s status as an owner of those ownership interests is restored, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were not canceled, converted, or exchanged as a result of the action or a subsequent action;

(4) the dissenting owner is entitled to receive the same cash, property, rights, and other consideration received by owners of the same class and series of ownership interests held by the owner, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were canceled, converted, or exchanged as a result of the action or a subsequent action;

(5) any action of the domestic entity taken after the date of the demand for payment by the owner under Section 10.356 will not be considered ineffective or invalid because of the restoration of the owner’s ownership interests or the other rights or entitlements of the owner under this subsection; and

(6) the dissenting owner is entitled to receive dividends or other distributions made after the date of the owner’s payment demand under Section 10.356, to owners of the same class and series of ownership interests held by the owner as if the demand had not been made, subject to any change in or adjustment to the ownership interests because of an action taken by the domestic entity after the date of the demand.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

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Amended by:

Acts 2007, 80th Leg., R.S., Ch. 688 (H.B. 1737), Sec. 58, eff. September 1, 2007.

Acts 2009, 81st Leg., R.S., Ch. 84 (S.B. 1442), Sec. 21, eff. September 1, 2009.

Sec. 10.368. EXCLUSIVITY OF REMEDY OF DISSENT AND APPRAISAL. In the absence of fraud in the transaction, any right of an owner of an ownership interest to dissent from an action and obtain the fair value of the ownership interest under this subchapter is the exclusive remedy for recovery of:

(1) the value of the ownership interest; or

(2) money damages to the owner with respect to the action.

Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1, 2006.

Amended by:

Acts 2007, 80th Leg., R.S., Ch. 688 (H.B. 1737), Sec. 59, eff. September 1, 2007.

D-15

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Subpart E (Sections 1-850 through 1-859) of the Louisiana Business Corporation Act, or LBCA, governs indemnification of directors and officers of a corporation. In general, the LBCA provides that Origin may indemnify each of its current or former directors and officers (each, an “indemnitee”) against liability (including judgments, settlements, penalties, fines, or reasonable expenses) incurred by the indemnitee in a proceeding to which the indemnitee is a party if the indemnitee acted in good faith and reasonably believed either (1) in the case of conduct in an official capacity, that the indemnitee’s conduct was in the best interests of the corporation or (2) in all other cases, that the indemnitee’s conduct was at least not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his or her conduct was unlawful. Under the LBCA, Origin may also advance expenses to the indemnitee provided that the indemnitee delivers (1) a written affirmation of his or her good faith belief that the relevant standard of conduct has been met or that the proceeding involves conduct for which liability has been eliminated and (2) a written undertaking to repay any funds advanced if (i) the indemnitee is not entitled to mandatory indemnification by virtue of being wholly successful, on the merits or otherwise, in the defense of any such proceeding and (ii) it is ultimately determined that the indemnitee has not met the relevant standard of conduct. In addition, Origin has the power to obtain and maintain insurance with respect to any person who is or was acting on its behalf, regardless of whether it has the legal authority to indemnify, or advance expenses to, the insured person with respect to such liability. In furtherance of this authority, Origin maintains directors’ and officers’ liability insurance.

Under the LBCA, a corporation must indemnify any present or former director or officer of a corporation for expenses incurred in connection with the proceeding if such person was wholly successful, on the merits or otherwise, in defense of any proceeding, that he was a party to by virtue of the fact that he or she is or was a director or officer of the corporation. This mandatory indemnification requirement does not limit Origin’s right to permissibly indemnify a director or officer with respect to expenses of a partially successful defense of any proceeding.

Origin’s amended and restated articles of incorporation and amended and restated bylaws generally require that Origin indemnify and hold harmless, to the fullest extent permitted by Louisiana law, a director or officer with regards to actions taken in their capacity as such. Additionally, Origin’s amended and restated articles of incorporation also require reimbursement of reasonable expenses incurred by a director or officer who is party to a proceeding in advance of final disposition of the proceeding, so long as the director or officer follows certain procedures.

The foregoing is only a general summary of certain aspects of Louisiana law and Origin’s amended and restated articles of incorporation dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those sections of the LBCA referenced above and Origin’s amended and restated articles of incorporation, which are incorporated by reference into this registration statement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling Origin under any of the foregoing provisions, in the opinion of the Securities and Exchange Commission, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, Origin’s ability to provide indemnification to its directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. 1828(k).

Item 21. Exhibits and Financial Statement Schedules.

(a) List of Exhibits

Exhibit 2.1†	-	Agreement and Plan of Merger, dated February 23, 2022, by and between Origin Bancorp, Inc. and BT Holdings, Inc. (attached as Annex A to t he joint proxy statement/prospectus).

Exhibit 3.1	-	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed April 28, 2020).

Exhibit 3.2	-	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed April 28, 2020).

Exhibit 4.1	-	Description of Common Stock (incorporated by reference to Exhibit 4.3 to the Company’s 10-K for the year ended December 31, 2019).

Exhibit 5.1	-	Legal Opinion of Fenimore Kay Harrison LLP.*

Exhibit 8.1	-	Tax Opinion of Fenimore Kay Harrison LLP.

Exhibit 8.2	-	Tax Opinion of Norton Rose Fulbright US LLP.

Exhibit 21.1	-	Subsidiaries of the Registrant (incorporated herein by reference from Exhibit 21.1 to Origin’s Annual Report on Form 10-K, filed February 23, 2022).

Exhibit 23.1	-	Consent of BKD LLP.

Exhibit 23.2	-	Consent of Henry & Peters, PC.

Exhibit 23.3	-	Consent of Norton Rose Fulbright US LLP (included in Exhibit 8.2).

Exhibit 23.4	-	Consent of Fenimore Kay Harrison LLP (included in Exhibits 5.1 and 8.1).

Exhibit 24	-	Power of Attorney.*

Exhibit 99.1	-	Form of Proxy to be used by Holders of Shares of BTH Common Stock at BT Holdings, Inc. Special Shareholders Meeting.

Exhibit 99.2	-	Form of Proxy to be used by Holders of Shares of Origin Common Stock at Origin Bancorp, Inc. Special Shareholders Meeting.*

Exhibit 99.3	-	Consent of Piper Sandler & Co.

Exhibit 99.4	-	Consent of Stephens Inc.

Exhibit 99.5	-	Consent of Jay Dyer pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended.

Exhibit 99.6	-	Consent of Lori Sirman pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended.

Exhibit 107	-	Filing fee table.*

* Previously filed

† Exhibits, schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedules or similar attachment to the SEC upon request on a confidential basis.

(b) Financial Statement Schedules

None. All other schedules for which provision is made in Regulation S-X of the Securities and Exchange Commission are not required under the related restrictions or are inapplicable, and, therefore, have been omitted.

(c) Opinion of Financial Advisor

Furnished as Annex B (with respect to BTH) and Annex C (with respect to Origin) to the joint proxy statement/prospectus, which forms a part of this Registration Statement on Form S-4.

Item 22. Undertakings.

The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ruston and State of Louisiana, on April 26 , 2022.

ORIGIN BANCORP, INC.

By:	/s/ Drake Mills
Name:	Drake Mills
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Drake Mills	Chairman, President and Chief Executive Officer
Drake Mills	(principal executive officer)	April 26 , 2022

*	Senior Executive Officer and Chief Financial Officer
Stephen Brolly	(principal financial and accounting officer)	April 26 , 2022

*	Director	April 26 , 2022
James D’ Agostino, Jr.

*	Director	April 26 , 2022
James Davison, Jr.

*	Director	April 26 , 2022
A. La’Verne Edney

*	Director	April 26 , 2022
Meryl Farr

*	Director	April 26 , 2022
Richard Gallot, Jr.

*	Director	April 26 , 2022
Stacey Goff

*	Director	April 26 , 2022
Michael Jones

*	Director	April 26 , 2022
Gary Luffey

*	Director	April 26 , 2022
Farrell Malone

*	Director	April 26 , 2022
Elizabeth Solender

*	Director	April 26 , 2022
Steven Taylor

* by /s/ Drake Mills
Drake Mills
Attorney-in-Fact